As filed with the Securities and Exchange Commission on August 12, 2002
                                              Registration No. 333-96705-36
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                           ---------------------------
                               AMENDMENT NO. 1
                                      TO
                                    FORM F-4
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                           ---------------------------
                          KERZNER INTERNATIONAL LIMITED
                    KERZNER INTERNATIONAL NORTH AMERICA, INC.
             (Exact name of Registrant as specified in its charter)
   Commonwealth of The Bahamas           7011                   98-0136554
            Delaware                     7011                   59-0763055
  (State or other jurisdiction (Primary Standard Industrial   (I.R.S. Employer
     of incorporation or        Classification Code Number)   Identification
       organization)                                               Number)
                          ---------------------------
 Kerzner International Limited         Kerzner International North America, Inc.
         Coral Towers                           1415 E. Sunrise Blvd.
  Paradise Island, The Bahamas                  Ft. Lauderdale, FL 33304
        (242) 363-6000                             (954) 713-2500
 (Address, including zip code, and telephone number, including area code, of
                  Registrant's principal executive offices)
                           ---------------------------
                           Corporation Service Company
                         2711 Centerville Rd. Suite 400
                              Wilmington, DE 19808
                                 (800) 927-9801
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                           ---------------------------
                        Copies of all communications to:
     D. Collier Kirkham, Esq.                     Charles D. Adamo, Esq.
     Cravath, Swaine & Moore                  Kerzner International Limited
        825 Eighth Avenue                              Coral Towers
     New York, New York 10019                  Paradise Island, The Bahamas
          (212) 474-1000                              (242) 363-6000
    (212) 474-3700 (facsimile)                  (242) 363-4581 (facsimile)

     Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this Registration Statement becomes effective.
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|
     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

                          ---------------------------

     The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                                     Registrant Guarantors


                                                                                       Primary Standard
                                                                                          Industrial           I.R.S. Employer
    Exact Name of Registrant as Specified in its        Jurisdiction of                  Classification        Identification
                      Charter                            Organization                      Code Number              Number
    ---------------------------------------------       ---------------                ----------------        ---------------
Kerzner International Bahamas Limited+..............  Commonwealth of The                       7011             Not Applicable
                                                      Bahamas

Paradise Acquisitions Limited+......................  Commonwealth of The                       7011             Not Applicable
                                                      Bahamas

Paradise Island Limited+............................  Commonwealth of The                       7011             Not Applicable
                                                      Bahamas

Paradise Enterprises Limited+.......................  Commonwealth of The                       7011             Not Applicable
                                                      Bahamas

Island Hotel Company Limited+.......................  Commonwealth of The                       7011             Not Applicable
                                                      Bahamas

Paradise Beach Inn Limited+.........................  Commonwealth of The                       7011             Not Applicable
                                                      Bahamas

Kerzner International Management Limited+...........  British Virgin Islands                    7011             Not Applicable

Kerzner Investments Connecticut, Inc.*..............  Connecticut                               7011               36-4041616

Kerzner International Nevada, Inc.*.................  Nevada                                    7011               65-0922984

Kerzner International Resorts, Inc.*................  Florida                                   7011               65-0483525

PIV, Inc.*..........................................  Florida                                   7011               65-0483531

ISS, Inc.*..........................................  Florida                                   7011               65-0483536

Kerzner International Marketing, Inc.*..............  Florida                                   7011               65-0880994

Kerzner Investments California, Inc.*...............  Delaware                                  7011               65-0932228

Kerzner Investments New York, Inc.*.................  Delaware                                  7011               65-1069728

Kerzner International New York, Inc.*...............  New York                                  7011               13-4027976

Kerzner International Development Group,              New Jersey                                7011               65-0746089
Inc.*...............................................

Kerzner International Timeshare Limited+............  Commonwealth of The                       7011             Not Applicable
                                                      Bahamas

Paradise Island Futures Limited+....................  Commonwealth of The                       7011             Not Applicable
                                                      Bahamas

Kerzner International Development Limited+..........  Commonwealth of The                       7011             Not Applicable
                                                      Bahamas

Paradise Security Services Limited+.................  Commonwealth of The                       7011             Not Applicable
                                                      Bahamas

Kerzner Interactive Limited+........................  Commonwealth of The                       7011             Not Applicable
                                                      Bahamas

Bahamas e-Trading Limited+..........................  Commonwealth of The                       7011             Not Applicable
                                                      Bahamas

                                                                                       Primary Standard
                                                                                          Industrial           I.R.S. Employer
    Exact Name of Registrant as Specified in its        Jurisdiction of                  Classification        Identification
                      Charter                            Organization                      Code Number              Number
    ---------------------------------------------       ---------------                ----------------        ---------------
Kerzner Interactive Network Data Limited+...........  Commonwealth of The                       7011             Not Applicable
                                                      Bahamas

Kerzner Interactive (IOM) Limited+..................  Isle of Man                               7011             Not Applicable

Kerzner International Development                     Commonwealth of The                       7011             Not Applicable
 (Timeshare) Limited+...............................  Bahamas

Kerzner Hotels International (Bermuda),               Bermuda                                   7011             Not Applicable
Limited+............................................

Kerzner International Finance (BVI) Limited+........  British Virgin Islands                    7011             Not Applicable

Aberdeen Management Limited+........................  Channel Islands                           7011             Not Applicable

Kerzner International Vacances SA+..................  France                                    7011             Not Applicable

Birbo NV+...........................................  Netherlands Antilles                      7011             Not Applicable

Kerzner Hotels International Management               Netherlands Antilles                      7011             Not Applicable
NV+.................................................

Purposeful BV+......................................  Netherlands                               7011             Not Applicable

Kerzner International Marketing (UK)                  United Kingdom                            7011             Not Applicable
Limited+............................................

Kerzner Interactive Services Ltd.+..................  United Kingdom                            7011             Not Applicable

+    The address, including zip code, and telephone number, including area code, of the registrant guarantor is as follows:

                           Coral Towers
                           Paradise Island, The Bahamas
                           (242) 363-6000

* The address, including zip code, and telephone number, including area code, of the registrant guarantor is as follows:

                           10th Floor, 1415 E. Sunrise Blvd.
                           Ft. Lauderdale, FL 33304
                           (954) 713-2500

PROSPECTUS

                                    [LOGO]

                         KERZNER INTERNATIONAL LIMITED
                   KERZNER INTERNATIONAL NORTH AMERICA, INC.


                               Offer to Exchange


           all outstanding 8-7/8% Senior Subordinated Notes due 2011
                   ($200,000,000 aggregate principal amount)
                               (the "Old Notes")

                                      for

                   8-7/8% Senior Subordinated Notes due 2011
                   ($200,000,000 aggregate principal amount)
          which have been registered under the Securities Act of 1933
                               (the "New Notes")


                          ---------------------------


          The exchange offer will expire at 5:00 p.m., New York City time, on September 9, 2002, unless we extend the exchange offer in our sole and absolute discretion.


          We do not intend to list the New Notes on any national securities exchange, and no established trading market for the New Notes is anticipated.


                          ---------------------------


      See the section entitled "Risk Factors" beginning on page 16 for a discussion of factors that you should consider before tendering your
                       Old Notes in the exchange offer.


          None of the Securities and Exchange Commission, any state securities commission, any state gaming commission or any other gaming authority or other regulatory agency has approved or disapproved of these securities or passed upon the adequacy of this prospectus. Any representation to the contrary is a criminal offense.

                          ---------------------------

              The date of this prospectus is August 12, 2002

                                TABLE OF CONTENTS


                                                                            Page

Summary.......................................................................1
Risk Factors.................................................................19
Organizational Structure.....................................................30
Use of Proceeds..............................................................31
Ratio of Earnings to Fixed Charges...........................................31
Capitalization...............................................................32
Selected Historical Consolidated Financial Data..............................33
Management's Discussion and Analysis of Financial Condition
         and Results of Operations...........................................36
Business.....................................................................51
Management...................................................................63
Major Shareholders and Related Party Transactions............................66
The Exchange Offer...........................................................70
Description of New Notes.....................................................78
Description of Other Indebtedness...........................................112
Certain Tax Considerations..................................................114
Plan of Distribution........................................................115
Legal Matters...............................................................116
Experts.....................................................................116
Index to Financial Statements...............................................F-1


                           ---------------------------


                       WHERE YOU CAN FIND MORE INFORMATION

          We have filed with the SEC a registration statement on Form F-4 under the Securities Act of 1933, as amended (the "Securities Act"), relating to the exchange offer that incorporates important business and financial information about us that is not included in or delivered with this prospectus. This prospectus does not contain all of the information included in the registration statement. The information is available from us without charge to holders of the Old Notes as specified below. If we have made references in this prospectus to any contracts, agreements or other documents and also filed any of those contracts, agreements or documents as exhibits to the registration statement, you should read the relevant exhibit for a more complete understanding of the document or matter involved.

          Kerzner International Limited ("Kerzner International"), formerly known as Sun International Hotels Limited, is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), applicable to foreign issuers, and in accordance therewith files reports, including annual reports on Form 20-F, and other information with the SEC. Kerzner International makes available to its shareholders annual reports containing audited financial statements within 180 days of the end of each fiscal year and publishes quarterly reports containing selected financial data for the first three quarters of the fiscal year within 60 days from the end of such fiscal quarter (in each case, prepared in accordance with generally accepted accounting principles in the United States). Kerzner International is exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements to shareholders. However, Kerzner International furnishes shareholders with statements with respect to annual or extraordinary meetings of shareholders, as well as such other reports as may from time to time be authorized by the board of directors or be required by law. Kerzner International North America, Inc. ("KINA"), formerly known as Sun International North America, Inc., is subject to the informational requirements of the Exchange Act and in accordance therewith files reports and other information with the SEC.

          You may read and copy this information at the SEC's public reference facilities, Judiciary Plaza, 450 Fifth Street, NW, Room 1024, Washington, D.C. 20549.

          You may also obtain copies of such information by mail from the Public Reference Section of the SEC, 450 Fifth Street, NW, Washington, D.C. 20549, at prescribed rates.

          The SEC also maintains a website at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC.

          You can inspect copies of such materials filed by Kerzner International at the offices of The New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005, on which Kerzner International's ordinary shares are listed.

          In addition, for so long as any of the Notes remain outstanding and during any period in which Kerzner International is not subject to Section 13 or 15(d) of the Exchange Act, Kerzner International will make available to any prospective purchaser or beneficial owner of the Notes in connection with any sale thereof the information required by Rule 144A(d)(4) under the Securities Act.

          Information with respect to us also may be obtained from us at Kerzner International Limited, Coral Towers, The Bahamas or by telephone at
(242) 363-6017.

          To obtain timely delivery of any of our filings, agreements or other documents, you must make your request to us no later than five business days before the expiration date of the exchange offer. The exchange offer will expire at 5:00 p.m., New York City time on September 9, 2002. The exchange offer may be extended by us in our sole discretion. See the section entitled "The Exchange Offer" for more detailed information.


                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

          Kerzner International has filed the following documents with the SEC and they are incorporated by reference in this prospectus:

          o Annual Report on Form 20-F for the fiscal year ended December 31, 2001, filed with the SEC on May 30, 2002; and

          o Current Reports on Form 6-K filed with the SEC on June 6, 2002; June 25, 2002; June 27, 2002; July 1, 2002 and August 9, 2002.

          KINA has filed the following document with the SEC and it is incorporated by reference in this prospectus:

          o Annual Report on Form 10-K for the fiscal year ended December 31, 2001, filed with the SEC on April 1, 2002;

          o Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2002, filed with the SEC on May 15, 2002; and

          o Current Reports on Form 8-K filed with the SEC on May 21, 2002; June 25, 2002; and July 16, 2002.

          Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus is modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded does not, except as so modified or superseded, constitute a part of this prospectus. In addition, all other documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus and prior to the consummation of the exchange offer for the New Notes shall be deemed incorporated by reference into this prospectus and to be a part hereof from the date of filing of such documents or reports, to the extent not superseded by documents or reports subsequently filed.

          We will provide without charge to each person to whom a copy of this prospectus is delivered, upon the request of such person, a copy of any or all of the documents that are incorporated by reference herein, other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into such documents. Written requests should be directed to the Secretary, Kerzner International Limited, Coral Towers, The Bahamas. Telephone requests for such copies should be directed to the general counsel at (242) 363-6017.

                           FORWARD-LOOKING STATEMENTS

          This prospectus and the documents incorporated by reference in this prospectus include forward-looking statements. We have based these forward-looking statements on our current expectations, estimates, projections, management's beliefs and assumptions made by management. We use "expects," "anticipates," "intends," "plans," "believes," "estimates," and similar expressions to identify forward-looking statements. Forward-looking statements include statements relating to our plans for future expansion and other business activities as well as other capital spending, financing sources and the effects of regulation (including gaming and tax regulation) and competition. These forward-looking statements involve important risks and uncertainties that could significantly affect anticipated results in the future. Accordingly, our results may differ from those expressed in such forward-looking statements made in this prospectus and our public filings. These risks and uncertainties include, but are not limited to, the risk factors discussed under the heading "Risk Factors" in this prospectus and in our filings with the SEC.

          You should not place undue reliance on any forward-looking statements. Other than as required by applicable law or the applicable rules of any exchange on which our securities may be listed, we have no intention or obligation to update forward-looking statements.

                                  MARKET DATA

          Market data used in this prospectus, including the information relating to our relative position in the resort and gaming markets, is based upon our good faith estimates, which are based upon our review of internal surveys, independent industry publications and other publicly available information. Although we believe that these sources are reliable, we have not independently verified the information and cannot guarantee its accuracy and completeness.

                                     SUMMARY

          The following summary contains basic information about this offering. It does not contain all of the information that is important to you. You should read this entire prospectus and the documents we have referred you to, especially the risks of investing in the Notes discussed under "Risk Factors," before investing in the Notes. Unless the context otherwise indicates and except with respect to any description of the Notes, references to "we," "us," and "our" are to Kerzner International Limited, or Kerzner International, and its subsidiaries (including KINA), taken as a whole.

          When we use the term "Notes" in this prospectus, the term includes the Old Notes and the New Notes.

                                  The Company

          We are a leading developer and operator of premier casinos, resorts and luxury hotels. We focus our operations on two distinct businesses: destination casino resorts and luxury resort hotels.

          In our destination casino resort business, we own and operate the Atlantis resort located on Paradise Island, The Bahamas. We believe that the ocean-themed Atlantis, which features the world's largest open-air aquarium and the largest hotel and casino in the Caribbean market, is a "one of a kind" destination resort. We also developed and receive certain revenue from Mohegan Sun in Uncasville, Connecticut, which we believe is one of the most profitable casinos in the United States.

          In our luxury resort hotel business, we operate eight beach resorts in Mauritius, Dubai, the Maldives and The Bahamas.

                                  Businesses

Destination Casino Resorts

          Our destination casino resort business consists of large-scale, premier destination resorts that we believe are "must see" properties. The existing properties in this business are Atlantis and Mohegan Sun. These properties feature distinctive themes, unique architectural designs and decors, and offer a wide range of gaming, entertainment and other amenities. We believe these properties maintain competitive advantages due to their scale, location, design, variety of amenities and significant barriers to entry in the markets in which they operate.

Atlantis

          Our flagship destination casino resort is Atlantis, a 2,317-room, ocean-themed resort located on Paradise Island, The Bahamas. Since we acquired the property in 1994, we have spent approximately $1.0 billion to create a unique destination casino resort that caters to multiple segments of the resort and casino gaming markets. Atlantis features three interconnected hotel towers built around a 7-acre lagoon and a 34-acre marine environment that includes the world's largest open-air aquarium. Atlantis also features a 100,000 square foot entertainment complex which includes the largest casino in the Caribbean market, containing approximately 1,000 slot machines and 80 table games, 16 restaurants, approximately 100,000 square feet of convention space, a sports center and over 30,000 square feet of high-end retail space. The 63-slip, full service Marina at Atlantis generates among the highest average docking rates in the Caribbean market and can accommodate yachts up to 200 feet in length. We also developed Harborside at Atlantis, a timeshare project located adjacent to Atlantis, through a joint venture with Starwood Hotels and Resorts Worldwide, Inc.

          Atlantis is master-planned for expansion, and we believe the approximate 100 acres of undeveloped land we own on Paradise Island gives us the capacity to add more than 2,000 new hotel rooms as well as condominiums and additional timeshare units, restaurants, retail space and other facilities. We are evaluating plans for a 1,000-room hotel expansion at Atlantis that will cater primarily to the middle- market customer segment. This expansion is contingent upon a number of factors, including demand for rooms at Atlantis.

Mohegan Sun

          We believe that the Native American-themed Mohegan Sun is one of the premier casino gaming properties in the Northeast and one of the most profitable casinos in the United States. The property features the 176,500 square foot Casino of the Earth with 3,655 slot machines, 158 table games, 42 poker tables and various other amenities. For the quarter ended March 31, 2002, Mohegan Sun reported gross revenue of $249.1 million and a gross win per slot per day of $295. We believe that Mohegan Sun benefits from a superior location and strong demographics. It is located approximately one mile from the interchange of Interstate 395 and Connecticut Route 2A in Uncasville, Connecticut, and is within 150 miles of approximately 22 million adults. Mohegan Sun has spent approximately $40.0 million for infrastructure improvements providing direct highway access to the property from Boston, Providence and New York.

          We developed Mohegan Sun and managed the property from its opening in 1996 until January 2000 through Trading Cove Associates, or TCA, a partnership in which we own a 50% interest. On January 1, 2000, TCA turned over management of the property to the Mohegan Tribe and TCA now receives payments equal to 5% of gross revenues generated by the property from January 2000 through December 2014, including the expansion described below.

          We are also overseeing the completion of an approximate $1.0 billion expansion of the property through TCA. This expansion includes the Casino of the Sky, with 119,000 square feet of additional gaming space containing 2,564 slot machines and 82 table games, a 34-story, 1,200-room luxury hotel, 100,000 square feet of convention space, a 10,000-seat arena, 4,600 additional parking spaces, 130,000 square feet of retail space, specialty retail shops and additional restaurants. The expanded casino, retail space and 10,000-seat arena opened in September 2001, and the convention space and 734 hotel rooms opened in April 2002, and the remainder of the expansion opened in phases and was completed in June 2002. As a result of the Mohegan Sun expansion, we believe that the gross revenues of the property will increase.

Luxury Resort Hotels

          Our luxury resort hotel business consists of a collection of premier beach resort hotels that operate primarily in the five-star, deluxe-end of the resort market. The properties in our luxury resort hotel business are as follows:

          o In Mauritius, we manage and own interests in five beach resorts: the renovated 175-room Le Saint Geran Hotel; the 200-room Le Touessrok Hotel & Ile Aux Cerfs; the 248-room La Pirogue Hotel; the 333-room Le CoCo Beach; and the 238-room Sugar Beach Resort Hotel.

          o In the Maldives, located off the southern tip of India, we manage and own an interest in the Kanuhura Resort & Spa, a 110-room luxury resort located on Kanuhura Island.

          o In the Middle East, we manage the Royal Mirage Hotel in Dubai, a luxury 258-room hotel which opened in August 1999, and we are overseeing the development of, and we will manage, a new 225-room luxury hotel that currently is being constructed adjacent to the Royal Mirage Hotel.

          o In The Bahamas, we own and operate the Ocean Club, a high-end luxury resort hotel with 106 rooms and suites located on Paradise Island, including a 50-room addition completed in October 2000. In January 2001, we completed the Tom Weiskopf-designed championship Ocean Club Golf Course and Clubhouse. We created Ocean Club Estates during 2000, with 121 luxury homesites set around the golf course.

                               Recent Developments

Revolving Credit Facility

          We reached agreement with the lenders under our revolving credit facility to increase the amount available under that facility by $100.0 million pursuant to the terms of such facility effective as of May 31, 2002. The total amount now available under the revolving credit facility is $300.0 million. An additional $50.0 million of borrowings may be available under certain conditions.

          As a result of the number of events that have occurred over the last year, including Hurricane Michelle and the September 11 terrorist attacks, it has become increasing difficult to secure insurance coverage consistent with past practices. We have secured insurance coverage for up to $150.0 million of damage for our property at Atlantis, which is slightly in excess of the "maximum potential loss" calculated by our insurance brokers. One of the representations in the revolving credit facility requires a minimum level of insurance coverage that the Company currently does not meet. We are engaged in discussions with the lenders under the revolving credit facility to reduce the insurance coverage requirement, and we expect to come to an agreement shortly. The revolving credit facility will be unavailable to us until an agreement is reached. Based on available cash on hand at this time combined with fund generated from operations and the expectation as to resolution of this issue in the near future, we believe that we have sufficient liquidity available to finance our cash requirements.

Majority Shareholder Reorganization

          On July 3, 2001, we announced the restructuring of our former majority shareholder, Sun International Investments Limited, or SIIL, and the resolution of certain matters with SIIL and certain of its shareholders. SIIL and its shareholders beneficially owned approximately 59% of our issued and outstanding shares. SIIL was itself owned in equal thirds by Kersaf Investments Limited ("Kersaf"), Caledonia Investments plc and World Leisure Group Limited, a company controlled by Sol Kerzner, our Chairman and Chief Executive Officer. Kersaf operates a number of hotel, casino and resort properties in southern Africa under the "Sun International" name and there has been some confusion regarding the use of the "Sun International" name by both Kersaf and us.

          As part of the restructuring and settlement, among other things, (i) the shareholders agreement governing SIIL was terminated and SIIL was dissolved, (ii) SIIL's former shareholders agreed to certain standstill provisions in effect through June 2006, pursuant to which each of them will refrain from proposing or consummating certain extraordinary corporate transactions involving us, including any merger or the sale of substantially all of our assets, (iii) Kersaf agreed to sell 2.0 million of our shares (as to which we granted Kersaf certain registration rights) in a registered public offering before June 30, 2002 (which date was subsequently amended to October 30, 2002), subject to certain extensions, (iv) we agreed that after a transition period not to exceed one year from July 3, 2001, we would cease using the names "Sun" and "Sun International" and as between the two parties Kersaf would have exclusive rights to use such names, (v) Kersaf agreed to make a one-time payment of $3.5 million to us and issued a secured note to us bearing 9% interest per annum in a principal amount of $12.0 million and a maturity date of June 30, 2003 and (vi) until the earlier of June 30, 2002 or the date that Kersaf sells its 2.0 million shares, Kersaf agreed to operate exclusively inside the continent of Africa and we agreed to operate exclusively outside the continent of Africa (after such period, we and Kersaf will be free to operate anywhere in the world). In December 2001, Kersaf repaid in full the principal amount of the note and accrued interest. In October 2001, we commenced a lawsuit against Kersaf and certain of its subsidiaries relating to the settlement agreements described above. See "Business--Legal Proceedings."

Sale of 50% of Internet Gaming Subsidiary

          On February 15, 2002, Kerzner International and Station Casinos, Inc. ("Station") entered into an agreement pursuant to which Station agreed to purchase a 50% interest in SunOnline Limited (now Kerzner Interactive Limited, or Kerzner Interactive), our internet gaming subsidiary. Each company will have equal board representation and Kerzner Interactive will be the exclusive vehicle for both Kerzner International and Station to pursue the internet gaming business in certain jurisdictions. The companies have restructured the original agreement such that Station now has acquired an option from Kerzner International to buy a 50% interest in Kerzner Interactive, and we expect the transaction to close by the fourth quarter of 2002. The transaction is subject to a number of conditions, including regulatory approvals.

Palmilla Transaction

          On August 6, 2002, Kerzner International announced that it had entered into a definitive agreement to purchase a 50% ownership interest in the 115-room Palmilla Resort in Baja, Mexico for a purchase price of $38.75 million. Kerzner International has also entered into a long-term management contract related to this property. This transaction is expected to close by the fourth quarter of 2002.


Offering of Old Notes and Tender Offer, Consent Solicitation and Redemption

          On May 8, 2002, we commenced a cash tender offer to purchase any and all of our outstanding 9% senior subordinated notes. The tender offer was made pursuant to an Offer to Purchase and Consent Solicitation Statement (the "Statement") and a related Letter of Transmittal and Consent, dated May 8, 2002. The tender offer expired at midnight, New York City time, on June 5, 2002. In conjunction with the tender offer, we solicited consents to proposed amendments to the indenture governing the 9% senior subordinated notes. The proposed amendments eliminated substantially all of the restrictive covenants and certain events of default from the indenture governing the notes. We and the trustee executed a supplemental indenture on May 21, 2002 effectuating the proposed amendments. At the expiration time, a total of $177,493,000 of the outstanding $200,000,000 aggregate principal amount of the Notes were tendered and accepted for purchase in the tender offer.

          On June 21, 2002 we redeemed, in accordance with the terms of the indenture governing the notes, all notes that remained outstanding at the time, at the applicable redemption price of $1,045 per $1,000 of principal amount thereof, plus interest accrued to the redemption date.

     On May 20, 2002 we issued $200.0 million aggregate principal amount of 8-7/8% senior subordinated notes due 2011 (which are referred to as the Old Notes). We used the proceeds from that issuance to consummate the tender offer and redemption.

First Quarter Results

          Our net income for the quarter ended March 31, 2002, before losses of $2.2 million attributable to the launch of Kerzner Interactive, was $31.8 million compared to recurring earnings of $32.9 million in the same period last year. Non-recurring items in the first quarter of 2001 included pre-opening expenses related to the opening of the Ocean Club golf course and clubhouse of $3.3 million and a net gain of $3.6 million from the sale of real estate at our Paradise Island operations.

          EBITDA for the quarter ended March 31, 2002 was $54.2 million as compared to $55.5 million in the same period last year, excluding the non-recurring items described above. Business at Atlantis was stronger than expected in the aftermath of the September 11 terrorist attacks. After a somewhat slower January, the property returned to 2001 levels for February and March. Consistent with our strategy not to engage in price discounting, but rather to focus on maintaining rate integrity supported by stronger marketing efforts, we were able to maintain Atlantis' average daily room rate for the quarter ended March 31, 2002, as compared to the same quarter for last year. In March 2002, Atlantis recorded the highest monthly revenues in its history.

          Including the net loss from Kerzner Interactive and the non-recurring items in 2001, our net income in the first quarter was $29.6 million, compared to net income of $33.2 million for the same period last year.

Paradise Island

          During the quarter ended March 31, 2002, our Paradise Island operations achieved a record EBITDA of $51.2 million compared to $50.8 million achieved during the same period last year. The growth in EBITDA was achieved despite a decline in net revenues of $6.2 million. The Paradise Island operations benefitted from the cost controls that were instituted during the last quarter of 2001, resulting in EBITDA margins increasing from 35.5% for the quarter ended March 31, 2001 to 37.5% for the quarter ended March 31, 2002.

         Atlantis revenue per available room for the quarter was $240, a 6% decline from the same period last year. Revenue per available room trends experienced sequential improvement by month, as comparative revenue per available room declined by 17% and 8% in January and February, respectively, but increased in March by 2%. For the first quarter of 2002, Atlantis achieved 85% occupancy at a $284 average daily room rate, the same rate as the first quarter of last year.

          Call levels for the quarter into our wholly owned tour operator increased by 11% as compared to the same period last year. Despite lower occupancy, slot handle in the first quarter of 2002 was comparable to the first quarter of 2001. Table drop declined by 17% in the quarter as compared to the same period last year, which was almost entirely attributable to the timing of the Michael Jordan Celebrity Invitational that occurred in January of last year. The tournament has been rescheduled for September 2002.

          The Ocean Club also performed well and we believe it has established itself as one of the premier hotels in the Caribbean. Revenue per available room in the first quarter of 2002 increased by 13% to $612 from $542 in the same period last year. Ocean Club's average daily room rate in the first quarter of 2002 was $865 compared to $739 for the same period last year, which we believe is one of the highest average daily room rates for any resort property in the Caribbean. The resort has recently enhanced its amenities through the opening of the Ocean Club Spa, which is a new concept in spa design that is designed to provide a uniquely private and exclusive spa experience.

Connecticut

          Gross revenues for the quarter ended March 31, 2002 at Mohegan Sun were $249.1 million, which was 22% above the comparable quarter last year. This is primarily attributable to the expansion of the casino at Mohegan Sun that opened in September 2001 and the additional slot machines added in April 2001.

          Income from our agreements with Trading Cove Associates was $6.3 million in the quarter ended March 31, 2002, compared to $7.0 million in the same quarter last year, which had been favorably impacted by certain priority payments due to us.

Other Resort Operations

          Our management fees from the seven luxury resort hotels in Mauritius, Dubai and the Maldives were $2.2 million during the quarter ended March 31, 2002, compared to $2.6 million in the same quarter last year. The decrease in management fees was due primarily to the temporary closure of Le Touessrok in Mauritius, which currently is undergoing a significant refurbishment and is expected to re-open at the end of 2002.

          Our managed resorts in Mauritius continue to perform well with the five-star deluxe Le Saint Geran achieving a 15% increase in revenue per available room compared to the first quarter of 2001. Le Saint Geran was voted "Hotel of the Year 2002" by Tatler magazine in the United Kingdom. In Dubai, the

Royal Mirage has been returning to its pre-September 11 business levels with March 2002 revenue per available room down only 11% as compared to March 2001.

          The following table contains unaudited condensed, consolidated statements of operations data for the quarters ended March 31, 2001 and 2002.


                                                    For the Three Months Ended
                                                              March 31,
                                                    ----------------------------
                                                           2001           2002
                                                        ---------        -----
                                                               (unaudited)
                                                          (in thousands, except
                                                             per share data)
Consolidated Statements of Operations:
Revenues:
   Gaming.........................................         $42,374      $37,164
   Rooms..........................................          57,943       55,338
   Food and beverage..............................          36,066       35,730
   Tour operations................................          10,626       10,053
   Management and other fees......................          10,116        8,900
   Real estate related............................           4,864           --
   Other revenues.................................          16,181       16,860
                                                        ----------   ----------
   Gross revenues.................................         178,170      164,045
   Less:  promotional allowances..................          (8,801)      (7,001)
                                                        ----------   -----------
   Net revenues...................................         169,369      157,044
                                                        ----------   ----------
Costs and expenses:
   Gaming.........................................          20,349       17,215
   Rooms..........................................           7,971        8,176
   Food and beverage..............................          22,941       22,322
   Other operating expenses.......................          20,675       19,246
   Tour operations................................           9,398        8,536
   Selling, general and administrative............          21,727       22,575
   Real estate related............................           1,266           --
   Corporate expenses.............................           5,992        6,805
   Depreciation and amortization..................          11,505       13,654
   Pre-opening expenses...........................           3,257           --
                                                        ----------   ----------
   Costs and expenses.............................         125,081      118,529
                                                        ----------   ----------
Income from operations............................          44,288       38,515
Other income and expenses:
   Interest income................................           2,749          908
   Interest expense, net of capitalization........         (14,210)     (10,654)
   Equity in earnings of associated companies, net           1,823        1,263
   Other, net.....................................              --         (130)
                                                        ----------   -----------
Income before provision...........................          34,650       29,902
Provision for income taxes........................          (1,427)        (292)
                                                        ----------   -----------
Net income........................................        $ 33,223     $ 29,610
                                                        ==========   ==========

Earnings per share - basic........................        $   1.25     $   1.08
Weighted average number of shares oustanding -
   basic..........................................          26,660       27,517

Earnings per share - diluted......................        $   1.21     $   1.04
Weighted average number of shares oustanding -
   diluted........................................          27,410       28,402

Second Quarter Results

          Our recurring income for the quarter ended June 30, 2002, adjusted for non-recurring items and excluding losses of $1.7 million attributable to the recently launched Kerzner Interactive, was $21.5 million compared to recurring income of $21.0 million in the same period last year. Non-recurring items in 2002 included a $15.0 million extraordinary loss from the early extinguishment of debt, partially offset by a $5.1 million net gain on the settlement of a previous territorial dispute with Kersaf Investments Limited. Non-recurring items in 2001 included pre-opening expenses related to our online gaming operations of $1.1 million and a net gain of $1.8 million from the sale of real estate at our Paradise Island operations.

          EBITDA for the quarter ended June 30, 2002 was $44.5 million as compared to $45.4 million in the same period last year, excluding the non-recurring items described above. Business at Atlantis was stronger than expected in the aftermath of the September 11 terrorist attacks. Results improved sequentially by month beginning with a somewhat slower April, which did not benefit from Easter as it fell in March this year. The property returned to 2001 trading levels in May and exceeded the prior year in June.

          Including the net loss from the non-recurring items, our net income in the second quarter was $9.8 million, compared to net income of $21.8 million for the same period last year.

Paradise Island

          During the quarter ended June 30, 2002, our Paradise Island operations achieved EBITDA of $41.6 million compared to $42.5 million achieved during the same period last year. The hotel and resort operations generated 78% of the total $133.2 million of gross revenues with the remaining 22% attributable to the casino.

          Atlantis revenue per available room for the quarter was approximately $225, a 4% decline from the same period last year. On a monthly basis, revenue per available room trends improved each month following an 11% decline in April. Revenue per available rooms was flat in May and up 3% in June. For the second quarter of 2002, Atlantis achieved 86% occupancy at a $262 average daily room rate, as compared to 89% and $261 for the same period last year.

          Slot volumes were strong in the quarter and slot win increased by 10% over the same period last year. Table drop decreased by 20% over the same period last year, as certain major players delayed trips to the property.

          The Ocean Club also performed well and continued to outperform other luxury resorts in its category. Revenue per available room in the second quarter of 2002 increased by 2% to $482 from $473 in the same period last year.

Connecticut

          Slot revenues for the second quarter of 2002 were $182.4 million, which was 21% above the same period last year. This is primarily attributable to the expansion of the casino at Mohegan Sun that opened in September 2001, which added a total of approximately 2,500 slot machines.

          Income from our agreements with Trading Cove Associates was $6.8 million in the quarter ended June 30, 2002, compared to $6.2 million in the same quarter last year. In addition, during the quarter ended June 30, 2002, we also recognized $2.7 million in development fees earned as a result of the expansion.

Other Resort Operations

          Our management fees from the seven luxury resort hotels in Mauritius, Dubai and the Maldives were $1.2 million during the quarter ended June 30, 2002, compared to $1.6 million in the same quarter last year. The decrease in management fees was due primarily to the temporary closure of Le Touessrok in Mauritius, which is currently undergoing a significant refurbishment and is expected to re-open at the end of 2002.

The following table contains unaudited condensed, consolidated statements of operations data for the quarters ended June 30, 2001 and 2002.

                                                                                     For the Three Months Ended
                                                                                               June 30,

                                                                                        2001                2002
                                                                                     ---------           ----------
                                                                                              (unaudited)
                                                                                         (in thousands, except
                                                                                             per share data)
Consolidated Statements of Operations:
Revenues:
   Gaming............................................................                  $31,445             $28,956
   Rooms.............................................................                   52,661              51,627
   Food and beverage.................................................                   36,613              36,590
   Tour operations...................................................                   10,085              10,047
   Management and other fees.........................................                    8,207              11,216
   Real estate related...............................................                    2,893                   -
   Insurance recovery................................................                        -               1,100
   Other revenues....................................................                   16,427              17,321
                                                                                     ---------           ---------
   Gross revenues....................................................                  158,331             156,857
   Less:  promotional allowances.....................................                   (5,663)             (5,543)
                                                                                     ----------          ----------
   Net revenues......................................................                  152,668             151,314
                                                                                     ---------           ---------
Costs and expenses:
   Gaming............................................................                   15,240              15,875
   Rooms.............................................................                    8,179               9,237
   Food and beverage.................................................                   24,015              23,965
   Other operating expenses..........................................                   21,209              20,171
   Tour operations...................................................                    8,643               8,998
   Selling, general and administrative...............................                   20,901              21,243
   Real estate related...............................................                    1,045                   -
   Corporate expenses................................................                    6,221               9,060
   Depreciation and amortization.....................................                   12,611              13,385
   Pre-opening expenses..............................................                    1,098                   -
                                                                                     ---------           ---------
   Costs and expenses................................................                  119,162             121,934
                                                                                     ---------           ---------
Income from operations...............................................                   33,506              29,380
Other income and expenses:
   Interest income...................................................                    1,521                 535
   Interest expense, net of capitalization...........................                  (12,626)            (10,260)
   Equity in earnings of associated companies, net...................                      981                 565
   Gain on settlement of territorial dispute.........................                        -               5,069
   Other, net........................................................                      (60)                (13)
                                                                                     ---------           ---------
Income before provision for income taxes and extraordinary
   item..............................................................                   23,322              25,276
Provision for income taxes...........................................                   (1,527)               (498)
                                                                                     ---------           ---------
Income before extraordinary item.....................................                   21,795              24,778
Extraordinary loss on early extinguishment of debt, net
   of income tax effect..............................................                        -             (15,006)
                                                                                     ---------           ---------
Net income...........................................................                $  21,795           $   9,772
                                                                                     =========           =========

Basic net income per share:
   Income before extraordinary item..................................                     0.82                0.89
   Extraordinary loss on early extinguishment of debt................                        -               (0.54)
                                                                                     ---------           ---------
   Earnings per share - basic........................................                $    0.81           $    0.35
   Weighted average number of shares outstanding - basic.............                   26,712              27,879

Diluted net income per share:
   Income before extraordinary item..................................                $    0.78           $    0.86
   Extraordinary loss on early extinguishment of debt................                        -               (0.52)
                                                                                     ---------           ---------
   Earnings per share - diluted......................................                $    0.78           $   (0.34)
   Weighted average number of shares outstanding - diluted...........                   27,930              28,799






                                           SUMMARY CONSOLIDATED FINANCIAL DATA

          The following table contains summary financial and other data that has been derived as of and for each of the years in the three-year period ended December 31, 2001, from our audited consolidated financial statements prepared in accordance with U.S. GAAP included in this prospectus.

          The information set forth below is not necessarily indicative of future operations and should be read in conjunction with Management's Discussion and Analysis of Financial Condition and Results of Operations and other financial information included elsewhere in this prospectus. Amounts are reported in U.S. dollars.


                                                                                  Year Ended December 31,
                                                                         -----------------------------------------------
                                                                            1999(a)        2000(a)(b)           2001(a)
                                                                         -------------    -------------        ---------
                                                                                        (in thousands,
                                                                                          except per
                                                                                          share data)
Consolidated Statements of Operations Data:
Revenues:
   Gaming.......................................................             $351,545        $367,935           $116,490
   Rooms........................................................              164,831         194,008            176,573
   Food and beverage............................................              137,100         147,718            121,415
   Tour operations..............................................               28,714          33,192             36,348
   Real estate related..........................................                   --         108,650              9,771
   Management and other fees....................................               46,898          35,763             36,806
   Other revenues...............................................               45,910          49,208             56,416
   Insurance recovery...........................................               14,209              --              2,000
                                                                         ------------     -----------        -----------
   Gross revenues...............................................              789,207         936,474            555,819
Net revenues....................................................              738,967         884,695            533,041
Write-down of net assets held for sale..........................                   --        (229,208)                --
Income (loss) from operations...................................              114,432         (74,844)            75,678
Equity in earnings of associated companies......................                2,628           4,225              3,059
Net income (loss)...............................................              $69,822       $(119,104)           $31,656
Earnings (loss) per share - basic...............................                 2.09           (3.86)              1.18
Earnings (loss) per share - diluted.............................                 2.05           (3.86)              1.14


                                                                                                 As of December 31, 2001
                                                                                                      (in thousands)

Consolidated Balance Sheet Data:
Cash and cash equivalents, including restricted cash............                                                 $34,989
Total assets....................................................                                               1,357,031
Long-term debt, including current portion.......................                                                 518,492
Shareholders' equity ...........................................                                                 678,403



                                                                                  Year Ended December 31,
                                                                         -----------------------------------------------
                                                                            1999(a)        2000(a)(b)           2000(a)
                                                                         -------------    -------------        ---------
                                                                           (in thousands, except operating data)
Other Financial Data:
EBITDA (c)...................................................                $176,360          $164,041         $132,898
Depreciation and amortization................................                  57,230            60,223           51,490
Capital expenditures.........................................                 205,046           155,892           67,590
Cash interest expense (d)....................................                  49,784            48,439           42,128
Atlantis Operating Data:
Average number of rooms......................................                   2,325             2,319            2,316
Average occupancy............................................                   81.4%             83.2%            77.1%
Average daily room rate......................................                    $211              $242             $252

Average number of slot machines..............................                     979               975              959
Average win per slot machine per day.........................                    $136              $144             $138
Average number of table games................................                      77                79               79
Average win per table game per day...........................                  $2,934            $2,813           $2,367


----------

(a) The results of operations for the year ended December 31, 1999 include pre-opening expenses of $5.4 million related to a renovation completed at Resorts Atlantic City in July 1999. The results of operations for the year ended December 31, 2000 include pre-opening expenses of $7.6 million related to the expansion of the Ocean Club Resort and the new Ocean Club Golf Course. The results of operations for the year ended December 31, 2001 include pre-opening expenses of $6.9 million related to internet gaming and the Ocean Club Golf Course.

(b) The results of operations for the year ended December 31, 2000 include a $229.2 million write-down of the carrying value of Resorts Atlantic City in connection with the sale of the property and the related option to their realizable value.

(c) EBITDA is defined as income from operations before interest, taxes, depreciation and amortization, real estate related gains and non-recurring items. The real estate related gains and non-recurring items excluded in the calculation of EBITDA for the periods presented are set forth below:


                                                                            Year Ended December 31,
                                                                      -----------------------------------
                                                                       1999         2000          2001
                                                                      ------        ----          -----
                                                                             (in thousands)
      Gain on real estate related sales............................        $--      $(76,378)     $(6,906)
      Pre-opening expenses.........................................      5,398          7,616        6,904
      Write-down of net assets held for sale.......................         --        229,208           --
      Gain on sale of airplane.....................................       (700)            --           --
      Purchase termination costs...................................         --         11,202           --
      Transaction costs............................................         --          7,014           --
      Restructuring costs..........................................         --             --        5,732
                                                                     ---------    -----------    ---------
      Total........................................................     $4,698       $178,662       $5,730

          Purchase termination costs relate to the termination of our agreement to acquire the Desert Inn. Transaction costs represent costs in connection with our self-tender offer in June 2000 and the termination of the proposal by SIIL to acquire all our ordinary shares it did not already own. Restructuring costs were comprised of severance costs related to the termination of employees as a result of reduced occupancy levels at Atlantis following the September 11 terrorist attacks.

          We believe that EBITDA provides useful information regarding our ability to service our indebtedness but should not be considered in isolation from or as a substitute for operating income or cash flow data prepared in accordance with U.S. GAAP as an indicator of our operating performance or as a measure of our liquidity. Our EBITDA is not necessarily calculated in the same way as other companies' EBITDA.

(d) Cash interest expense includes capitalized interest and excludes amortization of deferred financing costs and interest income.

                                   THE OFFERING

                                   Summary of Terms of the Exchange Offer

Background........................ On May 20, 2002, we completed a private placement of the Old Notes (as defined
                                   below). In connection with that private
                                   placement, we entered into a registration rights agreement in which we agreed, among other things, to complete an exchange offer.

Exchange Offer...................  We are offering to exchange our New Notes
                                   (as defined below) which have been
                                   registered under the Securities Act for a like principal amount of our outstanding, unregistered Old Notes. Old Notes may only be tendered in integral multiples of $1,000 principal amount.

Resale of New Notes............... We believe that New Notes issued pursuant to the exchange offer in exchange for Old
                                   Notes may be offered for resale, resold and otherwise transferred by you without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that:

                                   o     you are acquiring the New Notes in the
                                         ordinary course of your business;
                                   o     you have not engaged in, do not intend
                                         to engage in, and have no arrangement
                                         or understanding with any person to
                                         participate in the distribution of the
                                         New Notes; and
                                   o     you are not our affiliate as defined
                                         under Rule 405 of the Securities Act.

                                   Each participating broker-dealer that
                                   receives New Notes for its own account
                                   pursuant to the exchange offer in exchange for Old Notes that were acquired as a result of market-making or other trading activity must acknowledge that it will deliver a prospectus in connection with any resale of New Notes. See "Plan of Distribution."

Consequences if You Do Not
Exchange Your Old Notes........... Old Notes that are not tendered in the exchange offer or are not accepted for
                                   exchange will continue to bear legends
                                   restricting their transfer. You will not be able to offer or sell the Old Notes unless:

                                   o     each offer or sale is made pursuant to
                                         an exemption from the requirements of
                                         the Securities Act of 1933; or
                                   o     the Old Notes are registered under the
                                         Securities Act of 1933.

                                   After the exchange offer is closed, we will no longer have an obligation to register the Old Notes, except for some limited exceptions. See "Risk Factors--Holders who fail to exchange their Old Notes will continue to be subject to restrictions on transfer."

Expiration Date................... 5:00 p.m., New York City time, on
                                   September 9, 2002, unless extended in our sole and absolute discretion.

Withdrawal; Non-Acceptance........ You may withdraw any Old Notes tendered in the exchange offer at any time prior to
                                   5:00 p.m., New York City time, on
                                   September 9, 2002.

Conditions to the Exchange Offer.. The exchange offer is subject to customary conditions, which we may waive. See the discussion below under the caption "The Exchange Offer--Conditions to the Exchange Offer" for more information regarding the conditions to the exchange offer.

Special Procedures for Beneficial
Holders........................... If you beneficially own Old Notes which are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender in the exchange offer, you should contact such registered holder promptly and instruct such person to tender on your behalf. If you wish to tender in the exchange offer on your own behalf, you must, prior to completing and executing the letter of transmittal and delivering your Old Notes, either arrange to have the Old Notes registered in your name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take a considerable period of time.

Accounting Treatment.............. We will not recognize any gain or loss for accounting purposes upon the completion of the exchange offer. The expenses of the exchange offer that we pay will increase our deferred financing costs in accordance with generally accepted accounting principles. See "The Exchange Offer--Accounting Treatment."

Certain Federal Income Tax
Considerations.................... The exchange of the Old Notes for New Notes in the exchange offer generally should not be a taxable transaction for United States Federal income tax purposes.

Use of Proceeds................... We will not receive any cash proceeds from theexchange offer.  See "Use of Proceeds."

Exchange Agent.................... The Bank of New York is the exchange agent for the exchange offer. You can find the address and telephone number of the exchange agent below under the caption "The Exchange Offer--Exchange Agent."

            Summary Description of the Securities to be Registered

           The New Notes have the same financial terms and covenants as the Old Notes, which are as follows:

Issuers........................... Kerzner International Limited and Kerzner
                                   International North America, Inc.

Securities Offered................ $200.0 million aggregate principal amount of 8-7/8% senior subordinated notes due
                                   2011 which have been registered under the
                                   Securities Act (the "New Notes") in
                                   exchange for all outstanding 8-7/8% senior
                                   subordinated notes due 2011 which are not
                                   registered (the "Old Notes").

Maturity.......................... August 15, 2011.

Interest Payment Dates............ Interest will be payable semiannually in arrears on February 15 and August 15.
                                   Interest on the notes will accrue from
                                   February 15, 2002.

Ranking........................... The New Notes will:

                                   o  be our unsecured senior subordinated
                                      obligations;

                                   o  rank junior to all of our existing and
                                      future senior debt, including debt under our revolving credit facility; and

                                   o  rank equal to our existing and future
                                      senior subordinated debt.

                                   The guarantees of the New Notes by
                                   substantially all of our subsidiaries will:

                                   o  be unsecured senior subordinated
                                      obligations of such subsidiaries;

                                   o  rank junior to all of the existing and
                                      future senior debt of such subsidiaries, including guarantees of borrowings under our revolving credit facility; and

                                   o  rank equal to all of the existing and
                                      future senior subordinated debt of such
                                      subsidiaries.

Guarantees........................ Substantially all of our subsidiaries will unconditionally guarantee the New Notes. If
                                   we cannot make payments required by the New
                                   Notes, our guarantor subsidiaries must make
                                   them, subject to the ranking limitations.
                                   The guarantees may be released under
                                   certain circumstances.

Optional Redemption............... On or after August 15, 2006, we may redeem some or all of the notes at the redemption
                                   prices listed in the "Description of New
                                   Notes" section under the heading "Optional
                                   Redemption," plus accrued and unpaid
                                   interest to the date of redemption.


                                      13




Optional Redemption After Equity
Offerings......................... At any time (which may be more than once)
                                   before August 15, 2004, we can choose to
                                   redeem up to 35% of the New Notes with the
                                   net proceeds that we raise in one or more
                                   specified equity offerings, as long as:

                                   o  we pay 108.875% of the principal amount
                                      of the notes, plus accrued and unpaid
                                      interest to the date of redemption;

                                   o  we redeem the notes within 60 days of
                                      completing the equity offering; and

                                   o  at least 65% of the aggregate principal
                                      amount of notes issued remain outstanding afterwards.

Redemption Based upon Gaming '
Laws.............................. The New Notes are subject to redemption requirements imposed by gaming laws and
                                   regulations of gaming authorities in
                                   jurisdictions in which we conduct gaming
                                   operations. See "Description of New
                                   Notes--Required Regulatory Redemption."

Change of Control Offer........... If a change of control of our company occurs and there is a ratings decline of
                                   the notes within 90 days of such change in
                                   control, we must give holders of the New
                                   Notes the opportunity to sell us their
                                   notes at 101% of their principal amount,
                                   plus accrued and unpaid interest.

Asset Sale Proceeds............... If we or any of the Guarantors engage in asset sales, we generally must either
                                   invest the net cash proceeds from such
                                   sales in our business within a specified
                                   period of time, prepay senior debt or make
                                   an offer to purchase a principal amount of
                                   the New Notes equal to the excess net cash
                                   proceeds. The purchase price of the notes
                                   would be 100% of their principal amount,
                                   plus accrued and unpaid interest to the
                                   date of purchase.

Certain Indenture Provisions...... The indenture governing the New Notes contains covenants limiting our (and
                                   substantially all of our subsidiaries')
                                   ability to:

                                   o  incur additional debt;

                                   o  pay dividends or distributions on our
                                      capital stock or repurchase our capital
                                      stock;

                                   o  make certain investments;

                                   o  create liens on our assets to secure
                                      subordinated debt;

                                   o  enter into transactions with affiliates;

                                   o  merge or consolidate with another
                                      company; and


                                      14




                                   o  transfer and sell assets.

                                   These covenants are subject to a number of important limitations and exceptions.

Use of Proceeds................... We will not receive any proceeds from the exchange offer.

Risk Factors...................... See "Risk Factors" for a description of certain of the risks you should consider
                                   before tendering your Old Notes in the
                                   exchange offer.

                                 RISK FACTORS

     You should consider carefully the following factors, as well as the other information set forth or incorporated by reference in this prospectus, before tendering your Old Notes in the exchange offer.

         RISKS RELATED TO THE EXCHANGE OFFER AND HOLDING THE NEW NOTES

Holders who fail to exchange their Old Notes will continue to be subject to restrictions on transfer.

     If you do not exchange your Old Notes for New Notes in the exchange offer, you will continue to be subject to the restrictions on transfer of your Old Notes described in the legend on the certificates for your Old Notes. The restrictions on transfer of your Old Notes arise because we issued the Old Notes under exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, you may only offer or sell the Old Notes if they are registered under the Securities Act and applicable state securities laws, or offered and sold under an exemption from these requirements. We do not plan to register the Old Notes under the Securities Act.

     Because we anticipate that most holders of Old Notes will elect to exchange such Old Notes, we expect that the liquidity of the market for any Old Notes remaining after the completion of the exchange offer may be substantially limited. Any Old Notes tendered and exchanged in the exchange offer will reduce the aggregate principal amount at maturity of the Old Notes outstanding. Following the exchange offer, if you did not tender your Old Notes you generally will not have any further registration rights (subject to limited exceptions), and such Old Notes will continue to be subject to certain transfer restrictions, as described above. Accordingly, the liquidity of the market for such Old Notes could be adversely affected. The Old Notes are currently eligible for sale pursuant to Rule 144A and Regulation S through the Private Offerings, Resale and Trading through Automated Linkages market of the National Association of Securities Dealers, Inc.

You must comply with the exchange offer procedures in order to receive new, freely tradable Notes.

     Delivery of New Notes in exchange for Old Notes tendered and accepted for exchange pursuant to the exchange offer will be made only after timely receipt by the exchange agent of the following:

      o certificates for Old Notes or a book-entry confirmation of a book-entry transfer of Old Notes into the Exchange Agent's account at DTC, New York, New York as depository, including an Agent's Message (as defined) if the tendering holder does not deliver a letter of transmittal,

      o a completed and signed letter of transmittal (or facsimile thereof), with any required signature guarantees, or, in the case of a book-entry transfer, an Agent's Message in lieu of the letter of transmittal, and

      o  any other documents required by the letter of transmittal.

     Therefore, holders of Old Notes who would like to tender Old Notes in exchange for New Notes should be sure to allow enough time for the Old Notes to be delivered on time. We are not required to notify you of defects or irregularities in tenders of Old Notes for exchange. Old Notes that are not tendered or that are tendered but we do not accept for exchange will, following consummation of the exchange offer, continue to be subject to the existing transfer restrictions under the Securities Act and, upon consummation of the exchange offer, certain registration and other rights under the registration rights agreement will terminate. See "The Exchange Offer--Procedures for Tendering Old Notes" and "The Exchange Offer--Consequences of Exchanging or Failing to Exchange Old Notes."

Some holders who exchange their Old Notes may be deemed to be underwriters.

     If you exchange your Old Notes in the exchange offer for the purpose of participating in a distribution of the New Notes, you may be deemed to have received restricted securities and, if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

Holders of the Old Notes participating in the exchange offer will not recognize gain or loss in the exchange.

     The exchange of Old Notes for New Notes in the exchange offer will not be a taxable transaction to holders for U.S. federal income tax purposes. See "Certain Federal Income Tax Considerations."


                          RISKS RELATED TO THE NOTES

Our substantial indebtedness could adversely affect our operations and financial results and prevent us from fulfilling our obligations under the Notes.

     We have now, and after the offering will continue to have, a significant amount of indebtedness. As of December 31, 2001, after giving effect to the offering of the Old Notes and the application of the proceeds therefrom, we would have had approximately $524.6 million of indebtedness and shareholders' equity of approximately $664.9 million.

     Our substantial indebtedness could have important consequences for you. For example, it could:

     o make it more difficult for us to satisfy our obligations with respect to the Notes;

     o increase our vulnerability to general adverse economic and industry conditions;

     o require us to dedicate a substantial portion of our cash flow from operations to payments on our indebtedness, which would reduce the availability of our cash flow to fund working capital, capital expenditures, expansion efforts and other general corporate requirements;

     o limit our flexibility in planning for, or reacting to, changes in our business and industry;

     o place us at a competitive disadvantage to competitors with less indebtedness; and

      o limit, along with the financial and other restrictive covenants in our indebtedness, among other things, our ability to borrow additional funds.

     Failure to comply with the covenants in the agreements governing our indebtedness could result in an event of default which, if not cured or waived, could have a significant adverse effect on us.

Servicing our indebtedness will require a significant amount of cash. Our ability to generate cash depends on many factors, some of which are beyond our control.

     Our ability to make payments on and to refinance our indebtedness, including the Notes, and to fund planned capital expenditures and expansion efforts depends on our ability to generate cash in the future. To some extent, this is subject to general economic, financial, competitive, legislative and regulatory factors and other factors that are beyond our control. In addition, our ability to borrow funds under our revolving credit facility in the future will depend on our continued compliance with certain financial covenants in the revolving credit facility and any amendments thereto.

     We cannot assure you that our business will generate cash flow from operations or that future borrowings will be available to us in an amount sufficient to enable us to pay our indebtedness, including the Notes, indebtedness under our revolving credit facility, our 8-5/8% senior subordinated notes or our 2001 Notes, or to fund our other liquidity needs. As a result, we may need to refinance all or a portion of such indebtedness on or before maturity. We cannot assure you that we will be able to refinance or amend the terms of any of our indebtedness on commercially reasonable terms or at all. Our inability to generate sufficient cash flow or refinance our indebtedness on commercially reasonable terms would have a material adverse effect on our financial condition, results of operations and ability to satisfy our obligations under the Notes.

Your right to receive payment on the Notes and the guarantees is junior to all of our and the Guarantors' senior indebtedness.

     The Notes are general unsecured obligations, junior in right of payment to all existing and future senior indebtedness of the issuers and each Guarantor, including obligations under our revolving credit facility. The Notes will not be secured by any of our or the Guarantors' assets, and as such will be effectively subordinated to any secured indebtedness that we or the Guarantors may have now or may incur in the future to the extent of the value of the assets securing that indebtedness. Our revolving credit facility is secured by a pledge of substantially all of our assets.

     If one of the issuers or a Guarantor is declared bankrupt, becomes insolvent or is liquidated or reorganized, any indebtedness that ranks ahead of the Notes and the guarantees will be entitled to be paid in full from our assets or the assets of the Guarantors before any payment may be made with respect to the Notes or the guarantees. In any such case, we cannot assure you that we would have sufficient assets to pay amounts due on the Notes. As a result, holders of the Notes may receive less, proportionally, than the holders of indebtedness senior to the Notes and the guarantees. The subordination provisions of the indenture also provide that we can make no payment to you during the continuance of payment defaults on our senior indebtedness, and payments to you may be suspended for a period of up to 180 days if a non-payment default exists under our senior indebtedness. See "Description of New Notes--Subordination."

     At April 30, 2002, after giving effect to the offering of the Old Notes (and the application of the proceeds therefrom), the Notes and the guarantees would have ranked junior to approximately $0.6 million of senior debt, consisting entirely of capital leases, and $200.0 million of unused availability under our revolving credit facility, availability under which could increase under certain conditions to $350.0 million. In addition, the indenture and our revolving credit facility permit, subject to the terms and conditions of such agreements, the incurrence of additional indebtedness, some or all of which may be senior indebtedness. See "Description of New Notes-- Certain Covenants" and "Description of Other Indebtedness."

We and our subsidiaries may still be able to incur substantially more indebtedness. This could further exacerbate the risks described above.

     We and our subsidiaries may be able to incur substantial additional indebtedness in the future, including additional notes under the indenture under which the Notes were issued. The terms of the indenture do not fully prohibit us or our subsidiaries from doing so. After giving effect to the offering (and the application of the proceeds therefrom), as of April 30, 2002, we would have had $500.0 million of senior subordinated indebtedness and $200.0 million of unused availability under our revolving credit facility, availability under which could increase under certain conditions to $350.0 million. We reached agreement with the lenders under our revolving credit facility to increase the amount available under that facility by $100.0 million pursuant to the terms of such facility effective as of May 31, 2002. The total amount now available under the revolving credit facility is $300.0 million. An additional $50.0 million of borrowings may be available under certain conditions.

     All of the indebtedness outstanding under our revolving credit facility is secured and is senior to the Notes. If new indebtedness is added to our and our subsidiaries' current debt levels, the related risks that we and they now face could intensify.

The issuers are holding companies and depend on the business of their subsidiaries to satisfy their obligations under the Notes.

     The issuers are holding companies. The issuers' subsidiaries conduct substantially all of our consolidated operations and own substantially all of our consolidated assets. Consequently, our cash flow and our ability to pay our indebtedness depends on our subsidiaries' cash flow and their payment of funds to us. Our non-guarantor subsidiaries, if any, may not be obligated to make funds available to us for payment on the Notes or otherwise. In addition, our subsidiaries' ability to make any payments to us will depend on their earnings, the terms of their indebtedness, business and tax considerations, legal and regulatory restrictions and economic conditions. The ability of our subsidiaries to make payments to us is also governed by the gaming laws of certain jurisdictions, which may place limits on the amount of funds that may be transferred to us and may require prior or subsequent approval for any payments to us. Payments to us are also subject to legal and contractual restrictions.

We may require you to dispose of your Notes or redeem your Notes if required by applicable gaming regulations.

     Gaming authorities to whom we or any of our subsidiaries are or may become subject have the power to investigate any of our debt security holders, including holders of the Notes. Generally, these gaming authorities may, in their discretion, require a holder of any of our debt securities to file applications, be investigated and be found suitable to own our debt securities, and the costs of the investigation of such finding of suitability generally will be the responsibility of such holder. Any person who fails or refuses to apply for a finding of suitability or a license within a specified time after being ordered to do so by such gaming authorities may be found unsuitable. In addition, under certain circumstances, we have the right, at our option, to cause a holder to dispose of our Notes or to redeem our Notes in order to comply with gaming laws to which we are subject. See "Description of New Notes--Required Regulatory Redemption."

An active trading market may not develop for the New Notes.

     The New Notes are new issues of securities for which there is currently no trading market. We do not intend to apply for listing of the New Notes on any securities exchange or to seek approval for quotation through an automated quotation system. Accordingly, there can be no assurance that an active market will develop upon completion of the exchange offer or, if developed, that such market will be sustained or as to the liquidity of any market. In addition, the liquidity of the trading market in the New Notes, if developed, and the market price quoted for the New Notes, may be adversely affected by changes in the overall market for high yield securities and by changes in our financial performance or prospects or in the financial performance or prospects of companies in our industry generally.

We may not have the ability to raise the funds necessary to finance a change of control offer required by the indenture.

     Upon the occurrence of certain specific kinds of change of control events and a credit rating downgrade on the Notes within 90 days of any such change of control event, we will be required to offer to repurchase all outstanding Notes (including the 2001 Notes, of which an aggregate principal amount of $200.0 million was outstanding as of April 30, 2002, and any additional notes issued under the indenture). We will also be required to settle any outstanding obligations on related swap agreements at that time. However, it is possible that we will not have sufficient funds at such time to make such required repurchases of the Notes or settlements of the swaps, or that restrictions in our revolving credit facility, or other agreements related to our indebtedness, will not allow such payments. See "Description of New Notes--Repurchase of Notes at the Option of the Holder upon a Change of Control."

     Our failure to repurchase the Notes would be a default under the indenture. The occurrence of certain of the events that would require us to repurchase the Notes may constitute a default under our revolving credit facility. If we are required to make a change of control offer for the Notes, we also likely will need to offer to repurchase our 8-5/8% senior subordinated notes, of which an aggregate principal amount of $100.0 million was outstanding as of March 31, 2002. Future indebtedness we incur may have similar provisions. We cannot assure you that sufficient funds will be available when necessary to make any required purchases.

The guarantees may not be enforceable because of fraudulent conveyance laws.

     The obligation of each of the Guarantors of the Notes may be subject to review under state, federal or foreign fraudulent transfer laws. Under state and federal laws, if a court, in a lawsuit by an unpaid creditor or representative of creditors of a Guarantor, such as a trustee in bankruptcy or such Guarantor as debtor-in possession, were to find that at the time such obligation was incurred, such Guarantor, among other things:

          o did not receive fair consideration or reasonably equivalent value therefore; and

          o    either

               o    was insolvent,

               o    was rendered insolvent,

               o was engaged in a business or transaction for which its assets constituted unreasonably small capital, or

               o intended to incur, or believed that it would incur, debts beyond its ability to pay as such debts matured,

such court could avoid such Guarantor's obligation under its guarantee, and direct the return of any payments made under the guarantee to such Guarantor or to a fund for the benefit of its creditors.

     Moreover, regardless of the factors identified above, such court could avoid such obligation, and direct such repayment, if it found that the obligation was incurred with the intent to hinder, delay, or defraud such Guarantor's creditors. In that event, the holder of the Notes would have to look for repayment to other Guarantors whose guarantee obligations had not been avoided.

     The measure of insolvency for purposes of the above will vary depending upon the law of the jurisdiction being applied. Generally, however, an entity would be considered insolvent:

     o if the sum of its debts is greater than the fair value of all of its property;

     o if the present fair salable value of its assets is less than the amount that will be required to pay its probable liability on its existing debts as they become absolute and mature; or

     o   it could not pay its debts as they become due.

                         RISKS RELATED TO OUR BUSINESS

The resort and casino industries are highly competitive, and increases in competition could adversely affect our financial performance.

     The resort and casino industries are highly competitive. Our destination casino resorts compete with other resorts and casinos, including land-based casinos, riverboat, dockside and cruise ship casinos and other forms of gaming, as well as other forms of entertainment. Our luxury resort hotels compete with other resorts and hotels located in markets where we conduct business. If other properties operate more successfully, if existing properties are enhanced or expanded, or if additional hotels or casinos are established in and around the markets where we conduct business, we may lose market share. In particular, the expansion, upgrading or construction of competing resort or casino properties in or near any market from which we attract or expect to attract a significant number of customers could have a significant adverse effect on our business, financial condition and results of operations.

     A number of our competitors are larger and have greater financial and other resources than we do. In addition, a number of jurisdictions have recently legalized gaming and other jurisdictions are considering the legalization of gaming. This could open markets in which we currently compete to new entrants, and could create new markets which may compete as tourist destinations. Our gaming operations compete, and will in the future compete, with all forms of existing legalized gaming and with new forms of gaming that may be legalized in the future. Our competitive position could be materially adversely affected by larger competing companies, new entrants, new markets and new forms of gaming, and our revenues could decline, harming our financial condition.

New projects and expansion and renovation efforts are inherently subject to significant development and construction risks.

     We regularly evaluate potential development opportunities and engage in expansion, development and renovation projects at properties that we develop or operate, including expansions and upgrades at Atlantis. Each of these projects will be subject to the many risks in expanding or renovating an existing enterprise or developing new projects, including unanticipated design, construction, regulatory, environmental and operating problems, and the significant risks commonly associated with implementing an expansion strategy in new markets. In particular, any such projects are subject to the risks associated with the following:

     o the availability of financing and the terms and covenants in our credit facilities and other debt, including the Notes;

     o   shortages in materials;

     o   shortages of skilled labor or work stoppages;

     o unforeseen construction, scheduling, engineering, environmental or geological problems;

     o   weather interference, floods, fires or other casualty losses;

     o   the failure to obtain required licenses, permits or approvals; and

     o   unanticipated cost increases.

     The anticipated costs and construction period for projects are based upon budgets, conceptual design documents and construction schedule estimates prepared by us in consultation with architects and contractors. The cost of any project may vary from initial expectations, and we, or the owners of the property, may have a limited amount of capital resources to fund cost overruns on any project. If cost overruns cannot be financed on a timely basis, the completion of one or more projects may be delayed until adequate funding is available. The completion dates of development projects could also differ significantly from expectations for construction-related or other reasons. We cannot assure you that any project will be completed, if at all, on time or within established budgets. Significant delays or cost overruns on projects could have a material adverse effect on our business, financial condition or results of operations.

     In addition, although we design our projects for existing facilities to minimize disruption of business operations, expansion and renovation projects require, from time to time, portions of the existing operations to be closed or disrupted. Any extended disruptions in our operations could have a material adverse effect on our business, financial condition or results of operations.

If we are unable to finance our expansion, development and renovation projects as well as capital expenditures through cash flow and borrowings, our expansion, development and renovation efforts could be jeopardized.

     If we are unable to finance existing or future projects with cash flow from operations or borrowings, we will have to adopt one or more alternatives, such as reducing or delaying planned expansion, development and renovation projects and other capital expenditures, selling assets, restructuring indebtedness, obtaining additional equity financing or joint venture partners, or modifying our revolving credit facility. These sources of additional funds may not be sufficient to finance existing or future projects, and other financing may not be available on acceptable terms, in a timely manner or at all. In addition, our existing indebtedness contains certain restrictions on our ability to incur additional indebtedness. If we are unable to secure additional financing, we could be forced to limit or cancel expansion, development or renovation projects, which may adversely affect our business, financial condition and results of operations.

We are subject to extensive governmental gaming regulation, which may harm our business.

     Our operation of gaming facilities is subject to extensive governmental regulations. Regulatory authorities typically require various registrations, licenses, findings of suitability and approvals to be held by operators of gaming facilities. The regulatory authorities in these jurisdictions generally have broad discretion in the granting, renewal, suspension and revocation of licenses and require that such registrations, licenses, findings and approvals be renewed or updated periodically. We and our necessary key personnel are currently qualified to do business in all the jurisdictions in which we operate. We cannot assure you that any new or permanent licenses, permits or approvals that may be required by us, our key employees and our partners, if applicable, in the future will be granted or that our existing licenses, permits and approvals will be renewed or will not be suspended or revoked in the future. The failure to receive or renew licenses or the suspension or revocation of licenses could harm our reputation and result in a loss of revenue, which could materially adversely affect our financial condition and results of operations.

Our gaming operations are subject to significant taxation and fees that increase our costs.

     Our gaming operations are subject to significant taxation and fees. Such taxes and fees are subject to increase at any time. We pay substantial taxes and fees with respect to our gaming operations in The Bahamas and will likely incur significant taxes and fees in any other jurisdictions in which we conduct gaming operations in the future. Any material increase in existing taxes and fees, the adoption of new taxes or fees, or the loss or reduction of any existing or future tax incentives, could have a material adverse effect on our profitability.

Our business is seasonal and severe weather conditions can adversely affect our business, results of operations or financial condition, or further increase our insurance premiums.

     Historically, our revenues and operating profits in The Bahamas have been higher during the first calendar quarter, the prime tourist season, than in successive quarters. Higher revenues and earnings are typically realized from the Mauritius properties during the fourth quarter of the year and from Mohegan Sun during the middle third of the year. If any of these properties were unable to accommodate guests during such periods for any reason, including disruptions caused by weather, our revenues and profits could be adversely affected.

     The Bahamas and Mauritius are subject to tropical weather and storms, which, if severe, could adversely affect our operations and tourism. Similarly, inclement weather can adversely affect the revenues that we derive from Mohegan Sun, as the principal means of transportation to this property is by automobile or bus. In September 1999, our Paradise Island properties were hit by Hurricane Floyd, a hurricane rated by the United States National Weather Service as a category five, its highest rating. These properties suffered approximately $45.0 million of property damage that took three months to repair. Although this property damage was covered by our insurance policies, we incurred significant increases in our property and windstorm insurance costs as a result. We cannot assure you that our insurance costs will not further increase in the future or that appropriate coverage will be available on acceptable terms or at all. In addition, we cannot assure you that our business will not be adversely affected by severe weather conditions in the future, which could cause significant damage and suspension in service provided to our patrons and could harm our business, results of operations or financial condition.

Work stoppages and other labor disputes could harm our financial condition and results of operations.

     In The Bahamas, a union represents approximately 3,800 of our approximately 5,800 employees. We participate in an employer association whose existing contract with the union expires January 1, 2003. Labor relations in The Bahamas have been unstable at times over the last few years, and there have been occasional work stoppages. As the country's largest private employer, we are sometimes the target of labor disputes. Any protracted labor disputes or work stoppages affecting any of the properties that we own or operate could reduce our revenues. In addition, many of the public sector industries in The Bahamas, such as electricity, telecommunication and airport facilities, are unionized. The Bahamian government's labor relations with these unions have been unstable at times and there have been work stoppages on occasion that have been disruptive to our business.

Lack of sufficient air service could adversely affect our revenues and profits.

     Most patrons of our resorts and hotels arrive by air. Although we consider the current level of air service to The Bahamas, Mauritius, Dubai and the Maldives to be adequate, any interruption or reduction of air service to any such locations could restrict the growth of our businesses, negatively affect our competitive position and adversely affect our revenues and profits.

We are subject to environmental, health and safety laws and regulations and our noncompliance or a significant regulatory change could adversely affect our business, results of operations or financial condition.

     Our operations are regulated under a number of federal, provincial, state and local laws and regulations that govern, among other things, the handling of waste materials, some of which are classified as hazardous materials, and the discharge of hazardous materials into the environment. Our operations are subject to stringent regulations relating to protection of the environment and waste handling. In addition to liability for our own noncompliance, these laws and regulations may expose us to liability for the noncompliance of other parties, without regard to whether we were negligent. Sanctions for noncompliance with applicable environmental laws and regulations may include administrative, civil and criminal penalties, revocation of permits and corrective action orders. Furthermore, we may be liable for costs for environmental cleanup at currently or previously owned or operated properties or off-site locations. Our failure to comply with existing laws or regulations, the adoption of new laws or regulations with additional or more rigorous compliance standards, or the more vigorous enforcement of environmental laws or regulations could significantly harm our business by increasing our expenses and limiting our future opportunities.

A small number of our shareholders control a significant percentage of our ordinary shares and are able to control decisions affecting our company.

     On July 3, 2001, we announced the restructuring of our former majority shareholder, SIIL, which was beneficially owned by World Leisure Group Limited, or WLG, Caledonia Investments plc, or Caledonia, and Kersaf Investments Limited, or Kersaf. As a result of certain proxy arrangements granted in the restructuring, WLG and Caledonia currently have the right to vote approximately 26.5% and 31.2%, respectively, of our issued and outstanding ordinary shares. Consequently, if WLG and Caledonia act together they will be able to effectively control the outcome of substantially all matters requiring shareholder approval, including the election of our directors, thereby controlling our management, policies and business operations. For example, WLG and Caledonia could use this voting power to block our ability to obtain certain types of financing for development plans, renovations or expansions, which could materially adversely affect our ability to develop our business and pursue our strategies. See "Major Shareholders and Related Party Transactions."

You may have difficulty enforcing judgments against us or our directors or management outside the United States.

     Kerzner International is a Bahamian international business company incorporated under the laws of the Commonwealth of The Bahamas. Certain of our directors and executive officers reside outside the United States. In addition, a substantial portion of the assets of our directors and officers and of our assets is located outside the United States. As a result, it may be difficult or impossible to:

     o effect service of process within the United States upon us or these persons; or

     o enforce, against us or these persons, in the United States, court judgments obtained in the United States courts, including judgments relating to U.S. federal securities laws.

     It is unlikely that Bahamian courts would entertain original actions against Bahamian companies, their directors or officers predicated solely upon U.S. federal securities laws. Furthermore, judgments based upon any civil liability provisions of the U.S. federal securities laws are not directly enforceable in The Bahamas. Rather, a lawsuit must be brought in The Bahamas on any such judgment. Subject to consideration of private international law, in general, a judgment obtained after due trial by a court of competent jurisdiction, which is final and conclusive as to the issues in connection, is actionable in Bahamian courts and is impeachable only upon the grounds of fraud, public policy and natural justice.

We may have difficulty enforcing gaming debts in certain foreign jurisdictions or in certain jurisdictions within the United States, which could negatively affect our revenues.

     Gaming debts may not be legally enforced in certain foreign jurisdictions or in certain jurisdictions within the United States. A substantial portion of the customers at Atlantis and Mohegan Sun reside in the United States. As a result, we and the Mohegan Tribe may be unable to collect gaming debts from patrons of those casinos who reside in such jurisdictions, which could reduce our revenues.

Reassessments of and changes to our business plans could hinder our development and result in charges or fees that could harm our financial condition and results of operations.

     We are regularly reviewing our development plans in light of a variety of factors, including the availability of financing, regulatory and political considerations, competition and other business and strategic concerns. As a result of such assessments, our management may choose to change such plans, which could result in failure to expand and could also cause us to incur fees or charges. We cannot assure you that we will carry forward and complete any proposed business plans.

Energy price increases may adversely affect our cost of operations and our revenues.

     Our destination casino resorts use significant amounts of electricity, natural gas and other forms of energy. Although we have not experienced shortages of energy, substantial increases in the cost of electricity or natural gas may negatively affect our operating results. The extent of any impact is subject to the magnitude and duration of the energy price increases, but this impact could be material. In addition, energy price increases in locations that constitute a significant source of customers for our properties could result in a decline in disposable income of potential customers and a decrease in visitation and spending at our properties, which could negatively impact revenues.

We may pay higher insurance premiums for our properties.

     Due to changes in the insurance market arising prior to the September 11 terrorist attacks and the effects of the September 11 terrorist attacks, it is becoming more difficult and more expensive to obtain insurance. We may encounter difficulty in obtaining or renewing property or casualty insurance on our properties. In addition, such insurance may be more limited and for some catastrophic risks may not be generally available at levels existing prior to the September 11 terrorist attacks. Even if we are able to renew our policies or to obtain new policies at levels and with limitations consistent with our current policies, we cannot be sure that we will be able to obtain such insurance at premium rates that are commercially reasonable.

Deterioration in general economic and market conditions, including those related to any future terrorist actions, could adversely affect our business.

     Our business is affected by general economic and market conditions, particularly in the United States and Europe. A large portion of our business at Atlantis is generated by group convention sales and individual tour and travel. A recession or economic slowdown could cause a reduction in group sales bookings or the willingness or ability of tourists to book vacations at Atlantis, which could adversely affect our operating results.

     As a result of the events of September 11, 2001, significantly reduced discretionary spending, disruptions in airline travel and cancelation of business conventions had a material adverse impact on our results of operations during September and the fourth quarter of 2001. In addition, the September 11 terrorist attacks, the potential for future terrorist attacks, the national and international responses to terrorist attacks and other acts of war or hostility have created many economic and political uncertainties which could adversely affect our business and results of operations in ways that cannot presently be predicted. We will be predominantly uninsured for losses and interruptions caused by terrorist acts and acts of war.

Our former use of Arthur Andersen LLP as our independent auditor may pose risks to us and will limit your ability to seek potential recoveries from them related to their work.

     On June 15, 2002, Arthur Andersen LLP ("Andersen"), our former independent auditor, was convicted on a federal obstruction of justice charge. Some investors, including institutional investors, may choose not to invest in or hold securities of a company whose financial statements were audited by Andersen. On June 24, 2002, we appointed Deloitte & Touche LLP to succeed Arthur Andersen LLP.

     SEC rules require us to present our audited financial statements in various SEC filings, along with Andersen's consent to our inclusion of its audit report in those filings. The SEC recently has provided regulatory relief designed to allow companies that file reports with the SEC to dispense with the requirement to file a consent of Andersen in certain circumstances. We have been unable to obtain, after reasonable efforts, the written consent of Andersen to our naming it as an expert and as having audited the consolidated financial statements contained in this prospectus. Andersen is also unable to provide us with assurance services, such as advice customarily given to underwriters of our securities offerings and other similar market participants. Notwithstanding the SEC's regulatory relief, the inability of Andersen to provide its consent or to provide assurance services to us could negatively affect our ability to, among other things, access the public capital markets. Any delay or inability to access the public markets as a result of this situation could have a material adverse impact on our business. Also, an investor's ability to seek potential recoveries from Andersen related to any claims that an investor may assert as a result of the work performed by Andersen will be limited significantly in the absence of a consent and may be further limited by the diminished amount of assets of Andersen that are or may in the future be available for claims.

                           ORGANIZATIONAL STRUCTURE


     The following chart summarizes our organizational structure:





                              [GRAPHIC OMITTED]




-------------------------
(1)  Owns the Mauritius properties.

(2) Owns and operates our Paradise Island operations, including Atlantis and the Ocean Club.

(3) Owns and operates our United States operations and interests, including our 50% interest in TCA.

(4)  Manages our luxury resort hotels, excluding the Ocean Club.

                                USE OF PROCEEDS

     We will not receive any cash proceeds from the issuance of the New Notes in the exchange offer. In consideration for issuing the New Notes as contemplated by this prospectus, we will receive the Old Notes in like principal amount. The Old Notes surrendered in exchange for the New Notes will be retired and canceled. Accordingly, the issuance of the New Notes will not result in any increase in our indebtedness or capital stock.

     We used the net proceeds from the issuance of the Old Notes to repurchase our outstanding 9% senior subordinated notes in the tender offer and to redeem the remaining 9% senior subordinated notes on June 21, 2002, as described under "Summary--Recent Developments--Offering of Old Notes and Tender Offer, Consent Solicitation and Redemption."


                      RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratios of earnings to fixed charges for the years and periods indicated:


                                                                Six Months Ended
                                      Year Ended December 31,       June 30,
                                 ------------------------------ ----------------

                                  2001  2000  1999  1998  1997   2001   2002
                                  ----  ----  ----  ----  ----   ----   ----

Ratio of Earnings to Fixed        1.60    -   2.32  1.73  3.65   2.98   3.50
Charges.........................

     We computed these ratios by dividing fixed charges into the sum of earnings (after certain adjustments) and fixed charges. Earnings used in computing the ratio of earnings to fixed charges consist of income before income taxes and fixed charges excluding capitalized interest. Fixed charges consist of interest expensed and capitalized, amortization of debt expense and that portion of rental expense representative of interest. Earnings were insufficient to cover fixed charges by $123,660,000 for the year ended December 31, 2000.

     Because we do not have any preference shares outstanding, our ratio of earnings to fixed charges and preference share dividends was the same as our ratio of earnings to fixed charges.




                                CAPITALIZATION

     The following table sets forth our cash position and our historical consolidated capitalization:

     o   as of December 31, 2001; and

     o as adjusted to give effect to the offering of the Old Notes and the use of the net proceeds from the offering of the Old Notes, in each case as if the offering of the Old Notes had occurred on December 31, 2001 (unaudited).

                                                                    As of December 31, 2001
                                                                  ----------------------------
                                                                    Actual        As Adjusted
                                                                  ----------     -------------
                                                                                  (unaudited)
                                                                         (in thousands)
Cash and cash equivalents.....................................      $ 30,471         $ 22,971
Restricted cash equivalents...................................         4,518            4,518
                                                                   ---------        ---------

   Total cash and cash equivalents............................      $ 34,989         $ 27,489
                                                                    ========         ========

Long-term debt (including current maturities):
   Revolving credit facility (a)..............................       $24,000          $24,000
   9% senior subordinated notes due 2007 (b)..................       200,000               --
   8-5/8% senior subordinated notes due 2007..................       100,000          100,000
   8-7/8% senior subordinated notes due 2011 (c)..............       200,000          200,000
   8-7/8% senior subordinated notes due 2011 (d)..............            --          200,000
   Capitalized leases and other debt..........................           576              576
                                                                  ----------      -----------
   Total long-term debt.......................................       524,576          524,576
Shareholders' equity (e)......................................       678,403          664,878
Total capitalization..........................................    $1,202,979       $1,189,454
                                                                  ==========       ==========

---------------

(a) As of April 30, 2002, we had no borrowings outstanding under the revolving credit facility. The revolving credit facility currently permits aggregate borrowings of $300.0 million. An additional $50.0 million of borrowings may be available under certain conditions. See "Summary--Recent Developments--Revolving Credit Facility."

(b)  Excludes $581,000 unamortized discount.

(c) These refer to the 2001 Notes that were issued on August 14, 2001. Amounts exclude the fair value effect of the interest rate swap agreements related to these notes.

(d) These refer to the "Old Notes" that were issued on May 20, 2002. Amounts exclude $6.0 million unamortized premium.

(e) The decrease in shareholders' equity, as adjusted, represents an extraordinary loss resulting from the early extinguishment of the 9% senior subordinated notes.


                                   SELECTED HISTORICAL FINANCIAL DATA

     The following table contains selected financial and other data as of and for each of the years in the five-year period ended December 31, 2001, that was derived from our audited consolidated financial statements prepared in accordance with U.S.
GAAP, certain of which are included in this prospectus.

     The information set forth below is not necessarily indicative of future operations and should be read in conjunction with
Management's Discussion and Analysis of Financial Condition and Results of Operations and other financial information included elsewhere in this prospectus. Amounts are reported in U.S. dollars and presented in accordance with U.S. GAAP.

                                                                                         Year Ended December 31,
                                                               -------------------------------------------------------------------

                                                                1997          1998          1999          2000           2001
                                                               ------        ------        ------        ------         ------
                                                                (a)          (b)(c)         (c)          (c)(d)          (c)
                                                                      (in thousands, except ratios and operating data)
Consolidated Statements of
Operations Data:
Revenues:
Gaming     ................................................      $329,610      $319,342      $351,545       $367,935      $116,490
Rooms......................................................        96,846        94,942       164,831        194,008       176,573
Food and beverage..........................................        91,329        86,593       137,100        147,718       121,415
Tour operations............................................        15,403        14,757        28,714         33,192        36,348
Real estate related........................................            --            --            --        108,650         9,771
Management and other fees..................................        22,979        40,645        46,898         35,763        36,806
Other revenues.............................................        44,503        35,391        45,910         49,208        56,416
Insurance recovery.........................................            --            --        14,209             --         2,000
                                                            -------------  ------------    ----------  -------------    ----------
Gross revenues.............................................       600,670       591,670       789,207        936,474       555,819
Net revenues...............................................       558,912       550,878       738,967        884,695       533,041
Write-down of net assets held for sale.....................            --            --            --       (229,208)           --
Income (loss) from operations..............................        84,624        52,206       114,432        (74,844)       75,678
Equity in earnings from associated companies...............         2,214         2,730         2,628          4,225         3,059
Net income (loss)..........................................       $83,008       $57,746       $69,822      $(119,104)      $31,656
Earnings (loss) per share - basic..........................          2.52          1.74          2.09          (3.86)         1.18
Earnings (loss) per share - diluted........................          2.44          1.70          2.05          (3.86)         1.14

Consolidated Balance Sheet
Data at End of Period:
Cash and cash equivalents, including restricted cash.......      $153,161       $63,123       $40,210        $24,148       $34,989
Total assets...............................................     1,374,740     1,625,733     1,671,471      1,460,791     1,357,031
Long-term debt, including current portion..................       412,615       568,134       579,133        669,138       518,492
Shareholders' equity.......................................       790,283       850,621       899,831        641,827       678,403

                                                                                    Year Ended December 31,
                                                                 -----------------------------------------------------------------

                                                                  1997           1998          1999         2000         2001
                                                                 ------         ------        ------       ------       ------

Other Financial Data:
EBITDA (e)..................................................        $113,263      $110,248     $176,360      $164,041     $132,898
Depreciation and amortization...............................          28,639        32,081       57,230        60,223       51,490
Capital expenditures........................................         219,700       443,996      205,046       155,892       67,590
Cash interest expense, net (f)..............................          21,781        30,703       49,784        48,439       42,128

Atlantis Operating Data:
Average number of rooms available...........................           1,147         1,196        2,325         2,319        2,316
Average occupancy...........................................           87.7%         87.0%        81.4%         83.2%        77.1%
Average daily room rate.....................................            $173          $187         $211          $242         $252
Average number of slot machines.............................             801           823          979           975          959
Average win per slot machine per day........................            $128          $115         $136          $144         $138
Average number of table games...............................              64            69           77            79           79
Average win per table game per day..........................          $2,062        $1,987       $2,934        $2,813       $2,367

-----------

(a) The results of operations for the year ended December 31, 1997 included a gain of $13.4 million on the sale of our casino interest in France.

(b) The results of operations for the year ended December 31, 1998 include only two weeks of operations of the Royal Towers on Paradise Island after its opening in mid-December.

(c) The results of operations for the year ended December 31, 1998 include pre-opening expenses of $26.0 million in connection with the opening of the Royal Towers. The results of operations for the year ended December
     31, 1999 include pre-opening expenses of $5.4 million related to a renovation completed at Resorts Atlantic City in July 1999. The results of operations for the year ended December 31, 2000 include pre-opening expenses of $7.6 million related to the expansion of the Ocean Club Resort and the new Ocean Club Golf Course. The results of operations for the year ended December 31, 2001 include pre-opening expenses of $6.9 million related to internet gaming and the Ocean Club Golf Course.

(d) The results of operations for the year ended December 31, 2000 include a $229.2 million write-down of the carrying value of Resorts Atlantic City in connection with the sale of the property and the related option to their realizable value.

(e) EBITDA is defined as income from operations before interest, taxes, depreciation and amortization, real estate related gains and non-recurring items. The real estate related gains and non-recurring items excluded in the calculation of EBITDA for the periods presented are set forth below:


                                                                                   Year Ended December 31,
                                                                  --------------------------------------------------------------

                                                                   1997           1998        1999        2000          2001
                                                                  ------         ------      ------      ------        ------

                                                                                        (in thousands)

     Gain on real estate related sales.......................       $--             $--         $--     $(76,378)     $(6,906)
     Pre-opening expenses....................................        --          25,961       5,398         7,616        6,904
     Write-down of net assets held for sale..................        --              --          --       229,208           --
     Gain on sale of airplane................................        --              --       (700)            --           --
     Purchase termination costs..............................        --              --          --        11,202           --
     Transaction costs.......................................        --              --          --         7,014           --
     Restructuring costs.....................................        --              --          --            --        5,732
     Total                                                          $--         $25,961      $4,698      $178,662     $  5,730

          Purchase termination costs relate to the termination of our agreement to acquire the Desert Inn. Transaction costs represent costs in connection with our self-tender offer in June 2000 and the termination of the proposal by SIIL to acquire all our ordinary shares it did not already own. Restructuring costs were comprised of severance costs related to the termination of employees as a result of reduced occupancy levels at Atlantis following the September 11 terrorist attacks.

          We believe that EBITDA provides useful information regarding our ability to service our indebtedness but should not be considered in isolation from or as a substitute for operating income or cash flow data prepared in accordance with U.S. GAAP as an indicator of our operating performance or as a measure of our liquidity. Our EBITDA is not necessarily calculated in the same way as other companies' EBITDA.

(f) Cash interest expense includes capitalized interest and excludes amortization of deferred financing costs and interest income.

               MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS


Overview

     We are a leading developer and operator of premier casinos, resorts and luxury hotels. We focus our operations on two distinct businesses: destination casino resorts and luxury resort hotels.

     In our destination casino resort business, we own and operate the Atlantis resort located on Paradise Island, The Bahamas. We believe that the ocean-themed Atlantis, which features the world's largest open-air aquarium and the largest hotel and casino in the Caribbean market, is a "one of a kind" destination resort. We also developed and receive certain revenue from Mohegan Sun in Uncasville, Connecticut, which we believe is one of the most profitable casinos in the United States.

     In our luxury resort hotel business, we operate eight beach resorts in Mauritius, Dubai, the Maldives and The Bahamas.

Operating Results


Consolidated Results

2001 vs. 2000. We recorded net income of $31.7 million in 2001 compared to a net loss of $119.1 million in 2000. In 2001, net income included the following non-recurring items: a net gain on the sale of luxury homesites at Ocean Club Estates, on Paradise Island, The Bahamas, of $6.9 million, pre-opening expenses of $6.9 million related to our internet gaming operations and the opening of the Ocean Club Golf Course and restructuring costs of $5.7 million related to severance costs incurred as a result of the termination of employees at Atlantis in the aftermath of the September 11 terrorist attacks. In 2000, the net loss included certain non-recurring items, as follows: a $229.2 million write-down of the Resorts Atlantic City property and related option to their net realizable value, $11.2 million of purchase termination costs related to the termination of our agreement to acquire the Desert Inn, $7.0 million of transaction costs incurred in connection with our self-ender offer in June 2000 and the termination of a proposal by our former majority shareholder to acquire all of our outstanding ordinary shares that it did not already own and $7.6 million of pre-opening expenses related to the expansion of Ocean Club Estates and the opening of the golf course at Ocean Club Estates. Also in 2000, we recorded a net gain of $76.4 million from the sale of luxury homesites at Ocean Club Estates. Excluding these non-recurring items, we earned net income of $37.4 million in 2001 and $59.6 million in 2000. As described below under "Atlantic City," the results of Resorts Atlantic City are not included in our consolidated results of operations for the year 2001, whereas they are included in the year 2000. Net revenues in 2001, excluding the sale of lots at Ocean Club Estates, were $523.3 million as compared to $518.1 million, excluding the sale of lots at Ocean Club Estates and revenues earned at Resorts Atlantic City, in 2000. Operating expenses excluding non-recurring items were $441.9 million in 2001 versus $422.3 million, excluding Resorts Atlantic City, in 2000. The reduction in net income as compared to last year was largely due to a decline in earnings in the third and fourth quarter of 2001 as a result of the September 11 terrorist attacks. These variances are described in more detail below under "Segment Results."

2000 vs. 1999. We recorded a net loss of $119.1 million in 2000 compared to net income of $69.8 million in 1999. The net loss in 2000 reflected the non-recurring items described above. Net income in 1999 included the write-off of $5.4 million of pre-opening expenses related to the 1999 renovation of Resorts Atlantic City. Net revenues in 2000, excluding the sale of homesites at Ocean Club Estates, were $776.0 million as compared to $739.0 million in 1999. Operating expenses excluding non-recurring items were $672.2 million in 2000 versus $619.1 million in 1999. Excluding non-recurring items, we earned net income of $59.6 million and $75.2 million in 2000 and 1999, respectively.

Segment Results

Paradise Island

2001 vs. 2000. Our Paradise Island operations generated income from operations of $68.2 million in 2001, as compared to $85.7 million in 2000. Our largest property on Paradise Island is Atlantis. The decline in operating earnings of $17.5 million, or 20.4% was largely due to the effect of the September 11 terrorist attacks, which resulted in reductions in earnings generated by the casino and rooms operations, compared to 2000, of $9.8 million and $3.2 million, respectively. In addition, operating earnings in 2001 were negatively impacted by an increase in depreciation costs of $7.6 million and an increase in selling, general and administrative expense of $3.6 million. These items were partially offset by $2.0 million of business insurance proceeds received in 2001 in connection with Hurricane Michelle and an increase in earnings from other casino/hotel related items none of which was individually significant. Although Atlantis achieved a 4% increase in its average daily room rate to $252, occupancy in 2001 declined to 77% compared to 83% in 2000 due primarily to the effects of the September 11 terrorist attacks. For the first eight months of 2001, occupancy and average daily room rate at Atlantis were 91% and $262, respectively, compared to 89% and $251, respectively, in the same period of 2000. After the September 11 terrorist attacks, significantly reduced discretionary spending, disruptions in airline travel and cancelation of business conventions had a material adverse impact on our occupancy at Atlantis for the remainder of the year. As a result, earnings over the twelve month period were negatively impacted.

     The Atlantis casino generated gaming win of $116.5 million in 2001 as compared to $132.1 million in 2000. The decrease in revenues for the twelve month period, partially offset by a decrease of $5.8 million in gaming expenses, resulted in a net decline of $9.8 million (or 15%) in casino operating earnings. In 2001, table game win of $68.5 million reflected a decrease of $12.9 million (or 15.8%) as a result of a decrease in hold percentage in table games (ratio of table game win to dollar amount of chips purchased) as well as a decrease in table game drop (the dollar amount of chips purchased). The table hold percentage decreased from 14.2% in 2000 to 13.1% in 2001. Table game drop was lower by $48.8 million (or 8.5%) as compared to 2000. Slot win of $48.5 million in 2001 reflected a $2.9 million decrease (or 5.6%) as compared to 2000. This was primarily due to a decrease in slot hold percentage from 9.7% in 2000 to 9.2% in 2001. The decrease in gaming expenses was mainly due to reduced promotional expenses, particularly after the September 11 terrorist attacks, as fewer complimentary services were provided due to a reduced number of casino patrons.

     The increase in depreciation expense in 2001 was mainly a result of the newly renovated Ocean Club Golf Course and Club House and the addition of 50 luxury rooms and suites at the Ocean Club Resort, both of which opened shortly after the beginning of 2001.

     Selling, general and administrative expense increased in 2001 due to higher marketing costs of $4.4 million for increases in national advertising, the majority of which occurred after the September 11 terrorist attacks, higher insurance costs of $3.4 million due to increases in premiums and higher information technology costs of $2.8 million. These increases were partially offset by decreases in payroll and miscellaneous costs in the amount of $7.0 million. We eliminated approximately 250 employee positions as part of our cost containment program during the fourth quarter of 2001.

2000 vs. 1999. Our Paradise Island operations generated income from operations of $85.7 million in 2000, as compared to $93.6 million in 1999. Atlantis achieved an average occupancy of 83%, compared to 81% in 1999, and the average daily room rate increased by 15% from $211 in 1999 to $242 in 2000. While we experienced growth in the contribution to operating earnings from the rooms and food and beverage operations on Paradise Island, a decrease in earnings generated by the casino and increased selling, general and administrative costs resulted in the lower income from operations. The casino generated gaming win of $132.1 million in 2000 as compared to $130.5 million in 1999. While casino revenues increased slightly, the overall contribution to operating earnings from the casino in 2000 decreased by $10.4 million as compared to 1999. Higher casino operating expenses, which included promotional and marketing costs, resulted in increased play in the casino, the effects of which was not fully beneficially realized due to a decline in table hold percentage in table games. In 2000, table game win of $81.3 million, a decrease of $1.2 million (or 1.5%), was the result of a decrease in table hold percentage from 16.1% to 14.2% which more than offset an increase of $58.2 million (or 11.3%) in table game drop. Slot win of $50.8 million reflected an increase of $2.7 million (or 5.6%) as compared to 1999, which resulted from an increase in slot handle (dollar amount wagered) of $31.7 million (or 6.3%).

     Selling, general and administrative expense increased by $8.3 million (or 14.4%) in 2000 as compared to 1999. We experienced increases in costs related to information technology and process re-engineering projects in an effort to improve operational efficiency, computer systems and the gathering of marketing information. Sales and marketing costs increased primarily due to more special events on Paradise Island. We also incurred additional costs in windstorm insurance premiums as a result of the effects of Hurricane Floyd, which passed within 60 miles of Paradise Island, in September 1999 as well as overall premium increases experienced by the industry.

     In the fourth quarter of 1999, operations at Atlantis were negatively impacted by the continuing effects of Hurricane Floyd, which occurred in September 1999. During the fourth quarter of 1999, the average occupancy at Atlantis was 74% with an average room rate of $204. We recorded net revenues in 1999 of $14.2 million from business interruption insurance recovery associated with the hurricane.


Harborside at Atlantis

     In 1999, through one of our Bahamian subsidiaries, we formed a joint venture with Vistana, a subsidiary of Starwood, to develop a timeshare project on Paradise Island, Harborside at Atlantis, adjacent to Atlantis. We and Vistana each have a 50% interest in the joint venture. Construction of 82 two bedroom units was completed by February 2001 and sales of the timeshare units began in May 2000.

     In 2001, we earned $1.4 million in marketing fees, as compared to $0.9 million in 2000. In addition, in 2000, we earned $2.5 million in fees for development services provided to Harborside at Atlantis. Equity earnings in 2001 were $0.5 million as compared to $0.8 million in 2000. We did not earn marketing and development fees or equity earnings in 1999 related to Harborside at Atlantis.

Atlantic City

2001 vs. 2000. We completed the sale of Resorts Atlantic City on April 25, 2001. As of December 31, 2000, we accounted for Resorts Atlantic City as an investment held for sale and the loss resulting from the write-down of Resorts Atlantic City to its net realizable value was recorded during the fourth quarter of 2000. Accordingly, as of January 1, 2001, the operations of Resorts Atlantic City were no longer included in our consolidated financial statements.

2000 vs. 1999. In 2000, Resorts Atlantic City generated income from operations of $7.6 million as compared to a loss of $0.3 million in 1999. The increase in operating earnings was a result of increased earnings from the casino. Net revenues in 2000 included gaming win of $235.8 million, an increase of $14.8 million (or 6.7%) from gaming win of $221.0 million in 1999. Table game revenues in 2000 increased by $8.2 million (or 12.7%) primarily due to an increase in table hold percentage to 15.5% from 14.1% in 1999 and to a lesser extent an increase of $12.2 million (or 2.7%) in table game drop as compared to 1999. Slot revenues in 2000 increased by $6.1 million (or 3.9%) compared to 1999 due to an increase in slot handle of $241.1 million (or 14.3%), partially offset by a decrease in slot hold percentage to 8.3% in 2000 from 9.2% in 1999. The average number of slot units in operation during the year 2000 was 2,298 as compared to 2,033 in 1999. Commencing in February 1999, we had taken out of service and/or removed from the floor as many as 800 slot units at a time during the renovation of Resorts Atlantic City, which was completed in early July 1999. Gaming costs and expenses in 2000 increased by $6.0 million (or 3.8%) as compared to 1999. This represented higher costs attributable to increased gaming revenues compared to the prior year, principally promotional expenses, labor costs and casino win tax. Partially offsetting the increased earnings from the casino was a reduction in other casino/hotel revenues compared to the prior year. This was mainly due to decreased entertainment revenues as there were fewer headliner acts at Resorts Atlantic City in 2000 compared to 1999.

Connecticut

     We have a 50% interest in, and are a managing partner of, TCA, a Connecticut general partnership that developed and, until January 1, 2000, managed Mohegan Sun, a casino and entertainment complex in Uncasville, Connecticut. TCA managed Mohegan Sun from its opening in 1996 to December 1999 pursuant to a management agreement from which TCA earned management fees based on a percentage of Mohegan Sun's earnings after depreciation and interest.

     In 1998, the Mohegan Tribe appointed TCA to develop its current $1.0 billion expansion of Mohegan Sun for a development fee of $14.0 million. The expansion includes an additional 119,000 square foot casino, a 34-story 1,200-room hotel, 100,000 square feet of convention space, a 10,000-seat arena, as well as additional parking and retail space. The new casino opened in September 2001, the hotel opened in April 2002 and the remainder of the expansion opened in phases and was completed in June 2002. In addition, TCA and the Mohegan Tribe entered into the Relinquishment Agreement whereby it was agreed that effective January 1, 2000, TCA would turn over management of Mohegan Sun as expanded to the Mohegan Tribe. Pursuant to the Relinquishment Agreement, the Management Agreement was terminated and, commencing January 1, 2000, TCA receives annual payments of five percent of the gross revenues of Mohegan Sun for a 15-year period. The payments received by TCA in 2001 and 2000 under the Relinquishment Agreement contributed less income than was previously earned under the Management Agreement. However, the Relinquishment Agreement will expire at the end of 2014, whereas the Management Agreement was to expire in 2003. In addition, fees received pursuant to the Relinquishment Agreement have increased since 2000 as a result of increasing gross revenues of Mohegan Sun.

2001 vs. 2000. During the fiscal year ended September 30, 2001, Mohegan Sun generated gross revenues of $858.0 million as compared to $809.3 million in fiscal 2000, an increase of 9.4%. Gross revenues included gaming win of $751.0 million and $709.6 million in fiscal 2001 and fiscal 2000, respectively. In 2001, TCA received payments under the Relinquishment Agreement of $52.7 million as compared to $41.0 million in 2000. We recorded income from TCA of $27.4 million and $19.8 million in 2001 and 2000, respectively. During 2000, we also earned development fees of $3.8 million from TCA.

2000 vs. 1999. During the fiscal year ended September 30, 2000, Mohegan Sun generated gross revenues of $809.3 million as compared to $725.5 million for the comparable period in 1999. Gross revenues included gaming win of $709.6 million and $641.1 million for the fiscal year ended September 30, 2000 and for fiscal 1999, respectively. Slot win increased by $51.8 million to $537.0 million in the fiscal year ended September 30, 2000 from $485.2 million for fiscal 1999. This was largely due to an increase in handle of $585.8 million to approximately $6.8 billion, and to a lesser extent, an increase in hold percentage to 7.9% in the fiscal year ended September 30, 2000 from 7.8% for fiscal 1999. The gross win per slot machine per day increased from $447 in fiscal 1999 to $488 in fiscal 2000. Table game win increased by $12.9 million to $164.0 million for the fiscal year ended September 30, 2000 from $151.1 million for fiscal 1999. This was primarily a result of an increase in table game drop of $73.4 million (or 8.2%) while table game hold percentage was virtually flat at approximately 17.0% in both the fiscal year ended September 30, 2000 and fiscal 1999.

     In 2000, TCA received payments under the Relinquishment Agreement of $41.0 million as compared to $59.6 million of management fees earned in 1999 under the former management agreement. We received payments from TCA of $19.8 million and $32.6 million in 2000 and 1999, respectively. We also earned development fees of $3.8 million and $6.7 million in 2000 and 1999, respectively.

Sun Resorts Limited Equity Ownership

     Through June 16, 2000, we owned a 22.8% interest in Sun Resorts Limited. Effective June 16, 2000, Sun Resorts Limited issued additional shares of stock under a rights issue in which we did not participate, effectively reducing our ownership interest to 20.4%. Sun Resorts Limited owns five beach resort hotels in Mauritius and, until late 2000, owned one hotel in the Comoro Islands. In November 2000, the property in the Comoro Islands was sold to an unaffiliated party. Equity earnings from Sun Resorts Limited were $3.3 million, $3.4 million and $2.6 million in 2001, 2000 and 1999, respectively.

Kanuhura Equity Ownership

     Effective August 1, 2001, we acquired a 25% interest in Kanuhura for $3.8 million. Kanuhura is a 110-room luxury hotel located on Kanuhura Island in the Maldives, 600 miles southwest of the southern tip of India. During the five months ended December 31, 2001, we recorded an equity loss in Kanuhura of $0.7 million.

Indian Ocean, Dubai and Maldives Management Contracts

     We have long-term management contracts with Sun Resorts Limited's Mauritian properties and Kanuhura, which expire in 2008 and 2026, respectively. In addition, we manage the Royal Mirage Hotel, a 258-room beach resort hotel on Jumeira Beach in Dubai, United Arab Emirates, which opened in August 1999. The Dubai management contract expires in 2019. The hotels in Mauritius, along with Kanuhura and the Royal Mirage, are collectively referred to as the Management Properties.

2001 vs. 2000. In 2001, the Management Properties generated revenues of $124.8 million as compared to $133.7 million in 2000 and had net income of $22.3 million compared to $23.8 million in 2000. The 6.6% decrease in revenues was a result of reduced revenues from Sun Resorts Limited. This was primarily due to the devaluation of the Mauritian Rupee to the U.S. dollar. In addition, in 2000, Sun Resorts Limited earned revenues from its property in the Comoro Islands, which was sold in November of that year. The decrease experienced at Sun Resorts Limited was partially offset by revenues earned at Kanuhura for the five months during the year ended December 31, 2001 following our acquisition of an interest in the property. The decrease in net income of the Management Properties was a result of a net loss incurred at Kanuhura, partially offset by slight increases in earnings at Sun Resorts Limited and Dubai properties. For Sun Resorts Limited, net income was higher than in 2000 primarily due to a reduction in interest costs that more than offset the effect of the devaluation of the Mauritius Rupee.

     In 2001, the occupancy and average daily room rate for Sun Resorts Limited's Mauritian properties were 77.0% and $162, as compared to 83.1% and $160 in 2000. At the Royal Mirage Hotel in Dubai, the occupancy and average daily room rate in 2001 were 72.1% and $226, as compared to 81.7% and $202 in

2000. At Kanuhura, the occupancy and average daily room rate for the five months ended December 31, 2001 were 44.2% and $224.

     In 2001, we earned management fees from the Management Properties of $8.0 million as compared to $8.7 million in 2000, a decrease of 8.0%.

2000 vs. 1999. In 2000, the Management Properties generated revenues of $133.7 million as compared to $92.9 million in 1999 and earned net income of $23.8 million in 2000 compared to $12.4 million in 1999. The increased earnings were largely a result of higher operating profits from Le Saint Geran, a high-end luxury hotel in Mauritius, which operated for the full year in 2000, whereas in 1999 the hotel was closed in April for renovations and did not reopen until December. In addition, as noted above, the Royal Mirage Hotel in Dubai commenced operations in August 1999 and thus operated for a full year in 2000 compared to four months in 1999.

     In 2000, the occupancy and average daily room rate for Sun Resorts Limited's Mauritian properties were 83.1% and $160, as compared to 82.3% and $131 in 1999. At the Royal Mirage Hotel in Dubai, the occupancy and average daily room rate in 2000 were 81.7% and $202 as compared to 67.7% and $185 for its first four months of operation in 1999.

     In 2000, we earned management fees from the Management Properties of $8.7 million as compared to $6.2 million in 1999. We also earned development fees of $0.8 million in 1999 related to the renovation of Le Saint Geran.

Other Factors Affecting Earnings

2001 vs. 2000. In 2001, non-recurring items included a gain of $6.9 million from the sale of luxury homesites at Ocean Club Estates on Paradise Island, as compared to $76.4 million in 2000. During 2000, we completed the development of the infrastructure for Ocean Club Estates, which includes 121 luxury homesites situated around the newly renovated Ocean Club Golf Course. By the end of 2000, we had sold 102 of the lots with an additional 9 lots sold during 2001. Other non-recurring items in 2001 included $6.9 million of pre-opening expenses relating to our internet gaming operations as well as the opening of the Ocean Club Golf Course in January 2001, as well as restructuring costs of $5.7 million. Restructuring costs were comprised of severance costs related to the termination of employees as a result of reduced occupancy levels at Atlantis in the aftermath of the September 11 terrorist attacks. During 2000, non-recurring expenses included a write-down of assets related to the Resorts Atlantic City sale and the related Atlantic City option to their realizable value. As a result of entering into the agreement to sell Resorts Atlantic City at a purchase price less than its carrying value, we recorded a loss of $229.2 million in the fourth quarter of 2000. Purchase termination costs of $11.2 million in 2000 were related to the cancelation of our agreement to acquire the Desert Inn from Starwood. These costs included $7.2 million paid to Starwood. Also in 2000, we incurred $7.0 million of transaction costs in connection with our self-tender offer in June 2000 and the termination of the proposal by SIIL to acquire, in a merger transaction, all of our ordinary shares that it did not already own. Pre-opening expenses in 2000 of $7.6 million related primarily to the expansion of our deluxe Ocean Club Resort and the new Ocean Club Golf Course.

     General corporate expenses were virtually flat for the year 2001 compared to 2000. We incurred higher new project development costs of approximately $2.0 million in 2001 as compared to 2000. We continuously explore new business opportunities and all associated costs are written off to corporate expenses as incurred. The increase in new project development costs was offset by reduced payroll and related costs, as well as a reduction in information technology costs allocated to our corporate segment in 2001.

     Other segments in 2001 contributed $3.2 million to consolidated operating income as compared to $1.7 million in 2000. In 2001, $3.1 million was received from Kersaf pursuant to a long-term contract, as compared to $3.0 million in 2000. This contribution was fixed at $2.4 million in 1994 and increases at a rate of 3% per annum and has been paid annually. Additional items included in other segments during 2001 were not significant, however in 2000, the revenues from Kersaf were partially offset by costs relating to undeveloped real estate owned in Atlantic City, primarily real estate taxes.

     In 2001, interest income was $7.5 million as compared to $4.2 million in 2000. This increase was primarily due to interest earned during the first four months of 2001 on the proceeds of the Resorts Atlantic City sale. In addition, in 2001, we earned interest on the $17.5 million promissory note issued to us by an affiliate of Colony Capital LLC ("Colony") on April 25, 2001 in connection with the Resorts Atlantic City sale. The promissory note and accrued interest was repaid in full by Colony in March 2002.

     Interest expense, net of capitalized interest, in 2001 was higher than the previous year by $7.0 million (or 15.4%). Interest costs capitalized during 2001 amounted to $1.1 million as compared to $11.1 million in 2000, resulting in an increase of $10.0 million to net interest expense. During 2000 we added an additional 50 luxury rooms and suites at the Ocean Club and completed the newly renovated Ocean Club Golf Course. This increase was partially offset by a reduction in cash interest due to a reduction in the weighted average amount of borrowings outstanding.

2000 vs. 1999. As described above, non-recurring items in 2000 included the gain of $76.4 million from the sale of luxury homesites, a write-down of net assets held for sale to their realizable value of $229.2 million, purchase termination costs of $11.2 million, $7.0 million of transaction costs and pre-opening expenses of $7.6 million. In 1999, non-recurring expenses included $5.4 million of pre-opening expenses related to the opening of the renovation completed at Resorts Atlantic City.

     General corporate expenses increased by $6.4 million (or 37.9%) to $23.3 million in 2000 as compared to $16.9 million in 1999. The increase was largely due to higher information technology costs incurred in connection with the enhancement of certain computer software programs and improving the overall structure of computer systems throughout the company. Also contributing to the increase in corporate expenses, to a lesser extent, were new project costs incurred as we continue to research the possibility of new investment and/or development opportunities. Additionally, corporate expenses were affected by slight increases in corporate marketing and public relations costs.

     Other segments in 2000 contributed $1.7 million to consolidated operating income as compared to $2.3 million in 1999. In 2000, $3.0 million was received from Kersaf related to the long-term contract discussed above. These revenues were partially offset by costs relating to undeveloped real estate owned in Atlantic City, primarily real estate taxes. In 1999, other segments included $2.9 million received from Kersaf, a $1.0 million gain from the cancelation of notes that were previously included in long-term debt and $0.6 million received as a final installment on the 1996 sale of a management contract. These amounts were partially offset by costs incurred with our Year 2000 information technology compliance program as well as real estate taxes.

     In 2000, interest income was $4.2 million as compared to $12.7 million in 1999. In connection with the development of Mohegan Sun in 1996, we held subordinated notes issued by the Mohegan Tribal Gaming Authority, for which interest payments were satisfied by the issuance of additional notes. The aggregate principal balance of these notes, including accrued interest, was $94.1 million at December 31, 1999 at which time they were repaid in full. Interest earned in 1999 on the subordinated notes amounted to $9.9 million.

     Interest expense, net of capitalized interest, in 2000 was lower than the previous year by $5.0 million. Interest costs capitalized during 2000 amounted to $11.1 million as compared to $4.9 million in 1999.

Seasonality and Weather

     Our business has historically been seasonal, with the largest number of patrons visiting Atlantis, our largest resort, in the first quarter of the year, the prime tourist season. Accordingly, our revenues and operating profits have historically been higher during the first calendar quarter than in successive quarters. Higher revenues and earnings are typically realized from the Mauritius properties during the fourth quarter of the year and from Mohegan Sun during the middle third of the year.

     During the third and fourth quarter of 1999, our Bahamian operations were negatively impacted by the effects of Hurricane Floyd in September 1999. The property sustained approximately $45.0 million of property damage, for which remedial work was completed by year-end 1999, and experienced a number of customer cancelations. We were fully insured for property loss and business interruption. We expect to remain fully insured against property and business interruption damage resulting from storms. However, as a result of Hurricane Floyd, as well as substantial losses experienced by the overall insurance industry throughout the past year, effective July 1, 2000, we incurred substantial increases in our insurance premiums paid. In November 2001, Hurricane Michelle, a category one hurricane, moved through The Bahamas. Although there was no disruption in our operations caused by the storm, our properties suffered approximately $25.0 million in damage that was also significantly covered by our insurance policies.

Liquidity, Capital Resources and Capital Spending

     At December 31, 2001, our current liabilities exceeded current assets by $40.1 million. During 2001, we completed the sale of Resorts Atlantic City resulting in a significant decrease in current assets as the net assets held for sale were disposed of in their entirety. As described below, the cash proceeds received were used to pay down our long-term debt. At December 31, 2001, cash and cash equivalents were $30.5 million. During the year, we generated $99.3 million in cash flow from operations.

Sale of Resorts Atlantic City

     On April 25, 2001, we completed the sale of Resorts Atlantic City and certain related assets to Colony for a purchase price of approximately $144.0 million, including accrued interest. The proceeds received from Colony consisted of approximately $127.0 million in cash and a $17.5 million promissory note. The cash proceeds were used to repay borrowings outstanding under our revolving credit facility and permanently reduce the size of the facility. These proceeds were offset by approximately $6.0 million in costs paid by us after closing, which included employee termination costs and legal fees.

     Pursuant to the terms of the Resorts Atlantic City sale, we granted Colony a two-year option to acquire certain undeveloped real estate that we own adjacent to Resorts Atlantic City, for a purchase price of $40.0 million, which option can be extended for an additional two years under certain circumstances. Effective April 25, 2001, the closing date of the Resorts Atlantic City sale, Colony leases from us certain of the property included in the Atlantic City option for $100,000 per month.

     In March 2002, we received approximately $19.0 million from Colony as payment in full of the promissory note and all outstanding accrued interest.

Issuance of 8-7/8% Senior Subordinated Notes

     On August 14, 2001, we issued the 8-7/8% senior subordinated notes for $200.0 million, which resulted in net proceeds of $194.0 million. Those notes are unsecured obligations and are unconditionally guaranteed by all of our wholly-owned subsidiaries. All of the proceeds received from the issuance of the 8-7/8% senior subordinated notes were used to further repay amounts outstanding under our revolving credit facility. Interest on the 8-7/8% senior subordinated notes is payable semi-annually.

     On May 20, 2002, we issued additional 8-7/8% senior subordinated notes (which are referred to as the Old Notes) for $200.0 million, which resulted in net proceeds of $201.5 million. We used the proceeds from that offering to consummate the tender offer and redemption discussed below.

Tender Offer, Consent Solicitation and Redemption

     On May 8, 2002, we commenced a cash tender offer to purchase any and all of our outstanding 9% senior subordinated notes. The tender offer was made pursuant to an Offer to Purchase and Consent Solicitation Statement (the "Statement") and a related Letter of Transmittal and Consent, dated May 8, 2002. The tender offer expired at midnight, New York City time, on June 5, 2002. In conjunction with the tender offer, we solicited consents to proposed amendments to the indenture governing the 9% senior subordinated notes. The proposed amendments eliminated substantially all of the restrictive covenants and certain events of default from the indenture governing the notes. We and the trustee executed a supplemental indenture on May 21, 2002 effectuating the proposed amendments. At the expiration time, a total of $177,493,000 of the outstanding $200,000,000 aggregate principal amount of the Notes were tendered and accepted for purchase in the tender offer.

     On June 21, 2002 we redeemed, in accordance with the terms of the indenture governing the notes, all notes that remained outstanding at the time, at the applicable redemption price of $1,045 per $1,000 of principal amount thereof, plus interest accrued to the redemption date.

Revolving Credit Facility

     In November 2001, we entered into an amended revolving credit facility with a syndicate of banks. The borrowings then outstanding under our previous revolving credit facility were paid in full. Under the revolving credit facility, as amended, the maximum amount of borrowings that may be outstanding is $300.0 million. An additional $50.0 million of borrowings may be available under certain circumstances. See "Summary--Recent Developments--Revolving Credit Facility."

     Loans under the revolving credit facility bear interest at (i) the higher of (a) the administrative agent's base rate or (b) the federal funds rate plus one half of one percent, in either case plus an additional 0.25% to 1.75% based on a debt to earnings ratio during the period, which we refer to as the debt ratio or (ii) the LIBO Rate (as defined) plus 1.25% to 2.75% based on the debt ratio. For loans based on the LIBO Rate, interest is payable on the last day of each applicable interest period, or the date of any payment or prepayment of such loans. For loans based on the Alternate Base Rate (as defined), interest is payable quarterly. Loans under the revolving credit facility may be prepaid and reborrowed at any time and are due in full on November 8, 2006.

     The amount of borrowings outstanding as of December 31, 2001 on the revolving credit facility was $24.0 million. As of April 30, 2002, this amount has been repaid in full.

         As a result of the number of events that have occurred over the last year, including Hurricane Michelle and the September 11 terrorist attacks, it has become increasing difficult to secure insurance coverage consistent with past practices. We have secured insurance coverage for up to $150.0 million of damage for our property at Atlantis, which is slightly in excess of the "maximum potential loss" calculated by our insurance brokers. One of the representations in the revolving credit facility requires a minimum level of insurance coverage that the Company currently does not meet. We are engaged in discussions with the lenders under the revolving credit facility to reduce the insurance coverage requirement, and we expect to come to an agreement shortly. The revolving credit facility will be unavailable to us until an agreement is reached. Based on available cash on hand at this time combined with fund generated from operations and the expectation as to resolution of this issue in the near future, we believe that we have sufficient liquidity available to finance our cash requirements.

Shelf Registration

     On May 23, 2002, we filed a universal shelf registration statement with the SEC. The universal shelf registration statement permits us, from time to time, to issue various types of securities, including various types of debt securities, ordinary shares, preference shares and warrants. The universal shelf registration statement replaces our previously filed shelf registration statement which related only to debt securities, and pursuant to which, in December 1997 we issued $100.0 million of 8-5/8% senior subordinated notes.

Stock Option Repricing

     We adopted stock option plans for our employees, officers and directors in 1995, in 1997, and in 2000 (collectively, the "Plans") that provide for the issuance of options to acquire an aggregate of 7,500,000 of our ordinary shares. As of April 30, 2002 nearly all of these options had been granted at exercise prices ranging from $11.69 to $44.63. As of December 31, 2001, options to acquire 5,742,000 ordinary shares were outstanding, of which 2,965,000 were exercisable as of that date.

     We are currently evaluating our compensation policies and plans, and intend to modify existing plans and/or adopt new plans, including adopting a new stock option plan and granting stock options pursuant thereto, as we deem necessary and appropriate to retain and motivate management.

     On May 7, 2002, our board of directors resolved, under certain conditions, to make available to employees and directors holding options with an exercise price higher than $32.00 per share, an offer to surrender all or some of the options granted to them under the Plans. In exchange, such employees and directors would have the possibility, under certain conditions, to be granted new options giving the right to subscribe for 75% of the number of shares as the surrendered options. The grant date for the new options would be no sooner than six months and one day after the date of cancelation of the options. The exercise price for the new options would be the fair market value of the ordinary shares on the new grant date subject to the conditions set forth in the Schedule TO documents filed with the Securities and Exchange Commission on May 27, 2002, the commencement date of the offer period. The exchange program is voluntary on the part of the option holders and is subject to a number of conditions set forth in the Schedule TO documents. Accordingly, there can be no assurance that the exchange program will be completed or that holders will elect to exchange their options under the program. There are a total of approximately 1.2 million options that are eligible for cancelation under the exchange program. The offer to option holders under the exchange program expired at 12:00 midnight Eastern Standard Time on June 25, 2002. The 1,277,600 eligible options that were properly submitted for exchange were accepted and canceled effective June 26, 2002. 920,700 new options will be granted no earlier than December 26, 2002 and no later than January 16, 2003, pursuant to the terms of the offer.

Other Sources and Uses of Funds

     During 2001, we completed a major maintenance capital expenditure program of approximately $25.0 million to complete renovations at Atlantis. This included the renovation of approximately 400 rooms in the Coral Towers, including improvements to certain public spaces, as well as additional costs incurred for the Beach Tower renovations completed in 2000. Improvements to public spaces included the construction of the Atlantis Showroom and Sports Center. Other capital expenditures during 2001 included $16.4 million of operating maintenance expenditures, $7.0 million to complete the newly renovated Ocean Club Golf Course and other miscellaneous projects. Capital expenditures for 2002 are expected to be approximately $26.0 million, the majority of which relates to operating maintenance capital expenditures.

     In connection with the Majority Shareholder Reorganization described under "Major Shareholders and Related Party Transactions," Kersaf agreed to pay us $15.5 million. This was settled by a one-time cash payment of $3.5 million and the issuance of a five-year, $12.0 million note, bearing interest at 9% per annum. In December 2001, the principal amount of the note and accrued interest thereon was paid in full.

     Effective August 1, 2001, we acquired a 25% interest in Kanuhura for $3.8 million. During the second half of 2001, we advanced $3.3 million to Kanuhura to fund their operations.

     During the second half of 2000, we completed a maintenance capital expenditure program of approximately $20.0 million at Atlantis' Beach Tower. This program included the renovation of all of the Beach Tower's 423 rooms and improvements to certain public spaces.

     During 2000, we also completed the redevelopment of the Ocean Club Golf Course, including a new clubhouse, and developed the infrastructure to support the Ocean Club Estates. Also during 2000, we completed an addition to the Ocean Club. The addition comprised 50 luxury rooms, including ten deluxe suites, as well as a new beachfront restaurant and significant enhancements to the existing pool and garden areas. The cost of developing the golf course, the infrastructure at Ocean Club Estates and the addition to the Ocean Club was approximately $113.8 million.

     In June 2000, we purchased 5,000,000 of our ordinary shares at $24 per share pursuant to our self-tender offer for an aggregate purchase price of $120.0 million. The self-tender offer was financed with borrowings under our revolving credit facility.

     We believe that available cash on hand, combined with funds generated from operations, funds available under the revolving credit facility and the net proceeds of this offering will be sufficient to finance our cash needs over the next twelve months.

Future Commitments and Funding Sources

     At December 31, 2001, our material contractual obligations, with initial or remaining terms in excess of one year, were as follows (in thousands)(a):

Contractual Cash Obligation                     Total         2002       2003         2004       2005         2006    Thereafter
---------------------------                     -----        -----      -----        -----      -----        -----    ----------

Senior subordinated notes(a)...............    $500,000        $--        $--          $--        $--          $--     $500,000
Revolving Credit Facility(a)...............      24,000         --         --           --         --       24,000           --
Operating leases...........................      12,232      4,625      4,340        1,532        670          670          395
Capital leases.............................         576        261        157          152          6           --           --

Total contractual cash obligations.........    $536,808     $4,886     $4,497       $1,684       $676      $24,670     $500,395

------------------

(a) See Note 9 of the notes to our consolidated financial statements included herein and "Description of Other Indebtedness" for a further description of our debt commitments.


Other Matters

Critical Accounting Policies

     Our critical accounting policies are those that we believe require our most subjective or complex judgments as a result of the need to make estimates about the effect of matters that are inherently uncertain. We prepare our consolidated financial statements in conformity with accounting principles generally accepted in the United States. Certain of our accounting policies, including the estimated lives assigned to our assets, the determination of bad debt, asset impairment, the calculation of our income tax liabilities, valuation allowance on deferred tax assets and estimation of contingencies and other liabilities and inventory reserves, require that we apply significant judgment in defining the appropriate assumptions for calculating financial estimates. We periodically assess the potential liabilities related to any lawsuits or claims brought against us. While it is typically very difficult to determine the timing and ultimate outcome of these actions, we use our best judgment to determine if it is probable that we will incur an expense related to the settlement or final adjudication of such matters and whether a reasonable estimation of such probable loss, if any, can


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be made. There can be no assurance that actual results will not differ from our estimations. To provide an understanding of the methodology we apply, our significant accounting policies are discussed where appropriate and in the notes to our consolidated financial statements.

Market Risks

     Our major market risk exposure is interest rate risk associated with our bank debt and interest rate swaps on a portion of our fixed rate debt. We attempt to limit our exposure to interest rate risk by managing the mix of fixed and floating rate debt, and by entering into variable interest rate swap agreements to hedge a portion of our fixed rate debt. These interest rate swap agreements are entered into with a group of financial institutions with investment grade credit ratings, thereby minimizing the risk of credit loss.

     In August and December 2001, we entered into fixed-to-variable rate swap agreements designated as fair value hedges of our 8-7/8% senior subordinated notes due 2011. As of December 31, 2001, the aggregate notional amount of the swap agreements was $200.0 million and they mature in August 2011 concurrent with the 8-7/8% senior subordinated notes. Under the terms of the swap agreements, we make payments based on specific spreads over six-month LIBOR, and receive payments equal to the interest payments due on the notes. The spreads in excess of six-month LIBOR are 3.02% for $150.0 million notional amount, 2.95% for $25.0 million notional amount and 2.905% for the remaining $25 million notional amount. As of December 31, 2001, the weighted average variable rate on the swap agreements was 6.12%. Giving effect to these swap agreements, our fixed and floating rate debt as of December 31, 2001 represented approximately 57% and 43%, respectively, of total debt.

     We prepare our financial statements in U.S. dollars. Our most significant non-U.S. operations are in The Bahamas. Due to current governmental policies in The Bahamas that equate one Bahamian dollar to one United States dollar and to our limited operations in other jurisdictions outside the United States, we do not have material market risk exposures relative to changes in foreign exchange rates.

Internet Gaming

     During the second half of 2001, we operated our internet gaming site on a test basis without live wagering to determine the viability of the business and the effectiveness of our systems in maintaining compliance with all applicable laws. In September 2001, we were awarded one of the first three internet gaming licenses granted by the government of the Isle of Man. Effective January 2002, we commenced live gaming operations under www.CasinoAtlantis.com, our internet gaming site. It is too soon to determine what impact, if any, our internet gaming operations will have on our future results of operations.

     On February 15, 2002, we entered into an agreement with Station Casinos, Inc. ("Station"), pursuant to which Station agreed to purchase a 50% interest in Kerzner Interactive, our internet gaming subsidiary. Each company will have equal board representation and Kerzner Interactive will be the exclusive vehicle for both Kerzner International and Station to pursue the internet gaming business in certain jurisdictions. The companies have restructured the original agreement such that Station now has acquired an option from Kerzner International to buy a 50% interest in Kerzner Interactive, and we expect the transaction to close by the fourth quarter of 2002. The transaction is subject to a number of conditions, including regulatory approvals.

Trading Cove New York

     Through a wholly-owned subsidiary, we own 50% of Trading Cove New York LLC ("TCNY"), a Delaware limited liability company. In March 2001, TCNY entered into a development agreement with the Stockbridge-Munsee Band of Mohican Indians (the "Stockbridge-Munsee Tribe") for the development of a casino project (the "Project") in the Catskill region of the State of New York. The development agreement was amended and restated in February 2002. The Stockbridge-Munsee Tribe does not currently have reservation land in New York, but is federally recognized and operates a casino on its reservation in Wisconsin and has a land claim pending in the U.S. District Court for the Northern District of New York against New York.

     Pursuant to the development agreement, as amended, TCNY will provide preliminary funding, certain financing and exclusive development services to the Stockbridge-Munsee Tribe in conjunction with the Project. As compensation for these services, TCNY will earn a fee of 5% of revenues, as defined in the development agreement, beginning with the opening of the Project and continuing for a period of twenty years. TCNY has secured land and/or options on approximately 400 acres of property in the Town of Thompson, County of Sullivan (the "County"), of which approximately 333 acres are currently designated for the Project. In February 2002, the Stockbridge-Munsee Tribe filed a "Land to Trust" Application with the U.S. Department of the Interior, Bureau of Indian Affairs (the "BIA"), for the Project site properties. Should the BIA approve the "Land to Trust" Application and the Stockbridge-Munsee Tribe obtain other required approvals, the land could be taken into trust by the Federal Government on behalf of the Stockbridge-Munsee Tribe for the purpose of conducting Class III gaming.

     In October 2001, New York enacted legislation authorizing up to three Class III Native American casinos in the counties of Sullivan and Ulster and three Native American casinos in western New York pursuant to Tribal State Gaming Compacts to be entered into by New York and applicable Native American tribes (Chapter 383 of the Laws of 2001).

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     In January 2002, a lawsuit was filed in the Supreme Court of the State of
New York by various plaintiffs against New York Governor George Pataki, the State of New York and various other defendants alleging that Chapter 383 of the Laws of 2001 violates the New York State Constitution. Motions to dismiss the litigation were filed in April 2002 and are pending.

     In January 2002, the Stockbridge-Munsee Tribe entered into an agreement with the County pursuant to which the Stockbridge-Munsee Tribe will make certain payments to the County to mitigate any potential impacts the Project may have on the County and other local government subdivisions within the County. The payments will not commence until after the opening of the Project.

     The Project is contingent upon the receipt of numerous federal, state and local approvals to be obtained by the Stockbridge-Munsee Tribe, including the execution of a Class III Gaming Compact with New York, which approvals are beyond the control of TCNY. A number of other groups are seeking Class III Gaming Compacts. We can make no representation as to whether any of the required approvals will be obtained by the Stockbridge-Munsee Tribe or whether the Project will be completed.

New Accounting Pronouncements

     In June 1998, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("SFAS 133"). SFAS 133, as amended, is effective for fiscal years beginning after June 15, 2000. SFAS 133 requires that every derivative instrument be recorded in the balance sheet as either an asset or liability measured at its fair value. Changes in the derivative's fair values will be recognized in income unless specific hedge accounting criteria are met. We have adopted SFAS 133 as of January 1, 2001. We utilize interest rate protection agreements to manage the impact of interest rate changes on our long-term debt obligations. These agreements are accounted for in accordance with SFAS 133. See Note 9 to our consolidated financial statements herein for a description of our long-term debt and related derivative financial instruments.

     In June 2001, the FASB issued SFAS No. 141, "Business Combinations" ("SFAS 141") and SFAS No. 142 "Goodwill and Other Intangible Assets" ("SFAS 142"). SFAS 141 requires all business combinations initiated after June 30, 2001 to be accounted for using the purchase method. SFAS 142 is effective for fiscal years beginning after December 15, 2001, with respect to goodwill recognized on an entity's balance sheet as of the beginning of that fiscal year. Under SFAS 142 goodwill and certain other intangible assets with indefinite lives will no longer be amortized, but rather tested at least annually for impairment using a fair value based test. A loss resulting from impairment of such goodwill should be recognized as the effect of a change in accounting principle in the initial period of adopting SFAS 142. In subsequent reporting periods, goodwill impairment losses are to be recognized on a separate line item on the income statement as a component of income from operations. As a result of the Resorts Atlantic City sale, all of the goodwill previously amortized to expense was written off in its entirety in the fourth quarter of 2000. Goodwill related to our investment in associated companies, and included therein in the accompanying consolidated financial statements, relates to our ownership interest in Sun Resorts Limited. We believe that such goodwill is not impaired and therefore, this new pronouncement is not expected to have a material impact on our consolidated financial statements.

     In June 2001, the FASB issued SFAS No. 143, "Accounting for Asset Retirement Obligations" ("SFAS 143"). This pronouncement addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. SFAS 143 is effective for financial statements issued for fiscal years beginning after June 15, 2002. We believe the adoption of SFAS 143 will not have a material impact on our consolidated financial statements.

     In August 2001, the FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" ("SFAS 144"), effective for fiscal years beginning after December 15, 2001. For long-lived assets to be held and used, SFAS 144 retains the existing requirements to (a) recognize an


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impairment loss only if the carrying amount of a long-lived asset is not recoverable from its undiscounted cash flows and (b) measure an impairment loss as the difference between the carrying amount and the fair value of the asset. SFAS 144 establishes one accounting model to be used for long-lived assets to be disposed of by sale. The adoption of SFAS 144 did not have a material effect on our consolidated financial statements.

     In April 2002, the FASB issued SFAS No. 145, "Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections" ("SFAS 145"). SFAS 145 rescinds FASB Statement No. 4, Reporting Gains and Losses from Extinguishment of Debt ("Statement 4"), and an amendment of that Statement, FASB Statement No. 64, and Extinguishments of Debt Made to Satisfy Sinking--Fund Requirements ("Statement 69"). SFAS 145 also rescinds FASB Statement No. 44, and amends FASB Statement No. 13. SFAS 145 also amends other existing authoritative pronouncements to make various technical corrections, clarify meanings or describe their applicability under changed conditions. The provisions of SFAS 145 related to the rescission of Statement 4 shall be applied in fiscal years beginning after May 15, 2002. Any gain or loss on extinguishment of debt that was classified as an extraordinary item in prior periods presented that does not meet the criteria in APB Opinion 30 for classification as an extraordinary item shall be reclassified.

     Under Statement 4, all gains and losses from extinguishment of debt were required to be aggregated and, if material, classified as an extraordinary item, net of related income tax effect. SFAS 145 eliminates Statement 4 and, thus, the exception to applying APB Opinion 30 to all gains and losses related to extinguishments of debt (other than extinguishments of debt to satisfy sinking-fund requirements, the exception to application of Statement 4 noted in Statement 64). As a result, gains and losses from extinguishment of debt should be classified as extraordinary items only if they meet the criteria in APB Opinion 30. Applying the provisions of APB Opinion 30 will distinguish transactions that are part of an entity's recurring operations from those that are unusual or infrequent or that meet the criteria for classification as an extraordinary item.

     We believe the adoption of SFAS 145 will require the extraordinary loss on extinguishment of the 9% senior subordinated notes to be reclassified upon adoption of SFAS 145.

Research and Development

     We continually research and assess new development and/or investment opportunities and management contracts throughout the world. Before pursuing any new business, we consider our available capital, business trends and alternative uses of our capital in determining the feasibility and timing of proceeding with such new business.

     The costs we incur on research and assessment of new business are not significant and are written off in corporate expense as incurred.

New Auditors

     On June 24, 2002, we appointed Deloitte & Touche LLP to succeed Arthur Andersen LLP.


Trends

     Our Paradise Island operations continue to recover following a slowdown in business as a result of the September 11 terrorist attacks. During the first quarter of 2002, Atlantis experienced monthly sequential improvement in revenue per available room. Revenue per available room declined by 17% and 8% in January and February of 2002, compared to the same months in 2001, respectively, but increased in March 2002 by 2% as compared to March 2001. For the quarter ending March 31, 2002, revenue per available room declined by 6% as compared to the same period of 2001. During the month of March, Atlantis achieved record call volumes into its wholly-owned tour operator. Casino volumes were also strong in the quarter. Table drop decreased in the quarter, but the decrease was primarily due to the occurrence of the Michael Jordan Celebrity Invitational in January 2001. In spite of reduced occupancy for the first quarter of 2002 versus 2001, slot volumes were flat versus the same period last year.

     Despite these improvements, we are still operating below September 11 levels. Revenue per available room decreased by 12% in April 2002 as compared to April 2001. The decline in revenue per available room for the month was partially due to the timing of the Easter holiday which fell in March of 2002, as opposed to April in the previous year. However, call volumes were up 18% and net bookings increased by 22% as compared to April 2001, suggesting continued improvements.

     Management fees earned by us for the year 2001, related to the operations at Sun Resorts Limited, amounted to $6.8 million. We anticipate that such fees will be reduced by approximately 10% for the year 2002 due to the decline in the Mauritian Rupee as compared to the U.S. dollar. This devaluation has impacted us historically and management believes this trend will continue. These fees will also be impacted negatively by the closure of Le Touessrok for much of the year for major renovation.

     Due to the recent proliferation of internet gaming, we anticipate that there may be future competition affecting our gaming operations. We are unable to predict whether, or to what extent, internet gaming in general will affect our future results of operations.

     The Government in the United Kingdom has proposed significant changes in its gaming laws designed to reduce the number of restrictions currently applicable to casino operators. We anticipate that there may be future opportunities and future competition over gaming properties located in or to be developed in that jurisdiction.

     We expect our insurance premiums to increase by approximately $6.0 million in 2002 as compared to 2001 and our deductibles to increase as well.

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                                   BUSINESS

Business Overview

     We are a leading developer and operator of premier casinos, resorts and luxury hotels. We focus our operations on two distinct businesses: destination casino resorts and luxury resort hotels.

     In our destination casino resort business, we own and operate the Atlantis resort located on Paradise Island, The Bahamas. We believe that the ocean-themed Atlantis, which features the world's largest open-air aquarium and the largest hotel and casino in the Caribbean market, is a "one of a kind" destination resort. We also developed and receive certain revenue from Mohegan Sun in Uncasville, Connecticut, which we believe is one of the most profitable casinos in the United States.

     In our luxury resort hotel business, we operate eight beach resorts in Mauritius, Dubai, the Maldives and The Bahamas.

Businesses

Destination Casino Resorts

     Our destination casino resort business consists of large-scale, premier destination resorts that we believe are "must see" properties. The existing properties in this business are Atlantis and Mohegan Sun. These properties feature distinctive themes, unique architectural designs and decors, and offer a wide range of casino gaming, entertainment and other amenities. We believe these properties maintain competitive advantages due to their scale, location, design, variety of amenities and significant barriers to entry in the markets in which they operate.

Atlantis

     Our flagship destination casino resort is Atlantis, a 2,317-room ocean-themed resort located on Paradise Island, The Bahamas. Atlantis consists of three interconnected hotel towers that cater to multiple segments of the resort and gaming markets. Based upon the myth of the lost continent of Atlantis, the resort features:

     o   a 7-acre lagoon;

     o a 34-acre marine environment that includes the world's largest open-air aquarium, including over 100 species of marine life, waterfalls, lagoons and adventure walks;

     o "the Dig," an area through which visitors can walk surrounded by sharks, numerous species of tropical fish, sea turtles, stingrays and other marine life;

     o a 100,000 square foot entertainment complex which includes the largest casino in the Caribbean market, containing approximately 1,000 slot machines and 80 table games;

     o   16 restaurants ranging from casual poolside to upscale formal dining;

     o   approximately 100,000 square feet of convention space;

     o   a sports center;

     o   over 30,000 square feet of high-end retail space;

     o a 63-slip, full-service Marina at Atlantis, which generates among the highest average docking rates in the Caribbean market and can accommodate yachts up to 200 feet in length;

     o several thrill waterslides, including the six-story Mayan Temple Slide, which propels guests through an acrylic tube in a shark infested tank; and

     o a 25,000 square foot spa operated by Mandara, offering our customers a wide variety of spa amenities.

     We acquired the property in May 1994 for $125.0 million and redeveloped the property into an ocean-themed destination resort through an initial $140.0 million capital expenditure program. The property

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achieved an average occupancy and average daily room rate of 85% and $122, respectively, in 1995, a substantial increase from the 62% and $95, respectively, achieved in 1993 under previous management. Seeking to capitalize on the early success of Atlantis, we began construction of an approximately $640.0 million expansion of the property in 1997. This major expansion was completed in December 1998 and effectively doubled the size of Atlantis. The 1998 expansion included a deluxe 1,200-room hotel, a new 100,000 square foot entertainment complex which includes a casino containing approximately 1,000 slot machines and 80 table games, a new marina, and an expansion of the ocean-themed environment. During 1999, we completed several additional development projects at Atlantis, including the addition of 30,000 square feet of new retail and restaurant space, the conversion of a previously existing 30,000 square foot casino space into a convention center and the construction of a sports center, including an 18-hole Tom Fazio-designed putting course and a tennis center. Atlantis achieved an average occupancy and average daily room rate of 77% and $252, respectively, in 2001.

     To add to our product mix at Atlantis, we developed Harborside at Atlantis, a timeshare project adjacent to Atlantis, through a joint venture with Starwood. The first phase of the project was completed in February 2001 and consisted of 82 two-bedroom units. We began selling the units in May 2000 and have sold approximately 46% of the units through March 31, 2002. As part of the joint venture agreement, Starwood contributed cash and we contributed land, based on the number of units to be developed. We are evaluating plans to develop a second phase of timeshare development.

     We currently own approximately 100 acres of land on Paradise Island available for future development. Atlantis is a master-planned resort that started with 1,147 rooms and has been expanded to its current size of 2,317 rooms with the development of the Royal Towers. In addition, we believe that due in part to our having spent over $100.0 million in infrastructure improvements on Paradise Island, we have the ability to add more than 2,000 new hotel rooms, as well as condominiums and additional timeshare units, restaurants, retail space and other facilities.

     We previously had plans for an additional 700-room Phase III hotel project at Atlantis. However, we have postponed this project, and as a result, annual tax incentives of approximately $3.0 million pursuant to our agreement with the Bahamian government have been suspended. We are currently evaluating plans to expand Phase III to a 1,000-room hotel expansion at Atlantis that would cater primarily to the middle-market customer segment. This expansion is contingent upon a number of factors, including demand for rooms at Atlantis and reaching agreement with the Bahamian government regarding certain development-related matters, including further improvements to some of the island's infrastructure. In the event we begin construction of this or certain other expansion projects, the suspended tax incentives will be prospectively reinstated.

     Paradise Island is easily accessible by air from the eastern United States and has an extensive infrastructure. The majority of patrons at our resorts on Paradise Island arrive through Nassau International Airport located on New Providence Island. This large facility is served by several carriers offering scheduled jet service from New York, Atlanta, Toronto, Miami and other cities. Ground transportation is facilitated by two bridges linking Paradise Island and New Providence Island.

Mohegan Sun

     Owned by the Mohegan Tribe, Mohegan Sun currently features a 176,500 square foot Casino of the Earth, which incorporates an historical Native American theme through unique architectural features and the use of natural design elements such as timber, stone and water, and an approximate 119,000 square foot Casino of the Sky. Mohegan Sun is located approximately one-mile from the interchange of Interstate 395 and Connecticut Route 2A in Uncasville, Connecticut and is within 150 miles of approximately 22 million adults. Mohegan Sun spent $40.0 million for infrastructure improvements providing direct highway access to the property from Boston, Providence and New York. Mohegan Sun is located on 240 acres and currently has approximately 6,200 slot machines, 240 table games and 42 poker tables, and various food and beverage, retail and entertainment venues.

     We believe the Connecticut gaming market has been extremely strong. Mohegan Sun's unique design and superior location have helped it to become one of the most profitable casinos in the United States with gross slot revenues of $164.8 million in the quarter ended March 31, 2002, an increase in gross slot revenues of 21.8% over the same quarter in fiscal 2001. This exceeded the State of Connecticut's reported gross slot win increase of 13.4% over the same periods.

     We developed Mohegan Sun and managed the property from its opening in 1996 until January 2000 through TCA, a partnership in which we own a 50% interest. Since opening, gross revenues at the property

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have grown to $858.0 million for the fiscal year ended September 30, 2001, exceeding the gross revenues of each casino in Atlantic City. On January 1, 2000, TCA turned over management of the property to the Mohegan Tribe and TCA now receives payments equal to 5% of gross revenues generated by the property from January 2000 through December 2014, including the expansion described below. Approximately half of such fees rank pari passu with the Mohegan Tribe's senior debt and half rank pari passu with the Mohegan Tribe's subordinated debt.

     We are currently overseeing the completion of the approximate $1.0 billion expansion of Mohegan Sun. This expansion includes the Casino of the Sky, a 10,000-seat arena, a 300-seat cabaret, a 130,000 square foot specialty retail area and restaurants that opened in September 2001. The expansion also includes a 100,000 square foot convention center and a 34-story, 1,200-room hotel that opened with 734 rooms in April 2002. Mohegan Sun plans to open the remaining rooms in phases through June 2002 and an additional 2,700 parking spaces in June 2002.

Luxury Resort Hotel Business

     Our luxury resort hotel business consists of a collection of premier beach resort hotels that operate primarily in the five-star, deluxe-end of the resort market. Located on what we believe to be some of the leading beach locations in the world, these resort hotels are architecturally unique and have been developed to blend into their surrounding environment. This business consists of five properties on Mauritius, the Royal Mirage Hotel in Dubai, the Kanuhura Resort & Spa in the Maldives and the Ocean Club on Paradise Island, The Bahamas. We expect to leverage our existing management expertise and business infrastructure and continue to grow this segment of our business in the Caribbean, the Indian Ocean, The Bahamas, the Middle East and Southeast Asia to obtain additional management contracts, which may also include strategic equity investments.

Indian Ocean

     In Mauritius, we manage and own interests in five beach resorts:

     o   the renovated 175-room Le Saint Geran Hotel;

     o   the 200-room Le Touessrok Hotel & Ile Aux Cerfs;

     o   the 248-room La Pirogue Hotel;

     o   the 333-room Le CoCo Beach; and

     o   the 238-room Sugar Beach Resort Hotel.

     The properties cater primarily to luxury and development-relate tourists in Europe and southern Africa. Le Saint Geran and Le Touessrok offer deluxe accommodations and we believe that such properties are among the finest beach resorts in the world. Le Saint Geran and Le Touessrok have recently been rated as among the world's finest leisure hotels in Conde Nast Traveller magazine. Le Saint Geran also was voted "Hotel of the Year 2002" by Tatler magazine in the United Kingdom. La Pirogue, Le CoCo Beach and Sugar Beach primarily cater to middle-market travelers.

     Mauritius' tourist industry is mainly comprised of visitors from Great Britain, Germany, France, Italy and South Africa. Scheduled air service to and from Mauritius is provided through scheduled flights on numerous airlines including Air France, British Airways, Cathay Pacific, Singapore Airlines, Air India, Air Mauritius, Condor and South African Airlines.

     In the Maldives, located off the southern tip of India, we manage the Kanuhura Resort & Spa, a 110-room luxury resort located on Kanuhura Island. In August 2001, we acquired approximately 25% of the equity of the Kanuhura Resort & Spa for approximately $3.8 million.

     We manage these resorts under long-term management contracts and receive management fees based upon a percentage of the revenues and gross operating profits of these properties. We continue to actively pursue new luxury resort management opportunities in this region.

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Middle East

     We currently manage the Royal Mirage Hotel in Dubai in the Middle East, a luxury 258-room hotel which opened in August 1999. Under the terms of the management agreement, which expires in 2019, we receive management fees based on a percentage of the revenues and gross operating profits of the property. We are overseeing the expansion of the Royal Mirage Hotel, which will include a new 175-room luxury hotel and a new 50-room high-end luxury hotel that we expect to manage. The expansion is expected to be completed by the end of 2002.

The Ocean Club

     We own and operate the Ocean Club, a high-end luxury resort hotel with 106 rooms and suites located on Paradise Island, The Bahamas. In October 2000, we completed an addition to the Ocean Club that comprised 50 rooms, including 10 deluxe suites, a new beachfront restaurant operated by Jean-Georges Vongerichten and significant enhancements to the existing pool and garden areas. The Ocean Club also features a championship golf course (designed by Tom Weiskopf) and a clubhouse with 121 luxury homesites set around the golf course. As of March 31, 2002, we have closed on 111 of the 121 available homesites and realized approximately $118.4 million in gross proceeds from such sales.

     Since more than doubling the number of rooms in October 2000, the Ocean Club has maintained its occupancy levels and increased its average daily room rate. The property achieved an average occupancy of 70.8% and an average daily room rate of $865 for the three months ended March 31, 2002, compared to 73.3% and $739 for the same period in 2001.

Competition

     The resort and casino industries are highly competitive. Our destination casino resorts compete with other destination resorts and casinos, including land-based casinos, riverboat, dockside and cruise ship on-board casinos and other forms of gaming as well as with other forms of entertainment. Our luxury resort hotels compete with other resorts and hotels in markets in which we conduct business. We believe the ability to compete effectively in these industries is based on a number of factors, including the scope, quality, location and accessibility of facilities, the effectiveness of marketing efforts, customer service, the relative convenience of available transportation, service and the quality and price of rooms, food and beverages, convention facilities and entertainment.

Paradise Island

     Our Paradise Island operations primarily compete with cruise ships and other hotels and resorts, on Paradise Island, New Providence, Grand Bahama Island and the neighboring Caribbean islands. We estimate that there are approximately 8,500 hotel rooms on Paradise Island and New Providence combined, of which approximately 4,000 are located on Paradise Island, including 2,423 in hotels owned and operated by us. The Nassau Marriott, our primary competitor in The Bahamas, is an 867-room resort and casino.

     We also compete with The Resort and Casino at Bahamia (formerly the Princess Casino and Hotel) and Our Lucaya, both located on Grand Bahama Island, approximately 40 minutes by air from Paradise Island. The Resort and Casino at Bahamia includes a 20,000 square foot casino, a 965-room hotel, restaurants and other leisure facilities. Our Lucaya has 1,350 rooms and a new 35,000 square foot casino, that is not yet open.

Mohegan Sun

     The Connecticut market is the fourth largest gaming market in the United States, with approximately 22 million adults within 150 miles of Mohegan Sun. Mohegan Sun and Foxwoods Resort and Casino at present are the only two casinos in the Connecticut market. Foxwoods has approximately 6,600 slot machines and, for the twelve months ended March 31, 2002, reported slot revenue of approximately $796.4 million. The Oneida Nation operates a casino near Syracuse, New York and other Native American tribes in the states of New York, Rhode Island, Massachusetts and Connecticut are seeking approvals to establish gaming operations which would further increase competition, particularly for day-trip patrons. Mohegan Sun also competes with Atlantic City and several small Native American gaming facilities throughout the northeastern United States.

     In Connecticut, under the tribal-state compacts between the State and each of the Mohegan Tribe and the other Native American casino in the State, Mohegan Sun is subject to a 25% gaming fee on slot revenues payable to the State of Connecticut so long as the State does not issue any further licenses for gaming operations with slot machines or other commercial casino games (other than to a Native American tribe on Native American land). In March 2000, two additional Native American tribes in Connecticut, the Eastern

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Pequots and the Paucatuck Eastern Pequots, received a proposed positive recommendation by the Federal Bureau of Indian Affairs (the "BIA") to receive federal recognition as tribes. The applications for federal recognition are pending and the federal district court ordered the BIA to make a final determination on federal recognition by early December 2001; however, the court granted the BIA a six-month extension to make a final decision. If either of the two tribes receives federal recognition, they could seek to obtain trust land and approvals to conduct casino gaming in Connecticut. In addition, two other Connecticut tribes have filed a letter of intent to petition the BIA for federal recognition which are being actively considered.

 Indian Ocean

     In the Indian Ocean market, we primarily compete with other resorts on the islands in which we operate as well as other locations offering vacations to tourists from Europe, southern Africa and parts of Asia. Sun Resorts Limited owns five major hotels in Mauritius. In the luxury end of the Mauritian hotels market, Sun Resorts Limited owns two of the seven luxury hotels and offers a total of 375 of the approximately 1,000 rooms in Mauritius. Sun Resorts Limited faces more competition for the middle-market La Pirogue, Sugar Beach and Le CoCo Beach hotels.

 Maldives

     Kanuhura, a five star resort, competes with other resorts on the Maldives islands as well as other locations offering vacations to tourists from Europe, Southern Africa, and parts of Asia. Kanuhura primarily competes with the four other five star resorts in the Maldives. In this market, Kanuhura offers approximately 23% of the 489 available rooms.

 Dubai

     The premium leisure market in Dubai is mainly centered on the exclusive Jumeira Beach "golden mile," which currently is host to seven competing five star hotels. Each hotel has its own theme and particular leisure market niche. For example, the Royal Mirage Hotel focuses on the higher spending leisure traveler aged 40-65 seeking tranquility, the 600-room Jumeira Beach Hotel focuses on the family and group incentive market, while the 500-room Royal Meridien focuses on the middle spending leisure holiday market. Royal Mirage's 258 rooms account for over 10% of the beach rooms and has a distinctive local Arabian architecture and theme.

Sales and Marketing

     Our marketing goal is to drive demand direct from the consumer through high profile public relations, publications and special events promotions and advertising. To support our operations in The Bahamas, we maintain an inventory of rooms for distribution through our tour operator, PIV, Inc. For the year ending December 31, 2001, PIV, Inc. generated tour operations revenues of approximately $33.2 million as compared to $36.3 million for 2000. Similarly, our operations in Mauritius and Dubai are supported through our own European marketing offices. In addition, we channel distribution for all of our operations through primary wholesalers in the travel agent community with a favorable commission structure.

     We spent approximately $20.0 million in 2001 on sales and marketing for our operations in The Bahamas and expect to spend a similar amount in 2002. Pursuant to the Heads of Agreement described below, we receive $4.0 million per year from the Bahamian government toward the direct costs related to certain marketing events, public relations activities and the production and placement of advertisement in media through 2003.

Certain Matters Affecting Our Bahamian Operations

Casino License

     Through a subsidiary, we are currently licensed to operate Atlantis under the Bahamian Gaming Act. In accordance with Bahamian casino licensing requirements, our subsidiary's casino license must be renewed annually by the Bahamian gaming board. Other than an existing contingent obligation to grant two casino licenses, the Bahamian government has agreed that it will grant no new casino licenses with respect to gaming operations on Paradise Island or New Providence Island until 2013.

Basic License Fee

     Currently, the Bahamian Gaming Act provides for taxes on casino revenues consisting of an annual basic license fee of $200,000.

 Taxes and Fees

     The following table summarizes, for the periods shown, the taxes and fees paid or accrued by Kerzner International Bahamas Limited under the Gaming Act and certain agreements with the Bahamian government:

                                                            Year Ended December 31,
                                                -----------------------------------------------------
                                                 1999                2000                2001
                                                ------              ------              ------

Casino win fees and taxes..................... $ 9,631,000       $ 10,719,000         $ 10,749,000
Basic license and operating fees..............     200,000            200,000              200,000
                                               -----------       ------------         ------------

Total......................................... $ 9,831,000       $ 10,919,000         $ 10,949,000
                                               ===========       ============         ============

Heads of Agreement

     We have an agreement with the Bahamian government, which we refer to as the Heads of Agreement, that governs our gaming taxes and fees in The Bahamas and provides us with certain tax incentives to encourage us to further expand Atlantis. Under this agreement, we currently pay an annual license fee of $100,000 per thousand square feet of casino space, a minimum annual casino win tax of $4.3 million on all gaming win up to $20.0 million and a 10% gaming tax on all gaming win over $20.0 million. Subject to the condition described below, the agreement also provides for tax incentives consisting of a $5.0 million reduction of annual casino license fees and a 50% credit against all win tax on win over $20.0 million until 2009. This tax structure became effective January 1, 1998.

     In order to secure the tax incentives, we were obligated to begin construction of at least 562 rooms on Paradise Island in place of Pirate's Cove Beach Resort, a 562-room hotel on Paradise Island, which we demolished during the fourth quarter of 1998. We had plans for an additional 700-room Phase III hotel project at Atlantis which would have satisfied this condition. However, considering our available development resources and alternative uses of capital, we postponed this project. As a result, in June 2000, we were notified by the Bahamian government that these additional incentives would not be currently realized. Effective July 1, 2000, the casino win tax reverted back to the structure in place prior to January 1, 1998 as follows: there is no change in win tax on gaming win up to $20.0 million, however, we incur 12.5% win tax on gaming win between $20.0 million and $120.0 million, and a 10% win tax on gaming win in excess of $120.0 million. The $5.0 million annual reduction of fees still applies, however, in lieu of the 50% credit on win tax to be paid on gaming win over $20.0 million, we receive a 45% credit on win tax to be paid on gaming win between $20.0 million and $120.0 million. The suspended tax incentives will be prospectively reinstated if and when we meet the expansion targets referenced in the agreement. We estimate that the effect of these additional incentives when we had them in place was an approximate $3.0 million decrease per year in gaming win tax.

     The agreement also provides for a five-year joint marketing agreement that expires in 2003, pursuant to which the Bahamian government agreed to match our contribution, up to $4.0 million annually, toward the direct costs related to staging certain marketing events, public relations activities and the production and placement of advertisements in all media.

     The Heads of Agreement also requires that SIIL control a majority of our board of directors until June 30, 2004. As part of the restructuring of SIIL, we entered into a governance agreement with the shareholders of SIIL that, among other things, required us to submit to our shareholders an amendment to our articles of association that would set the term of our existing directors to expire at our annual general meeting in 2004. At our annual shareholders meeting in September 2001, the amendment to our articles of association were adopted and our existing directors were elected to terms expiring in 2004. We believe that this amendment to our articles of association satisfies the terms of the Heads of Agreement.

The Commonwealth of The Bahamas

     The Commonwealth of The Bahamas had a population of approximately 300,000 in 2001. The Bahamas includes approximately 700 islands, 29 of which are inhabited, and extends from east of the Florida coast to just north of Cuba and Haiti. Over 60% of the population lives on New Providence Island, where Nassau, the capital of The Bahamas, is located. The Bahamas first obtained internal self-government in 1964 and became an independent nation within the British Commonwealth in 1973. The first elections under universal adult suffrage were held in November 1962. The former government was first elected in 1992 and re-elected in March 1997, having succeeded a government that was in power for over 20 years. Most recently, on May 2, 2002 general elections were held and a new government elected, including a new Prime Minister and Deputy Prime Minister. The official language is English.

     The currency of The Bahamas has been tied to the U.S. dollar since 1970 with an official exchange rate of U.S. $1.00 equal to 1.00 Bahamian dollar.

     The Ministry of Tourism spends over $60 million annually to promote The Bahamas and in recent years the former government has made large investments in the expansion of both Nassau Harbor and Nassau International Airport.

Certain Matters Affecting Mohegan Sun

Regulation

     The Mohegan Tribe is a federally recognized Native American tribe whose federal recognition became effective May 15, 1994. In May 1994, the Mohegan Tribe and the State of Connecticut entered into a gaming compact to authorize and regulate Class III gaming operations (slot machines and table games). Under this tribal-state compact, Mohegan Sun is subject to a 25% gaming fee on slot revenues payable to the State of Connecticut so long as the State does not issue any further licenses for gaming operations with slot machines or other commercial casino games (other than to a Native American tribe on Native American land).

     Each of the partners of TCA must be licensed by relevant tribal and state authorities. Each of the partners of TCA has received a gaming registration from the Commissioner of Revenue Services of the State of Connecticut which is subject to annual renewal.

Priority Payments

     Pursuant to subcontracts for management services, organization and administrative services and marketing services provided to TCA, prior to January 1, 2000 we received certain priority payments from TCA. Each of these priority payments was paid from TCA's management fees prior to the pro rata distribution to TCA's partners of TCA's profits. Furthermore, for seven years beginning January 1, 2000, TCA pays us the first $5.0 million of the profits it receives each year pursuant to the relinquishment agreement as a priority payment prior to making pro rata distributions to its partners.

Waiver of Sovereign Immunity

     Pursuant to the relinquishment agreement, the Mohegan Tribe has waived sovereign immunity for the purpose of permitting, compelling or enforcing arbitration and has agreed to be sued by TCA in any court of competent jurisdiction for the purpose of compelling arbitration or enforcing any arbitration or judicial award arising out of TCA's agreement with the Mohegan Tribe. The parties have agreed that all disputes and claims arising out of TCA's agreement with the Mohegan Tribe or the Mohegan Tribe's gaming ordinance will be submitted to binding arbitration, which shall be the sole remedy of the parties, and that punitive damages may not be awarded to either party by any arbitrator. The Mohegan Tribe's waiver of sovereign immunity is limited to enforcement of monetary damages from undistributed or future net revenues of Mohegan Sun (or, under certain conditions, net revenues of other gaming operations of the Mohegan Tribe). Funds earned and paid to the Mohegan Tribe as the Mohegan Tribe's share of net revenues prior to any judgment or award are not subject to the waiver and would not be available for levy pursuant to any judgment or award.

New Jersey Gaming Regulation

     As a result of the Resorts Atlantic City sale, effective April 25, 2001, we no longer operate a casino in Atlantic City. However, as the lessor of real estate in Atlantic City to Colony, KINA is required to maintain a casino service industry license.

Environmental Matters

     We are subject to federal, state and local laws and regulations that:

     o govern activities or operations that may have adverse environmental effects, such as discharges to air and water as well as handling and disposal practices for solid and hazardous wastes, and

     o impose liability for the costs of cleaning up, and certain damages resulting from, past spills, disposals or other releases of hazardous substances.

     From time to time, our operations have resulted or may result in noncompliance with applicable environmental laws. However, past noncompliance has not and we believe that any future noncompliance would not, have a material adverse effect on our financial conditions or results of operations.

     The Mohegan Sun site was formerly occupied by UNC, a naval products manufacturer of, among other things, nuclear reactor fuel components. UNC's facility was officially decommissioned on June 8, 1994, when the Nuclear Regulatory Commission confirmed that all licensable quantities of special nuclear material had been removed from the Mohegan Sun site and that any residual special nuclear material contamination was remediated in accordance with the Nuclear Regulatory Commission-approved decommissioning plan.

     From 1991 through 1993, UNC commissioned an environmental consultant to perform a series of environmental assessments on the Mohegan Sun site, including extensive soil investigations and groundwater monitoring. The environmental assessments detected, among other things, volatile organic chemicals, heavy metals and fuel hydrocarbons in the soil and groundwater. Extensive remediation of contaminated soils and additional investigations were then completed. Although the Mohegan Sun site currently meets applicable remediation requirements, no assurance can be given that the various environmental assessments with respect to the Mohegan Sun site revealed all existing environmental conditions, that any prior owners or tenants of the Mohegan Sun site did not create any material environmental condition not known to the Mohegan Tribal Gaming Authority, that future laws, ordinances or regulations will not impose any material environmental liability or that a material environmental condition does not otherwise exist on Mohegan Sun. Future remediation may be necessary if excavation and construction exposes contaminated soil, which has otherwise been deemed isolated and not subject to cleanup requirements. Such remediation could adversely impact the results of operations of Mohegan Sun and therefore our results of operations and financial conditions.

     In addition, the Environmental Protection Agency has named a predecessor to KINA as a potentially responsible party, or a PRP, under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, or CERCLA, for the cleanup of contamination resulting from past disposals of hazardous waste at the Bay Drum site in Florida, to which the predecessor, among others, sent waste in the past. CERCLA requires PRPs to pay for cleanup of sites at which there has been a release or threatened release of hazardous substances. Courts have interpreted CERCLA to impose strict, joint and several liability upon all persons liable for cleanup costs. As a practical matter, however, at sites where there are multiple PRPs, the costs of cleanup typically are allocated among the parties according to a volumetric or other standard. Because we have only limited information at this time regarding this site and the wastes sent to it by the predecessor, we are unable to determine the extent of our potential liability, if any, at this site.

Property, Plant and Equipment

     Our headquarters and registered office are located at Executive Offices, Coral Towers, Paradise Island, The Bahamas.

     We own or lease properties in The Bahamas, the United States, the United Kingdom and France. Set forth below is a table listing our principal properties as of December 31, 2001:

                                             Owned                                                            Extent
             Name and                          or                 Principal                                  Utilized
             Location                        Leased                  Use         Size        Capacity        Year 2001
             --------                        -------              ---------      ----        --------        ---------
Atlantis...........................       Owned Hotel/Casino                    117 acres      2,317           77.0%
Paradise Island,                                                                               Rooms         Occupancy
The Bahamas
Ocean Club.........................       Owned Hotel/Casino                    35 acres     106 Rooms         57.0%
Paradise Island,                                                                                             Occupancy
The Bahamas

Ocean Club Golf....................       Owned Golf Course                     209 acres       N/A             N/A
Paradise Island,
The Bahamas
Undeveloped Land...................       Owned Future Development              100 acres       N/A             N/A
Paradise Island,
The Bahamas
Undeveloped Land...................       Owned (1)                             23 acres        N/A             N/A
Atlantic City,
New Jersey
Kerzner International                     Leased Administrative and               58,000        400            100%
Resorts Inc........................          Marketing Office and               square feet  Employees
Ft. Lauderdale,                              Travel Agency
Florida

-----------------

(1) Approximately 13 acres are included in the option we granted to Colony in connection with the sale of Resorts Atlantic City, and we lease this property to Colony for $100,000 per month. All other land that we own in Atlantic City is available for sale.

     In addition to the properties listed above, we lease several small administration offices throughout various locations in the United States that we use for marketing purposes. The number of employees at each of these offices is less than ten. We lease a small administrative office in Oxfordshire, United Kingdom, as well as two offices in Paris, France, which Kerzner International Vacances SA, our wholly owned European tour operator subsidiary, uses as a travel agency and a marketing office. We also lease an office outside of Frankfurt, Germany, which we use as a marketing office.

Employees

     Set forth below is a table showing the approximate total number of employees at our properties worldwide by geographic location for the periods indicated.

                                                        As of December 31,                As of March 31,
                                                                                                 2002
                                    -------------------------------------------------------------------------
                                           1999          2000             2001
                                           ----          ----             ----

The Bahamas.........................         5,700         5,800            5,800                5,800
Atlantic City.......................         3,300         3,300            --(1)                   --
Other...............................           500           500              400                  400

-----------------

(1)  Reflects the sale of Resorts Atlantic City on April 25, 2001.

     We do not employ a significant number of temporary workers.

     In The Bahamas, as of March 31, 2002, approximately 3,800 employees are represented by The Bahamas Catering and Allied Workers Union. Kerzner International Bahamas Limited participates in The Bahamas Hotel Employers Association, which represents resort operators in the Paradise Island-New Providence Island area. The association's existing contract with the union expires January 1, 2003. Labor relations in The Bahamas have been unstable at times with occasional work stoppages occurring, not only at Atlantis, but also at publicly run entities such as the Bahamian Electric Corporation and Bahamas Telephone Company. As the country's largest private employer, we are sometimes the target of labor disputes.

Legal Proceedings

     From time to time, we are a party to litigation which arises in the ordinary course of business. We are not currently a party to any litigation that we believe would be likely to have a material adverse effect on us.

     In October 2001, we commenced a lawsuit in the Supreme Court of the State of New York against Kersaf and certain of its subsidiaries for breach of contract, breach of confidentiality, tortious interference with prospective business relations and unjust enrichment. The gravamen of the complaint is that, shortly after entering into the settlements described under "Major Shareholders and Related Party Transactions," Kersaf breached them by engaging in business in areas of the world from which it was contractually barred from doing business and that Kersaf misused confidential information to which it had access to interfere with and attempt to usurp business opportunities that rightly belonged to us. In the lawsuit, we seek compensatory damages in an amount to be determined, punitive damages in an amount not less than $50 million and a permanent injunction barring Kersaf from violating its agreements with us in the future. Kersaf has since moved to dismiss a portion of the action for lack of jurisdiction and the entire action on the ground that the New York court is an inconvenient forum in which to hear the parties' dispute. The motion was scheduled to be heard by the court in June 2002.

     A suit was brought against Kerzner International and Kerzner International Bahamas Limited for wrongful death arising from an August 8, 2000 snorkeling accident which occurred in the Paradise Lagoon at Atlantis and resulted in the death of a fourteen-year old boy. We have asserted third-party claims against the general contractor, sub-contractor and the design professional that were involved in the Phase I construction project. The three third-party defendants have filed procedural motions to dismiss challenging venue and lack of personal jurisdiction that remain pending. Trial is scheduled to begin in December 2002. We maintain general liability insurance coverage for ourselves and our subsidiaries covering our Atlantis operations.

                                  MANAGEMENT

Directors and Senior Management

     Our current directors are:

                                          Country of        Director
Name                                      Citizenship        Since
----                                      ----------        ---------
Solomon Kerzner.......................... South Africa       1993
Peter N. Buckley......................... United Kingdom     1994
Howard S. Marks.......................... United States      1994
Eric B. Siegel........................... United States      1994
Heinrich von Rantzau..................... Germany            2001

     Our current executive officers are:

                                                                                                     Executive
                                                                                                     Officer
Name                                            Title                                      Age        Since
----                                            -----                                     -----      ---------

Solomon Kerzner..................... Chairman and Chief Executive Officer                  66           1993
Howard B. Kerzner................... President                                             38           1995
Charles D. Adamo.................... Executive Vice President-Corporate Development        41           1995
John R. Allison..................... Executive Vice President-Chief Financial Officer      56           1994


     The executive officers serve indefinitely at the pleasure of the board of directors.

     Solomon Kerzner, Chairman and Chief Executive Officer: Mr. Kerzner has been our Chairman and Chief Executive Officer since October 1993 and from October 1993 to June 1996 he served as our President. Mr. Kerzner is the Chairman of World Leisure Group Limited, a British Virgin Islands corporation, which owns approximately 16.2% of our shares and has the right to vote an additional 10.3% of our shares. Mr. Kerzner is one of the visionary leaders of the resort and gaming industries. Prior to founding Kerzner International, Mr. Kerzner pioneered the concept of an entertainment and gaming destination resort designed and managed to appeal to multiple market segments by developing Sun City, located near Johannesburg, South Africa. Sun City features four hotels with approximately 1,300 rooms, an entertainment center that includes a 6,000-seat indoor superbowl, a 46-acre man-made lake for watersports and approximately 55,000 square feet of gaming space. In 1992, Sun City was expanded to include The Lost City, a themed resort which features a 350-room luxury hotel and a man-made jungle in which over one million trees were transplanted. Mr. Kerzner has been responsible for the development of 21 hotels and founded both of southern Africa's largest hotel groups, Southern Sun Hotels and Sun International South Africa. We do not have any interest in any of the southern African properties developed by Mr. Kerzner. Mr. Kerzner is the father of Mr. Howard B. Kerzner.

     Howard B. Kerzner, President: Mr. Kerzner joined Kerzner International in May 1995 as Executive Vice President-Corporate Development and has been President since June 1996. Prior to that time, he was Director- Corporate Development of SIIL from September 1992. Previously, Mr. Kerzner was an Associate of Lazard Freres & Co. LLC from September 1991. Prior to that Mr. Kerzner worked for the First Boston Corporation. Mr. Kerzner is the son of Mr. Solomon Kerzner.

     Charles D. Adamo, Executive Vice President-Corporate Development & General Counsel: Mr. Adamo joined Kerzner International in May 1995 as General Counsel and has been responsible for corporate development since January 1997. Prior to that time, he was Group Legal Advisor of SIIL from September 1994. Previously, Mr. Adamo was engaged in the practice of law at the firm of Cravath, Swaine & Moore in New York from 1986. Mr. Adamo is admitted to the bar in the State of New York.

     John R. Allison, Executive Vice President-Chief Financial Officer: Mr. Allison joined Kerzner International in May 1995 as Chief Financial Officer. Mr. Allison joined SIIL in March 1994 as Group Financial Director. From December 1987 until February 1994, Mr. Allison was Financial Director of Sun

International Inc., a resort and management holding company with interests in approximately 27 hotels in southern Africa. Prior to that time, he was the Group Financial Director of Kimberly-Clark (South Africa) Limited for four years. He is a fellow of the Institute of Chartered Accountants in England and Wales and a member of the South African Institute of Chartered Accountants.

     Peter N. Buckley, Director: Mr. Buckley has been a Director since April 1994. Mr. Buckley is Chairman and Chief Executive Officer of Caledonia, which owns approximately 21.0% of our shares and has the right to vote an additional 10.3% of our shares. In 1994 he was appointed Chairman of Caledonia, having been Deputy Chairman and Chief Executive since 1987. He is also Chairman of English & Scottish Investors PLC and Bristow Helicopter Group Limited. He is a non-executive Director of Close Brothers Group plc, Offshore Logistics, Inc. (a NASDAQ listed company) and The Telegraph PLC.

     Howard S. Marks, Director: Mr. Marks has been a Director since April 1994. Mr. Marks is Chairman of Oaktree Capital Management, LLC, which manages funds in excess of $20.0 billion for institutional investors. Previously, Mr. Marks was employed by The TCW Group, Inc. where he became Chief Investment Officer for Domestic Fixed Income and President of its largest affiliate, TCW Asset Management Company.

     Eric B. Siegel, Director: Mr. Siegel has been a Director since April 1994. Mr. Siegel is a retired limited partner of Apollo Advisors, L.P. Mr. Siegel is also a Director and member of the executive committee of El Paso Electric Company, a publicly traded utility company.

     Heinrich von Rantzau, Director: Mr. von Rantzau has been a director since July 2001. Mr. von Rantzau is a principal of Cement Merchants SA and an executive of Deutsche Afrika-Linien GmbH, Reederei John T. Essberger and VORA Schiffahrts-und Beteiligungsgesellschaft gmbH. Mr. von Rantzau is a board member of The United Kingdom Mutual Steam Ship Assurance Association (Bermuda) Limited and a member of the Trade Advisory Board of Germanischer Lloyd, Lloyd's Register of Shipping and German National Committee.


Board Practices

     Pursuant to our Articles of Association, as amended, our maximum number of directors is fixed at five. At our September 24, 2001 annual meeting of shareholders, our existing directors, consisting of Messrs. S. Kerzner, Buckley, Marks, Siegel and von Rantzau were elected to terms set to expire at our annual general meeting to be held in 2004.

     Our board of directors has appointed an audit committee of the board consisting of Messrs. Buckley, Marks and Siegel. Members of the audit committee comprise individuals who have no relationship to us that may interfere with the exercise of their independence from us and our management. To ensure complete independence, Arthur Andersen LLP historically has had full and free access to meet with the audit committee, without management representatives present, to discuss the results of the audit, the adequacy of internal controls and the quality of financial reporting. The primary function of the audit committee is to assist our board of directors in fulfilling its oversight responsibilities by reviewing the financial information that will be provided to the stockholders and others, the systems of internal controls that our management and board of directors have established and the audit process. The audit committee meets four times per year.

     We also have a remuneration committee consisting of Messrs. S. Kerzner, Buckley, Marks and Siegel. The remuneration committee is mandated to review and adopt our executive compensation plans and policies, including the adoption of stock option plans and the granting of options to senior executives thereunder.

     Our stock option committee, consisting of Messrs. S. Kerzner, H. Kerzner and Adamo, is authorized to grant stock options under our stock options plan in amounts not to exceed 100,000 ordinary shares in any one quarter or 15,000 options per grant for any one individual.

               MAJOR SHAREHOLDERS AND RELATED PARTY TRANSACTIONS

Restructuring of Relationship with Majority Shareholder

     On July 3, 2001, we announced the restructuring of our former majority shareholder, SIIL, and the resolution of certain matters with SIIL and certain of its shareholders. Pursuant to the restructuring, SIIL was dissolved and its shareholders received interests in Kerzner International directly proportionate to their interests in SIIL. The former shareholders of SIIL currently beneficially own approximately 57.7% of our issued and outstanding shares. SIIL was owned in equal thirds by Kersaf, Caledonia and WLG, a company controlled by a Kerzner family trust. SIIL previously was governed by a shareholders agreement pursuant to which all major decisions of SIIL required the unanimous consent of its shareholders. Kersaf operates a number of hotel, casino and resort properties in southern Africa under the "Sun International" name and there has been some confusion regarding the use of the Sun International name by both Kersaf and us. As part of the restructuring and settlement:

     o The SIIL shareholders agreement was terminated effective July 3, 2001 and SIIL was dissolved in May 2002. SIIL's shareholders now hold their shares in us directly.

     o Kersaf has granted a proxy to vote half of its shares to WLG and half of its shares to Caledonia. As a result, Caledonia owns shares representing approximately 21.0% of our outstanding shares and has the right to vote an additional 10.3% and WLG owns shares representing 16.2% of our outstanding shares and has the right to vote an additional 10.3%.

     o Cement Merchants SA, or CMS, a partner in Kersaf's hotel, casino and resort management activities in southern Africa, owns shares representing approximately 6.1% of our outstanding shares. Heinrich von Rantzau, a principal of CMS, has joined our board of directors.

     o Kersaf, Caledonia and WLG have agreed to certain standstill provisions through June 2006 pursuant to which each of them will refrain from proposing or consummating certain extraordinary corporate transactions involving us, including any merger or the sale of substantially all of our assets. See "Major Shareholders and Related Party Transactions--Registration Rights and Governance Agreement."

     o Pursuant to a registration rights and governance agreement, we granted certain registration rights to Kersaf, Caledonia, WLG and CMS, and Kersaf has agreed to sell not less than two million of our ordinary shares in a registered public offering before June 30, 2002 (which date was subsequently amended to October 30, 2002), subject to certain extensions. See "Major Shareholders and Related Party Transactions--Registration Rights and Governance Agreement."

     o The terms of our directors, consisting of Messrs. S. Kerzner, Buckley, Siegel, Marks and von Rantzau, have been extended until our annual general shareholders meeting in 2004, which we believe will satisfy our agreement with the Bahamian government that SIIL control a majority of the board of directors until June 30, 2004. See "Certain Matters Affecting Our Bahamian Operations--Heads of Agreement."

     o We agreed that, after a transition period not to exceed one year from July 3, 2001, we would cease using the names "Sun" and "Sun International" and, as between the parties, Kersaf would have exclusive rights to use such names. On July 1, 2002, we announced that we had changed our corporate name to Kerzner International Limited. Our ordinary shares, which formerly traded on The New York Stock Exchange under the symbol "SIH," now trade under the ticker symbol "KZL." We do not expect any change in our business or operations as a result of the name change.

     o Kersaf may pursue a potential resort development project in Port Ghalib, Egypt, and we will receive between 25% and 50% of Kersaf's gross receipts from this project, if consummated, such percentage to be determined based on certain thresholds.

     o Kersaf made a one-time payment of $3.5 million to us and issued a secured note to us with a principal amount of $12.0 million and a maturity date of June 30, 2003. In December 2001, Kersaf repaid in full the principal amount of the note and accrued interest.

     In October 2001, we commenced a lawsuit against Kersaf and certain of its subsidiaries. See "Business--Legal Proceedings."

Major Shareholders

     As of April 30, 2002, we had 27,716,010 shares outstanding. The following table sets forth certain information as of April 30, 2002, after giving effect to the dissolution of SIIL, regarding the beneficial ownership of Kerzner International's ordinary shares by: (i) any person who is known to us to be the owner of more than 5% of any class of our voting securities and (ii) our directors and officers as a group:

                                                                  Percent of
Beneficial Owner                                    Amount           Class
----------------                                    ------        ----------

Caledonia Investments plc....................    8,673,948(1)        31.2%
Baron Capital Group, Inc.....................       5,627,735        20.3%
World Leisure Group Limited..................    7,361,448(2)        26.5%
Cement Merchants SA..........................       1,686,984         6.1%
Kersaf Investments Limited...................    5,733,310(3)        20.6%
Directors and officers as a group
(excluding shares deemed owned
by WLG and S. Kerzner).......................              --     less than 1%


-----------------

(1) Includes 2,866,655 shares owned by Kersaf with respect to which Kersaf has granted the right to vote by proxy.

(2) Includes 2,866,655 shares owned by Kersaf with respect to which Kersaf has granted the right to vote by proxy.

(3)  Kersaf has no right to vote these shares.

Related Party Transactions

     Set forth below is a summary of certain agreements that have been entered into or transactions that have occurred since January 1, 2000 involving us and any of our subsidiaries, affiliates or key management.

Registration Rights and Governance Agreement

     As part of the SIIL reorganization, we entered into a registration rights and governance agreement with Kersaf, WLG, Caledonia, CMS and certain of their affiliates. Among other things, under this agreement:

     o we have granted certain registration rights to Kersaf, Caledonia, WLG and CMS in respect of their Kerzner International ordinary shares, and Kersaf has agreed to sell not less than 2.0 million of our shares in a registered public offering before June 30, 2002 (which date was subsequently amended to October 30, 2002), subject to certain extensions;

     o we submitted to our shareholders an amendment to our articles of association that was adopted in September 2001 and set the term of our existing directors to expire at our annual general meeting in 2004;

     o Kersaf has agreed until June 30, 2006 not to acquire any of our shares. In addition, subject to certain rights of first refusal as between themselves, each of Caledonia, WLG and CMS has agreed not to acquire any additional shares of Kerzner International in excess of
         0.9 million, in the case of Caledonia and WLG, and 4.0 million, in the case of CMS, prior to June 30, 2006, in each case subject to certain exceptions; and

     o Kersaf, Caledonia, CMS and WLG will refrain from proposing or consummating certain extraordinary corporate transactions involving us, including any merger or the sale of substantially all of our assets, unless an independent third party proposes such an extraordinary corporate transaction and our Board of Directors determines to enter into discussions or negotiations with that third party.

     This summary is qualified in its entirety by reference to the particular provisions of the registration rights and governance agreement, incorporated by reference hereto to Exhibit 10.8 of our registration statement on Form F-4 filed on September 21, 2001.

Harborside Promissory Notes

     In conjunction with Starwood, we have entered into a series of promissory notes with Harborside at Atlantis to fund the construction cost of the timeshare development. As of December 31, 2001, we had advanced a total of $25.0 million to Harborside at Atlantis. Of this amount, Harborside at Atlantis has repaid $3.5 million to us resulting in an outstanding balance of $21.5 million as of December 31, 2001. During the first quarter of 2002, Harborside at Atlantis repaid an additional $2.1 million to us. As of April 30, 2002, the principal amount owed to us is $19.5 million. The loans we made were made simultaneously with loans from Starwood. Our loans and the Starwood loans mirror each other in amounts, terms and conditions. Interest on the loans accrues at a rate of LIBOR plus 250 basis points. Our loans and the Starwood loans are pari passu with respect to payments of principal and accrued interest and such payments will be made as cash is available from the sale of timeshare units.

Management Services and Fees

     We provide management services to Sun Resorts Limited, a Mauritius company in which we currently own a 20.4% equity interest. Pursuant to the management agreement with Sun Resorts Limited, we provide comprehensive management services under individual management agreements relating to each of Le Saint Geran, Le Touessrok, La Pirogue, Sugar Beach and Le Coco Beach resort hotels which Sun Resorts Limited owns. The term of each of these management agreements expires in December 2008.

     We provide management services to Kanuhura, a Maldives company in which we currently own a 25% equity interest. The terms of the management agreement run concurrent with the terms of a lease between Kanuhura and the government of the Maldives to lease Kanuhura. That lease expires in 2026 and is subject to extension.

     We also provide management services to Harborside at Atlantis, a joint venture in which we own a 50% equity interest.

Office Lease

     Effective February 2002, we entered into a lease agreement with Tennyson Properties Limited whereby we are leasing office space in Buckinghamshire in the United Kingdom for a period of 15 years. The annual rent is approximately (pound)205,000 (which is the equivalent of approximately $300,000 at December 31, 2001) and is subject to increase every five years to the current fair market value. Tennyson Properties Limited is owned by a family trust established by Solomon Kerzner.

Long-Term Contract Fees

     In 2001, we received $3.1 million from Kersaf pursuant to a long-term contract. This payment was established at $2.4 million in 1994 and increases at a rate of 3.0% per year and has been paid annually.

                              THE EXCHANGE OFFER

Purpose of the Exchange Offer

     In connection with the sale of the Old Notes, we entered into a registration rights agreement with the initial purchasers, under which we agreed to use our best efforts to file and have declared effective an exchange offer registration statement under the Securities Act.

     We are making the exchange offer in reliance on the position of the SEC as set forth in certain no-action letters. However, we have not sought our own no-action letter. Based upon these interpretations by the SEC, we believe that a holder of New Notes, but not a holder who is our "affiliate" within the meaning of Rule 405 of the Securities Act, who exchanges Old Notes for New Notes in the exchange offer, generally may offer the New Notes for resale, sell the New Notes and otherwise transfer the New Notes without further registration under the Securities Act and without delivery of a prospectus that satisfies the requirements of Section 10 of the Securities Act. This does not apply, however, to a holder who is our "affiliate" within the meaning of Rule 405 of the Securities Act. We also believe that a holder may offer, sell or transfer the New Notes only if the holder acquires the New Notes in the ordinary course of its business and is not participating, does not intend to participate and has no arrangement or understanding with any person to participate in a distribution of the New Notes.

     Any holder of the Old Notes using the exchange offer to participate in a distribution of New Notes cannot rely on the no-action letters referred to above. This includes a broker-dealer that acquired Old Notes directly from us, but not as a result of market-making activities or other trading activities. Consequently, the holder must comply with the registration and prospectus delivery requirements of the Securities Act in the absence of an exemption from such requirements.

     Each broker-dealer that receives New Notes for its own account in exchange for Old Notes, as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. The letter of transmittal states that by acknowledging and delivering a prospectus, a broker-dealer will not be considered to admit that it is an "underwriter" within the meaning of the Securities Act. We have agreed that for a period of 180 days after the expiration date, we will make this prospectus available to broker-dealers for use in connection with any such resale. See "Plan of Distribution."

     Except as described above, this prospectus may not be used for an offer to resell, resale or other transfer of New Notes.

     The exchange offer is not being made to, nor will we accept tenders for exchange from, holders of Old Notes in any jurisdiction in which the exchange offer or the acceptance of it would not be in compliance with the securities or blue sky laws of such jurisdiction.


Terms of the Exchange

     Upon the terms and subject to the conditions of the exchange offer, we will accept any and all Old Notes validly tendered prior to 5:00 p.m., New York time, on the expiration date. The date of acceptance for exchange of the Old Notes, and completion of the exchange offer, is the exchange date, which will be the first business day following the expiration date (unless extended as described in this document). We will issue, on or promptly after the exchange date, an aggregate principal amount of up to $200,000,000 of New Notes for a like principal amount of outstanding Old Notes tendered and accepted in connection with the exchange offer. The New Notes issued in connection with the exchange offer will be delivered on the earliest practicable date following the exchange date. Holders may tender some or all of their Old Notes in connection with the exchange offer, but only in $1,000 increments of principal amount.

     The terms of the New Notes are identical in all material respects to the terms of the Old Notes, except that the New Notes have been registered under the Securities Act and are issued free from any covenant regarding registration, including the payment of liquidated damages upon a failure to file or have declared effective an exchange offer registration statement or to complete the exchange offer by certain dates. The New Notes will evidence the same debt as the Old Notes and will be issued under the same indenture and entitled to the same benefits under that indenture as the Old Notes being exchanged. As of the date of this prospectus, $200,000,000 in aggregate principal amount of the Old Notes is outstanding.

     In connection with the issuance of the Old Notes, we arranged for the Old Notes originally purchased by qualified institutional buyers and those sold in reliance on Regulation S under the Securities Act to be issued and transferable in book-entry form through the facilities of The Depository Trust Company, acting as depositary. Except as described under "Description of Notes--Book-Entry, Delivery and Form," the New Notes will be issued in the form of a global note registered in the name of DTC or its nominee and each beneficial owner's interest in it will be transferable in book-entry form through DTC. See "Description of Notes--Book-Entry, Delivery and Form."

     Holders of Old Notes do not have any appraisal or dissenters' rights in connection with the exchange offer. Old Notes which are not tendered for exchange or are tendered but not accepted in connection with the exchange offer will remain outstanding and be entitled to the benefits of the indenture under which they were issued, but certain registration and other rights under the registration rights agreement will terminate and holders of the Old Notes will generally not be entitled to any registration rights under the registration rights agreement (subject to limited exceptions).

     We shall be considered to have accepted validly tendered Old Notes if and when we have given oral or written notice to the exchange agent. The exchange agent will act as agent for the tendering holders for the purposes of receiving the New Notes from us.

     If any tendered Old Notes are not accepted for exchange because of an invalid tender, the occurrence of certain other events described in this prospectus or otherwise, we will return the Old Notes, without expense, to the tendering holder as promptly as possible after the expiration date.

     Holders who tender Old Notes will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes on exchange of Old Notes in connection with the exchange offer. We will pay all charges and expenses, other than certain applicable taxes described below, in connection with the exchange offer. See "--Fees and Expenses."


Expiration Date; Extensions; Amendments

     The expiration date for the exchange offer is 5:00 p.m., New York City time, on September 9, 2002, unless extended by us in our sole discretion, in which case the term "expiration date" shall mean the latest date and time to which the exchange offer is extended.

     We reserve the right, in our sole discretion:

     o to delay accepting any Old Notes, to extend the offer or to terminate the exchange offer if, in our reasonable judgment, any of the conditions described below shall not have been satisfied, by giving oral or written notice of the delay, extension or termination to the exchange agent, and

     o   to amend the terms of the exchange offer in any manner.

     If we amend the exchange offer in a manner that we consider material, we will disclose such amendment by means of a prospectus supplement, and we will extend the exchange offer for a period of five to ten business days.

     If we determine to make a public announcement of any delay, extension, amendment or termination of the exchange offer, we will do so by making a timely release through an appropriate news agency.


Interest on the New Notes

     Interest on the New Notes will accrue at the rate of 8-7/8% per annum from the most recent date to which interest on the New Notes has been paid or, if no interest has been paid, from the date of the indenture governing the notes. Interest will be payable semiannually in arrears on February 15 and August 15, commencing on August 15, 2002. On August 15, 2002, we will pay interest on the New Notes, the Old Notes and the 2001 Notes for the full six-month period from and including February 15, 2002 to but not including August 15, 2002.


Conditions to the Exchange Offer

     Despite any other term of the exchange offer, we will not be required to accept for exchange, or exchange New Notes for, any Old Notes and may terminate the exchange offer as provided in this prospectus before the acceptance of the Old Notes, if:

     o any action or proceeding is instituted or threatened in any court or by or before any governmental agency relating to the exchange offer which, in our reasonable judgment, might materially impair our ability to proceed with the exchange offer or materially impair the contemplated benefits of the exchange offer to us, or any material adverse development has occurred in any existing action or proceeding relating to us or any of our subsidiaries;

     o any change, or any development involving a prospective change, in our business or financial affairs or any of our subsidiaries has occurred which, in our reasonable judgment, might materially impair our ability to proceed with the exchange offer or materially impair the contemplated benefits of the exchange offer to us;

     o any law, statue, rule or regulation is proposed, adopted or enacted, which in our reasonable judgment, might materially impair our ability to proceed with the exchange offer or materially impair the contemplated benefits of the exchange offer to us; or

     o any governmental approval has not been obtained, which approval we, in our reasonable discretion, consider necessary for the completion of the exchange offer as contemplated by this prospectus.

     The conditions listed above are for our sole benefit and may be asserted by us regardless of the circumstances giving rise to any of these conditions. We may waive these conditions in our reasonable discretion in whole or in part at any time and from time to time. The failure by us at any time to exercise any of the above rights shall not be considered a waiver of such right, and such right shall be considered an ongoing right which may be asserted at any time and from time to time.

     If we determine in our reasonable discretion that any of the conditions are not satisfied, we may:

     o refuse to accept any Old Notes and return all tendered Old Notes to the tendering holders;

     o extend the exchange offer and retain all Old Notes tendered before the expiration of the exchange offer, subject, however, to the rights of holders to withdraw these Old Notes (See "--Withdrawal of Tenders" below); or

     o waive unsatisfied conditions relating to the exchange offer and accept all properly tendered Old Notes which have not been withdrawn.

Procedures for Tendering

     Unless the tender is being made in book-entry form, to tender in the exchange offer, a holder must

     o complete, sign and date the letter of transmittal, or a facsimile of it,

     o have the signatures guaranteed if required by the letter of transmittal, and

     o mail or otherwise deliver the letter of transmittal or the facsimile, the Old Notes and any other required documents to the exchange agent prior to 5:00 p.m., New York City time, on the expiration date.

     Any financial institution that is a participant in DTC's Book-Entry Transfer Facility system may make book-entry delivery of the Old Notes by causing DTC to transfer the Old Notes into the exchange agent's account. Although delivery of Old Notes may be effected through book-entry transfer into the exchange agent's account at DTC, the letter of transmittal (or facsimile), with any required signature guarantees and any other required documents, must, in any case, be transmitted to and received or confirmed by the exchange agent at its address set forth under the caption "exchange agent" below, prior to 5:00 p.m., New York City time, on the expiration date. Delivery of documents to DTC in accordance with its procedures does not constitute delivery to the exchange agent.

     The tender by a holder of Old Notes will constitute an agreement between us and the holder in accordance with the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal.

     The method of delivery of Old Notes and the letter of transmittal and all other required documents to the exchange agent is at the election and risk of the holders. Instead of delivery by mail, we recommend that holders use an overnight or hand delivery service. In all cases, holders should allow sufficient time to assure delivery to the exchange agent before the expiration date. No letter of transmittal of Old Notes should be sent to us. Holders may request their respective brokers, dealers, commercial banks, trust companies or nominees to effect the tenders for such holders.

     Any beneficial owner whose Old Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered holder promptly and instruct such registered holder to tender on behalf of the beneficial owner. If the beneficial owner wishes to tender on that owner's own behalf, the owner must, prior to completing and executing the letter of transmittal and delivery of such owner's Old Notes, either make appropriate arrangements to register ownership of the Old Notes in the owners' name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take a considerable period of time.

     Signature on a letter of transmittal or a notice of withdrawal must be guaranteed by an eligible guarantor institution within the meaning of Rule 17Ad-15 under the Exchange Act, unless the Old Notes tendered pursuant thereto are tendered:

     o by a registered holder who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the letter of transmittal, or

     o   for the account of an eligible guarantor institution.

     In the event that signatures on a letter or transmittal or a notice of withdrawal are required to be guaranteed, such guarantee must be by:

     o a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc.,

     o a commercial bank or trust company having an office or correspondent in the United States, or

     o   an "eligible guarantor institution."

     If the letter of transmittal is signed by a person other than the registered holder of any Old Notes, the Old Notes must be endorsed by the registered holder or accompanied by a properly completed bond power, in each case signed or endorsed in blank by the registered holder.

     If the letter of transmittal or any Old Notes or bond powers are signed or endorsed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing and, unless such requirement is waived by us, submit evidence satisfactory to us of their authority to act in that capacity with the letter of transmittal.

     We will determine all questions as to the validity, form, eligibility (including time of receipt) and acceptance and withdrawal of tendered Old Notes in our sole discretion. We reserve the absolute right to reject any and all Old Notes not properly tendered or any Old Notes whose acceptance by us would, in the opinion of our counsel, be unlawful. We also reserve the right to waive any defects, irregularities or conditions of tender as to any particular Old Notes either before or after the expiration date. Our interpretation of the terms and conditions of the exchange offer (including the instructions in the letter of transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Old Notes must be cured within a time period we will determine. Although we intend to request the exchange agent to notify holders of defects or irregularities relating to tenders of Old Notes, none of we, the exchange agent nor any other person will have any duty or incur any liability for failure to give such notification. Tenders of Old Notes will not be considered to have been made until such defects or irregularities have been cured or waived. Any Old Notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the exchange agent to the tendering holders, unless otherwise provided in the letter of transmittal, as soon as practicable following the expiration date.

     In addition, we reserve the right, as set forth above under the caption "Conditions to the Exchange Offer," to terminate the exchange offer.

     By tendering, each holder represents to us, among other things, that:

     o the New Notes acquired in connection with the exchange offer are being obtained in the ordinary course of business of the person receiving the New Notes, whether or not such person is the holder;

     o neither the holder nor any such other person has an arrangement or understanding with any person to participate in the distribution of such New Notes; and

     o neither the holder nor any such other person is our "affiliate" (as defined in Rule 405 under the Securities Act).

     If the holder is a broker-dealer that will receive New Notes for its own account in exchange for Old Notes, it will acknowledge that it acquired such Old Notes as the result of market-making activities or other trading activities and it will deliver a prospectus in connection with any resale of such New Notes. See "Plan of Distribution."


Guaranteed Delivery Procedures

     A holder who wishes to tender its Old Notes and:

     o   whose Old Notes are not immediately available;

     o who cannot deliver the holder's Old Notes, the letter of transmittal or any other required documents to the exchange agent prior to the expiration date; or

     o who cannot complete the procedures for book-entry transfer before the expiration date may effect a tender if:

     o   the tender is made through an eligible guarantor institution;

     o before the expiration date, the exchange agent receives from the eligible guarantor institution:

          -- a properly completed and duly executed notice of guaranteed delivery by facsimile transmission, mail or hand delivery,

          -- the name and address of the holder, and

          -- the certificate number(s) of the Old Notes and the principal amount of Old Notes tendered, stating that the tender is being made and guaranteeing that, within three New York Stock Exchange trading days after the expiration date, the letter of transmittal and the certificates representing the Old Notes (or a confirmation of book- entry transfer), and any other documents required by the letter of transmittal will be deposited by the eligible guarantor institution with the exchange agent; and

     o the exchange agent receives, within three New York Stock Exchange trading days after the expiration date, a properly completed and executed letter of transmittal or facsimile, as well as the certificate(s) representing all tendered Old Notes in proper form for transfer or a confirmation of book-entry transfer, and all other documents required by the letter of transmittal.


Withdrawal of Tenders

     Except as otherwise provided herein, tenders of Old Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the expiration date.

     To withdraw a tender of Old Notes in connection with the exchange offer, a written facsimile transmission notice of withdrawal must be received by the exchange agent at its address set forth herein prior to 5:00 p.m., New York City time, on the expiration date. Any such notice of withdrawal must:

     o specify the name of the person who deposited the Old Notes to be withdrawn,

     o identify the Old Notes to be withdrawn (including the certificate number or numbers and principal amount of such Old Notes),

     o be signed by the depositor in the same manner as the original signature on the letter of transmittal by which such Old Notes were tendered (including any required signature guarantees) or be accompanied by documents or transfer sufficient to have the trustee register the transfer of such Old Notes into the name of the person withdrawing the tender, and

     o specify the name in which any such Old Notes are to be registered, if different from that of the depositor.

     We will determine all questions as to the validity, form and eligibility (including time of receipt) of such withdrawal notices. Any Old Notes so withdrawn will be considered not to have been validly tendered for purposes of the exchange offer, and no New Notes will be issued in exchange for such Old Notes unless the Old Notes withdrawn are validly re-tendered. Any Old Notes that have been tendered but are not accepted for exchange or are withdrawn will be returned to the holder without cost to such holder as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn Old Notes may be re-tendered by following one of the procedures described above under the caption "Procedures for Tendering" at any time prior to the expiration date.


Exchange Agent

          The Bank of New York has been appointed as exchange agent in connection with the exchange offer. Questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal should be directed to the exchange agent, at its offices at 101 Barclay Street - Floor 7E, Corporate Trust Operations, Reorganization Unit, New York, N.Y. 10286. The exchange agent's telephone number is (212) 815-5076 and facsimile number is (212) 298-1915.


Fees and Expenses

     We will not make any payment to brokers, dealers or others soliciting acceptances of the exchange offer. We will pay certain other expenses to be incurred in connection with the exchange offer, including the fees and expenses of the exchange agent, accounting and certain legal fees.

     Holders who tender their Old Notes for exchange will not be obligated to pay transfer taxes. If, however:

     o New Notes are to be delivered to, or issued in the name of, any person other than the registered holder of the Old Notes tendered, or

     o tendered Old Notes are registered in the name of any person other than the person signing the letter of transmittal, or

     o a transfer tax is imposed for any reason other than the exchange of Old Notes in connection with the exchange offer,

then the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption from them is not submitted with the letter of transmittal, the amount of such transfer taxes will be billed directly to the tendering holder.


Accounting Treatment

     The New Notes will be recorded at the same carrying value as the Old Notes as reflected in our accounting records on the date of the exchange. Accordingly, we will not recognize any gain or loss for accounting purposes upon the completion of the exchange offer. The expenses of the exchange offer that we pay will increase our deferred financing costs in accordance with generally accepted accounting principles.

Consequences of Failures to Properly Tender Old Notes in the Exchange

     Issuance of the New Notes in exchange for the Old Notes under the exchange offer will be made only after timely receipt by the exchange agent of such Old Notes, a properly completed and duly executed letter of transmittal and all other required documents. Therefore, holders of the Old Notes desiring to tender such Old Notes in exchange for New Notes should allow sufficient time to ensure timely delivery. We are under no duty to give notification of defects or irregularities of tenders of Old Notes for exchange. Old Notes that are not tendered or that are tendered but not accepted by us will, following completion of the exchange offer, continue to be subject to the existing restrictions upon transfer thereof under the Securities Act, and, upon completion of the exchange offer, certain registration rights under the registration rights agreement will terminate.

     In the event the exchange offer is completed, we generally will not be required to register the remaining Old Notes (subject to limited exceptions). Remaining Old Notes will continue to be subject to the following restrictions on transfer:

     o the remaining Old Notes may be resold only if registered pursuant to the Securities Act, if any exemption from registration is available, or if neither such registration nor such exemption is required by law, and

     o the remaining Old Notes will bear a legend restricting transfer in the absence of registration or an exemption.

     We do not currently anticipate that we will register the remaining Old Notes under the Securities Act. To the extent that Old Notes are tendered and accepted in connection with the exchange offer, any trading market for remaining Old Notes could be adversely affected.

                           DESCRIPTION OF NEW NOTES

     The New Notes will be issued under the indenture dated August 14, 2001 (the "Original Indenture"), among the Issuers, the Guarantors, and The Bank of New York, as trustee (the "Trustee"), as amended by the first supplemental indenture dated as of September 19, 2001 and the second supplemental indenture dated May 20, 2002 (the Original Indenture, as amended, the "Indenture"). The following summaries of certain material provisions of the Indenture and the registration rights agreement dated May 20, 2002 (the "Registration Rights Agreement"), by and among the Issuers, the Guarantors and the initial purchasers do not purport to be complete, and where reference is made to particular provisions of the Indenture and the Registration Rights Agreement, such provisions, including the definitions of certain terms, are incorporated by reference as a part of such summaries or terms, which are qualified in their entirety by such reference.

     Unless the context otherwise requires, in this section "Notes" means the New Notes, the Old Notes, the 2001 Notes and any Additional Securities issued in the future pursuant to the Indenture, as described below under "--Principal, Maturity and Interest; Additional Notes."

     The definitions of certain capitalized terms used in the following summary are set forth below under "--Certain Definitions." For purposes of this section, references to "Issuers" or "we," "our," or "us" include only Kerzner International Limited ("Kerzner International") and Kerzner International North America, Inc. ("KINA") and their respective successors in accordance with the terms of the Indenture and, except pursuant to the terms of the Guarantees, not their respective Subsidiaries.

Brief Description of the Notes and the Guarantees

The Notes

     The Notes will be:

     o   our unsecured senior subordinated obligations;

     o   subordinated in right of payment to certain of our other obligations;

     o ranked equal in right of payment with all of our existing and future senior subordinated Indebtedness;

     o effectively subordinated to all of our secured Indebtedness to the extent of the collateral securing such Indebtedness; and

     o   guaranteed on a senior subordinated basis by the Guarantors.

     The Notes will be issued in fully registered form only, without coupons, in denominations of $1,000 and integral multiples thereof.

     The term "Subsidiaries" as used in this Description of New Notes does not include Unrestricted Subsidiaries. Under certain circumstances, we will be able to designate current or future Subsidiaries as Unrestricted Subsidiaries. Unrestricted Subsidiaries will not be subject to the restrictive covenants set forth in the Indenture. As of the Closing Date, five of our subsidiaries will be designated as Unrestricted Subsidiaries. On the Closing Date, our Unrestricted Subsidiaries will not, singly or in the aggregate, constitute a material portion of our business.

The Guarantees

     The Notes will be jointly and severally irrevocably and unconditionally guaranteed (the "Guarantees") on a senior subordinated basis by substantially all of our present Subsidiaries (the "Guarantors"). The Notes will also be guaranteed by each of our future Subsidiaries other than Unrestricted Subsidiaries. The obligations of each Guarantor under its Guarantee, however, will be limited in a manner intended to avoid it being deemed a fraudulent conveyance under applicable law. See "--Bankruptcy Limitations."

General

     In the event that (i) the Exchange Offer Registration Statement is not declared effective by the SEC on or prior to October 17, 2002, (ii) the exchange offer is not consummated on or before the 30th business


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day after the Exchange Offer Registration Statement is declared effective,
(iii) if obligated to file a Shelf Registration Statement, the Shelf Registration Statement is not declared effective on or prior to the 90th day after the date on which the Issuers and Guarantors have an obligation to file a Shelf Registration Statement or (iv) if the Exchange Offer Registration Statement or the Shelf Registration Statement, as the case may be, is declared effective but thereafter ceases to be effective or useable for such time of non-effectiveness or non- usability (each, a "Registration Default"), the Issuers and Guarantors have agreed to pay to each Holder of Transfer Restricted Securities (as defined the registration rights agreement) affected thereby liquidated damages ("Liquidated Damages") in an amount equal to $0.05 per week per $1,000 principal amount of Transfer Restricted Securities held by such Holder for each week or portion thereof that the Registration Default continues for the first 90-day period immediately following the occurrence of such Registration Default. The amount of Liquidated Damages shall increase by an additional $0.05 per week per $1,000 in principal amount of Transfer Restricted Securities with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of Liquidated Damages of $0.50 per week per $1,000 in principal amount of Transfer Restricted Securities. The Issuers and Guarantors shall not be required to pay Liquidated Damages for more than one Registration Default at any given time. Following the cure of all Registration Defaults, the accrual of Liquidated Damages will cease.

Principal, Maturity and Interest; Additional Notes

     We will issue the New Notes with a maximum aggregate principal amount of $200.0 million. The Indenture provides, in addition to (i) the $200.0 million aggregate principal amount of 2001 Notes previously issued and (ii) the $200.0 million aggregate principal amount of Old Notes issued on the Closing Date, for the issuance of additional notes having identical terms and conditions to the other outstanding Notes (the "Additional Notes"), subject to compliance with the terms of the Indenture, including the covenant "Limitation on Incurrence of Additional Indebtedness and Disqualified Capital Stock." Any such Additional Notes will be issued on the same terms as the Notes and will constitute part of the same series of securities as the Notes and will vote together as one series on all matters with respect to the Notes. All references to Notes herein include the 2001 Notes, the New Notes, the Old Notes and the Additional Notes, if any; provided that such Additional Notes could be incurred as additional Indebtedness pursuant to the covenant "Limitation on Incurrence of Additional Indebtedness and Disqualified Capital Stock."

     The Notes will mature on August 15, 2011. The New Notes will bear interest at the rate per annum of 8-7/8%, payable semi-annually in arrears on February 15 and August 15 of each year, commencing August 15, 2002, to the persons in whose names such Notes are registered at the close of business on the February 1 or August 1 immediately preceding such Interest Payment Date. On August 15, 2002, we will pay interest on the New Notes, the Old Notes and the 2001 Notes for the full six-month period from and including February 15, 2002 to but not including August 15, 2002. Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

Methods of Receiving Payments on the Notes

         Principal of, premium, if any, and interest and Liquidated Damages, if any, on the Notes will be payable, and the Notes may be presented for registration of transfer or exchange, at the office or agency of the Issuers maintained for such purpose, which office or agency shall be maintained in the Borough of Manhattan, The City of New York. At the option of the Issuers, payment of interest may be made by check mailed to the Holders of the Notes at the addresses set forth upon the registry books of the Issuers; provided that all payments with respect to Global Notes and Certificated Securities, the holders of which have given wire transfer instructions to the Issuers and the paying agent, will be required to be made by wire transfer of immediately available funds to the accounts specified by the holders thereof. No service charge will be made for any registration of transfer or exchange of Notes, but the Issuers may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. Until otherwise designated by the Issuers, the Issuers' office or agency will be the corporate trust office of the Trustee in the Borough of Manhattan, The City of New York.

Subordination

     The Notes and the Guarantees will be general, unsecured obligations of the Issuers and the Guarantors, respectively, subordinated in right of payment to all Senior Debt of the Issuers and the Guarantors, respectively. On a pro forma basis, at April 30, 2002, after giving effect to the issuance of the Old Notes and the application of the proceeds therefrom as described in "Use of Proceeds," Kerzner International on a consolidated basis would have had approximately $0.6 million of Senior Debt outstanding, consisting entirely of capital leases, and would have had $200.0 million of unused availability under the Credit Agreement.


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     The Indenture provides that no payment of any kind or character from any source may be made by or on behalf of the Issuers or a Guarantor, as applicable, on account of the principal of, premium, if any, or interest or Liquidated Damages or Additional Amounts on the Notes (including any repurchases of Notes and rescission payments), or on account of the redemption provisions of the Notes, for cash or property (other than from the trust described under "Legal Defeasance and Covenant Defeasance"), (i) upon the maturity of any Senior Debt of the Issuers or such Guarantor by lapse of time, acceleration (unless waived) or otherwise, unless and until all principal of, premium, if any, the interest on and any fee or other amount due in respect of such Senior Debt are first paid in full in cash or Cash Equivalents or otherwise to the extent holders accept satisfaction of amounts due by settlement in other than cash or Cash Equivalents, or (ii) in the event of default in the payment of any principal of, premium, if any, or interest on or any fee or other amount due in respect of Senior Debt of the Issuers or such Guarantor when it becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise (a "Payment Default"), unless and until such Payment Default has been cured or waived or otherwise has ceased to exist.

     Upon (i) the happening of an event of default (other than a Payment Default) that permits the holders of Senior Debt to declare such Senior Debt to be due and payable and (ii) written notice of such event of default given to the Trustee by the Representative under the Credit Agreement or the holders of an aggregate of at least $25 million principal amount outstanding of any other Senior Debt or their representative (a "Payment Blockage Notice"), then, unless and until such event of default has been cured or waived or otherwise has ceased to exist (including by reason of the repayment in full of such Senior Debt in cash or Cash Equivalents), no payment (by set-off or otherwise) may be made by or on behalf of the Issuers or any Guarantor which is an obligor under such Senior Debt on account of the principal of, premium, if any, or interest or Liquidated Damages or Additional Amounts on the Notes, including any repurchases of Notes and rescission payments, other than payments made from the trust described under "--Legal Defeasance and Covenant Defeasance"; provided, however, that so long as the Credit Agreement is in effect, a Payment Blockage Notice may only be given by the Representative under the Credit Agreement unless otherwise agreed in writing by the requisite lenders under the Credit Agreement. Notwithstanding the foregoing, unless the Senior Debt in respect of which such event of default exists has been declared due and payable in its entirety within 179 days after the Payment Blockage Notice is delivered as set forth above (the "Payment Blockage Period") (and such declaration has not been rescinded or waived), at the end of the Payment Blockage Period, the Issuers and the Guarantors shall be required to pay all sums not paid to the Holders of the Notes during the Payment Blockage Period due to the foregoing prohibitions and to resume all other payments as and when due on the Notes. Any number of Payment Blockage Notices may be given; provided, however, that (i) not more than one Payment Blockage Notice shall be given within a period of any 360 consecutive days, and (ii) no default that existed upon the date of such Payment Blockage Notice or the commencement of such Payment Blockage Period (whether or not such event of default is on the same issue of Senior Debt) shall be made the basis for the commencement of any other Payment Blockage Period, unless such event of default shall have been cured or waived for a period of not less than 90 days.

     Upon any distribution of assets of either Issuer or any Guarantor upon any dissolution, winding up, total or partial liquidation or reorganization of either Issuer or a Guarantor, whether voluntary or involuntary, in bankruptcy, insolvency, receivership or a similar proceeding or upon assignment for the benefit of creditors or any marshalling of assets or liabilities, (i) the holders of all Senior Debt of such Issuer or such Guarantor, as applicable, will first be entitled to receive payment in full in cash or Cash Equivalents or otherwise to the extent holders accept satisfaction of amounts due by settlement in other than cash or Cash Equivalents before the Holders are entitled to receive any payment on account of principal of, premium, if any, and interest and Liquidated Damages or Additional Amounts on the Notes, including any repurchases of Notes and rescission payments, other than payments by way of the issuance of Junior Securities or from the trust described under "--Legal Defeasance and Covenant Defeasance," and (ii) any payment or distribution of assets of such Issuer or such Guarantor of any kind or character from any source, whether in cash, property or securities, other than Junior Securities or from the trust described under "--Legal Defeasance and Covenant Defeasance," to which the Holders or the Trustee on behalf of the Holders would be entitled (by set-off or otherwise), except for the subordination provisions contained in the Indenture, will be paid by the liquidating trustee or agent or other person making such a payment or distribution directly to the holders of such Senior Debt or their representative to the extent necessary to make payment in full in cash or Cash Equivalents on all such Senior Debt remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Debt.

     In the event that, notwithstanding the foregoing, any payment or distribution of assets (other than, where applicable, Junior Securities or from the trust described under "--Legal Defeasance and Covenant Defeasance") shall be received by the Trustee or the Holders at a time when such payment or distribution is prohibited by the foregoing provisions, such payment or distribution shall be held in trust for the benefit of the holders of such Senior Debt, and shall be paid or delivered by the Trustee or such Holders, as the case
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may be, to the holders of such Senior Debt remaining unpaid or unprovided for or to their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any of such Senior Debt may have been issued, ratably according to the aggregate principal amounts remaining unpaid on account of such Senior Debt held or represented by each, for application to the payment of all such Senior Debt remaining unpaid, to the extent necessary to pay all such Senior Debt in full in cash or Cash Equivalents or otherwise to the extent holders accept satisfaction of amounts due by settlement in other than cash or Cash Equivalents after giving effect to any concurrent payment or distribution to the holders of such Senior Debt.

     No provision contained in the Indenture or the Notes will affect the obligation of the Issuers and the Guarantors, which is absolute and unconditional, to pay, when due, principal of, premium, if any, and interest and Liquidated Damages on the Notes. The subordination provisions of the Indenture and the Notes will not prevent the occurrence of any Default or Event of Default under the Indenture or limit the rights of the Trustee or any Holder to pursue any other rights or remedies with respect to the Notes.

     As a result of these subordination provisions, in the event of the liquidation, bankruptcy, reorganization, insolvency, receivership or similar proceeding or an assignment for the benefit of the creditors of the Issuers or a marshalling of assets or liabilities of the Issuers, Holders of the Notes may receive ratably less than other creditors. The Indenture limits, subject to certain financial tests, the amount of additional Indebtedness, including Senior Debt, the Issuers and their Subsidiaries can incur. See "Certain Covenants--Limitation on Incurrence of Additional Indebtedness and Disqualified Capital Stock."

Certain Bankruptcy Limitations

     Each Issuer is a holding company, conducting all its business through Subsidiaries, which have guaranteed or will guarantee the Issuers' obligations with respect to the Notes, and Unrestricted Subsidiaries. Holders of the Notes will be direct creditors of each Guarantor by virtue of its guarantee. Nonetheless, in the event of the bankruptcy or financial difficulty of a Guarantor, such Guarantor's obligations under its guarantee may be subject to review and avoidance under state, United States Federal and foreign fraudulent transfer laws. Among other things, such obligations may be avoided if a court concludes that such obligations were incurred for less than reasonably equivalent value or fair consideration at a time when the Guarantor was insolvent, was rendered insolvent, or was left with inadequate capital to conduct its business. A court would likely conclude that a Guarantor did not receive reasonably equivalent value or fair consideration to the extent that the aggregate amount of its liability on its guarantee exceeds the economic benefits it received in the issuance of the Notes. The obligations of each Guarantor under its guarantee will be limited in a manner intended to cause it not to be a fraudulent conveyance under applicable law, although no assurance can be given that a court would give the Holder the benefit of such provision. See "Risk Factors--The guarantees may not be enforceable because of fraudulent conveyance laws."

     If the obligations of a Guarantor under its guarantee were avoided, Holders of Notes would have to look to the assets of any remaining Guarantors for payment. There can be no assurance in that event that such assets would suffice to pay the outstanding principal and interest on the Notes.

Optional Redemption

     The Issuers will not have the right to redeem any Notes prior to August 15, 2006 (other than out of the Net Cash Proceeds of a Qualified Equity Offering, as described in the next following paragraph, or pursuant to a Required Regulatory Redemption or an Optional Tax Redemption). The Notes will be redeemable for cash at the option of the Issuers, in whole or in part, at any time on or after August 15, 2006 upon not less than 30 days' nor more than 60 days' notice to each Holder of Notes, at the following redemption prices (expressed as percentages of the principal amount) if redeemed during the 12-month period commencing August 15 of the years indicated below, in each case (subject to the right of Holders of record on a Record Date to receive interest due on an Interest Payment Date that is on or prior to such Redemption Date) together with accrued and unpaid interest and Liquidated Damages, if any, thereon to the Redemption Date:



Year                                                    Percentage
----                                                    ----------

2006............................................         104.438%
2007............................................         102.958%
2008............................................         101.479%
2009 and thereafter.............................         100.000%


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     On or prior to August 15, 2004, upon one or more Qualified Equity
Offerings, we may redeem up to 35% of the aggregate principal amount of the Notes issued pursuant to the Indenture within 60 days of such Qualified Equity Offering, on not less than 30 days, but not more than 60 days, notice to each Holder of the Notes to be redeemed, with cash from the Net Cash Proceeds of such Qualified Equity Offering, at 108.875% of the principal amount thereof (subject to the right of Holders of record on a Record Date to receive interest due on an Interest Payment Date that is on or prior to such Redemption Date), together with accrued and unpaid interest and Liquidated Damages, if any, to the date of redemption; provided, however, that immediately following each such redemption not less than 65% of the aggregate principal amount of the Notes issued pursuant to the Indenture remain outstanding.

Required Regulatory Redemption

     If a Holder or a beneficial owner of a Note is required by any Gaming Authority to be found suitable to hold the Notes, the Holder shall apply for a finding of suitability within 30 days after a Gaming Authority requests or sooner if so required by such Gaming Authority. The applicant for a finding of suitability must pay all costs of the investigation for such finding of suitability. If a Holder or beneficial owner is required to be found suitable to hold the Notes and is not found suitable by a Gaming Authority, the Holder shall, to the extent required by applicable law, dispose of his Notes within 30 days or within that time prescribed by a Gaming Authority, whichever is earlier. If the Holder fails to dispose of its Notes within such time period, the Issuers may, at their option, redeem the Holder's Notes (a "Required Regulatory Redemption") at, depending on applicable law, (i) the principal amount thereof, together with accrued and unpaid interest and Liquidated Damages, if any, to the date of the finding of unsuitability by a Gaming Authority, (ii) the amount that such Holder paid for the Notes, (iii) the fair market value of the Notes, (iv) the lowest of clauses (i), (ii) and (iii), or
(v) such other amount as may be determined by the appropriate Gaming Authority. See "Risk Factors--We may require you to dispose of your Notes or redeem your Notes if required by applicable gaming regulations."

Payment of Additional Amounts

     The Issuers will, subject to certain limitations and exceptions (as set forth below), pay to each Holder such amounts (the "Additional Amounts") as may be necessary in order that every net payment or deemed payment of (i) principal, premium, Liquidated Damages and interest, if any, with respect to a Note, or (ii) net proceeds on the sale or exchange of a Note, each after deduction or withholding for or on account of any taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of the government of The Bahamas or any authority thereof or therein having power to tax, will result in the receipt by the Holders of the amounts that would have been received by them had no such deduction or withholding been required; provided, however, that no such Additional Amounts shall be payable in respect of any Note for:

     1. any tax, duty, assessment, or other governmental charge which would not have been imposed but for the fact that such Holder:

          (a) is a resident, domiciliary or national of, or engaged in business or maintains a permanent establishment or was physically present in, The Bahamas or any political subdivision thereof or therein or otherwise has some connection with The Bahamas other than the mere ownership of, or receipt of payment under, such Note;

          (b) presented such Note for payment in The Bahamas or any political subdivision thereof or therein, unless such Note could not have been presented for payment elsewhere; or

          (c) presented such Note for payment more than 30 days after the date on which the payment in respect of such Note became due and payable or provided for, whichever is later, except to the extent that the Holder would have been entitled to such Additional Amounts if it had presented such Note for payment on any day within such period of 30 days;

     2. any estate, inheritance, gift, sales, transfer, or similar tax, assessment or other governmental charge or any taxes, duties, assessments or other governmental charges that are payable otherwise than by deduction or withholding from payments on the Notes;

     3. any tax, duty, assessment, or other governmental charge imposed on a Holder that is not


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the beneficial owner of a Note to the extent that the beneficial owner would not have been entitled to the payment of Additional Amounts had the beneficial owner directly held the Note; or

     4. any combination of items (1), (2) and (3).

     Whenever there is mentioned, in any context, the payment of the principal of or any premium or interest on, or in respect of, any Note or the net proceeds received on the sale or exchange of any Note, such mention shall be deemed to include mention of the payment of Additional Amounts provided for in the Indenture to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof pursuant to the Indenture.

     Without limiting a Holder's right to receive payment of Additional Amounts, in the event that Additional Amounts actually paid with respect to the Notes are based on rates of deduction or withholding of Bahamian taxes in excess of the appropriate rate applicable to the Holder of such Notes and, as a result thereof, such Holder of Notes is entitled to make a claim for a refund or credit of such excess, then such Holder of Notes shall, by accepting the Notes and receiving a payment of Additional Amounts, be deemed to have assigned and transferred all right, title and interest to any such claim for a refund or credit of such excess to the Issuers. By making such assignment, the Holder of Notes makes no representation or warranty that the Issuers will be entitled to receive such claim for a refund or credit and incurs no other obligation with respect thereto.

Optional Tax Redemption

     The Notes may be redeemed at the option of the Issuers, in whole but not in part, upon not less than 30 nor more than 60 days' notice given as provided in the Indenture, at any time at a redemption price equal to the principal amount thereof, plus accrued and unpaid interest, if any, thereon, plus Liquidated Damages, if any, to the date fixed for redemption if, as a result of any change in or amendment to the laws, treaties, rulings or regulations of The Bahamas, or of any political subdivision or taxing authority thereof or therein, or any change in the official position of the applicable taxing authority regarding the application or interpretation of such laws, treaties, rulings or regulations (including a holding, judgment or order of a court of competent jurisdiction) or any execution thereof or amendment thereto, which is enacted into law or otherwise becomes effective after August 9, 2001, either Issuer is or would be required on the next succeeding interest payment date to pay Additional Amounts on the Notes as a result of the imposition of a Bahamian tax and the payment of such Additional Amounts cannot be avoided by the use of any reasonable measures available to the Issuers which do not cause the Issuers to incur any material costs. The Issuers shall also pay to holders on the redemption date any Additional Amounts then due and which will become due as a result of the redemption or would otherwise be payable.

     Prior to the publication of any notice of redemption in accordance with the foregoing, the Issuers shall deliver to the Trustee an officer's certificate stating that (i) the payment of Additional Amounts cannot be avoided by the use of any reasonable measures available to the Issuers which do not cause the Issuers to incur any material costs and (ii) the Issuers are entitled to effect such redemption based on the written, substantially unqualified opinion of counsel, which counsel shall be reasonably acceptable to the Trustee, that the Issuers have or will become obligated to pay Additional Amounts as a result of such change or amendment. The notice, once delivered by the Issuers to the Trustee, will be irrevocable.

Selection and Notice

     In the case of a partial redemption (other than a Required Regulatory Redemption), the Trustee shall select the Notes or portions thereof for redemption on a pro rata basis, by lot or in such other manner it deems appropriate and fair. The Notes may be redeemed in part in multiples of $1,000 only.

     The Notes will not have the benefit of any sinking fund.

     Except as required by a Gaming Authority with respect to a Required Regulatory Redemption, notice of any redemption will be sent, by first class mail, at least 30 days and not more than 60 days prior to the date fixed for redemption to the Holder of each Note to be redeemed to such Holder's last address as then shown upon the registry books of the Registrar. Any notice which relates to a Note to be redeemed in part only must state the portion of the principal amount equal to the unredeemed portion thereof and must state that on and after the date of redemption, upon surrender of such Note, a new Note or Notes in a principal amount equal to the unredeemed portion thereof will be issued. On and after the date of redemption, interest will cease to accrue on the Notes or portions thereof called for redemption, unless the Issuers default in the payment thereof.


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Certain Covenants

     Set forth below are certain covenants contained in the Indenture. During any period of time that (i) the Notes have Investment Grade Status and (ii) no Default or Event of Default has occurred and is continuing under the Indenture with respect to the Notes, the Issuers and their Subsidiaries will not be subject to the provisions of the Indenture with respect to the Notes described below under "--Limitation on Incurrence of Additional Indebtedness and Disqualified Capital Stock," "--Limitation on Restricted Payments," "--Limitation on Sale of Assets and Subsidiary Stock" and clause (iv) of the first paragraph of the covenant described under "--Limitation on Merger, Consolidation or Sale of Kerzner International" (collectively, the "Suspended Covenants"). In the event that the Issuers and their Subsidiaries are not subject to the Suspended Covenants with respect to the Notes for any period of time as a result of the preceding sentence and, subsequently, either of the Rating Agencies withdraws its rating or assigns the Notes a rating below the required Investment Grade Ratings, then the Issuers and their Subsidiaries will thereafter again be subject to the Suspended Covenants for the benefit of the Notes and compliance with the Suspended Covenant with respect to Restricted Payments made after the time of such withdrawal or assignment will be calculated in accordance with the terms of the covenant described below under "--Limitation on Restricted Payments" as if such covenant had been in effect during the entire period of time from the Issue Date with respect to the Notes.

Repurchase of Notes at the Option of the Holder upon a Change of Control

     The Indenture provides that in the event that a Change of Control Triggering Event has occurred, each Holder of Notes will have the right, at such Holder's option, pursuant to an irrevocable and unconditional offer by the Issuers (the "Change of Control Offer"), to require the Issuers to repurchase all or any part of such Holder's Notes (provided that the principal amount of such Notes must be $1,000 or an integral multiple thereof) on a date (the "Change of Control Purchase Date") that is no later than 45 Business Days after the occurrence of such Change of Control Triggering Event, at a cash price equal to 101% of the principal amount thereof (the "Change of Control Purchase Price"), together with accrued and unpaid interest and Liquidated Damages, if any, to the Change of Control Purchase Date. The Change of Control Offer shall be made within 20 Business Days following a Change of Control Triggering Event and shall remain open for at least 20 Business Days following its commencement (the "Change of Control Offer Period"). Upon expiration of the Change of Control Offer Period, the Issuers promptly shall purchase all Notes properly tendered in response to the Change of Control Offer.

     As used herein, a "Change of Control Triggering Event" shall be deemed to occur if either of the Rating Agencies shall downgrade or withdraw their rating of the Notes as a result of or, in any case, within 90 days of, a Change of Control. A "Change of Control" means (i) any sale, transfer or other conveyance, whether direct or indirect, of all or substantially all of the assets, on a consolidated basis, of Kerzner International in one transaction or a series of related transactions (in each case other than to a person that is a Permitted Holder); (ii) any merger or consolidation of Kerzner International with or into any person if, immediately after giving effect to such transaction, any "person" or "group" (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable) (other than one or more Permitted Holders) is or becomes the "beneficial owner," directly or indirectly, of more than 50% of the total voting power in the aggregate normally entitled to vote in the election of directors, managers, or trustees, as applicable, of the surviving entity or entities;
(iii) any "person" or "group" (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable) (other than one or more Permitted Holders) is or becomes the "beneficial owner," directly or indirectly, of more than 50% of the total voting power in the aggregate of all classes of Capital Stock of Kerzner International then outstanding normally entitled to vote in elections of directors; (iv) during any period of 12 consecutive months after the Issue Date, individuals who at the beginning of any such 12-month period constituted the Board of Directors of Kerzner International (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of Kerzner International was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of Kerzner International then in office; or (v) the adoption of a plan relating to the liquidation or dissolution of Kerzner International.

     On or before the Change of Control Purchase Date, the Issuers will (i) accept for payment Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent cash sufficient to pay the Change of Control Purchase Price (together with accrued and unpaid interest and Liquidated Damages, if any) of all Notes so tendered and (iii) deliver to the Trustee Notes so accepted together with an Officers' Certificate listing the Notes or portions thereof being purchased by the Issuers. The Paying Agent promptly will pay the Holders of Notes so accepted an amount equal to the Change of

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Control Purchase Price (together with accrued and unpaid interest and
Liquidated Damages, if any), and the Trustee promptly will authenticate and deliver to such Holders a new Note equal in principal amount to any unpurchased portion of the Note surrendered. Any Notes not so accepted will be delivered promptly by the Issuers to the Holder thereof. The Issuers publicly will announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Purchase Date.

     The phrase "all or substantially all" of the assets of Kerzner International will likely be interpreted under applicable state law and will be dependent upon particular facts and circumstances. As a result, there may be a degree of uncertainty in ascertaining whether a sale or transfer of "all or substantially all" of the assets of Kerzner International has occurred.

     The Issuers' ability to pay such purchase price is, and may in the future be, limited by the terms of the Credit Agreement, as the same may be amended or other agreements relating to Senior Debt. The occurrence of certain of the events that would constitute a Change of Control may constitute a default under the Credit Agreement, as the same may be amended. Future indebtedness of the Issuers may contain prohibitions of certain events that would constitute a Change of Control or require the Issuers to offer to redeem such indebtedness upon a Change of Control. Moreover, the exercise by the Holders of Notes of their right to require the Issuers to purchase the Notes could cause a default under such future indebtedness, even if the Change of Control itself does not, due to the financial effect of such purchase on the Issuers. Finally, the Issuers' ability to pay cash to Holders of Notes upon a purchase may be limited by the Issuers' then existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make any required purchases.

     Any Change of Control Offer will be made in compliance with any and all applicable laws, rules and regulations, including, if applicable, Regulation 14E under the Exchange Act and the rules thereunder and any and all other applicable United States Federal and state securities laws. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this covenant, our compliance or compliance by any of the Guarantors with such laws and regulations shall not in and of itself cause a breach of their obligations under such covenant.

Limitation on Incurrence of Additional Indebtedness and Disqualified Capital
Stock

     The Indenture provides that, except as set forth below in this covenant, the Issuers and the Guarantors will not, and will not permit any of their Subsidiaries to, individually or collectively, directly or indirectly, issue, assume, guaranty, incur, become directly or indirectly liable with respect to (including as a result of an Acquisition), or otherwise become responsible for, contingently or otherwise (individually and collectively, to "incur" or, as appropriate, an "incurrence"), any Indebtedness or any Disqualified Capital Stock (including Acquired Indebtedness), except Permitted Indebtedness.

     Notwithstanding the foregoing, if:

          (i) no Event of Default shall have occurred and be continuing at the time of, or would occur after giving effect on a pro forma basis to, such incurrence of Indebtedness or Disqualified Capital Stock, and

          (ii) on the date of such incurrence (the "Incurrence Date"), the Consolidated Coverage Ratio of Kerzner International for the Reference Period immediately preceding the Incurrence Date, after giving effect on a pro forma basis to such incurrence of such Indebtedness or Disqualified Capital Stock and, to the extent set forth in the definition of Consolidated Coverage Ratio, the use of proceeds thereof, would be at least 2.5 to l (the "Debt Incurrence Ratio"), then the Issuers and the Guarantors may incur such Indebtedness or Disqualified Capital Stock.

     Acquired Indebtedness shall be deemed to have been incurred at the time the person who incurred such Indebtedness becomes a Subsidiary of either of the Issuers (including upon designation of any Unrestricted Subsidiary or other person as a Subsidiary) or is merged with or into or consolidated with either of the Issuers or a Subsidiary of either of the Issuers, as applicable. Upon each incurrence of Indebtedness, the Issuers may designate pursuant to which provision of this covenant (including pursuant to which clause of the definition of "Permitted Indebtedness") such Indebtedness is being incurred and the Issuers may subdivide an amount of Indebtedness and designate more than one provision pursuant to which such amount of Indebtedness is being incurred and such Indebtedness shall not be deemed to have been incurred or outstanding under any other provision of this covenant.

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Limitation on Restricted Payments

     The Indenture provides that the Issuers and the Guarantors will not, and will not permit any of their Subsidiaries to, individually or collectively, directly or indirectly, make any Restricted Payment if, after giving effect to such Restricted Payment on a pro forma basis, (i) a Default or an Event of Default shall have occurred and be continuing, (ii) Kerzner International is not permitted to incur at least $1.00 of additional Indebtedness pursuant to the Debt Incurrence Ratio in the covenant "Limitation on Incurrence of Additional Indebtedness and Disqualified Capital Stock," or (iii) the aggregate amount of all Restricted Payments made by Kerzner International and its Subsidiaries, including after giving effect to such proposed Restricted Payment, from and after the Issue Date, would exceed, without duplication, the sum of (a) 50% of the aggregate Consolidated Net Income of Kerzner International for the period (taken as one accounting period), commencing January 1, 2001 to and including the last day of the fiscal quarter ended immediately prior to the date of each such calculation (or, in the event Consolidated Net Income for such period is a deficit, then minus 100% of such deficit), plus (b) the aggregate Net Cash Proceeds received by Kerzner International from the sale of its Qualified Capital Stock (other than (i) a sale to a Subsidiary of Kerzner International and (ii) to the extent such Net Cash Proceeds are applied in connection with a Qualified Exchange after the Issue Date, plus (c) the amount (not to exceed the aggregate amount of Investments previously made by the Issuers or any Guarantor which were treated as Restricted Payments and counted against the amount available under this clause (iii)) equal to the net reduction in Investments resulting from either
(1) any dividends, repayments of loans or advances or other transfers of assets to the Issuers or any Guarantor or the proceeds realized on sale of such Investments or representing the return of capital or the satisfaction or reduction (other than by means of payments by the Issuers or any Subsidiary) of obligations of other persons which have been guaranteed by the Issuers or any Guarantor or the release or expiration of any such guarantee, including the expiration or release of any Investment Guarantee or (2) the redesignation of an Unrestricted Subsidiary as a Subsidiary which executes a Guarantee; provided, however, that the amount of anything credited pursuant to this clause (c) shall not exceed its fair market value at the time of transfer or redesignation, as the case may be; plus (d) $50 million.

     The immediately preceding paragraph, however, will not prohibit: (1) a Qualified Exchange, (2) the payment of any dividend on Capital Stock within 60 days after the date of its declaration if such dividend could have been made on the date of such declaration in compliance with the foregoing provisions,
(3) the redemption or repurchase of any Capital Stock or Indebtedness of the Issuers or their Subsidiaries (other than Capital Stock or Indebtedness held by Permitted Holders), if the holder or beneficial owner of such Capital Stock or Indebtedness is required to be found suitable by any Gaming Authority to own or vote any such security and is found unsuitable by any such Gaming Authority to so own or vote such security and (4) any Investment Guarantee Payments. The full amount of any Restricted Payment made pursuant to the foregoing clauses (2), (3) and (4) (but not pursuant to clause (1)) of the immediately preceding sentence, however, will be deducted in the calculation of the aggregate amount of Restricted Payments available to be made referred to in clause (iii) of the immediately preceding paragraph.

     For purposes of this covenant, the amount of any Restricted Payment made or returned, if other than in cash, shall be the fair market value thereof, as determined in the good faith reasonable judgment of the Board of Directors of Kerzner International, unless stated otherwise, at the time made or returned, as applicable.

Limitation on Dividends and Other Payment Restrictions Affecting Subsidiaries

     The Indenture provides that the Issuers and Guarantors will not, and will not permit any of their Subsidiaries to, individually or collectively, directly or indirectly, create, assume or suffer to exist any consensual restriction on the ability of any Subsidiary of Kerzner International, KINA or such Guarantors to pay dividends or make other distributions to or on behalf of, or to pay any obligation to or on behalf of, or otherwise to transfer assets or property to or on behalf of, or make or pay loans or advances to or on behalf of, Kerzner International, KINA, the Guarantors or any Subsidiary of any of them, or to guaranty the Notes, except (a) restrictions imposed by the Notes or the Indenture or by our other Indebtedness (which may also be guaranteed by the Guarantors) ranking pari passu with the Notes or the Guarantees, as applicable, provided that such restrictions are no more restrictive taken as a whole than those imposed by the Indenture and the Notes, (b) restrictions imposed by applicable law, (c) any restriction imposed by Indebtedness incurred under the Credit Agreement or other Senior Debt incurred pursuant to the covenant "Limitation on Incurrence of Additional Indebtedness and Disqualified Capital Stock"; provided that such restriction or requirement is no more restrictive than that imposed by the Credit Agreement as of the Issue Date, (d) restrictions under any Acquired Indebtedness not incurred in violation of the Indenture or any agreement relating to any property, asset, or business acquired by Kerzner International or any of its Subsidiaries, which restrictions in each case existed at the time of acquisition, were not put in place in connection with or in

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anticipation of such acquisition and are not applicable to any person, other than the person acquired, or to any property, asset or business, other than the property, assets and business so acquired, (e) restrictions with respect solely to a Subsidiary of Kerzner International imposed pursuant to a binding agreement that has been entered into for the sale or disposition of all or substantially all of the Equity Interests or assets of such Subsidiary, provided such restrictions apply solely to the Equity Interests or assets of such Subsidiary that are being sold, (f) restrictions on transfer contained in FF&E Indebtedness incurred pursuant to paragraph (c) of the definition of "Permitted Indebtedness," provided such restrictions relate only to the transfer of the property acquired with the proceeds of such FF&E Indebtedness, and (g) in connection with and pursuant to permitted Refinancings, replacements of restrictions imposed pursuant to clauses (a), (c) or (d) of this paragraph that are not more restrictive than those being replaced and do not apply to any other person or assets than those that would have been covered by the restrictions in the Indebtedness so refinanced. Notwithstanding the foregoing, neither (a) customary provisions restricting subletting or assignment of any lease, license or contract entered into in the ordinary course of business, consistent with industry practice, nor (b) Liens permitted under the terms of the Indenture shall in and of themselves be considered a restriction on the ability of the applicable Subsidiary to transfer such agreement or assets, as the case may be.

Limitation on Layering Indebtedness

     The Indenture provides that the Issuers and the Guarantors will not, individually or collectively, directly or indirectly, incur, or suffer to exist any Indebtedness that is subordinate in right of payment to any other Indebtedness of either Issuer or any Guarantor unless, by its terms, such Indebtedness is as subordinated in right of payment to, or ranks pari passu with, the Notes or the Guarantee, as applicable.

Limitation on Liens Securing Indebtedness

     The Indenture provides that the Issuers and the Guarantors will not, and will not permit any of their Subsidiaries to, individually or collectively, create, incur, assume or suffer to exist any Lien of any kind, other than Permitted Liens, upon any of their respective assets now owned or acquired on or after the date of the Indenture or upon any income or profits therefrom securing any Indebtedness of the Issuers, the Guarantors or any of their Subsidiaries other than Senior Debt, unless the Issuers and Guarantors each provide, and cause their Subsidiaries to provide, concurrently therewith, that the Notes are equally and ratably so secured, provided that, if such Indebtedness is Subordinated Indebtedness, the Lien securing such Subordinated Indebtedness shall be subordinate and junior to the Lien securing the Notes with the same relative priority as such Subordinated Indebtedness shall have with respect to the Notes.

Limitation on Sale of Assets and Subsidiary Stock

     The Indenture provides that each of the Issuers and the Guarantors will not, and will not permit any of their Subsidiaries to, individually or collectively, in one or a series of related transactions, convey, sell, transfer, assign or otherwise dispose of, directly or indirectly, any of its property, business or assets, including by merger or consolidation (in the case of KINA, a Guarantor or a Subsidiary of Kerzner International or KINA), and including any sale or other transfer or issuance of any Equity Interests of any Subsidiary of Kerzner International, including KINA, whether by Kerzner International, KINA or a Subsidiary of either or through the issuance, sale or transfer of Equity Interests by a Subsidiary of Kerzner International, including KINA, and including any sale and leaseback transaction (an "Asset Sale"), unless (i)(a) within 360 days after the date of such Asset Sale, the Net Cash Proceeds therefrom (the "Asset Sale Offer Amount") are applied to the optional redemption of the Notes in accordance with the terms of the Indenture or to the repurchase of the Notes and other Indebtedness on a parity with the Notes with similar provisions requiring the Issuers to make an offer to purchase such Indebtedness with the proceeds from such Asset Sale pursuant to a cash offer (pro rata in proportion to the respective principal amounts (or accreted values in the case of Indebtedness issued with an original issue discount) of the Notes and such other Indebtedness then outstanding) pursuant to an irrevocable, unconditional cash offer (the "Asset Sale Offer") to repurchase Notes at a purchase price of 100% of principal amount (or accreted value in the case of Indebtedness issued with an original issue discount) with respect to each such series of Indebtedness (the "Asset Sale Offer Price") together with accrued and unpaid interest and Liquidated Damages, if any, to the date of payment, made within 330 days of such Asset Sale or (b) within 330 days following such Asset Sale, the Asset Sale Offer Amount is (1) invested in assets and property (other than notes, bonds, obligation and securities) which in the good faith judgment of the Board of Directors of Kerzner International will immediately constitute or be a part of a Related Business of Kerzner International, KINA or such Subsidiary (if it continues to be a Subsidiary) immediately following such investment or (2) used to permanently reduce Senior Debt (provided that in the case of a revolving loan agreement or similar arrangement that makes credit available, such commitment is so permanently reduced by such amount), (ii) no more than the greater of (A) $20 million or
(B) 15% of the total consideration for such Asset Sale or series of related Asset Sales consists

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


of consideration other than cash or Cash Equivalents; provided, however, that more than 15% of the total consideration may consist of consideration other than cash or Cash Equivalents if (A) the portion of such consideration that does not consist of cash or Cash Equivalents consists of assets of a type ordinarily used in the operation of a Related Business (including Capital Stock of a person that becomes a wholly owned Subsidiary and that holds such assets) to be used by the Issuers or a Subsidiary in the conduct of a Related Business and (B) the terms of such Asset Sale have been approved by a majority of the members of the Board of Directors of Kerzner International having no personal stake in such transaction, (iii) no Default or Event of Default shall have occurred and be continuing at the time of, or would occur after giving effect, on a pro forma basis, to, such Asset Sale, and (iv) if the value of the assets disposed of is at least $10 million, the Board of Directors of Kerzner International determines in good faith that Kerzner International or such Subsidiary, as applicable, receives fair market value for such Asset Sale (as evidenced by a resolution of the Board of Directors). Pending the final application of any Net Cash Proceeds, the Issuers may temporarily reduce revolving credit borrowings or otherwise invest the Net Cash Proceeds in any manner that is not prohibited by the Indenture.

     The Indenture provides that an acquisition of Notes pursuant to an Asset Sale Offer may be deferred until the accumulated Net Cash Proceeds from Asset Sales not applied to the uses set forth in (i) above (the "Excess Proceeds") exceeds $20 million and that each Asset Sale Offer shall remain open for 20 Business Days following its commencement (the "Asset Sale Offer Period"). Upon expiration of the Asset Sale Offer Period, the Issuers shall apply the Asset Sale Offer Amount plus an amount equal to accrued and unpaid interest and Liquidated Damages, if any, to the purchase of all Indebtedness properly tendered (on a pro rata basis if the Asset Sale Offer Amount is insufficient to purchase all Indebtedness so tendered) at the applicable Asset Sale Offer Price (together with accrued and unpaid interest and Liquidated Damages, if any). To the extent that the aggregate amount of Indebtedness tendered pursuant to an Asset Sale Offer is less than the Asset Sale Offer Amount, the Issuers may use any remaining Net Cash Proceeds for general corporate purposes as otherwise permitted by the Indenture and following the consummation each Asset Sale Offer the Excess Proceeds amount shall be reset to zero. For purposes of (ii) above, total consideration received means the total consideration received for such Asset Sales minus the amount of (a) Senior Debt assumed by a transferee which assumption permanently reduces the amount of Indebtedness outstanding on the Issue Date or permitted pursuant to clause
(a) or (c) of the definition of Permitted Indebtedness (including that in the case of a revolving loan agreement or similar arrangement that makes credit available, such commitment is so reduced by such amount), (b) FF&E Indebtedness secured solely by the assets sold and assumed by a transferee and
(c) property that within 30 days of such Asset Sale is converted into Cash or Cash Equivalents.

     Notwithstanding the foregoing provisions of the prior paragraph:

          (i) Kerzner International and its Subsidiaries may, in the ordinary course of business, convey, sell, transfer, assign or otherwise dispose of inventory acquired and held for resale in the ordinary course of business;

          (ii) Kerzner International and its Subsidiaries may convey, sell, transfer, assign or otherwise dispose of assets pursuant to and in accordance with the provisions of the covenant "Limitation on Merger, Sale or Consolidation of Kerzner International";

          (iii) Kerzner International and its Subsidiaries may sell or dispose of damaged, worn out or other obsolete property in the ordinary course of business so long as such property is no longer necessary for the proper conduct of the business of Kerzner International or such Subsidiary, as applicable;

          (iv) the Issuers and the Subsidiaries may convey, sell, transfer, assign or otherwise dispose of assets to any Issuer or any Guarantor; and

          (v) the Issuers may sell certain non-strategic real estate on Paradise Island and in Atlantic City.

     All Net Cash Proceeds from an Event of Loss shall be invested, used for prepayment of Senior Debt, or used to repurchase Notes, all within the period and as otherwise provided above in clauses (i)(a) or (i)(b) of the first paragraph of this covenant.

     In addition to the foregoing, Kerzner International will not, and will not permit any Subsidiary to, directly or indirectly make any Asset Sale of any of the Equity Interests of any Subsidiary, including KINA, except (i) pursuant to an Asset Sale of all the Equity Interests of such Subsidiary or
(ii) pursuant to an Asset Sale of common stock with no preferences or special rights or privileges and with no redemption or


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


prepayment provisions, provided that after such sale the Issuers or their Subsidiaries own at least 50.1% of the voting and economic interests of the Capital Stock of such Subsidiary.

     Any Asset Sale Offer shall be made in compliance with all applicable laws, rules, and regulations, including, if applicable, Regulation 14E of the Exchange Act and the rules and regulations thereunder and all other applicable United States Federal and state securities laws. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this covenant, the compliance by any of the Issuers or the Guarantors with such laws and regulations shall not in and of itself cause a breach of their obligations under such covenant.

Limitation on Transactions with Affiliates

     The Indenture provides that none of the Issuers or any of their Subsidiaries will be permitted on or after the Issue Date to enter into or suffer to exist any contract, agreement, arrangement or transaction with any Affiliate (an "Affiliate Transaction"), or any series of related Affiliate Transactions (other than Exempted Affiliate Transactions) (i) unless it is determined that the terms of such Affiliate Transaction are fair and reasonable to Kerzner International or such Subsidiary, as applicable, and no less favorable to Kerzner International or such Subsidiary, as applicable, than could have been obtained in an arm's length transaction with a non-Affiliate and (ii) if involving consideration to either party in excess of $4 million, unless such Affiliate Transaction(s) has been approved by a majority of the members of the Board of Directors that are disinterested in such transaction and (iii) if involving consideration to either party in excess of $15 million, unless in addition to the foregoing Kerzner International, prior to the consummation thereof, obtains a written favorable opinion as to the fairness of such transaction to Kerzner International from a financial point of view from an independent investment banking firm of national reputation.

Limitation on Payments for Consent

     The Indenture provides that none of the Issuers or any of their Subsidiaries or Unrestricted Subsidiaries shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of any Notes for, or as an inducement to, any consent, waiver or amendment of any of the terms or provisions of the Indenture or the Notes unless such consideration is offered to be paid or agreed to be paid to all Holders of the Notes which so consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement, which solicitation documents must be mailed to all Holders of the Notes prior to the expiration of the solicitation.

Limitation on Merger, Sale or Consolidation of Kerzner International

     The Indenture provides that Kerzner International will not, directly or indirectly, consolidate with or merge with or into another person or sell, lease, convey or transfer all or substantially all of its assets (computed on a consolidated basis), whether in a single transaction or a series of related transactions, to another Person or group of affiliated Persons or adopt a Plan of Liquidation, unless (i) either (a) Kerzner International is the resulting surviving or transferee entity (the "Successor Company") or (b) the Successor Company or, in the case of a Plan of Liquidation, the entity which receives the greatest value from such Plan of Liquidation, is a corporation organized under the laws of the Commonwealth of The Bahamas, any member country of the European Union, Canada or the United States, any state thereof or the District of Columbia and expressly assumes by supplemental indenture all of the obligations of Kerzner International in connection with the Notes and the Indenture; (ii) no Default or Event of Default shall exist or shall occur immediately after giving effect on a pro forma basis to such transaction;
(iii) immediately after giving effect to such transaction on a pro forma basis, the Consolidated Net Worth of the Successor Company or, in the case of a Plan of Liquidation, the entity which receives the greatest value from such Plan of Liquidation is at least equal to the Consolidated Net Worth of Kerzner International immediately prior to such transaction; and (iv) immediately after giving effect to such transaction on a pro forma basis, the Successor Company or, in the case of a Plan of Liquidation, the entity which receives the greatest value from such Plan of Liquidation would immediately thereafter be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Debt Incurrence Ratio set forth in the covenant "Limitation on Incurrence of Additional Indebtedness and Disqualified Capital Stock."

     Upon any consolidation or merger or any transfer of all or substantially all of the assets of Kerzner International or consummation of a Plan of Liquidation in accordance with the foregoing, the successor corporation formed by such consolidation or into which Kerzner International is merged or to which such transfer is made or, in the case of a Plan of Liquidation, the entity which receives the greatest value from such Plan of Liquidation shall succeed to, and (except in the case of a lease or any transfer of substantially all (but less than all) of the assets of Kerzner International) be substituted for, and may exercise every right

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


and power of, Kerzner International under the Indenture with the same effect as if such successor corporation had been named therein as Kerzner International and (except in the case of a lease or any transfer of substantially all (but less than all) of the assets of Kerzner International) Kerzner International shall be released from the obligations under the Notes and the Indenture except with respect to any obligations that arise from, or are related to, such transaction.

     For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise) of all or substantially all of the properties and assets of one or more Subsidiaries of Kerzner International, including KINA, if applicable, shall be deemed to be the transfer of all or substantially all of the properties and assets of Kerzner International if the interest of Kerzner International in the properties and assets of such Subsidiary or Subsidiaries constitutes all or substantially all of the properties and assets of Kerzner International.

Limitation on Merger, Sale or Consolidation of KINA

     The Indenture provides that KINA will not consolidate or merge with or into (whether or not KINA is the surviving person) another person unless (other than Kerzner International or a Guarantor) (i) subject to the provisions of the following paragraph, the person formed by or surviving any such consolidation or merger (if other than KINA) expressly assumes all the obligations of KINA pursuant to a supplemental indenture in form reasonably satisfactory to the Trustee; and (ii) immediately before and immediately after giving effect to such transaction on a pro forma basis, no Default or Event of Default shall have occurred or be continuing. Any Person that expressly assumes all the obligations of KINA pursuant to a supplemental indenture as provided in the foregoing, shall succeed to, and be substituted for, and may exercise every right and power of KINA under the Indenture with the same effect as if such successor corporation had been named therein as KINA.

     Notwithstanding the foregoing, upon the sale or disposition (whether by merger, stock purchase, or otherwise) of KINA in its entirety to an entity which is not a Subsidiary, which transaction is otherwise in compliance with the Indenture (including, without limitation, the provisions of the covenant "Limitation on Sale of Assets and Subsidiary Stock"), KINA shall be released from the obligations under the Notes and the Indenture except with respect to any obligations that arise from, or are related to, such transaction; provided, however, that any such termination shall occur only to the extent that all obligations of KINA under all of its guarantees of, and under all of its pledges of assets or other security interests which secure, any Indebtedness of Kerzner International or any of its Subsidiaries shall also terminate upon such release, sale or transfer.

Limitation on Lines of Business

     The Indenture provides that none of the Issuers or any of their Subsidiaries shall directly or indirectly engage to any substantial extent in any line or lines of business activity other than that which, in the good faith judgment of the Board of Directors of Kerzner International, is a Related Business.

Future Subsidiary Guarantors

     The Indenture provides that all present and future Subsidiaries of either Issuer (including any Unrestricted Subsidiary upon being designated a Subsidiary) will jointly and severally guaranty irrevocably and unconditionally all principal, premium, if any, and interest on the Notes on a senior subordinated basis. The term Subsidiary does not include Unrestricted Subsidiaries.

Release of Guarantors

     The Indenture provides that no Guarantor shall consolidate or merge with or into (whether or not such Guarantor is the surviving person) another person (other than either Issuer or another Guarantor) unless (i) subject to the provisions of the following paragraph, the person formed by or surviving any such consolidation or merger (if other than such Guarantor) assumes all the obligations of such Guarantor pursuant to a supplemental indenture in form reasonably satisfactory to the Trustee, pursuant to which such person shall unconditionally guarantee, on a senior subordinated basis, all of such Guarantor's obligations under such Guarantor's guarantee and the Indenture on the terms set forth in the Indenture; and (ii) immediately before and immediately after giving effect to such transaction on a pro forma basis, no Default or Event of Default shall have occurred or be continuing.

     Notwithstanding the foregoing, upon the sale or disposition (whether by merger, stock purchase, or otherwise) of a Guarantor in its entirety to an entity which is not a Subsidiary or the designation of a Subsidiary as an Unrestricted Subsidiary, which transaction is otherwise in compliance with the Indenture

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(including, without limitation, the provisions of the covenant "Limitation on
Sale of Assets and Subsidiary Stock"), such Guarantor will be deemed released from its obligations under its Guarantee of the Notes; provided, however, that any such termination shall occur only to the extent that all obligations of such Guarantor under all of its guarantees of, and under all of its pledges of assets or other security interests which secure, any Indebtedness of either Issuer or any of their Subsidiaries shall also terminate upon such release, sale or transfer.

Limitation on Status as Investment Company

     The Indenture prohibits Kerzner International and its Subsidiaries from being required to register as an "investment company" (as that term is defined in the Investment Company Act of 1940, as amended), or from otherwise becoming subject to regulation under the Investment Company Act.

Reports

     The Indenture provides that whether or not Kerzner International is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, Kerzner International shall deliver to the Trustee and to each Holder within 15 days after it is or would have been (if it were subject to such reporting obligations) required to furnish such with the SEC, annual and quarterly financial statements substantially equivalent to financial statements that would have been included in reports filed with the SEC, if Kerzner International were subject to the requirements of Section 13 or 15(d) of the Exchange Act, including, with respect to annual information only, a report thereon by Kerzner International's certified independent public accountants as such would be required in such reports to the SEC, and, together with a management's discussion and analysis of financial condition and results of operations which would be so required and, to the extent permitted by the Exchange Act or the SEC, file with the SEC the annual, quarterly and other reports which it is or would have (if it were subject to such reporting obligations) been required to file with the SEC.

Events of Default and Remedies

     The Indenture defines an Event of Default as (i) the failure by the Issuers to pay any installment of interest or Liquidated Damages, if any, on the Notes as and when the same becomes due and payable and the continuance of any such failure for 30 days, (ii) the failure by the Issuers to pay all or any part of the principal, or premium, if any, on the Notes when and as the same becomes due and payable at maturity, redemption, by acceleration or otherwise, whether or not prohibited by the subordination provisions of the Indenture, including, without limitation, payment of the Change of Control Purchase Price or the Asset Sale Offer Price, or otherwise, (iii) the failure by either of the Issuers or any of their Subsidiaries otherwise to comply with the covenants described under "Certain Covenants--Repurchase of Notes at the Option of the Holder upon a Change of Control," "--Limitation on Sale of Assets and Subsidiary Stock" and "--Limitation on Merger, Sale or Consolidation of Kerzner International," (iv) (A) failure by either of the Issuers or any of their Subsidiaries to observe or perform any other covenant or agreement described under "Certain Covenants" (except as provided in clauses (i), (ii) and (iii) above) and the continuance of such failure for a period of 30 days after written notice is given to the Issuers by the Trustee or to the Issuers and the Trustee by the Holders of at least 25% in aggregate principal amount of the Notes outstanding, or (B) failure by either of the Issuers or any of their Subsidiaries to observe or perform any other covenant or agreement contained in the Notes or the Indenture (except as provided for in clauses (i), (ii), (iii) and (iv)(A) above) and the continuance of such failure for 60 days after written notice is given to the Issuers by the Trustee or the Issuers and the Trustee by the Holders of at least 25% in aggregate principal amount of Notes outstanding, (v) certain events of bankruptcy, insolvency or reorganization in respect of either of the Issuers or any of their Significant Subsidiaries, (vi) a default in Indebtedness of either of the Issuers or any of their Subsidiaries with an aggregate principal amount in excess of $10 million (a) resulting from the failure to pay any principal at final stated maturity or (b) as a result of which the maturity of such Indebtedness has been accelerated prior to its stated maturity, and (vii) final unsatisfied judgments not covered by insurance aggregating in excess of $10 million, at any one time rendered against either of the Issuers or any of their Subsidiaries and either (a) the commencement by any creditor of any enforcement proceeding upon any such judgment that is not promptly stayed or
(b) such judgment is not stayed, bonded or discharged within 60 days. The Indenture provides that if a Default occurs and is continuing, the Trustee must, within 90 days after the occurrence of such default, give to the Holders notice of such default.

     If an Event of Default occurs and is continuing (other than an Event of Default specified in clause (v), above, relating to either of the Issuers or any of their Significant Subsidiaries,) then in every such case, unless the principal of all of the Notes shall have already become due and payable, either the Trustee or the Holders of 25% in aggregate principal amount of the Notes then outstanding, by notice in writing to the

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Issuers (and to the Trustee if given by Holders) (an "Acceleration Notice"), may declare all principal and premium, if any, determined as set forth below, and accrued and unpaid interest and Liquidated Damages, if any, thereon to be due and payable immediately; provided, however, that if any Senior Debt is outstanding pursuant to the Credit Agreement, such acceleration shall not be effective until the earlier of (x) the fifth Business Day after the giving to Kerzner International and the Representative of such written notice, unless such Event of Default is cured or waived prior to such date and (y) the date of acceleration of any Senior Debt under the Credit Agreement. If an Event of Default specified in clause (v) above relating to either of the Issuers or any of their Significant Subsidiaries occurs, all principal and accrued interest thereon will be immediately due and payable on all outstanding Notes without any declaration or other act on the part of Trustee or the Holders. The Holders of a majority in aggregate principal amount of Notes generally are authorized to rescind such acceleration if all existing Events of Default, other than the non-payment of the principal of, premium, if any, and interest and Liquidated Damages on the Notes that have become due solely by such acceleration, have been cured or waived.

     Prior to the declaration of acceleration of the maturity of the Notes, the Holders of a majority in aggregate principal amount of the Notes at the time outstanding may waive on behalf of all the Holders any default, except a default in the payment of principal of or interest on any Note not yet cured or a default with respect to any covenant or provision which cannot be modified or amended without the consent of the Holder of each outstanding Note affected. Subject to the provisions of the Indenture relating to the duties of the Trustee, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request, order or direction of any of the Holders, unless such Holders have offered to the Trustee reasonable security or indemnity. Subject to all provisions of the Indenture and applicable law, the Holders of a majority in aggregate principal amount of the Notes at the time outstanding will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee.

Legal Defeasance and Covenant Defeasance

     The Indenture provides that the Issuers may, at their option and at any time, elect to have their obligations and the obligations of the Guarantors discharged with respect to the outstanding Notes ("Legal Defeasance"). Such Legal Defeasance means that the Issuers shall be deemed to have paid and discharged the entire indebtedness represented, and the Indenture shall cease to be of further effect as to all outstanding Notes and Guarantees, except as to (i) rights of Holders to receive payments in respect of the principal of, premium, if any, and interest and Liquidated Damages, if any, on such Notes when such payments are due from the trust funds; (ii) the Issuers' obligations with respect to such Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes, and the maintenance of an office or agency for payment of money for security payments held in trust;
(iii) the rights, powers, trust, duties, and immunities of the Trustee, and the Issuers' obligations in connection therewith; and (iv) the Legal Defeasance provisions of the Indenture. In addition, the Issuers may, at their option and at any time, elect to have the obligations of the Issuers and the Guarantors released with respect to certain covenants that are described in the Indenture ("Covenant Defeasance") and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the Notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, non-payment of guarantees, bankruptcy, receivership, rehabilitation and insolvency events) described under "Events of Default and Remedies" will no longer constitute an Event of Default with respect to the Notes. The Issuers may exercise their Legal Defeasance option regardless of whether they previously exercised Covenant Defeasance.

     In order to exercise either Legal Defeasance or Covenant Defeasance, (i) the Issuers must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, U.S. legal tender, U.S. Government Obligations or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on such Notes on the stated date for payment thereof or on the redemption date of such principal or installment of principal of, premium, if any, or interest on such Notes, and the Trustee must have, for the benefit of the Holders of Notes, a valid, perfected, exclusive security interest in such trust; (ii) in the case of the Legal Defeasance, the Issuers shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to Trustee confirming that (A) the Issuers have received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of the Indenture, there has been a change in the applicable United States Federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the Holders of such Notes will not recognize income, gain or loss for United States Federal income tax purposes as a result of such Legal Defeasance and will be subject to United States Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;
(iii) in the case of Covenant Defeasance, the Issuers shall have delivered to the Trustee an opinion of counsel in the United States

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


reasonably acceptable to such Trustee confirming that the Holders of such Notes will not recognize income, gain or loss for United States Federal income tax purposes as a result of such Covenant Defeasance and will be subject to United States Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred; (iv) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit; (v) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under the Indenture or any other material agreement or instrument to which either of the Issuers or any of their Subsidiaries is a party or by which either of the Issuers or any of their Subsidiaries is bound;
(vi) the Issuers shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Issuers with the intent of hindering, delaying or defrauding any other creditors of the Issuers or others; and (vii) the Issuers shall have delivered to the Trustee an Officers' Certificate and an opinion of counsel, each stating that the conditions precedent provided for in, in the case of the officers' certificate, (i) through (vi) and, in the case of the opinion of counsel, clauses (i) (with respect to the validity and perfection of the security interest), (ii), (iii) and (v) of this paragraph have been complied with.

     If the funds deposited with the Trustee to effect Legal Defeasance or Covenant Defeasance are insufficient to pay the principal of, premium, if any, and interest on the Notes when due, then the obligations of the Issuers under the Indenture will be revived and no such defeasance will be deemed to have occurred.

Amendments and Supplements

     The Indenture contains provisions permitting the Issuers, the Guarantors and the Trustee to enter into a supplemental indenture for certain limited purposes without the consent of the Holders. With the consent of the Holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding, the Issuers, the Guarantors and the Trustee are permitted to amend or supplement the Indenture or any supplemental indenture or modify the rights of the Holders; provided that no such modification may, without the consent of each Holder affected thereby: (i) change the Stated Maturity on any Note, or reduce the principal amount thereof or the rate (or extend the time for payment) of interest thereon or any premium payable upon the redemption thereof, or change the place of payment where, or the coin or currency in which, any Note or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date), or reduce the Change of Control Purchase Price or the Asset Sale Offer Price or alter the provisions (including the defined terms used therein) regarding the right of the Issuers to redeem the Notes in a manner adverse to the Holders, or (ii) reduce the percentage in principal amount of the outstanding Notes, the consent of whose Holders is required for any such amendment, supplemental indenture or waiver provided for in the Indenture, or (iii) modify any of the waiver provisions, except to increase any required percentage or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the Holder of each outstanding Note affected thereby.

No Personal Liability of Partners, Stockholders, Officers, Directors

     The Indenture provides that no direct or indirect stockholder, employee, officer or director, as such, past, present or future of the Issuers, the Guarantors or any successor entity shall have any personal liability in respect of the obligations of the Issuers or the Guarantors under the Indenture or the Notes by reason of his or its status as such stockholder, employee, officer or director, except to the extent such person is an Issuer or Guarantor.

Registration Rights

     The holders of the Old Notes were party to the Registration Rights Agreement. We have filed the registration statement of which this prospectus forms a part and are conducting the exchange offer in accordance with our obligations under the Registration Rights Agreement. Following the exchange offer, if you did not tender your Old Notes you generally will not have any further registration rights (subject to limited exceptions), and such Old Notes will continue to be subject to certain transfer restrictions. See "Risk Factors--Holders who fail to exchange their Old Notes will continue to be subject to restrictions on transfer."

     Holders of the New Notes are not entitled to any registration rights with respect to the New Notes, except for in limited circumstances.


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Additional Information

     Anyone who receives this prospectus may obtain a copy of the Indenture, all supplemental indentures thereto and the Registration Rights Agreement without charge by writing to Kerzner International Limited, Coral Towers, Paradise Island, Bahamas (attention: General Counsel).

Book-Entry, Delivery and Form

     The New Notes will be represented by one or more notes in registered, global form without interest coupons (collectively, the "Global Notes"). The Global Notes will be deposited upon issuance with the Trustee as custodian for The Depositary Trust Company ("DTC"), in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described below.

     Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for notes in certificated form except in the limited circumstances described below. See "--Exchange of Global Notes for Certificated Notes." Except in the limited circumstances described below, owners of beneficial interests in the Global Notes will not be entitled to receive physical delivery of notes in certificated form. Transfers of beneficial interests in the Global Notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants, which may change from time to time.

Depository Procedures

     The following description of the operations and procedures of DTC is provided solely as a matter of convenience. These operations and procedures are solely within the control of DTC and are subject to changes by DTC. We take no responsibility for these operations and procedures and urge investors to contact DTC or its participants directly to discuss these matters.

     DTC has advised us that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the "Participants") and to facilitate the clearance and settlement of transactions in those securities between participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the Initial Purchasers), banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the "Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participant or the Indirect Participant. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

     DTC has also advised us that, pursuant to procedures established by it:

     (1) upon deposit of the Global Notes, DTC will credit the account of Participants designated by the Initial Purchasers with portions of the principal amount of the Global Notes; and

     (2) ownership of these interests in the Global Notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interest in the Global Notes).

     The laws of some states require that certain Persons take physical deliver in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such Persons will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants, the ability of a Person having beneficial interests in a Global Note to pledge such interests to Persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

     EXCEPT AS DESCRIBED BELOW, OWNERS OF INTEREST IN THE GLOBAL NOTES WILL NOT HAVE NOTES REGISTERED IN THEIR NAMES, WILL NOT RECEIVE PHYSICAL DELIVERY OF NOTES IN CERTIFICATED FORM AND WILL NOT BE CONSIDERED THE REGISTERED OWNERS OR "HOLDERS" THEREOF UNDER THE INDENTURE FOR ANY PURPOSE.


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     Payments in respect of the principal of, and interest and premium and liquidated damages, if any, on a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered Holder under the Indenture. Under the terms of the Indenture, we and the Trustee will treat the Persons in whose names the notes, including the Global Notes, are registered as the owners of the notes for the purpose of receiving payments and for all other purposes. Consequently, none of us, the Trustee nor any agent of us or the Trustee has or will have any responsibility or liability for:

     (1) any aspect of DTC's records or any Participant's or Indirect Participant's records relating to or payments made on account of beneficial ownership interest in the Global Notes or for maintaining, supervising or reviewing any of DTC's records or any Participant's or Indirect Participant's records relating to the beneficial ownership interests in the Global Notes; or

     (2) any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

     DTC has advised us that its current practice, upon receipt of any payment in respect of securities such as the notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the Trustee or us. None of us nor the Trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the notes, and we and the Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

     DTC has advised us that it will take any action permitted to be taken by a Holder of notes only at the direct or one or more Participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the aggregate principal amount of the notes as to which such Participant or Participant has or have given such direction. However, if there is an Event of Default under the notes, DTC reserves the right to exchange the Global Notes for legended notes in certificated form, and to distribute such notes to its Participants.

     Although DTC has agreed to the foregoing procedures to facilities transfers of interests in the Global Notes among participants in DTC they are under no obligation to perform or to continue to perform such procedures, and may discontinue such procedures at any time. None of us nor the Trustee nor any of our or their respective agents will have any responsibility for the performance by DTC or its participants or indirect participants of its obligations under the rules and procedures governing their operations.

Exchange of Global Notes for Certificated Notes

     A Global Note is exchangeable for definitive notes in registered certificated form ("Certificated Notes") if:

     (1) DTC (a) notifies us that it is unwilling or unable to continue as depositary for the Global Notes and we fail to appoint a successor depositary or (b) has ceased to be a clearing agency registered under the Exchange Act and we fail to appoint a successor depositary;

     (2) we, at our option, notify the Trustee in writing that we elect to cause the issuance of the Certificated Notes; or

     (3) there has occurred and is continuing an Event of Default with respect to the notes.

     In addition, beneficial interests in a Global Note may be exchanged for Certificated Notes upon prior written notice given to the Trustee by or on behalf of DTC in accordance with the Indenture. In all case, Certificated Notes delivered in exchange for any Global Note or beneficial interests in Global Notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures).


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Exchange of Certificated Notes for Global Notes

     Certificated Notes may not be exchanged for beneficial interests in any Global Note unless the transferor first delivers to the Trustee a written certificate (in the form provided in the Indenture) to the effect that such transfer will comply with the appropriate transfer restrictions applicable to such notes.

Same Day Settlement and Payment

     We will make payments in respect of the notes represented by the Global Notes (including principal, premium, if any, interest and Liquidated Damages, if any) by wire transfer of immediately available funds to the accounts specified by the Global Note Holder. We will make all payments of principal, interest and premium and Liquidated Damages, if any, with respect to Certificated Notes by wire transfer of immediately available funds to the accounts specified by the Holders of the Certificated Notes or, if no such account is specified, by mailing a check to each such Holder's registered address. The notes represented by the Global Notes are expected to be eligible to trade in the PORTAL market and to trade in DTC's Same-Day Funds Settlement System, and any permitted secondary market trading activity in such notes will, therefore, be required by DTC to be settled in immediately available funds. We expect that secondary trading in any Certificated Notes will also be settled in immediately available funds.

Certain Definitions

     "2001 Notes" means the $200,000,000 aggregate principal amount of the Issuers' 8-7/8% Senior Subordinated Notes due 2011 issued on August 14, 2001.

     "Acquired Indebtedness" means Indebtedness or Disqualified Capital Stock of any person existing at the time such person becomes a Subsidiary of either of the Issuers or is merged or consolidated into or with either of the Issuers or any of their Subsidiaries.

     "Acquisition" means the purchase or other acquisition of any person or all or substantially all the assets of any person by any other person, or the acquisition of assets that constitute all or substantially all of an operating unit of business, whether by purchase, merger, consolidation, or other transfer, and whether or not for consideration.

     "Affiliate" means any person directly or indirectly controlling or controlled by or under direct or indirect common control with Kerzner International. For purposes of this definition, the term "control" means the power to direct the management and policies of a person, directly or through one or more intermediaries, whether through the ownership of voting securities, by contract, or otherwise, provided that, with respect to ownership interest in Kerzner International and its Subsidiaries a Beneficial Owner of 10% or more of the total voting power normally entitled to vote in the election of directors, managers or trustees, as applicable, shall for such purposes be deemed to constitute control.

     "Allowed Non-Recourse Indebtedness" means Indebtedness (a) as to which neither of the Issuers nor any of their Subsidiaries (1) provide credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (2) is directly or indirectly liable (as a guarantor or otherwise), or (3) constitutes the lender, and (b) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any Indebtedness of the Issuers or any of their Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity.

     "Average Life" means, as of the date of determination, with respect to any security or instrument, the quotient obtained by dividing (i) the sum of the products of (a) the number of years from the date of determination to the date or dates of each successive scheduled principal (or redemption) payment of such security or instrument and (b) the amount of each such respective principal (or redemption) payment by (ii) the sum of all such principal (or redemption) payments.

     "Beneficial Owner" or "beneficial owner" has the meaning attributed to it in Rules 13d-3 and 13d-5 under the Exchange Act (as in effect on the Issue
Date), whether or not applicable.

     "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York, New York or the New York Stock Exchange are authorized or obligated by law or executive order to close.

     "Capitalized Lease Obligation" means, as applied to any person, any lease of any property (whether

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

real, personal or mixed) of which the discounted present value of the rental obligations of such person, as lessee, in conformity with GAAP, is required to be capitalized on the balance sheet of such person.

     "Capital Stock" means, with respect to any corporation, any and all shares, interests, rights to purchase (other than convertible or exchangeable Indebtedness that is not otherwise itself capital stock), warrants, options, participations or other equivalents of or interests (however designated) in stock issued by that corporation.

     "Cash Equivalent" means (a) (i) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof), (ii) time deposits and certificates of deposit of any domestic commercial bank of recognized standing having capital and surplus in excess of $500 million or (iii) commercial paper issued by others rated at least A-1 or the equivalent thereof by Standard & Poor's Corporation or at least P-1 or the equivalent thereof by Moody's Investors Service, Inc., and in the case of each of (i), (ii) and (iii) above maturing within one year after the date of acquisition or (b) shares of money market mutual funds or similar funds having assets in excess of $500 million.

     "Closing Date" means May 20, 2002.

     "Consolidated Coverage Ratio" of any person on any date of determination (a "Transaction Date") means the ratio, on a pro forma basis, of (a) the aggregate amount of Consolidated EBITDA of such person attributable to continuing operations and businesses (exclusive of amounts attributable to operations and businesses permanently discontinued or disposed of) for the Reference Period to (b) the aggregate Consolidated Fixed Charges of such person (exclusive of amounts attributable to operations and businesses permanently discontinued or disposed of, but only to the extent that the obligations giving rise to such Consolidated Fixed Charges would no longer be obligations contributing to such person's Consolidated Fixed Charges subsequent to the Transaction Date) during the Reference Period; provided that for purposes of such calculation, (i) Acquisitions which occurred during the Reference Period or subsequent to the Reference Period and on or prior to the Transaction Date shall be assumed to have occurred on the first day of the Reference Period, (ii) transactions giving rise to the need to calculate the Consolidated Coverage Ratio shall be assumed to have occurred on the first day of the Reference Period, (iii) the incurrence or repayment of any Indebtedness or issuance of any Disqualified Capital Stock during the Reference Period or subsequent to the Reference Period and on or prior to the Transaction Date (and the application of the proceeds therefrom to the extent used to refinance or retire other Indebtedness) (other than Indebtedness incurred under any revolving credit facility) shall be assumed to have occurred on the first day of such Reference Period and (iv) the Consolidated Fixed Charges of such person attributable to interest on any Indebtedness or dividends on any Disqualified Capital Stock bearing a floating interest (or dividend) rate shall be computed on a pro forma basis as if the rate in effect on the Transaction Date had been the applicable rate for the entire period, unless such Person or any of its Subsidiaries is a party to an Interest Swap or Hedging Obligation (which shall remain in effect for the 12-month period immediately following the Transaction Date) that has the effect of fixing the interest rate on the date of computation, in which case such rate (whether higher or lower) shall be used.

     "Consolidated EBITDA" means, with respect to any person, for any period, the Consolidated Net Income of such person for such period adjusted to add thereto (to the extent deducted from net revenues in determining Consolidated Net Income), without duplication, the sum of (i) Consolidated income tax expense, (ii) Consolidated depreciation and amortization expense, provided that consolidated depreciation and amortization of a Subsidiary that is a less than wholly owned Subsidiary shall only be added to the extent of the equity interest of such person in such Subsidiary, (iii) Consolidated Fixed Charges, less any non-cash interest income, and (iv) consolidated preopening expenses.

     "Consolidated Fixed Charges" of any person means, for any period, the aggregate amount (without duplication and determined in each case in accordance with GAAP) of (a) interest expensed or capitalized, paid, accrued, or scheduled to be paid or accrued (including, in accordance with the following sentence, interest attributable to Capitalized Lease Obligations) of such person and its Consolidated Subsidiaries during such period, including
(i) original issue discount and non-cash interest payments or accruals on any Indebtedness, (ii) the interest portion of all deferred payment obligations and (iii) all commissions, discounts and other fees and charges owed with respect to bankers' acceptances and letters of credit financings and currency and Interest Swap and Hedging Obligations, in each case to the extent attributable to such period, and (b) the amount of dividends accrued or payable (or guaranteed) by such person or any of its Consolidated Subsidiaries in respect of preferred stock (other than by Subsidiaries of such person to such person or such person's wholly owned Subsidiaries) other than dividends payable solely in shares of Qualified Capital Stock. For purposes of this definition, (x) interest on a Capitalized Lease Obligation shall be deemed to

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accrue at an interest rate reasonably determined by Kerzner International to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP and (y) interest expense attributable to any Indebtedness represented by the guaranty (excluding any Investment Guarantee, but including any interest expense or comparable debt service payments with respect to any Investment Guarantee Indebtedness to the extent such Investment Guarantee Indebtedness is being serviced by such person or any Subsidiary of such person) by such person or a Subsidiary of such person of an obligation of another person shall be deemed to be the interest expense attributable to the Indebtedness guaranteed.

     "Consolidated Net Income" means, with respect to any person for any period, the net income (or loss) of such person and its Consolidated Subsidiaries (determined on a consolidated basis in accordance with GAAP) for such period, adjusted to exclude (only to the extent included in computing such net income (or loss) and without duplication): (a) all gains or losses which are either extraordinary (as determined in accordance with GAAP), unusual or non-recurring (including any gain or loss from the sale or other disposition of assets or currency transactions outside the ordinary course of business or from the issuance or sale of any capital stock), (b) the net income, if positive, of any person, other than a Consolidated Subsidiary, in which such person or any of its Consolidated Subsidiaries has an interest, except to the extent of the amount of any dividends or distributions actually paid in cash to such person or a wholly owned Consolidated Subsidiary of such person during such period, but in any case not in excess of such person's pro rata share of such person's net income for such period, (c) the net income or loss of any person acquired in a pooling of interests transaction for any period prior to the date of such acquisition, (d) the net income, if positive, of any of such person's Consolidated Subsidiaries to the extent that the declaration or payment of dividends or similar distributions is not at the time permitted by operation of the terms of its charter or bylaws or any other agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Consolidated Subsidiary, except for restrictions under the Credit Agreement, and (e) the cumulative effect of a change in accounting principles.

     "Consolidated Net Worth" of any person at any date means the aggregate consolidated stockholders' equity of such person (plus amounts of equity attributable to preferred stock) and its Consolidated Subsidiaries, as would be shown on the consolidated balance sheet of such person prepared in accordance with GAAP, adjusted to exclude (to the extent included in calculating such equity), the amount of any such stockholders' equity attributable to Disqualified Capital Stock or treasury stock of such person and its Consolidated Subsidiaries.

     "Consolidated Subsidiary" means, for any person, each Subsidiary of such person (whether now existing or hereafter created or acquired) the financial statements of which are consolidated for financial statement reporting purposes with the financial statements of such person in accordance with GAAP.

     "Credit Agreement" means the Third Amended and Restated Credit Agreement dated as of November 1, 1999, by and among Kerzner Bahamas, Kerzner International, certain of Kerzner International's subsidiaries, certain financial institutions and The Bank of Nova Scotia, as administrative and collateral agent, providing for a revolving credit facility, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, as such credit agreement and/or related documents may be amended, restated, supplemented, renewed, replaced or otherwise modified from time to time whether or not with the same agent, trustee, representative lenders or holders, and, subject to the proviso to the next succeeding sentence, irrespective of any changes in the terms and conditions thereof. Without limiting the generality of the foregoing, the term "Credit Agreement" shall include agreements in respect of Interest Swap and Hedging Obligations entered into for bona fide hedging purposes and not entered into for speculative purposes with lenders party to the Credit Agreement or their affiliates and shall also include any amendment, amendment and restatement, renewal, extension, restructuring, supplement or modification to any Credit Agreement and all refundings, refinancings and replacements of any Credit Agreement, including any agreement (i) extending or shortening the maturity of any Indebtedness incurred thereunder or contemplated thereby, (ii) adding or deleting borrowers or guarantors thereunder, so long as borrowers and issuers include one or more of Kerzner International and its Subsidiaries and their respective successors and assigns, (iii) increasing the amount of Indebtedness incurred thereunder or available to be borrowed thereunder, provided that on the date such Indebtedness is incurred it would not be prohibited by the provisions of the covenant described above under "Limitation on Incurrence of Additional Indebtedness and Disqualified Capital Stock," or
(iv) otherwise altering the terms and conditions thereof in a manner not prohibited by the terms hereof.

     "Disqualified Capital Stock" means (i) except as set forth in (ii), with respect to any person, Equity Interests of such person that, by their terms or by the terms of any security into which they are convertible, exercisable or exchangeable, are, or upon the happening of an event or the passage of time would be, required to be redeemed or repurchased (including at the option of the holder thereof) by such person or any of its

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Subsidiaries, in whole or in part, on or prior to the Stated Maturity of the
Notes and (ii) with respect to any Subsidiary of such person (other than the Guarantors), any Equity Interests other than any common equity with no preference, privileges, or redemption or repayment provisions. Notwithstanding the foregoing, any Equity Interests that would constitute Disqualified Capital Stock solely because the holders thereof have the right to require the Company to repurchase such Equity Interests upon the occurrence of a change of control or with the proceeds of an asset sale shall not constitute Disqualified Capital Stock if the terms of such Equity Interests provide that the Issuers may not repurchase or redeem any such Equity Interests pursuant to such provisions prior to the Issuers' purchase of the Notes as are required to be purchased pursuant to the provisions of the Indenture as described under "Repurchase of Notes at the Option of the Holder upon a Change of Control" and "Limitation on Sale of Assets and Subsidiary Stock," as applicable.

     "Equity Interest" of any person means any shares, interests, participations or other equivalents (however designated) in such person's equity, and shall in any event include any Capital Stock issued by, or partnership or membership interests in, such person.

     "Event of Loss" means, with respect to any property or asset, any (i) loss, destruction or damage of such property or asset or (ii) any condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, of such property or asset, or confiscation or requisition of the use of such property or asset.

     "Exempted Affiliate Transaction" means any transaction (i) solely between or among any of the Issuers and any of the Guarantors, and (ii) solely between or among any of the Issuers and any of their wholly owned Subsidiaries.

     "FF&E Indebtedness" means any Indebtedness of a person to any seller or other person incurred to finance the acquisition (including in the case of a Capitalized Lease Obligation, the lease) or improvement of any Gaming Facility or hotel or gaming or hotel related fixtures, furniture or equipment which is directly related to a Related Business of Kerzner International and which is incurred concurrently with such acquisition and is secured only by the assets so financed.

     "GAAP" means United States generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession in the United States as in effect on the Issue Date.

     "Gaming Authority" means any regulatory body responsible for a gaming license held by Kerzner International or a Subsidiary of Kerzner International or any agency (including, without limitation, any agency established by a United States Federally-recognized Indian tribe to regulate gaming on such tribe's reservation) which has, or may at any time after the Issue Date have, jurisdiction over the gaming activities of the Issuers or any Subsidiary of any of the Issuers or any successor to such authority.

     "Gaming Facility" means any gaming or parimutuel wagering establishment and other property or assets directly ancillary thereto or used in connection therewith, including any building, restaurant, hotel, theater, parking facilities, retail shops, land, golf courses and other recreation and entertainment facilities, vessel, barge, ship, and equipment.

     "Indebtedness" of any person means, without duplication, (a) all liabilities and obligations, contingent or otherwise, of such person to the extent such liabilities and obligations would appear as a liability upon the consolidated balance sheet of such person in accordance with GAAP, (i) in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of such person or only to a portion thereof), (ii) evidenced by bonds, notes, debentures or similar instruments, or (iii) representing the balance deferred and unpaid of the purchase price of any property or services, except those incurred in the ordinary course of its business that would constitute ordinarily trade payables to trade creditors,
(b) all liabilities and obligations, contingent or otherwise, of such Person
(i) evidenced by bankers' acceptances or similar instruments issued or accepted by banks, (ii) relating to any Capitalized Lease Obligation, or (iii) evidenced by a letter of credit or a reimbursement obligation of such person with respect to any letter of credit; (c) all net obligations of such person under Interest Swap and Hedging Obligations; (d) all liabilities and obligations of others of the kind described in the preceding clause (a), (b) or (c) that such person has guaranteed or that is otherwise its legal liability or which are secured by any assets or property of such person, (e) any and all deferrals, renewals, extensions, refinancing and refundings (whether direct or indirect) of, or amendments, modifications or supplements to, any liability of the kind described in any of the preceding clauses (a),
(b) or (c), or this clause (e), whether or not between or among the same

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parties, and (f) all Disqualified Capital Stock of such Person (measured at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued and unpaid dividends). Notwithstanding the foregoing, (1) an Investment Guarantee shall not constitute Indebtedness and (2) Investment Guarantee Indebtedness shall constitute Indebtedness. For purposes hereof, the "maximum fixed repurchase price" of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock, such fair market value to be determined in good faith by the board of directors of the issuer of such Disqualified Capital Stock. The amount of any Indebtedness outstanding as of any date shall be (1) the accreted value thereof, in the case of any Indebtedness issued with original issue discount, but the accretion of original issue discount in accordance with the original terms of Indebtedness issued with an original issue discount will not be deemed to be an incurrence and (2) the principal amount thereof, in the case of any other Indebtedness.

     "Interest Swap and Hedging Obligation" means any obligation of any person pursuant to any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate exchange agreement, currency exchange agreement or any other agreement or arrangement designed to protect against fluctuations in interest rates or currency values, including, without limitation, any arrangement whereby, directly or indirectly, such person is entitled to receive from time to time periodic payments calculated by applying either a fixed or floating rate of interest on a stated notional amount in exchange for periodic payments made by such person calculated by applying a fixed or floating rate of interest on the same notional amount.

     "Investment" by any person in any other person means (without duplication) (a) the acquisition (whether by purchase, merger, consolidation or otherwise) by such person (whether for cash, property, services, securities or otherwise) of capital stock, bonds, notes, debentures, partnership or other ownership interests or other securities, including any options or warrants, of such other person or any agreement to make any such acquisition; (b) the making by such person of any deposit with, or advance, loan or other extension of credit to, such other person (including the purchase of property from another person subject to an understanding or agreement, contingent or otherwise, to resell such property to such other person) or any commitment to make any such advance, loan or extension (but excluding accounts receivable or deposits arising in the ordinary course of business); (c) other than (i) guarantees of Indebtedness of Kerzner International or any Subsidiary to the extent permitted by the covenant "Limitation on Incurrence of Additional Indebtedness and Disqualified Capital Stock" and (ii) Investment Guarantees, the entering into by such person of any guarantee of, or other credit support or contingent obligation with respect to, Indebtedness or other liability of such other person; (d) the making of any capital contribution by such person to such other person; (e) the designation by the Board of Directors of Kerzner International of any person to be an Unrestricted Subsidiary; and (f) the making by such person or any Subsidiary of such person of any Investment Guarantee Payment. Kerzner International shall be deemed to make an Investment in an amount equal to the fair market value of the net assets of any subsidiary (or, if neither Kerzner International nor any of its Subsidiaries has theretofore made an Investment in such subsidiary, in an amount equal to the Investments being made), at the time that such subsidiary is designated an Unrestricted Subsidiary, and any property transferred to an Unrestricted Subsidiary from Kerzner International or a Subsidiary shall be deemed an Investment valued at its fair market value at the time of such transfer.

     "Investment Grade Rating" means a rating equal to or higher than Baa3 (or the equivalent) by Moody's (or any successor to the rating agency business thereof) or BBB- (or the equivalent) by S&P (or any successor to the rating agency business thereof).

     "Investment Grade Status" means any time at which the ratings of the Notes by both Moody's (or any successor to the rating agency business thereof) and S&P (or any successor to the rating agency business thereof) are Investment Grade Ratings.

     "Investment Guarantee" means (1) any guarantee (with full rights of subrogation), directly or indirectly, by the Issuers or any Guarantor of Indebtedness of a Permitted Joint Venture, (2) any guarantee (with full rights of subrogation), directly or indirectly, by the Issuers or any Guarantor of Indebtedness of any person to whom any of the Issuers or the Guarantors provide management services pursuant to a Management Services Agreement, which Indebtedness matures by its terms prior to the time (if any) that such Management Services Agreement is scheduled to expire, (3) any guarantee (with full rights of subrogation), directly or indirectly, by the Issuers or any Guarantor of Indebtedness of any person to whom any of the Issuers, the Guarantors or TCA provides management services or development services pursuant to a Native American Services Agreement, which Indebtedness matures by its terms prior to the time (if any)

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that such Native American Services Agreement is scheduled to expire, or (4)
any direct or indirect completion guarantee by the Issuers or any Guarantor, which terminates or expires by its terms prior to the time (if any) that the applicable Native American Services Agreement is scheduled to expire, in connection with any development services or management services provided by any of the Issuers, the Guarantors or TCA, as applicable, pursuant to such Native American Services Agreement; provided that in the case of each of (1),
(2), (3) and (4), at the time such guarantee is incurred or such completion guarantee is entered into, the Issuers and the Guarantors are permitted to incur at least $1.00 of additional Indebtedness pursuant to the Debt Incurrence Ratio in the covenant described above under "Limitation on Incurrence of Additional Indebtedness and Disqualified Capital Stock."

     "Investment Guarantee Indebtedness" of any Issuer or Guarantor means any Indebtedness of another person guaranteed by such Issuer or Guarantor pursuant to an Investment Guarantee, on and after the time such Issuer or Guarantor makes any interest or comparable debt service payment with respect to such guaranteed Indebtedness.

     "Investment Guarantee Payments" means, without duplication, (1) any payments made pursuant to any Investment Guarantee, or (2) the full amount of any Investment Guarantee if, at any time, the person whose Indebtedness is guaranteed by such Investment Guarantee ceases to constitute a Permitted Joint Venture as a result of a decline in the Issuers' or Guarantor's ownership interest to less than 35% as a result of a sale, transfer or other disposition of Capital Stock of such person by the Issuers or any Guarantor, or (3) the full amount of any Investment Guarantee if, at any time, the Management Services Agreement or Native American Services Agreement with respect to the person whose Indebtedness is guaranteed by such Investment Guarantee is terminated without a concurrent replacement thereof that has an expiration after the maturity of all Indebtedness of such person guaranteed by any of the Issuers or the Guarantors.

     "Issue Date" means August 14, 2001, the date of first issuance of any Notes under the Indenture.

     "Junior Security" means any Qualified Capital Stock and any Indebtedness of an Issuer or a Guarantor, as applicable, that (i) is subordinated in right of payment to Senior Debt at least to the same extent as the Notes or the Guarantee, as applicable, (ii) has no scheduled installment of principal due, by redemption, sinking fund payment or otherwise, on or prior to the Stated Maturity of the Notes, (iii) does not have covenants or default provisions materially more beneficial to the holders of the Notes than those in effect with respect to the Notes on the Issue Date and (iv) was authorized by an order or decree of a court of competent jurisdiction that gave effect to (and states in such order or decree that effect has been given to) the subordination of such securities to all Senior Debt of the applicable Issuer or Guarantor not paid in full in cash or Cash Equivalents in connection with such reorganization; provided that all such Senior Debt is assumed by the reorganized corporation and the rights of the holders of any such Senior Debt are not, without the consent of such holders, altered by such reorganization, which consent shall be deemed to have been given if the holders of such Senior Debt, individually or as a class, shall have approved such reorganization.

     "Lien" means any mortgage, charge, pledge, lien (statutory or otherwise), privilege, security interest, hypothecation or other encumbrance upon or with respect to any property of any kind, real or personal, movable or immovable, now owned or hereafter acquired.

     "Management Services Agreement" means any written agreement (other than a Native American Services Agreement) pursuant to which the Issuers or any Guarantor provides or will provide management services in connection with a Gaming Facility and/or a hotel facility and related amenities.

     "Moody's" means Moody's Investor Services, Inc.

     "Native American Services Agreement" means any written agreement pursuant to which the Issuers, any Guarantor or TCA provides or will provide development services or management services in connection with a Gaming Facility operated by a Native North American Tribe or agency or instrumentality thereof, provided that such Issuer or Guarantor or TCA has obtained a customary opinion from outside counsel that such agreement is enforceable.

     "Net Cash Proceeds" means the aggregate amount of Cash or Cash Equivalents received by Kerzner International in the case of a sale of Qualified Capital Stock and by Kerzner International and its Subsidiaries in respect of an Asset Sale plus, in the case of an issuance of Qualified Capital Stock upon any exercise, exchange or conversion of securities (including options, warrants, rights and convertible or exchangeable debt) of Kerzner International that were issued for cash on or after the Issue Date, the amount of cash originally received by Kerzner International upon the issuance of such securities (including options, warrants, rights and convertible or exchangeable debt) less, in each case, the sum of all payments, fees, commissions

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and reasonable and customary expenses (including, without limitation, the fees and expenses of legal counsel and investment banking fees and expenses) incurred in connection with such Asset Sale or sale of Qualified Capital
Stock, and, in the case of an Asset Sale only, less the amount (estimated reasonably and in good faith by Kerzner International) of income, franchise, sales and other applicable taxes required to be paid by Kerzner International or any of its respective Subsidiaries in connection with such Asset Sale.

     "Non-Recourse Indebtedness" means Indebtedness of a person to the extent that under the terms thereof or pursuant to applicable law (i) no personal recourse shall be had against such person for the payment of the principal of or interest or premium, if any, on such Indebtedness, and (ii) enforcement of obligations on such Indebtedness is limited only to recourse against interests in property purchased with the proceeds of the incurrence of such Indebtedness and as to which none of the Issuers or any of its Subsidiaries provides any credit support or is liable.

     "Permitted Holder" means Solomon Kerzner, his immediate family or a trust or similar entity existing solely for his benefit or for the benefit of his immediate family.

     "Permitted Indebtedness" means Indebtedness incurred as follows:

          (a) the Issuers and the Guarantors may incur Indebtedness (i) pursuant to the Credit Agreement up to an aggregate principal amount outstanding (including any Indebtedness issued to refinance, refund or replace such Indebtedness) pursuant to this clause (a) at any time of $350 million (excluding any amounts with respect to Interest Swap and Hedging Obligations), minus the amount of any such Indebtedness retired with Net Cash Proceeds from any Asset Sale or assumed by a transferee in an Asset Sale (provided any commitment in respect of such Indebtedness is permanently reduced) and (ii) the Issuers and the Guarantors may incur Indebtedness with respect to Interest Swap and Hedging Obligations entered into for bona fide hedging purposes and not entered into for speculative purposes;

          (b) the Issuers and the Guarantors may incur Indebtedness evidenced by the Notes and the Guarantees and represented by the Indenture up to the amounts issued on the Issue Date;

          (c) the Issuers and the Guarantors may incur FF&E Indebtedness on or after the Issue Date, provided that (i) such FF&E Indebtedness is Non-Recourse Indebtedness and (ii) such Indebtedness shall not constitute more than 100% of the cost (determined in accordance with GAAP) to the Issuers or such Guarantor, as applicable, of the property so purchased or leased or the cost of the relevant improvements;

          (d) the Issuers and the Guarantors may incur Indebtedness solely in respect of bankers' acceptances and performance bonds (to the extent that such incurrence does not result in the incurrence of any obligation to repay any obligation relating to borrowed money of others), all in the ordinary course of business in accordance with customary industry practices, in amounts and for the purposes customary in their industry;

          (e) the Issuers may incur Indebtedness to any wholly owned Subsidiary, and any wholly owned Subsidiary may incur Indebtedness to any other wholly owned Subsidiary or to an Issuer; provided that, in the case of Indebtedness of the Issuers (other than Indebtedness that is required to be pledged to the lenders under the Credit Agreement), such obligations shall be unsecured and subordinated in all respects to the Issuers' obligations pursuant to the Notes, and the date of any event that causes a Subsidiary to no longer be a wholly owned Subsidiary shall be an Incurrence Date;

          (f) the Issuers and the Guarantors may incur Investment Guarantee Indebtedness; and

          (g) the Issuers and their Subsidiaries, as applicable, may incur Refinancing Indebtedness with respect to any Indebtedness or Disqualified Capital Stock, as applicable, described in clauses (b), (f) and (g) of this definition or incurred under the Debt Incurrence Ratio contained in the covenant "Limitation on Incurrence of Additional Indebtedness and Disqualified Capital Stock" or which is outstanding on the Issue Date so long as such Refinancing Indebtedness is secured only by the assets that secured the Indebtedness so refinanced or otherwise replaced.

     "Permitted Investment" means (a) any Investment in any of the Notes; (b) any Investment in Cash Equivalents; (c) any Investment in intercompany notes to the extent permitted under clause (e) of the definition of "Permitted Indebtedness"; (d) any Investment in a person in a Related Business who, after such Investment, becomes a Subsidiary of an Issuer and a Guarantor of the Notes; (e) any Investment in any

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property or assets to be used by an Issuer or Guarantor in a Related Business;
(f) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant "Limitation on Sale of Assets and Subsidiary Stock"; (g) Investments by the Issuers or any Guarantor in one or more persons engaged in a Related Business, provided that (1) after giving pro forma effect to each such Investment, the aggregate amount of all such Investments made on and after the Issue Date pursuant to this clause (g) that are outstanding (less an amount (not to exceed the aggregate amount of Investments previously made pursuant to this clause (g)) equal to the net reduction in such Investments resulting from any dividends, repayment of loans or advances or other transfers of assets to the Issuers or any Guarantor or the proceeds realized on sale of such Investments or representing the return of capital or the satisfaction or reduction (other than by means of payments by the Issuers or any Subsidiary) of obligations of other persons which have been guaranteed by the Issuers or any Guarantor or the release or expiration of any such guarantee; provided that the amount of anything credited pursuant to this clause shall not exceed its fair market value at the time of transfer) at any time does not in the aggregate exceed $85 million (measured by the value attributed to the Investment at the time made or returned, as applicable), and (2) at the time of such Investment, the Issuers and the Guarantors are permitted to incur at least $1.00 of additional Indebtedness pursuant to the Debt Incurrence Ratio in the covenant "Limitation on Incurrence of Additional Indebtedness and Disqualified Capital Stock"; (h) Investments in one or more persons made by the Issuers or any Guarantor in connection with a Gaming Facility to be developed in the Catskill region of New York pursuant to a Native American Services Agreement with the Stockbridge-Munsee Band of Mohican Indians or in connection with any Gaming Facility developed with or managed on behalf of any Native North American tribe or any agency or instrumentality thereof pursuant to a Native American Services Agreement, provided that (1) after giving pro forma effect to each such Investment, the aggregate amount of all such Investments made on and after the Issue Date pursuant to this clause (h) that are outstanding (less an amount (not to exceed the aggregate amount of Investments previously made pursuant to this clause (h)) equal to the net reduction in such investments resulting from any dividends, repayment of loans or advances or other transfers of assets to the Issuers or any Guarantor or the proceeds realized on sale of such Investments or representing the return of capital or the satisfaction or reduction (other than by means of payments by the Issuers or any Subsidiary) of obligations of other persons which have been guaranteed by the Issuers or any Guarantor or the release or expiration of any such guarantee; provided that the amount of anything credited pursuant to this clause shall not exceed its fair market value at the time of transfer) at any time does not in the aggregate exceed $50 million (measured by the value attributed to the Investment at the time made or returned, as applicable), and (2) at the time of such Investment, the Issuers and the Guarantors are permitted to incur at least $1.00 of additional Indebtedness pursuant to the Debt Incurrence Ratio in the covenant "Limitation on Incurrence of Additional Indebtedness and Disqualified Capital Stock"; and (i) any Investments solely in exchange for the issuance of Qualified Capital
Stock.

     "Permitted Joint Venture" means a person primarily engaged or preparing to engage in a Related Business as to which one of the Issuers or a Guarantor owns at least 35% of the shares of Capital Stock (including at least 35% of the total voting power thereof) of such Person.

     "Permitted Lien" means (a) any Lien securing the Notes; (b) any Lien securing Indebtedness of a Person existing at the time such Person becomes a Subsidiary or is merged with or into either of the Issuers or a Subsidiary of either of the Issuers or Liens securing Indebtedness incurred in connection with an Acquisition, provided that such Liens were in existence prior to the date of such acquisition, merger or consolidation, were not incurred in anticipation thereof, and do not extend to any other assets; (c) any Lien in favor of either of the Issuers or any Guarantor; and (d) any Lien arising from FF&E Indebtedness permitted to be incurred under clause (c) of the definition of "Permitted Indebtedness," provided such Lien relates solely to the property which is subject to such FF&E Indebtedness.

     "Qualified Capital Stock" means any Capital Stock of Kerzner
International that is not Disqualified Capital Stock.

     "Qualified Equity Offering" means (1) an underwritten registered public offering of Ordinary Shares of Kerzner International for cash, other than pursuant to Form S-8 (or any successor thereto) and other than Ordinary Shares of Kerzner International issued pursuant to employee benefit plans or as compensation to employees, and (2) an unregistered offering of Ordinary Shares of Kerzner International for cash resulting in net proceeds to Kerzner International in excess of $50 million.

     "Qualified Exchange" means any legal defeasance, redemption, retirement, repurchase or other acquisition of Capital Stock or Indebtedness of Kerzner International issued on or after the Issue Date with the Net Cash Proceeds received by Kerzner International from the substantially concurrent sale of Qualified Capital Stock or any exchange of Qualified Capital Stock for any Capital Stock or Indebtedness of Kerzner International outstanding on or issued on or after the Issue Date.

     "Rating Agencies" means S&P and Moody's or any successor to the respective rating agency businesses thereof.

     "Reference Period" with regard to any person means the four full fiscal quarters (or such lesser period during which such person has been in existence) ended immediately preceding any date upon which any determination is to be made pursuant to the terms of the Notes or the Indenture.

     "Refinancing Indebtedness" means Indebtedness or Disqualified Capital Stock (a) issued in exchange for, or the proceeds from the issuance and sale of which are used substantially concurrently to repay, redeem, defease, refund, refinance, discharge or otherwise retire for value, in whole or in part, or (b) constituting an amendment, modification or supplement to, or a deferral or renewal of ((a) and (b) above are, collectively, a "Refinancing"), any Indebtedness or Disqualified Capital Stock in a principal amount or, in the case of Disqualified Capital Stock, liquidation preference, not to exceed (after deduction of reasonable and customary fees and expenses, including any premium and defeasance costs, incurred in connection with the Refinancing) the lesser of (i) the principal amount or, in the case of Disqualified Capital Stock, liquidation preference, of the Indebtedness or Disqualified Capital Stock so Refinanced and (ii) if such Indebtedness being Refinanced was issued with an original issue discount, the accreted value thereof (as determined in accordance with GAAP) at the time of such Refinancing; provided that (A) such Refinancing Indebtedness of any Subsidiary of Kerzner International shall only be used to Refinance outstanding Indebtedness or Disqualified Capital Stock of such Subsidiary, (B) such Refinancing Indebtedness shall (x) not have an Average Life shorter than the Indebtedness or Disqualified Capital Stock to be so refinanced at the time of such Refinancing and (y) in all respects, be no less subordinated or junior, if applicable, to the rights of Holders of the Notes than was the Indebtedness or Disqualified Capital Stock to be refinanced and (C) such Refinancing Indebtedness shall have a final stated maturity or redemption date, as applicable, no earlier than the final stated maturity or redemption date, as applicable, of the Indebtedness or Disqualified Capital Stock to be so refinanced.

     "Related Business" means the gaming or hotel business and other businesses necessary for, or in the good faith judgment of the Board of Directors of Kerzner International, incident to, connected with, arising out of, or developed or operated to permit or facilitate the conduct or pursuit of the gaming or hotel business (including developing or operating sports or entertainment facilities, retail facilities, restaurants, night clubs, transportation and communications services or other related activities or enterprises and any additions or improvements thereto) and potential opportunities in the gaming or hotel business.

     "Representative" means the agent or representative in respect of the lenders party to the Credit Agreement.

     "Restricted Payment" means, with respect to any person, (a) the declaration or payment of any dividend or other distribution in respect of Equity Interests of such person or any parent or Subsidiary of such person,
(b) any payment on account of the purchase, redemption or other acquisition or retirement for value of Equity Interests of such person or any parent or Subsidiary of such person, (c) other than with the proceeds from the substantially concurrent sale of, or in exchange for, Refinancing Indebtedness, any purchase, redemption, or other acquisition or retirement for value of, any payment in respect of any amendment of the terms of or any defeasance of, any Subordinated Indebtedness, directly or indirectly, by such person or a Subsidiary of such person prior to the scheduled maturity, any scheduled repayment of principal, or scheduled sinking fund payment, as the case may be, of such Indebtedness and (d) any Investment by such person, other than a Permitted Investment; provided, however, that the term "Restricted Payment" does not include (i) any dividend, distribution or other payment on or with respect to Equity Interests of an Issuer to the extent payable solely in shares of Qualified Capital Stock of such Issuer; or (ii) any dividend, distribution or other payment to the Issuers, or to any Guarantors, by Kerzner International or any of its Subsidiaries.

     "S&P" means Standard and Poor's Ratings Group, a division of the McGraw-Hill Companies, Inc.

     "Senior Debt" of Kerzner International, KINA or any Guarantor means Indebtedness (including and together with all monetary obligations in respect of the Credit Agreement, and interest, whether or not allowable, accruing on Indebtedness incurred pursuant to the Credit Agreement after the filing of a petition initiating any proceeding under any bankruptcy, insolvency or similar law or which would have accrued but for such filing) of Kerzner International, KINA or such Guarantor arising under the Credit Agreement or that, by the terms of the instrument creating or evidencing such Indebtedness, is expressly designated Senior Debt and made senior in right of payment to the Notes or the applicable Guarantee; provided that in no event shall Senior Debt include (a) Indebtedness to any Subsidiary of Kerzner International or any officer, director or employee of Kerzner International or any Subsidiary of Kerzner International (other than Indebtedness that is required to be pledged to the lenders under the Credit Agreement), (b) Indebtedness incurred in violation of the terms of the Indenture including, without limitation, Indebtedness claiming to be subordinated to any other Indebtedness and senior to the Notes,
(c) Indebtedness to trade creditors, (d) Disqualified Capital Stock, and (e) any liability for taxes owed or owing by Kerzner International, KINA or such Guarantor.

     "Significant Subsidiary" shall have the meaning provided under Regulation S-X under the Securities Act, as in effect on the Issue Date.

     "Stated Maturity," when used with respect to any Note, means August 15, 2011.

     "Subordinated Indebtedness" means Indebtedness of Kerzner International, KINA or a Guarantor that is subordinated in right of payment to the Notes or such Guarantee, as applicable, in any respect or, for purposes of the definition of Restricted Payments only, has a stated maturity on (except for the Notes) or after the Stated Maturity.

     "Subsidiary," with respect to any person, means (i) a corporation a majority of whose Equity Interests with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by such person, by such person and one or more Subsidiaries of such person or by one or more Subsidiaries of such person, (ii) any other person (other than a corporation) in which such person, one or more Subsidiaries of such person, or such person and one or more Subsidiaries of such person, directly or indirectly, at the date of determination thereof has at least majority ownership interest, or (iii) a partnership in which such person or a Subsidiary of such person is, at the time, a general partner. Notwithstanding the foregoing, an Unrestricted Subsidiary shall not be a Subsidiary of Kerzner International or any Subsidiary of Kerzner International. Unless the context requires otherwise, Subsidiary means each direct and indirect Subsidiary of Kerzner International.

     "TCA" means Trading Cove Associates, a Connecticut general partnership and its majority owned subsidiaries, so long as the Issuers and the Guarantors maintain at least their ownership interest in the partnership (including priorities, preferences and privileges with respect to distributions or any other payments or voting power) owned on the Issue Date.

     "Unrestricted Subsidiary" means any subsidiary of Kerzner International (other than KINA), that does not own any Capital Stock of, or own or hold any Lien on any property of, Kerzner International or any other Subsidiary of Kerzner International, including KINA, and that shall be designated an Unrestricted Subsidiary by the Board of Directors of Kerzner International; provided that (i) such subsidiary shall not engage, to any substantial extent, in any line or lines of business activity other than a Related Business, (ii) neither immediately prior thereto nor after giving pro forma effect to such designation would there exist a Default or Event of Default, (iii) immediately after giving pro forma effect thereto, Kerzner International could incur at least $1.00 of Indebtedness pursuant to the Debt Incurrence Ratio in the covenant "Limitation on Incurrence of Additional Indebtedness and Disqualified Capital Stock" and (iv) at the time of such designation, such Subsidiary has no Indebtedness other than Allowed Non-Recourse Indebtedness. The Board of Directors of Kerzner International may designate any Unrestricted Subsidiary to be a Subsidiary, provided that (i) no Default or Event of Default is existing or will occur as a consequence thereof and (ii) immediately after giving effect to such designation, on a pro forma basis, Kerzner International could incur at least $1.00 of Indebtedness pursuant to the Debt Incurrence Ratio in the covenant "Limitation on Incurrence of Additional Indebtedness and Disqualified Capital Stock." Each such designation shall be evidenced by filing with the Trustee a certified copy of the resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions.

     "wholly owned Subsidiary" means a Subsidiary all the Equity Interests of which are owned by Kerzner International or one or more wholly owned Subsidiaries of Kerzner International, except for directors' qualifying shares.

                       DESCRIPTION OF OTHER INDEBTEDNESS

Revolving Credit Facility

     We have a revolving credit facility with a syndicate of banks that currently provides for aggregate borrowings at any one time of up to $300.0 million, with the option to increase such amount by an additional $50.0 million if certain conditions are satisfied. See "Summary--Recent Developments--Revolving Credit Facility." As of May 31, 2002, there were no borrowings under the revolving credit facility.

     Loans under the revolving credit facility bear interest at (i) the higher of (a) the administrative agent's base rate or (b) the federal funds rate plus one half of one percent, in either case plus an additional 0.25% to 1.75% based on a debt to earnings ratio during the period, which we refer to as the debt ratio, or (ii) the LIBO Rate (as defined) plus 1.25% to 2.75% based on the debt ratio. For loans based on the LIBO Rate, interest is payable on the last day of each applicable interest period, or the date of any payment or prepayment of such loans. For loans based on the Alternate Base Rate (as defined), interest is payable quarterly. Loans under the revolving credit facility may be prepaid and reborrowed at any time and are due in full on November 8, 2006. Commitment fees are calculated at per year rates ranging from 0.375% to 0.500%, based on the debt ratio, applied to the undrawn amount of the revolving credit facility and are payable quarterly.

     The revolving credit facility contains restrictive covenants that include:

     o   restrictions on the payment of dividends;

     o   a minimum consolidated net worth; and

     o   a minimum relationship between EBITDA and (i) interest expense,
         (ii) total debt and (iii) senior debt.

     The revolving credit facility is secured by a pledge of substantially all of our assets.

     As a result of the number of events that have occurred over the last year, including Hurricane Michelle and the September 11 terrorist attacks, it has become increasing difficult to secure insurance coverage consistent with past practices. We have secured insurance coverage for up to $150.0 million of damage for our property at Atlantis, which is slightly in excess of the "maximum potential loss" calculated by our insurance brokers. One of the representations in the revolving credit facility requires a minimum level of insurance coverage that the Company currently does not meet. We are engaged in discussions with the lenders under the revolving credit facility to reduce the insurance coverage requirement, and we expect to come to an agreement shortly. The revolving credit facility will be unavailable to us until an agreement is reached. Based on available cash on hand at this time combined with fund generated from operations and the expectation as to resolution of this issue in the near future, we believe that we have sufficient liquidity available to finance our cash requirements.


Overdraft Loan Facility

     We have a revolving overdraft loan facility with The Bank of Nova Scotia in the amount of Bahamian $5.0 million (which is equal to U.S. $5.0 million). The overdraft facility bears interest at The Bank of Nova Scotia's base rate for Bahamian dollar loans plus 1.5% with repayment, subject to annual review. The overdraft facility is secured by substantially all of our Bahamian assets and ranks pari passu with our revolving credit facility. As of April 30, 2002, no amounts were outstanding under the overdraft facility.

Debt Securities

8-5/8% Senior Subordinated Notes

     In December 1997, we and KINA co-issued $100.0 million of 8-5/8% senior subordinated notes due December 2007. Interest on the 8-5/8% senior subordinated notes is payable semi-annually.

     The tender offer and consent solicitation with respect to the 9% senior subordinated notes had no effect on the 8-5/8% senior subordinated notes or the covenants contained in the indenture governing the 8-5/8% senior subordinated notes.

8-7/8% Senior Subordinated Notes

     In August 2001, we and KINA co-issued $200.0 million of 8-7/8% senior subordinated notes due August 2011. Interest on the 8-7/8% senior subordinated notes is payable semi-annually. The indenture for the 8-7/8% senior subordinated notes contains the same covenants and restrictions described under "Description of New Notes." Other than with respect to transfer restrictions, the notes offered hereby will have the same terms as the 8-7/8% senior subordinated notes issued in August 2001. See "Description of New Notes."

     The tender offer and consent solicitation with respect to the 9% senior subordinated notes had no effect on the 8-5/8% senior subordinated notes or the covenants contained in the indenture governing the 8-5/8% senior subordinated notes.

Derivative Financial Instruments

     We have interest rate swap agreements designated as fair value hedges of our outstanding 8-7/8% senior subordinated notes. As of December 31, 2001, the aggregate notional principal amount of the swap agreements was $200.0 million. The fair value of the swap agreements as of December 31, 2001 was $5.5 million and was classified as other long-term liabilities on our consolidated balance sheet. This represents the principal amount we would have been required to pay had the swap agreements terminated on that date.

                          CERTAIN TAX CONSIDERATIONS

     The statements herein regarding taxation are based on the laws of The Bahamas and the United States in force as of the date of this Prospectus and are subject to any changes in law occurring after such date, which changes could be made on a retroactive basis. Holders of the Old Notes contemplating acceptance of the exchange offer are advised to consult their tax advisors regarding the tax consequences of the exchange offer.

Certain Bahamian Tax Considerations

     The following is a brief and general summary of certain Bahamian tax matters as they may relate to the Issuers and the Holders of the New Notes. The discussion is not exhaustive and is based on Bahamian law currently in effect. The Bahamas does not impose any income, capital gains or withholding taxes. Therefore, the Company is not subject to income tax in The Bahamas on an ongoing basis, although the Company is subject to gaming taxes and other governmental fees and charges. See "Business--Certain Matters Affecting Our Bahamanian Operations." In addition, payments of interest with respect to the New Notes will not be subject to any withholding tax. Any capital gains realized on the sale or exchange of the New Notes will not be subject to Bahamian taxes, and no Bahamian stamp duty will be due with respect to such disposition. Any capital gains realized on the sale or exchange of Ordinary Shares of Kerzner International will not be subject to Bahamian taxes, and no Bahamian stamp duty will be due with respect to such disposition.

Certain United States Tax Considerations

     The following summary describes the material U.S. federal income tax consequences to initial holders of the New Notes who are subject to U.S. net income tax with respect to the New Notes ("U.S. persons") and who hold the New Notes as capital assets. There can be no assurance that the U.S. Internal Revenue Service (the "IRS") will take a similar view of the purchase, ownership or disposition of the Notes. This discussion is based upon the provisions of the Internal Revenue Code of 1986, as amended, Treasury regulations, rulings and judicial decisions now in effect, all of which are subject to change. It does not include any description of the tax laws of any state, local or foreign governments or any estate or gift tax considerations that may be applicable to the New Notes or holders thereof. It does not discuss all aspects of U.S. federal income taxation that may be relevant to a particular investor in light of his particular investment circumstances or to certain types of investors subject to special treatment under the U.S. federal income tax laws (for example, dealers in securities or currencies, S corporations, life insurance companies, tax-exempt organizations, taxpayers subject to the alternative minimum tax and non-U.S. persons) and also does not discuss New Notes held as a hedge against currency risks or as part of a straddle with other investments or part of a "synthetic security" or other integrated investment (including a "conversion transaction") comprised of a New Note and one or more other investments, or situations in which the functional currency of the holder is not the U.S. dollar. The exchange of an Old Note by a holder for an New Note should not constitute a taxable exchange. The exchange will not result in income, gain or loss to holders of Old Notes who participate in the exchange offer, or to the Issuers. Such holders shall have the same adjusted basis and holding period in New Notes immediately after the exchange as the holders had in the Old Notes immediately prior to the exchange.

                             PLAN OF DISTRIBUTION

     Each broker-dealer that receives New Notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days after the expiration date, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale.

     We will not receive any proceeds from any sale of New Notes by broker-dealers. New Notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such New Notes. Any broker-dealer that resells New Notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such New Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of New Notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     For a period of 180 days after the expiration date we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. We agreed to pay all expenses incident to the exchange offer (including the expenses of one counsel for the Holders of the Old Notes) other than commissions or concessions of any brokers or dealers and will indemnify the Holders of the Old Notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

                                 LEGAL MATTERS

     Legal matters in connection with the exchange offer will be passed upon for us by Giselle Pyfrom, Esq., our associate general counsel, with respect to matters of the laws of the Commonwealth of The Bahamas, by Charles D. Adamo, Esq., our general counsel, with respect to matters of United States federal law and New York law.


                                    EXPERTS

     The consolidated financial statements of Kerzner International Limited (formerly Sun International Hotels Limited) as of December 31, 2000 and 2001 and for each of the three years in the period ended December 31, 2001 included in this prospectus have been audited by Arthur Andersen LLP, independent public accountants, as stated in their report included herein in reliance upon such firm in giving said reports. The consolidated financial statements of Kerzner International North America, Inc. (formerly Sun International North America, Inc.) as of December 31, 2000 and 2001 and for each of the three years in the period ended December 31, 2001 are incorporated by reference in this prospectus and have been audited by Arthur Andersen LLP, independent public accountants, as stated in their report incorporated by reference herein in reliance upon such firm in giving said reports. Arthur Andersen LLP has not consented to the inclusion of their report in this prospectus, and we have dispensed with the requirement to file their consent in reliance upon Rule 437a of the Securities Act. Because Arthur Andersen LLP has not consented to the inclusion of their report in this prospectus, you may not be able to recover against Arthur Andersen LLP under Section 11 of the Securities Act for any untrue statements of a material fact contained in the financial statements audited by Arthur Andersen LLP or any omissions to state a material fact required to be stated therein.

                       INDEX TO FINANCIAL STATEMENTS


Report of Independent Public Accountants................................. F-2
Consolidated Balance Sheets as of December 31, 2001 and 2000............. F-3
Consolidated Statements of Operations for the Years Ended
  December 31, 2001, 2000 and 1999....................................... F-4
Consolidated Statements of Changes in Shareholders' Equity
  for the Years Ended December 31, 2001, 2000 and 1999................... F-5
Consolidated Statements of Cash Flows for the Years Ended
  December 31, 2001, 2000 and 1999....................................... F-6
Notes to Consolidated Financial Statements............................... F-7

                  REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Shareholders of Sun International Hotels Limited:

     We have audited the accompanying consolidated balance sheets of Sun International Hotels Limited and subsidiaries as of December 31, 2001 and 2000, and the related consolidated statements of operations, changes in shareholders' equity and cash flows for each of the three years in the period ended December 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Sun International Hotels Limited and subsidiaries as of December 31, 2001 and 2000 and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2001 in conformity with accounting principles generally accepted in the United States.


/s/  ARTHUR ANDERSEN LLP

Roseland, New Jersey
January 25, 2002

                      SUN INTERNATIONAL HOTELS LIMITED
                        CONSOLIDATED BALANCE SHEETS
              (In thousands of US dollars, except share data)



                                                                     December 31,
                                                           -----------------------------------
                                                              2001                     2000
                                                           ----------               ----------
                                   ASSETS

Current assets:
    Cash and cash equivalents........................              $30,471             $22,497
    Restricted cash..................................                4,518               1,651
    Trade receivables, net...........................               37,454              40,612
    Due from affiliates..............................               28,364              34,140
    Inventories......................................                8,807              10,417
    Prepaid expenses and other assets................                5,226               9,849
    Net assets held for sale.........................                   --             138,350
                                                              ------------        ------------
Total current assets.................................              114,840             257,516
    Property and equipment, net                                  1,155,192           1,155,509
    Note receivable..................................               18,018                   -
    Due from affiliates-non-current..................               15,888               5,069
    Deferred tax asset, net..........................                3,874                   -
Deferred charges and other assets, net...............               18,692              13,120
Investment in associated companies...................               30,527              29,577
                                                              ------------        ------------

         Total assets................................           $1,357,031          $1,460,791
                                                              ============        ============

                    LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
    Current maturities of long-term debt..............                 $261               $230
    Accounts payable and accrued liabilities..........              148,063            136,872
    Capital creditors.................................                6,570             12,954
                                                              ------------        ------------
Total current liabilities.............................              154,894            150,056
Other long-term liabilities...........................                5,503                  -
Long-term debt, net of current maturities.............              518,231            668,908
                                                              ------------        ------------
         Total liabilities                                          678,628            818,964
                                                              ------------        ------------
Commitments and contingencies (Notes 9 and 17) Shareholders' equity:
    Ordinary shares, $.001 par value..................                   34                 34
    Capital in excess of par..........................              688,714            680,784
    Retained earnings.................................              160,977            129,321
    Accumulated other comprehensive loss..............               (8,553)            (5,543)
                                                              ------------        ------------
                                                                    841,172            804,596
    Treasury stock....................................             (162,769)          (162,769)
                                                              ------------        ------------
         Total shareholders' equity...................              678,403            641,827
                                                              ------------        ------------
         Total liabilities and shareholders' equity...           $1,357,031         $1,460,791
                                                              ============        ============

     The accompanying notes are an integral part of these balance sheets.



        SUN INTERNATIONAL HOTELS LIMITED CONSOLIDATED STATEMENTS OF
                                 OPERATIONS
            (In thousands of US dollars, except per share data)

                                                                For the Year Ended December 31,
                                                            ------------------------------------------
                                                                2001             2000          1999
                                                            ------------     ------------   ----------
Revenues:
         Gaming..........................................       $116,490        $367,935      $351,545
         Rooms...........................................        176,573         194,008       164,831
         Food and beverage...............................        121,415         147,718       137,100
         Tour operations.................................         36,348          33,192        28,714
         Real estate related.............................          9,771         108,650             -
         Management and other fees.......................         36,806          35,763        46,898
         Other revenues..................................         56,416          49,208        45,910
         Insurance recovery..............................          2,000              --        14,209
                                                             -----------     -----------   -----------
               Gross revenues............................        555,819         936,474       789,207
Less: promotional allowances.............................        (22,778)        (51,779)      (50,240)
                                                             -----------     -----------   -----------
               Net revenues..............................        533,041         884,695       738,967
                                                             -----------     -----------   -----------

Cost and expenses:
         Gaming..........................................         60,444         224,765       209,177
         Rooms...........................................         29,625          33,915        30,448
         Food and beverage...............................         82,856          98,288        91,539
         Other operating expenses........................         80,094          96,605        92,705
         Real estate related.............................          2,865          32,272             -
         Selling, general and administrative.............         80,206         103,465        93,962
         Tour operations.................................         32,041          29,626        27,816
         Corporate expenses..............................         25,106          25,340        16,260
         Depreciation and amortization...................         51,490          60,223        57,230
         Purchase termination costs......................              -          11,202             -
         Transaction costs...............................              -           7,014             -
         Restructuring costs.............................          5,732               -             -
         Pre-opening expenses............................          6,904           7,616         5,398
         Write-down of net assets held for sale..........             --         229,208            --
                                                             -----------     -----------   -----------
               Cost and expenses.........................        457,363         959,539       624,535
                                                             -----------     -----------   -----------

Income (loss) from operations............................         75,678         (74,844)      114,432
                                                             -----------     -----------   -----------

Other income (expense):
         Interest income.................................          7,471           4,194        12,725
         Interest expense, net of capitalization.........        (52,702)        (45,678)      (50,699)

         Equity in earnings of associated companies                3,059           4,225         2,628
         Other, net......................................           (760)           (688)           60
                                                             -----------     -----------   -----------
               Other expense, net........................        (42,932)        (37,947)      (35,286)
                                                             -----------     -----------   -----------

Income (loss) before provision for income taxes..........         32,746        (112,791)       79,146
         Provision for income taxes......................         (1,090)         (6,313)       (9,324)
                                                             -----------     -----------   -----------

               Net income (loss).........................       $ 31,656      $ (119,104)     $ 69,822
                                                             ===========     ============  ===========

 Earnings (loss) per share:

         Basic...........................................    $ 1.18         $ (3.86)        $ 2.09
                                                             ===========     ============  ===========

         Diluted.........................................    $ 1.14         $ (3.86)        $ 2.05
                                                             ===========     ============  ===========

          The accompanying notes are an integral part of these statements.


                                                SUN INTERNATIONAL HOTELS LIMITED
                                   CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
                                      For the Years Ended December 31, 2001, 2000 and 1999
                                                         (In thousands)

                                                                      Retained Earnings
                                                                   ------------------------
                                                                                Accumulated                          Comprehensive
                                     Ordinary Shares    Capital                    Other                                Income
                                     ---------------   in Excess   Retained    Comprehensive  Treasury      Total     (Loss) for
                                     Shares   Amount     of Par    Earnings         Loss        Stock       Equity    the Period
                                     ------   ------   ---------   ---------   -------------  ---------   ---------  -------------
Balance at December 31, 1998.......  33,577    $  34    $675,595   $ 178,603    $(3,611)      $      --   $ 850,621
Translation reserves...............      --       --          --          --     (1,958)             --      (1,958)  $  (1,958)
Repurchase of 1 million
  Ordinary Shares..................      --       --          --          --         --         (20,977)    (20,977)         --
Exercise of share options..........     112       --       2,696          --         --              --       2,696          --
Shares canceled....................     (7)       --       (373)          --         --              --        (373)         --
Net income.........................      --       --          --      69,822         --              --      69,822      69,822
                                     ------    -----    --------   ---------    -------       ---------   ---------   ---------
   Balance at December 31, 1999....  33,682       34     677,918     248,425     (5,569)        (20,977)    899,831   $  67,864
                                                                                                                      =========
Translation reserves...............      --       --          --          --         26              --          26   $      26
Repurchase of 6.1 million
  Ordinary Shares..................      --       --          --          --         --        (141,792)   (141,792)         --
Exercise of share options..........     192       --       2,866          --         --              --       2,866          --
Net loss...........................      --       --          --    (119,104)        --              --    (119,104)   (119,104

   Balance at December 31, 2000....  33,874       34     680,784     129,321     (5,543)       (162,769)    641,827   $(119,078
                                     ------    -----    --------   ---------                              ---------   ---------
Translation reserves...............      --       --          --          --     (3,010)             --      (3,010)     (3,010)
Exercise of share options..........     531       --       7,930          --         --              --       7,930          --
Net income.........................      --       --          --      31,656         --              --      31,656      31,656
                                     ------    -----    --------   ---------    -------       ---------   ---------   ---------
   Balance at December 31, 2001....  34,405    $  34    $688,714   $ 160,977    $(8,553)      $(162,769)  $ 678,403   $  28,646
                                     ======    =====    ========   =========    =======       =========   =========   =========

                                The accompanying notes are an integral part of these statements.

               SUN INTERNATIONAL HOTELS LIMITED CONSOLIDATED
                          STATEMENTS OF CASH FLOWS
                        (In thousands of US dollars)

                                                                            For the Year Ended December 31,
                                                                      -----------------------------------------
                                                                       2001             2000             1999
                                                                      ------          --------         --------
Cash flows from operating activities:
   Net income (loss).............................................        $31,656     $ (119,104)       $69,822
   Adjustments to reconcile net income (loss) to net cash
     provided by operating activities:
   Depreciation and amortization.................................         55,692         64,340         60,147
   Write-down of net assets held for sale.. .....................              -        229,208              -
   Purchase termination costs....................................              -         11,202              -
   (Gain) loss on disposition of other assets                                760            688            (60)
   Equity in earnings of associated companies, net of
     dividends received..........................................           (187)        (1,377)            23
   Provision for doubtful receivables............................          6,355          6,492          6,466
   Provision for discount on CRDA obligations, net...............              -            799            587
   Deferred income tax benefit...................................         (3,874)             -              -
   Net change in deferred tax liability..........................              -            205            (30)
   Net change in deferred charges and other assets...............         (1,398)        (1,668)         4,548
   Net change in working capital accounts:
     Receivables.................................................         (3,722)        (9,179)       (20,440)
     Due from affiliates.........................................          1,377         (4,658)        (7,150)
     Inventories and prepaid expenses............................          5,098         (2,052)        (8,129)
     Accounts payable and accrued liabilities....................          1,676         26,490          4,198
   Other.........................................................          5,900         23,912              -
                                                                       ---------     ----------     ----------
     Net cash provided by operating activities...................         99,333        225,298        109,982
                                                                       ---------     ----------     ----------

Cash flows from investing activities:
   Payments for property and equipment, net of insurance
     proceeds received...........................................        (67,590)      (155,892)      (205,046)
   Net proceeds from the sale of other assets....................          2,547            501          5,186
   Proceeds received from sale of Resorts Atlantic City, net.....        120,850              -              -
   Proceeds received for repayment of note receivable............         12,000              -              -
   Proceeds from redemption of subordinated notes................              -              -         94,126
   Deposit refunded (paid) for proposed Desert Inn
     acquisition.................................................              -          7,750        (16,117)
   Advances to associated companies, net.........................         (6,420)       (18,663)          (600)
   Acquisition of equity interest in associated company..........         (3,768)             -              -
   Sale of subordinated notes....................................              -              -          2,798
   Reclassification of cash to net assets held for sale..........              -        (21,453)             -
   CRDA deposits and other.......................................              -         (2,695)        (2,746)
                                                                       ---------     ----------     ----------
   Net cash provided by (used in) investing activities...........         57,619       (190,452)      (122,399)
                                                                       ---------     ----------     ----------

Cash flows from financing activities:
   Proceeds from exercise of share options.......................          7,930          2,866          2,696
   Borrowings....................................................        274,500        202,000        129,000
   Repurchase of Ordinary Shares.................................              -       (141,792)       (20,977)
   Debt issuance and modification costs..........................         (8,805)          (919)        (2,361)

   Repayment of borrowings.......................................       (419,736)      (113,063)      (118,854)
                                                                       ---------     ----------     ----------

   Net cash used in financing activities.........................       (146,111)       (50,908)       (10,496)
                                                                       ---------     ----------     ----------
   Increase (decrease) in cash and cash equivalents..............         10,841        (16,062)       (22,913)

Cash and cash equivalents at beginning of period.................         24,148         40,210         63,123
Cash and cash equivalents at end of period.......................        $34,989        $24,148        $40,210
                                                                         =======        =======        =======

          The accompanying notes are an integral part of these statements.

                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1-- Organization and Basis of Presentation


     Sun International Hotels Limited ("SIHL"), an international resort and gaming company, was incorporated in 1993 under the laws of the Commonwealth of The Bahamas. In these notes to consolidated financial statements, the words "Company," "we," "our" and "us" refer to SIHL together with its subsidiaries as the context may require.

     We are a leading developer and operator of premier destination casino resorts and luxury hotels. In our destination casino resort business, we own and operate the Atlantis Paradise Island resort and casino complex ("Atlantis") located in The Bahamas. We also developed and receive certain revenue from the Mohegan Sun Casino in Uncasville, Connecticut. In our luxury resort hotel business, we operate eight beach resorts at locations in Mauritius, Dubai, the Maldives and The Bahamas. We are in the early stages of an internet gaming venture, which was in the testing phase through the end of 2001 and commenced operations effective January 2002.

     Prior to 2001, we owned and operated a resort and casino property in Atlantic City, New Jersey ("Resorts Atlantic City"), which we sold to an unaffiliated entity.

Majority Shareholder Reorganization

     In July 2001, we announced the restructuring of our majority shareholder, Sun International Investments Limited ("SIIL"), and the resolution of certain matters with SIIL and certain of its shareholders (collectively the "Reorganization"). At the time of the Reorganization, SIIL and its shareholders beneficially owned approximately 67% of our issued and outstanding ordinary shares (the "Ordinary Shares"). SIIL is itself owned in equal thirds by Kersaf Investments Limited ("Kersaf"), Caledonia Investments PLC and World Leisure Group Limited, a company controlled by a Kerzner family trust. SIIL previously was governed by a shareholders' agreement pursuant to which all major decisions of SIIL required the unanimous consent of its shareholders. In connection with the Reorganization, among other things, SIIL is being dissolved and the shareholders' agreement governing SIIL was terminated. Accordingly, SIIL's shareholders will obtain direct ownership of their Ordinary Shares. In addition, SIIL's shareholders have agreed to, among other things, certain standstill provisions in effect through June 2006, pursuant to which each of them will refrain from proposing or consummating certain extraordinary corporate transactions involving the Company, including any merger or the sale of substantially all of the Company's assets. Pursuant to a registration rights and governance agreement, we granted certain registration rights to SIIL's shareholders in respect of the Ordinary Shares held by them, and Kersaf has agreed to sell not less than two million of its Ordinary Shares in a registered public offering before June 30, 2002, subject to certain extensions. Kersaf operates a number of hotel, casino and resort properties in southern Africa under the Sun International name and there has been some confusion regarding the use of the Sun International name by both Kersaf and the Company. We agreed that, after a transition period not to exceed one year from June 30, 2001, we will cease using the names "Sun" and "Sun International." In connection with the Reorganization, Kersaf agreed to pay us $15.5 million. This was settled by a one time cash payment of $3.5 million and the issuance of a 5 year, $12 million note, bearing interest at 9% per annum. In December 2001, the principal amount of the note and accrued interest thereon was repaid in full.

The Bahamas

     Through certain Bahamian subsidiaries, we own and operate Atlantis, our flagship property. Atlantis is a 2,317-room, ocean-themed destination casino resort located on Paradise Island, The Bahamas. Atlantis features three interconnected hotel towers, the Royal Tower, the Coral Tower and the Beach Tower, all built around a 7-acre lagoon and a 34-acre marine environment that includes the world's largest open-air aquarium. Atlantis also features a 100,000 square foot entertainment complex containing approximately 1,000 slot machines and 80 table games, 17 restaurants, approximately 100,000 square feet of convention space, a sports center, over 30,000 square feet of high-end retail space and a 63-slip, full service marina. We also own and operate the Ocean Club Resort, a high-end luxury resort hotel with 106 rooms and suites located on Paradise Island, as well as the Ocean Club Golf Course, a water plant, and other improvements on Paradise Island. We own approximately 100 acres of undeveloped land, which is available for sale or development.

     During 1999, we completed construction of a new 100,000 square foot convention facility. In 2000, we completed construction of an addition to the Ocean Club Resort comprising 40 luxurious rooms and ten deluxe suites, as well as a new beachfront restaurant operated by well-known restaurateur Jean-Georges Vongerichten. In addition, we completed the Tom Weiskopf-designed championship Ocean Club Golf Course and Clubhouse which opened to the public in January 2001. Also in 2000, we completed the infrastructure of the Ocean Club Estates, with 121 luxury homesites set around the golf course. Of the homesites available for sale, 102 were closed on during 2000 and nine more were closed on during 2001. As of December 31, 2001, there are no remaining homesites available for sale, although eight of them are pending final closing, and two will be retained by the Company.

     In 1999, through one of our Bahamian subsidiaries, we formed a joint venture with Vistana, Inc. ("Vistana"), a subsidiary of Starwood Hotels and Resorts Worldwide Inc. ("Starwood"), to develop a timeshare project on Paradise Island adjacent to Atlantis ("Harborside at Atlantis"). Vistana and the Company each have a 50% interest in the joint venture. Construction of 82 two bedroom lock-off units was completed by February 2001 and sales of the timeshare units began in May 2000. Our share of earnings from Harborside at Atlantis is included in equity in earnings of associated companies in the accompanying consolidated statements of operations. In addition, we earn fees for marketing, administrative and development services provided to Harborside at Atlantis.

Connecticut

     We have a 50% interest in, and are a managing partner of, Trading Cove Associates ("TCA"), a Connecticut general partnership that developed and until December 31, 1999, had a management agreement (the "Management Agreement") with the Mohegan Tribal Gaming Authority, an instrumentality of the Mohegan Tribe of Indians of Connecticut (the "Mohegan Tribe") to operate a casino resort and entertainment complex situated in the town of Uncasville, Connecticut (the "Mohegan Sun Casino"). The Management Agreement which covered management, marketing and administrative services, provided that TCA was entitled to receive between 30% and 40% of the net profits, as defined, of the Mohegan Sun Casino. TCA is obligated to pay certain amounts to its partners and certain of their affiliates, as priority payments. These amounts are paid as TCA receives sufficient cash to meet those priority payments.

     In 1998, the Mohegan Tribe retained TCA to develop its $960 million expansion of the Mohegan Sun Casino for a fee of $14 million. In addition, TCA and the Mohegan Tribe entered into an agreement (the "Relinquishment Agreement") whereby it was agreed that effective January 1, 2000, TCA would turn over management of the Mohegan Sun Resort Complex, including its expansion, to the Mohegan Tribe. The term of the Management Agreement was seven years beginning in October 1996, the date the Mohegan Sun Casino opened. Pursuant to the Relinquishment Agreement, the Management Agreement was terminated and, effective January 1, 2000, TCA receives payments of five percent of the gross revenues of the Mohegan Sun Resort Complex for a 15-year period. For the years 2001 and 2000, we recorded payments received from TCA pursuant to the Relinquishment Agreement of $27.4 million and $19.8 million, respectively, and for the year 1999 we recorded payments received pursuant to the Management Agreement of $32.6 million. Development fees earned for the years 2001, 2000 and 1999 were $0, $3.8 million and $6.7 million, respectively.

     In connection with the development of the Mohegan Sun Casino in 1996, we held subordinated notes issued by the Mohegan Tribe, for which interest payments were satisfied by the issuance of additional notes. The aggregate principal balance on these notes, including accrued interest, was $94.1 million at December 31, 1999 when they were repaid in full. Interest earned in 1999 on the subordinated notes amounted to $9.9 million.

Mauritius, Maldives and Dubai

     In Mauritius, we manage and own interests in five beach resorts ("Indian Ocean Resorts") including the 175-room Le Saint Geran Hotel, the 200-room Le Touessrok Hotel, the 248-room La Pirogue Hotel, the 333-room Le CoCo Beach and the 238-room Sugar Beach Resort Hotel. Through June 16, 2000, we owned a 22.8% interest in Indian Ocean Resorts. Effective June 16, 2000, Indian Ocean Resorts issued additional shares of stock under a rights issue in which we did not take up our rights, effectively reducing our ownership interest to 20.4%.

     In the Maldives, located approximately 600 miles southeast of the southern tip of India, we manage the Kanuhura Resort & Spa ("Kanuhura"), a 110-room luxury resort located on Kanuhura Island. Effective August 1, 2001, we acquired a 25% ownership interest in Kanuhura for approximately $3.8 million.

     In Dubai, we manage the Royal Mirage Hotel, a 258-room hotel that opened in August 1999. In 2001, we entered into negotiations to manage a new 225-room luxury hotel that is to be constructed adjacent the existing property.

     We manage these resorts under long-term management contracts and receive management fees based upon a percentage of the revenues and adjusted gross operating profits of these properties. Our share of earnings from the properties in Mauritius and the Maldives are included in equity in earnings of associated companies in the accompanying consolidated statements of operations.

Internet Gaming

     In February 2001, we entered into an agreement with Boss Media AB to develop an internet gaming software solution. Through a wholly owned subsidiary, we designed our website and developed and implemented systems and procedures to exclude play from jurisdictions where internet gaming is illegal, such as the United States. From August to December 2001, we operated the site on a test basis without live wagering to determine the viability of the business and the effectiveness of our systems to maintain compliance with all applicable laws. Costs incurred during 2001 in connection with internet gaming are included in pre-opening expenses in the accompanying consolidated statements of operations. In September 2001, we were awarded one of the first three internet gaming licenses granted by the Isle of Man. In December 2001, our internet gaming subsidiary became the first Isle of Man licensee to commence live gaming operations when it launched www.CasinoAtlantis.com, our internet wagering site.

Sale of Resorts Atlantic City

     Through a wholly owned subsidiary, we previously owned and operated Resorts Atlantic City, a 644-room casino and hotel property. On April 25, 2001, we completed the sale of Resorts Atlantic City to an affiliate of Colony Capital LLC ("Colony") for a purchase price of approximately $144 million, including accrued interest (the "Resorts Atlantic City Sale"). The proceeds received from Colony consisted of approximately $127 million in cash and an unsecured $17.5 million note (the "Promissory Note"). The Promissory Note accrues interest at a rate of 12.5% per annum, and interest is payable semi-annually, with the option to pay one-half of the interest through the issuance of additional notes. The net cash proceeds were used to permanently reduce borrowings outstanding by us under a bank credit facility (the "Revolving Credit Facility"). The cash proceeds received from Colony were partially offset by approximately $6 million in costs paid by us after closing, which included employee termination costs and legal fees.

     We entered into a definitive agreement to sell Resorts Atlantic City in the fourth quarter of 2000, and as of December 31, 2000, we accounted for Resorts Atlantic City as an investment held for sale. The carrying value of the net assets to be disposed of was reclassified to net assets held for sale on our consolidated balance sheet and, in the fourth quarter of 2000, we recorded a loss of $229.2 million resulting from the write-down of net assets held for sale to their realizable value. Therefore, the net proceeds received at closing equaled the carrying value of the net assets disposed of, and accordingly, except for interest income earned during 2001 on the proceeds, there was no further gain or loss recorded as a result of the closing. As of January 1, 2001, the operations of Resorts Atlantic City are no longer included in our consolidated financial statements.

     Summary operating results of Resorts Atlantic City for the year ended December 31 were as follows (in thousands of US dollars):

                                  2000                 1999
                                  ----                 ----

Revenues..................      $257,963              $243,131
Net loss..................      $(22,406)             $(33,363)

     Components of net assets held for sale as of December 31, 2000 were as follows (in thousands of US dollars):


Current assets.............      $34,534
Non-current assets.........      173,233
Current liabilities........      (26,989)
Non-current liabilities....      (42,428)
                                 ---------
                                 $138,350

     Pursuant to the terms of the Resorts Atlantic City Sale, we granted Colony a two-year option (the "Atlantic City Option") to acquire certain undeveloped real estate which we own, adjacent to Resorts Atlantic City, for a purchase price of $40 million, which option can be extended for an additional two years under certain circumstances. The net carrying value of the land included in the Atlantic City Option is included in property and equipment in the accompanying consolidated balance sheets. Effective April 25, 2001, the closing date of the Resorts Atlantic City Sale, Colony leases from us certain of the property included in the Atlantic City Option for $100,000 per month.

Trading Cove New York

     Through a wholly-owned subsidiary, we own 50% of Trading Cove New York, LLC ("TCNY"), a Delaware limited liability company. In March 2001, TCNY entered into a development services agreement (the "Development Agreement") with the Stockbridge-Munsee Band of Mohican Indians (the "Stockbridge-Munsee Tribe") for the development of a casino project (the "Project") in the Catskill region of the State of New York (the "State"). The Development Agreement was amended and restated in February 2002. The Stockbridge- Munsee Tribe does not currently have reservation land in the State, but is federally recognized and operates a casino on its reservation in Wisconsin and has a land claim pending in the U. S. District Court for the Northern District of New York against the State.

     Pursuant to the Development Agreement, as amended, TCNY will provide preliminary funding, certain financing and exclusive development services to the Stockbridge-Munsee Tribe in conjunction with the Project. As compensation for these services, TCNY will earn a fee of 5% of revenues, as defined in the Development Agreement, beginning with the opening of the Project and continuing for a period of twenty years. TCNY has secured land and/or options on approximately 400 acres of property in the Town of Thompson, County of Sullivan (the "County"), of which approximately 333 acres are currently designated for the Project. In February 2002, the Tribe filed a Land to Trust Application with the U.S. Department of the Interior, Bureau of Indian Affairs (the "BIA"), for the Project site properties. Should the BIA approve the Land to Trust Application and the Stockbridge-Munsee Tribe obtain other required approvals, the land could be taken into trust by the Federal Government on behalf of the Stockbridge-Munsee Tribe for the purpose of conducting Class III Gaming.

     In October 2001, the State enacted legislation authorizing up to three Class III Native American casinos in the counties of Sullivan and Ulster and three Native American casinos in western New York pursuant to Tribal State Gaming Compacts to be entered into by the State and applicable Native American tribes.

     In January 2002, the Stockbridge-Munsee Tribe entered into an agreement with the County pursuant to which the Stockbridge-Munsee Tribe will make certain payments to the County to mitigate any potential impacts the Project may have on the County and other local government subdivisions within the County. The payments will not commence until after the opening of the Project.

     The Project is contingent upon the receipt of numerous federal, state and local approvals to be obtained by the Stockbridge-Munsee Tribe, including the execution of a Class III Gaming Compact with the State, which approvals are beyond the control of TCNY. We can make no representation as to whether any of the required approvals will be obtained by the Stockbridge-Munsee Tribe.

Proposed Acquisition of SIHL Ordinary Shares and Self-Tender Offer

     In January 2000, we had received a proposal from SIIL, at that time, the majority shareholder of SIHL, to acquire in a merger transaction all of the Ordinary Shares not already owned by SIIL or its shareholders for $24 per share in cash. To consider the proposal, we formed a committee of independent members of the Board of Directors (the "Special Committee") that retained its own financial and legal advisers. The proposed transaction was subject to various conditions, including approval by the Special Committee. On June 16, 2000, we announced that SIIL was not able to negotiate a mutually satisfactory transaction with the Special Committee and that SIIL had advised us that its proposal had been withdrawn.

     In order to allow our shareholders to elect to sell at least a portion of their Ordinary Shares at the price formerly proposed by SIIL, in June 2000, our Board of Directors approved a self-tender offer for up to 5,000,000 Ordinary Shares at a $24 per share cash price. The self-tender offer commenced on June 25, 2000 and on August 2, 2000, we announced that 13,554,651, of the then outstanding 32,682,350 Ordinary Shares, were tendered. Because the self-tender offer was oversubscribed, a pro-ration factor of 36.89% was applied, and pursuant to the self-tender offer, we purchased 5,000,000 Ordinary Shares at $24 per share. In

2000, transaction costs reflected in the accompanying consolidated statements of operations related to SIIL's proposed acquisition of Ordinary Shares as well as the completion of the self-tender offer.

Termination of Desert Inn Acquisition Agreement

     In March 2000, Starwood and the Company agreed to terminate our agreement (the "Termination Agreement") under which we were to acquire the Desert Inn Hotel and Casino in Las Vegas (the "Desert Inn") for $275 million. In connection with the proposed acquisition of the Desert Inn, we had previously placed a $15 million deposit with Starwood (the "Deposit"). Pursuant to the Termination Agreement, the amount, if any, that the Company would be required to pay from the Deposit was based on the ultimate sales price of the Desert Inn to another party.

     In June 2000, Starwood closed on the sale of the Desert Inn for approximately $270 million to an unrelated party, subject to certain post-closing adjustments. As a result, we were required to pay to Starwood $7.2 million from the Deposit. The remaining $7.8 million of the Deposit was refunded to us in August 2000. Purchase termination costs in the accompanying consolidated statements of operations included the $7.2 million paid to Starwood and $4.0 million of further costs related to the Desert Inn transaction.

Note 2-Summary of Significant Accounting Policies

Principles of Consolidation

     The accompanying consolidated financial statements include the accounts of SIHL and our subsidiaries. All significant intercompany transactions and balances have been eliminated in consolidation. Investments in associated companies, which are less than or equal to 50% and more than 20% owned, are accounted for under the equity method of accounting.

Use of Estimates

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and costs and expenses during the reporting period. Actual results could differ from those estimates.

     We provide allowances for doubtful accounts arising from casino, hotel and other services, which are based upon a specific review of certain outstanding receivables. In determining the amounts of the allowances, we are required to make certain estimates and assumptions. Accruals for potential liabilities related to any lawsuits or claims brought against us, calculation of inventory reserves, calculation of income tax liabilities, valuation allowance on deferred tax assets and other liabilities require that we apply significant judgment in determining the appropriate assumptions for use in the calculation of financial estimates. Actual results may differ from these estimates and assumptions.

Revenue Recognition

     We recognize the net win from casino gaming activities (the difference between gaming wins and losses) as gaming revenues. Revenues from hotel and related services are recognized at the time the related service is performed. Revenues from tour operations include commissions on the sale of travel reservations and are recognized at the time of departure. Real estate related revenues and profits on residential lot sales are recognized upon delivery of the completed lots to the purchasers at closing. Deposits collected in advance of closing are deferred and are included in current liabilities. Management fees and other operating revenues include fees charged to unconsolidated affiliates for casino hotel management, executive management and project consulting. Revenues are recorded at the time the service is provided.

Promotional Allowances

     The retail value of accommodations, food, beverage and other services provided to customers without charge is included in gross revenues and deducted as promotional allowances. The estimated departmental costs of providing such promotional allowances are included in gaming costs and expenses as follows:


                                        For the Year Ended December 31,
                                 ------------------------------------------
                                  2001             2000               1999
                                 ------            ----              ------
                                        (In thousands of US dollars)

Rooms.........................   $2,449          $11,441             $7,894
Food and beverage.............    6,243           23,587             21,692
Other.........................      410            3,727              7,762
                                 $9,102          $38,755            $37,348

     The total costs of providing promotional allowances in the years 2000 and 1999 included $27.1 million and $26.9 million, respectively, at Resorts Atlantic City.

Advertising Expense

     We expense advertising costs as incurred. Advertising expense was $11.2 million, $7.6 million and $7.3 million for the years ended December 31, 2001, 2000 and 1999, respectively and is included in selling, general and administrative expenses in the accompanying statements of operations. Prepaid advertising for each of the periods presented was not material.

Pre-Opening Expenses

     Pre-opening costs are charged to expense as incurred. In 1999, pre-opening expenses were related to the opening of the newly renovated casino at Resorts Atlantic City. In 2000, pre-opening expenses were related to the expansion of the Ocean Club Golf Course on Paradise Island. In 2001, pre-opening expenses were related to internet gaming and the Ocean Club Golf Course in the amount of $4.6 million and $2.3 million, respectively.

Foreign Currency

     Transactions denominated in foreign currencies are recorded in local currency at actual exchange rates at the date of the transaction. Monetary assets and liabilities denominated in foreign currencies at the balance sheet dates are reported at the rates of exchange prevailing at those dates. Any gains or losses arising on monetary assets and liabilities from a change in exchange rates subsequent to the date of the transaction have been included in corporate expenses in the accompanying consolidated financial statements. These amounts were not significant for the years ended December 31, 2001, 2000 and 1999.

     The financial statements of our equity method investees and certain subsidiaries are translated from their local currencies into US dollars using current and historical exchange rates. Translation adjustments resulting from this process are reported separately and accumulated as a component of other comprehensive loss in the accompanying balance sheets. Upon sale or liquidation of our investments, the translation adjustment would be reported as part of the gain or loss on sale or liquidation.

Derivative Financial Instruments

     In June 1998, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 133 "Accounting for Derivative Instruments and Hedging Activities" ("SFAS 133"). SFAS 133, as amended, is effective for fiscal years beginning after June 15, 2000. SFAS 133 requires that every derivative instrument be recorded in the balance sheet as either an asset or liability measured at its fair value. Changes in the derivative's fair values will be recognized in income unless specific hedge accounting criteria are met. We have adopted SFAS 133 as of January 1, 2001.

     We utilize interest rate protection agreements to manage the impact of interest rate changes on our long-term debt obligations. These agreements are accounted for in accordance with SFAS 133. See Note 9 herein for a description of our long-term debt and related derivative financial instruments.

Cash Equivalents

     We consider all of our short-term money market securities purchased with original maturities of three months or less to be cash equivalents.

Inventories

     Inventories of provisions and supplies are carried at the lower of cost (first-in, first-out) or market value. Provisions have been made to reduce excess or obsolete inventories to their estimated net realizable value.

Property and Equipment

     Property and equipment are stated at cost and are depreciated over the estimated useful lives reported below using the straight-line method.


Land improvements and utilities...............     14 - 40 years
Hotels and other buildings....................     15 - 40 years
Furniture, machinery and equipment............      2 - 15 years

Interest costs incurred during the construction period are capitalized.

Deferred Charges and Other Assets

     Deferred charges related to the Mohegan Sun Casino are being amortized over a seven year period through the end of 2003. Debt issuance costs are amortized over the terms of the related indebtedness.

Goodwill

     Prior to January 1, 2002, our goodwill was amortized on a straight-line basis over 40 years. Amortization expense included in the accompanying consolidated statements of operations related to goodwill was $-0-, $2.6 million and $2.6 million for the years ended December 31, 2001, 2000 and 1999, respectively.

     Goodwill related to the investment in associated companies is included therein in the accompanying consolidated balance sheets. Equity earnings of associated companies for each of the years ended December 31, 2001, 2000 and 1999 is net of $264,000 of amortization expense related to such goodwill.

     We will account for goodwill under SFAS 142 effective January 1, 2002.

Capitalized Interest

     Interest is capitalized on construction expenditures and land under development at the weighted average interest rate of our long-term debt. Interest costs of $1.1 million, $11.1 million and $4.9 million were capitalized in 2001, 2000 and 1999, respectively.

Stock Option Compensation

     We have elected to apply Accounting Principles Board Opinion No. 25 "Accounting for Stock Issued to Employees" and as interpreted in FASB Interpretation No. 44 "Accounting for Certain Transactions Involving Stock Compensation" in accounting for compensation under our stock option plans in lieu of the alternative fair value accounting provided for under SFAS No. 123 "Accounting for Stock-Based Compensation" ("SFAS 123"). Certain pro forma disclosures required by SFAS 123 are included in Note 11.

Long Lived Assets

     We review our long-lived assets and certain related intangibles for impairment whenever changes in circumstances indicate that the carrying amount of an asset may not be fully recoverable. If changes in circumstances indicate that the carrying amount of an asset that we expect to hold and use may not be recoverable, future cash flows expected to result from the use of the asset and its disposition must be estimated. If the undiscounted value of the future cash flows is less than the carrying value of the asset, the carrying value of the long-lived asset will be reduced by the amount which the carrying value exceeds fair value. We do not believe that any such changes have occurred except as previously described as a result of the Resorts Atlantic City Sale and the Atlantic City Option.

Income Taxes

     We are subject to income taxes in certain jurisdictions. Accordingly, the accompanying consolidated statements of operations include a provision for income taxes based on prevailing tax laws of those jurisdictions.

     We account for income taxes in accordance with SFAS No. 109 "Accounting for Income Taxes." Under this standard, deferred tax assets and liabilities are determined based on the difference between the financial reporting and tax bases of assets and liabilities at enacted tax rates. A valuation allowance is recognized based on an estimate of the likelihood that some portion or all of the deferred tax asset will not be realized.

Other Comprehensive Loss

     Other comprehensive loss items are not reported net of tax as they relate to translation reserves on investments owned by foreign entities that are not subject to taxation.

Per Share Data

     We calculate earnings (loss) per share in accordance with SFAS No. 128 "Earnings per Share." The following is a reconciliation of the shares used in the per share computations:


                                                                              For the Year Ended December 31,
                                                                          2001            2000           1999
                                                                          ------         --------       --------
                                                                                       (In thousands)

Weighted average shares used in basic computations...................     26,885          30,849          33,465
Dilutive stock options, warrants and restricted shares                       941               -             540
outstanding..........................................................
Weighted average shares used in diluated computations................     27,826          30,849          34,005


     The net income (loss) amount used as the numerator in calculating basic and diluted earnings per share is the net income in the accompanying consolidated statements of operations. The effect of certain options, warrants and restricted shares was not included in the computation of diluted earnings per share in 2001 and 1999 because the effect would have been anti-dilutive. In the year 2000, we incurred a net loss, and therefore, the effect of all options, warrants and restricted shares was excluded in the computation. The number of options not included in the computation for the years 2001, 2000 and 1999 were 2.0 million, 6.0 million and 2.1 million respectively.

Reclassifications

     Certain balances in the accompanying consolidated financial statements for 1999 have been reclassified to conform to the current year presentation.

Recent Accounting Pronouncements

     In June 2001, the FASB issued SFAS No. 141, "Business Combinations" ("SFAS 141") and SFAS No. 142 "Goodwill and Other Intangible Assets" ("SFAS 142"). SFAS 141 requires all business combinations initiated after June 30, 2001 to be accounted for using the purchase method. SFAS 142 is effective for fiscal years beginning after December 15, 2001 with respect to goodwill recognized on an entity's balance sheet as of the beginning of that fiscal year. Under SFAS 142 goodwill and certain other intangible assets with indefinite lives will no longer be amortized, but rather tested at least annually for impairment using a fair value based test. A loss resulting from impairment of such goodwill should be recognized as the effect of a change in accounting principal in the initial period of adopting SFAS 142. In subsequent reporting periods, goodwill impairment losses are to be recognized on a separate line item on the income statement included in income from operations. As a result of the Resorts Atlantic City Sale, all of the goodwill previously amortized to expense was written off in its entirety in the fourth quarter of 2000. Goodwill related to our investment in associated companies, and included therein in the accompanying consolidated financial statements, relates to our ownership interest in Indian Ocean Resorts. We believe that such goodwill is not impaired and therefore, this new pronouncement is not expected to have a material impact on our consolidated financial statements upon adoption.

     In June 2001, the FASB issued SFAS No. 143, "Accounting for Asset Retirement Obligations" ("SFAS 143"). This pronouncement addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. SFAS 143 is effective for financial statements issued for fiscal years beginning after June 15, 2002. We believe the adoption of SFAS 143 will not have a material impact on our consolidated financial statements.

     In August 2001, the FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" ("SFAS 144"), effective for fiscal years beginning after December 15, 2001. For long-lived assets to be held and used, SFAS 144 retains the existing requirements to (a) recognize an impairment loss only if the carrying amount of a long-lived asset is not recoverable from its undiscounted cash flows and (b) measure an impairment loss as the difference between the carrying amount and the fair value of the asset. SFAS 144 establishes one accounting model to be used for long-lived assets to be disposed of by sale. We believe the adoption of SFAS 144 will not have a material effect on our consolidated financial statements.

Note 3-Cash and Cash Equivalents

     Cash equivalents at December 31, 2001 and 2000 included reverse repurchase agreements (federal government securities purchased under agreements to resell those securities) under which we had not taken delivery of the underlying securities and investments in a money market fund that invests exclusively in US Treasury obligations. At December 31, 2001, we held reverse repurchase agreements of $10.2 million, all of which matured in the first week of January 2002.

     At December 31, 2001, restricted cash primarily includes $2.9 million on deposit in the Isle of Man related to our internet gaming operation, a $1.0 million certificate of deposit as security on a bank credit facility and customer deposits related to the sale of homesites at Ocean Club Estates.

Note 4-Trade Receivables

          Components of trade receivables were as follows:


                                                             December 31,
                                                        ---------------------
                                                         2001           2000
                                                        ------         ------
                                                    (In thousands of US Dollars)

Gaming.............................................      $21,832        $25,283
Less: allowance for doubtful accounts..............      (11,141)       (11,176)
                                                          10,691         14,107
Non-gaming:
    Hotel and related..............................       16,372         19,747
    Other..........................................       12,729          8,026
                                                          29,101         27,773
Less: allowance for doubtful accounts..............       (2,338)        (1,268)
                                                          26,763         26,505
                                                         $37,454        $40,612

Note 5-Property and Equipment

     Components of property and equipment were as follows:

                                                         December 31,
                                                  -------------------------
                                                   2001               2000
                                                  ------             ------
Land and land rights.........................   $237,817            $210,247
Land improvements and utilities..............    227,635             197,201

Hotels and other buildings...................    638,232             575,019
Furniture, machinery and equipment...........    212,029             162,913
Construction in progress.....................     18,119             135,409
                                               1,333,832           1,280,789
Less: accumulated depreciation...............   (178,640)           (125,280)
                                             ------------        ------------
                                              $1,155,192          $1,155,509
                                             ============        ============



Note 6-Deferred Charges and Other Assets


                                                          December 31,
                                                   -------------------------
                                                    2001               2000
                                                   ------             ------
                                                  (In thousands of US dollars)

Debt issuance costs...........................    $14,887            $10,277
Mohegan Sun Casino............................      1,739              1,669
Trading Cove New York.........................      1,523                  -
Other.........................................        543              1,174
                                                  $18,692            $13,120


NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 7-Accounts Payable and Accrued Liabilities

     Components of accounts payable and accrued liabilities were as follows:


                                                            December 31,
                                                        --------------------
                                                         2001          2000
                                                        ------        ------
                                                    (In thousands of US dollars)

Customer deposits and unearned revenues..............    $34,891      $37,007
Accrued payroll and related taxes and benefits.......     15,532       13,688
Deferred income......................................     13,714            -
Accrued interest.....................................     11,796        5,228
Trade payables.......................................     11,535       34,540
Other accrued liabilities............................     60,595
                                                        --------
                                                                       46,409
                                                                     --------
                                                        $148,063     $136,872
                                                        ========     ========

Note 8-Other long-term liabilities

     Other long-term liabilities at December 31, 2001 represents the fair value of our derivative instruments. See "Derivative Financial Instruments" described in Note 9 below.

Note 9-Long Term Debt

     Long-term debt consisted of the following:


                                                           December 31,
                                                       --------------------
                                                        2001          2000
                                                       ------        ------
                                                   (In thousands of US dollars)


Revolving Credit Facility.............................   $24,000      $369,000
$200 million 9% senior subordinated notes due
    2007 ("9% Senior Subordinated Notes").............   199,419       199,337

$100 million 8-5/8% senior subordinated notes due
    2007 ("8-5/8% Senior Subordinated Notes")..........   100,000       100,000
$200 million 8-7/8% senior subordinated notes due 2011
    ("8-7/8% Senior Subordinated Notes")..............   194,497             -
Other.................................................       576           801
                                                         518,492       669,138
Less: amounts due within one year.....................      (261)          (230)
                                                        $518,231      $668,908

Amended Revolving Credit Facility

     Through November 13, 2001, we had available borrowings under our Revolving Credit Facility, for which the maximum borrowing capacity was $500 million prior to 2001. In January 2001, the Revolving Credit Facility was amended. In accordance with the amendment, the maximum borrowing capacity was reduced by the amount of cash proceeds received pursuant to the Resorts Atlantic City Sale, which upon closing of that sale, reduced the maximum borrowing capacity to $373 million. This limitation of borrowings was to be further reduced by the cash proceeds received from Colony if they exercised the Atlantic City Option. The term of the Revolving Credit Facility was through August 12, 2002, at which time we would have been required to pay in full any borrowings outstanding under that facility.

     On November 13, 2001, we entered into an amended credit facility (the "Amended Revolving Credit Facility") with a syndicate of banks (the "Lenders"), with Canadian Imperial Bank of Commerce ("CIBC") acting as administrative agent. The borrowings then outstanding under the previous Revolving Credit Facility were paid in full. Under the Amended Revolving Credit Facility, the maximum amount of borrowings that may be outstanding is $200 million. An additional $150 million of borrowings may be available under certain circumstances.

     Loans under the Amended Revolving Credit Facility bear interest at (i) the higher of (a) CIBC's base rate or (b) the Federal Funds rate plus 1-2 of one percent, in either case plus an additional 0.25% to 1.75% based on a debt to earnings ratio during the period, as defined (the "Leverage Ratio") or (ii) LIBO rate plus 1.25% to 2.75% based on the Leverage Ratio. After each drawdown on the Amended Revolving Credit Facility, interest is due every three months for the first six months and is due monthly thereafter. At December 31, 2001, the weighted average interest rate on amounts outstanding under the Amended Revolving Credit Facility was 4.23%. Loans under the Amended Revolving Credit Facility may be prepaid and reborrowed at any time and are due in full in November 2006. Commitment fees are calculated at per annum rates ranging from 0.25% to 0.50%, based on the Leverage Ratio, applied to the undrawn amount of the Amended Revolving Credit Facility and are payable quarterly.

     The Amended Revolving Credit Facility contains restrictive covenants that include, among other things: (a) restrictions on the payment of dividends, (b) minimum levels of earnings before interest expense, income taxes, depreciation and amortization ("EBITDA"), (c) a minimum relationship between EBITDA and interest expense and debt and (d) a minimum level of consolidated net worth, as defined.

Senior Subordinated Notes

     The 9% Senior Subordinated Notes, the 8-5/8% Senior Subordinated Notes and the 8-7/8% Senior Subordinated Notes (collectively the "Senior Subordinated Notes") are all unconditionally guaranteed by substantially all of our wholly-owned subsidiaries. Interest on each series of the Senior Subordinated Notes is paid semi-annually. The indenture for each of the Senior Subordinated Notes contains various restrictive covenants, including limitations on the ability of the issuers and the guarantors to, among other things: (i) incur additional indebtedness, (ii) incur certain liens,
(iii) engage in certain transactions with affiliates and (iv) pay dividends and make certain other payments.

     The Senior Subordinated Notes rank pari passu with each other and are all subordinated to the Amended Revolving Credit Facility.

Derivative Financial Instruments

Interest Rate Risk Management

     We attempt to limit our exposure to interest rate risk by managing the mix of our long-term fixed and variable rate borrowings. In August and December 2001, we entered into fixed-to-variable rate interest rate swap agreements (the "Swap Agreements") designated as fair value hedges of our 8-7/8% Senior Subordinated Notes. These Swap Agreements qualify for the "shortcut" method of accounting provided under SFAS 133, which allows the assumption of no ineffectiveness in our hedging relationship. As such, there is no income statement impact from changes in the fair value of the Swap Agreements. Instead, the changes in the fair value of the Swap Agreements are to be recorded as an asset or liability on our balance sheet, with an offsetting adjustment to the carrying value of the related debt. Other long-term liabilities on the accompanying consolidated balance sheet at December 31, 2001 represent the fair value of the Swap Agreements as of that date, with a corresponding decrease in the carrying value of our 8-7/8% Senior Subordinated Notes. This represents the principal amount we would have been required to pay had the Swap Agreements been terminated on that date. As of December 31, 2001, the aggregate notional principal amount of the Agreements was $200 million and they mature in August 2011 concurrent with the 8-7/8% Senior Subordinated Notes. As of December 31, 2001, the weighted average variable rate on the Swap Agreements was 6.12%.

     As of December 31, 2001, giving effect to the Swap Agreements, our fixed rate and floating rate borrowings represent approximately 57% and 43%, respectively, of total borrowings.

     During the first seven months of 2001 and the years 2000 and 1999, we were a party to variable-to-fixed rate interest rate swap agreements (the "Prior Swap Agreements") designated as cash flow hedges of our Revolving Credit Facility. In July 2001, we terminated the Prior Swap Agreements, which were scheduled to mature at the end of 2001. The costs of terminating these agreements early was $2.1 million and is included in interest expense in the accompanying consolidated statements of operations. At December 31, 2000, notional principal amounts related to the Prior Swap Agreements was $125.0 million. As of December 31, 2000, the weighted average fixed rate payment on the Prior Swap Agreements was 6.89%.

Credit Exposure

     We are exposed to credit related losses in the event of non-performance by counterparties to our Swap Agreements. We monitor the creditworthiness of the counterparties and presently do not expect default by any of the counterparties. We do not obtain collateral in connection with our derivative financial instruments. See Note 20, Fair Value of Financial Instruments, for the fair value of derivatives.

Consent Solicitation of Noteholders

     In 2001, we completed a consent solicitation pursuant to which we obtained the consent of the requisite holders of the 9% Senior Subordinated Notes and the 8-5/8% Senior Subordinated Notes. The consent solicitation sought to amend certain provisions of the indentures pursuant to which the 9% Senior Subordinated Notes and the 8-5/8% Senior Subordinated Notes were issued.

     The amendments effectively eliminate (as of December 31, 2000, the date the charge was recorded) the impact of $199.2 million of the total $229.2 million loss recorded in connection with the Resorts Atlantic City Sale, for purposes of determining our ability to make certain investments, such as certain minority investments in joint ventures under the indentures. In addition, the amendments increased the Consolidated Coverage Ratio (consolidated EBITDA to fixed payments, as defined in the indentures) required in order for us to incur additional indebtedness.

     Pursuant to the consent solicitation, we paid a total of $1.5 million in consent payments to the consenting noteholders. The consent payments were recorded as deferred debt modification costs, and are being amortized over the remaining life of the debt. All other costs associated with the consent solicitation were expensed as incurred.

Overdraft Loan Facility

     Pursuant to a letter of commitment dated September 30, 1994, as amended, between us and The Bank of Nova Scotia, we have a revolving overdraft loan facility (the "Overdraft Facility") in the amount of Bahamian $5.0 million which was equal to US $5.0 million as of December 31, 2001 and

2000. The Overdraft Facility bears interest at The Bank of Nova Scotia's base rate for Bahamian dollar loans plus 1.5% with repayment subject to annual review. The Overdraft Facility is secured by substantially all of our Bahamian assets and ranks pari passu with the Amended Revolving Credit Facility. At December 31, 2001 and 2000, no amounts were outstanding under the Overdraft Facility.

Principal Payments

     Minimum principal payments of long-term debt outstanding as of December 31, 2001 for each of the next five years and thereafter are as follows (in thousands of US dollars):


Year Ending December 31,

2002................................           $261
2003................................            157
2004................................            152
2005................................              6
2006................................         24,000
Thereafter..........................        500,000
                                            524,576
Debt discount.......................           (581)
Fair value adjustment...............         (5,503)
                                           $518,492

Note 10-Shareholders' Equity

     Our authorized, issued and outstanding shares were as follows:


                                                 December 31,
                                             ---------------------
                                            2001               2000
                                           ------              -----
                                           (In thousands of US dollars,
                                            except per share data)

Ordinary Shares.........................
    Par value per share.................   $0.001            $0.001
    Authorized..........................  250,000           250,000
    Issued and outstanding(1)...........   34,405            33,874
Preference Shares.......................
    Par value per share.................   $0.001            $0.001
    Authorized..........................  100,000           100,000
    Issued and outstanding..............

-----------
(1) Includes 7.1 million Ordinary Shares held in treasury at both December 31, 2001 and 2000.

Note 11-Stock-Based Compensation

Stock Options

     Our shareholders have approved stock option plans in 1995 ("1995 Plan"), 1997 (the "1997 Plan") and in 2000 (the "2000 Plan," and
collectively the "Plans") that provide for the issuance of options to acquire an aggregate of 7,500,000 Ordinary Shares. Pursuant to the Plans, the option prices are equal to the market value per share of the Ordinary Shares on the date of the grant. The 1995 Plan provided for the options to become exercisable, unless otherwise specified by the Board of Directors and subject to certain acceleration and termination provisions, after two years from the date of grant in respect of 20% of such options, and thereafter in installments of 20% per year over a four-year period. The 1997 Plan provides for the same vesting schedule except that the vesting period begins one year after the grant date. The 2000 Plan provides for the vesting period to begin one year after the grant date in respect of one third of such options, and thereafter in installments of one third per year over the remaining two year period. Options granted under the Plans have a term of 10 years from the date of grant. The Plans provide for options with respect to Ordinary Shares to be granted to our directors, officers and employees.

     A summary of our stock option activity for 2001, 2000 and 1999 is as follows:



                                             Weighted
                                              Average                Weighted                      Weighted
                                             Exercise                Average                        Average
                                             Price Per               Exercise                      Exercise
(In thousands except per          Shares      Share       Shares     Price Per       Shares        Price Per
------------------------          ------      -----       ------     ---------       ------        ---------
share data)                        2001        2001        2000        2000                           1999
                                                                    December 31,
                                  ---------------------------------------------------------------------------
Outstanding at beginning
of year........................   6,017       $24.59      3,918        $29.60        3,017           $31.38
Granted........................     665       $25.19      2,660        $18.05        1,140           $25.10
Exercised......................    (531)      $14.93       (192)       $15.82         (112)          $23.56
Terminated and other...........    (409)      $29.35       (369)       $35.55         (127)          $37.69


Outstanding at end of year.....   5,742       $25.14      6,017        $24.59        3,918           $29.60

Exercisable at end of year.....   2,965       $26.35      3,459        $25.69        1,014           $22.65

Available for grant............     239                     340                          -



     Certain of the options granted during 1999 were granted outside of the Plans.

     The weighted average exercise price and weighted average contractual life of exercisable options at December 31, 2001 is as follows (in thousands except per share data):

                                                    Weighted Average          Weighted Average
                                                   Exercise Price Per             Remaining
Range of Exercise Prices               Shares             Share               Contractual Life
------------------------               ------      ------------------         ----------------
$11.69 - $19.25                        1,561             $17.94                   7.6 years
$20.69 - $25.50                         180              $21.79                   7.0 years
$30.50 - $38.00                         968              $36.51                   5.7 years
$40.44 - $45.56                         256              $42.45                   6.7 years
                                       2,965             $26.35

     For purposes of supplemental disclosures required by SFAS 123, the fair value of options granted during 2001, 2000 and 1999 was estimated as of the respective dates of grant using a Black-Scholes option pricing model with the following weighted average assumptions for the periods presented:


                                                                                For the Year Ended December 31,
                                                                              --------------------------------------
                                                                               2001             2000           1999
                                                                              ------           ------         ------

Risk-free interest rates................................................        4.7%             6.0%           5.5%
Volatility factors of the expected market price of Ordinary
Shares..................................................................       52.0%            43.0%          39.0%
Expected life of options in years.......................................        4-5              6-7            6-7
Expected dividend yields................................................          -                -              -
Weighted average grant date fair value..................................     $10.05            $5.04          $7.67
Pro forma results based on these assumptions were as follows:
Net income (loss) (000's)...............................................    $22,404        $(126,411)       $62,001
Diluted earnings (loss) per share.......................................       $.81           $(4.10)         $1.82


Executive Bonus Plan

     In 1998, we created a bonus plan for certain of our executives that was payable based upon the attainment of specified earnings per share. A portion of the bonus was payable in Ordinary Shares that vested over a three-year period. The compensation expense relating to the 1998 bonus plan amounted to $637,000, $832,000 and $458,000 for the years ended December 31, 2001, 2000 and 1999, respectively. During 1999, we did not attain the targeted earnings per share as prescribed by the executive bonus plan, and accordingly, no additional Ordinary Shares were granted under this plan. The bonus plan in effect for the years 2001 and 2000 does not provide for the issuance of Ordinary Shares.

Note 12-Related Party Transactions

     In the normal course of business, we undertake transactions with a number of unconsolidated affiliated companies. Certain of our subsidiaries provide construction funding, project consulting and management services to such affiliates. Due from affiliates consisted of the following:


                                                         December 31,
                                                   ------------------------
                                                    2001             2000
                                                   ------           -------
                                                 (In thousands of US dollars)

Harborside at Atlantis......................      $22,921          $20,307
Trading Cove Associates.....................       11,957           12,588
Indian Ocean Resorts........................        5,438            5,751
Kanuhura....................................        3,425                -
Other.......................................          511              563
                                                   44,252           39,209
Less: amounts due within one year...........      (28,364)         (34,140)
                                                  $15,888           $5,069

     The amounts due from Harborside at Atlantis represent advances made by us, including accrued interest thereon, to fund our 50% of the cost to construct the timeshare units on Paradise Island in The Bahamas. We earn interest on these advances at a rate equal to one-month LIBO rate plus 2.50%. Such rate was 4.62% at December 31, 2001. Of the amount advanced to Harborside at Atlantis, it is anticipated that all but $12.5 million will be repaid within the next twelve months. Funds advanced to Kanuhura, which represented our share of funding for operations, will not be repaid during the next twelve months.

Restructuring of Relationship with Majority Shareholder

     In July 2001, we announced the restructuring of SIIL and the resolution of certain matters with SIIL and certain of its shareholders. At the time of the restructuring, SIIL and its shareholders beneficially owned approximately 67% of our issued and outstanding shares. See "Majority Shareholder Reorganization" in Note 1 herein.

Note 13-Retirement Plans

     Certain of our subsidiaries participate in a defined contribution plan covering substantially all of their full-time employees. We make contributions to this plan based on a percentage of eligible employee contributions. Total expense for this plan was $237,000, $887,000 and $876,000 for the years ended December 31, 2001, 2000 and 1999, respectively.

     In addition to the plan described above, union and certain other employees of our subsidiaries in The Bahamas, and formerly Atlantic City, are covered by multi-employer defined benefit pension plans to which employers make contributions. In connection with these plans, we paid $5.9 million, $7.4 million and $6.4 million for the years ended December 31, 2001, 2000 and 1999, respectively.

Note 14-Restructuring Expense

     Restructuring costs in 2001 were comprised of severance payments made to employees who were terminated due to lower occupancy levels at Atlantis subsequent to September 11.

     There were a total of 278 employees affected by the restructuring which included 57 administrative positions, 198 hotel employees and 23 employees on our development staff. Of the total $5.7 expense recorded in 2001, $4.6 million had been paid out to a total of 261 employees by the end of the year. As of December 31, 2001, $1.1 million is included in accounts payable and accrued liabilities on the accompanying consolidated balance sheet and will be paid out during 2002.

Note 15-Income Taxes

     A significant portion of our operation is located in The Bahamas where there are no income taxes. In 2001, 2000 and 1999, the income tax provision relating to our US operations was as follows:



                                           For the Year Ended December 31,
                                         ----------------------------------
                                         2001                          2001
                                         ----                          ----
                                           (In thousands of US dollars)

Current:
    Federal....................          $3,502          $4,930       $9,197
    State......................           1,462           1,178          157
                                          4,964           6,108        9,354
Deferred:
    Federal....................          (3,874)            205          (30)
                                         $1,090          $6,313       $9,324

     The effective tax rate on income varies from the statutory US federal tax rate as a result of the following factors:


                                                                           For the Year Ended December 31,
                                                                      ----------------------------------------
                                                                       2001             2000             1999
                                                                      ------            ----            ------

Statutory US federal income tax rate............................       35.0%           (35.0)%            35.0%
Non US-source income............................................      (29.2)           (40.7)            (40.3)
NOLs and temporary differences for which a valuation                      -             76.7               8.7
allowance has been provided.....................................
Reduction of valuation allowance relating to prior years'             (14.5)               -                 -
operating loss utilized.........................................
Branch profit taxes and other taxes on US services..............        8.8              1.7               6.3
Other...........................................................        3.2              2.9               2.1
Effective tax rate..............................................        3.3%             5.6%             11.8%


     Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.

     The components of the deferred tax assets and liabilities were as follows:

                                                                                          December 31,
                                                                                     ---------------------
                                                                                      2001           2000
                                                                                     ------         ------
                                                                                 (In thousands of US dollars)
Non-current deferred tax liabilities:
    Basis differences on land held for investment, development or resale.......... $      -        $(2,300)
    Basis differences on property and equipment...................................     (640)             -
         Total deferred tax liabilities...........................................     (640)        (2,300)
Non-current deferred tax assets:..................................................
    NOL carryforwards.............................................................  224,220        202,000
    Assets held for sale..........................................................        -         26,700
    Basis differences on land held for investment, development or resale..........    4,291              -
    Basis differences on property and equipment...................................        -            800
    Book reserves not yet deductible for tax return purposes......................    3,104          2,100
    Tax credit carryforwards......................................................    2,676          2,700
         Other....................................................................    2,349          4,000
                  Total deferred tax assets.......................................  236,640        238,300
    Valuation allowance for deferred tax assets................................... (232,126)      (236,000)
    Deferred tax assets, net of valuation allowance...............................    4,514          2,300
Non-current net deferred tax assets...............................................   $3,874        $     -


     Realization of future tax benefits related to deferred tax assets is dependent on many factors, including our ability to generate future taxable income. The valuation allowance is adjusted in the period we determine it is more likely than not that deferred tax assets will or will not be realized. We considered these factors in reaching our conclusion to reduce the valuation allowance by approximately $3.9 million during the fourth quarter of 2001, which resulted in a reduction to our provision for income taxes.

     For federal income tax purposes, Sun International North America, Inc. ("SINA"), our wholly-owned subsidiary, had net operating loss ("NOL") carryforwards of approximately $630 million at December 31, 2001, of which $226 million are unrestricted as to use. However, due to the change of ownership of SINA in 1996, $404 million of these NOL carryforwards (the "Pre-Change NOLs") are limited in their availability to offset our future taxable income. As a result of these limitations, approximately $11.3 million of Pre-Change NOLs will become available for use each year through the year 2008, an additional $8.4 million will be available in 2009. The remaining Pre-Change NOLs are expected to expire unutilized.

     Our restricted NOL carryforwards expire as follows: $49.0 million in 2005, $23.0 million in 2006, $15.0 million in 2007 and $1.0 million in 2009. Our unrestricted NOLs expire as follows: $6.0 million in 2005, $10.0 million in 2007, $57.0 million in 2008, $8.0 million in 2011, $57.0 million in 2012, $33.0 million in 2019, $18.0 million in 2020 and $37.0 million in 2021.

Note 16-Supplemental Cash Flow Disclosures

     Supplemental disclosures required by SFAS No. 95 "Statement of Cash Flows" are presented below.

                                                                                For the Year Ended December 31,
                                                                             ------------------------------------
                                                                              2001            2000           1999
                                                                             ------          ------         ------
                                                                                  (In thousands of US dollars)

Interest paid, net of capitalization....................................    $43,644        $42,538        $48,680
Income taxes paid.......................................................      5,166          5,012          6,688
Non-cash investing and financing activities:
Promissory Note issued to Colony in connection with the Resorts
    Atlantic City Sale..................................................     17,500              -              -
    Accrued Interest Note issued to Colony..............................        518              -              -
    Property and equipment acquired under capital lease
    obligations.........................................................         16          1,574            938


    Refinancing of capital lease obligation..........   -        -      1,144


Note 17 - Commitments and Contingencies

Lease Obligations

     We lease office space in numerous locations throughout the United States for sales and marketing, public relations, tour operations and travel reservation services and other administrative services. These offices support our operations in The Bahamas. In addition, we have obligations under certain operating leases related to equipment acquired for our operations in The Bahamas.

     Future minimum lease obligations under various noncancellable operating leases with terms in excess of one year at December 31, 2001 are as follows (in thousands of US dollars):


Year Ending December 31,

2002................................       $4,625
2003................................        4,340
2004................................        1,532
2005................................          670
2006................................          670
Thereafter..........................          395
                                     ------------
                                          $12,232

Casino License

     The operations of casinos in The Bahamas are subject to regulatory controls. A casino license must be obtained by the operator and the license must be periodically renewed and is subject to revocation at any time. In the event that we are not able to maintain our license, management believes that we would still realize the carrying value of our related assets.

Heads of Agreement

     We have an agreement with the Bahamian Government, as amended in 1997, that provides for certain investment incentives to encourage us to undertake an expansion program at Atlantis. This agreement provides for a minimum annual casino win tax of $4.3 million on gaming win up to $20 million as well as a 10% gaming tax to be paid on gaming win over $20 million. The agreement also provides for a $5 million reduction of annual casino license fees and a 50% credit against all win tax to be paid until 2009. The tax structure became effective January 1, 1998.

     In order to secure the tax incentives, we were obligated to begin construction of at least 562 rooms on Paradise Island in place of the Pirate's Cove Beach Resort (a 562-room hotel on Paradise Island) which we demolished during the fourth quarter of 1998. We had plans for an additional 700-room Phase III hotel project at Atlantis which would have satisfied this condition. However, considering our available development resources and alternative uses of capital, we postponed this project. As a result, in June 2000, we were notified by the Bahamian Government that these additional incentives would not be currently realized. Effective July 1, 2000, the casino win tax reverted back to the structure in place prior to January 1, 1998, as follows: There is no change in win tax on gaming win up to $20 million, however, we incur 12.5% win tax on gaming win between $20 million and $120 million, and a 10% win tax on gaming win in excess of $120 million. The $5 million annual reduction of fees still applies, however, in lieu of the 50% credit on win tax to be paid on gaming win over $20 million, we receive a 45% credit on win tax to be paid on gaming win between $20 million and $120 million. Under our agreement with the Bahamian Government, the additional tax incentives will be prospectively reinstated in the event we begin construction of these additional rooms.

     The agreement also provides for a five-year joint marketing agreement, pursuant to which the

Bahamian Government shall match our contribution, up to $4.0 million annually, toward the direct costs related to staging certain marketing events, public relations activities and the production and placement of advertisements in all media.

Litigation, Claims and Assessments

     We are a defendant in certain litigation and are aware of certain claims and assessments incurred in the normal course of business. In the opinion of management, based on the advice of counsel, the aggregate liability, if any, arising from such matters will not have a material adverse effect on the accompanying consolidated financial statements.

Note 18 - Segment Information

     SFAS No.131 "Disclosures about Segments of an Enterprise and Related Information" requires the disclosure of information regarding our operations based upon how management makes operating decisions and assesses performance of such segments. We operate in five geographical segments in one industry, the development, operation and management of premier resort and casino properties. We evaluate the performance of our segments based primarily on operating profit before corporate expenses, interest expense, interest income, income taxes and non-recurring items. The following is an analysis of net revenues, contribution to consolidated income (loss) before provision for income taxes and total assets, depreciation and amortization of goodwill and capital additions by geographical location:

Net Revenues

                                                    For The Year Ended December 31,
                                                 -------------------------------------
(In thousands of US dollars)                      2001           2000            1999
----------------------------                     -----          ------          ------

Casino/hotel:
Atlantic City, New Jersey(a)
    Gaming.....................................       $-       $235,827       $221,015
    Rooms......................................        -         16,412         15,160
    Food and beverage..........................        -         26,039         25,512
    Other......................................        -          4,973          8,075
    Less: promotional allowances...............        -       (25,288)       (26,632)
                                                       -        257,963        243,130

Paradise Island, The Bahamas:
    Gaming.....................................  116,490        132,108        130,529
    Rooms......................................  176,573        177,596        149,671
    Food and beverage..........................  121,415        121,679        111,588
    Other(b)...................................   78,552         66,280         58,732
    Insurance recovery.........................    2,000              -         14,209
    Less: promotional allowances...............  (22,778)       (26,491)       (23,608)
                                                 472,252        471,172        441,121
Total casino/hotel.............................  472,252        729,135        684,251
Real estate related-Ocean Club Estates.........    9,771        108,650              -
Management and other fees:
    Connecticut................................   27,396         23,575         39,282
    Indian Ocean...............................    6,841          7,539          6,477
    Dubai......................................    1,123          1,221            538
    Harborside at Atlantis(c)..................    1,408          3,428              -
    Maldives(d)................................       38              -              -
Other segments.................................   14,212         11,147          8,419
    Net revenues............................... $533,041       $884,695       $738,967



Contribution to Consolidated Income (Loss) before Provision for Income Taxes

                                                       For The Year Ended December 31,
                                                   ----------------------------------------
(In thousands of US dollars)                        2001             2000             1999
----------------------------                       ------           ------           ------



Casino/hotel:
    Atlantic City, New Jersey(a)..................       $-         $7,593          $(253)
    Paradise Island, The Bahamas(b)...............   68,183         85,666          93,609
                                                     68,183         93,259          93,356
Real estate related-Ocean Club Estates............    6,906         76,378               -
Management and other fees, net of amortization
    Connecticut...................................   26,916         23,096          38,802
    Indian Ocean                                      6,841          7,539           6,477
    Dubai.........................................    1,123          1,221             538
    Harborside at Atlantis(c).....................    1,408          3,428               -
    Maldives(d)...................................       38              -               -
General corporate.................................  (23,896)       (23,330)        (16,899)
Pre-opening expenses..............................   (6,904)        (7,616)         (5,398)
Restructuring costs...............................   (5,732)             -               -
Purchase termination costs........................        -        (11,202)              -



Transaction costs.................................         -           (7,014)             -
Write-down of net assets held for sale............         -         (229,208)             -
Other segments....................................     3,154            1,694          2,348
Corporate marketing, retail and public relations..    (2,359)          (3,089)        (4,792)
    Income (loss) from operations.................    75,678          (74,844)       114,432
Other income (expense):
    Interest income...............................     7,471            4,194         12,725
    Interest expense, net of capitalization.......   (52,702)         (45,678)       (50,699)
Equity in earnings of associated companies:
    Indian Ocean..................................     3,302            3,445          2,628
    Harborside at Atlantis(c).....................       472              780              -
    Maldives(d)...................................      (715)               -              -
Other, net........................................      (760)            (688)            60
    Income (loss) before provision for income taxe   $32,746        $(112,791)       $79,146


Total Assets, Depreciation and Amortization of Goodwill and Capital Additions



                                                                  As of                  Year Ended December 31, 2001
                                                             December 31, 2001           ----------------------------
                                                             -----------------
                                                                                       Depreciation and
                                                                  Total                  Amortization            Capital
(In thousands of US dollars)                                      Assets                  of Goodwill           Additions
----------------------------                                      ------                  -----------           ---------

Casino/hotel:
    Paradise Island, The Bahamas.......................             $1,165,711                $50,035            $65,882
Real estate related:
    Atlantic City, New Jersey..........................                 53,575                      -                  -
    Paradise Island, The Bahamas.......................                 13,946                      -                  -
                                                                        67,521                      -                  -
Equity investment in Indian Ocean......................                 22,891                      -                  -
Equity investment in Maldives(d).......................                  3,053                      -                  -
General corporate......................................                 93,417                  1,161              1,708
Trading Cove New York..................................                  1,523                      -                  -
Corporate marketing, and public relations..............                  1,311                    287                  -
Other segments.........................................                  1,604                      7                  -
                                                                    $1,357,031                $51,490            $67,590


                                                                  As of
                                                            December 31, 2000            Year Ended December 31, 2000
                                                            -----------------            ----------------------------
(In thousands of US dollars)                                                          Depreciation and
----------------------------                                      Total                 Amortization             Capital
                                                                 Assets                  of Goodwill            Additions
                                                                 ------               -----------------         ---------

Casino/hotel:
    Atlantic City, New Jersey..........................                $-                   $16,236              $11,316
    Paradise Island, The Bahamas(e)                             1,162,060                    42,422              137,987
                                                                1,162,060                    58,658              149,303
 Real estate related:
    Atlantic City, New Jersey..........................            56,176                         -                    -
    Paradise Island, The Bahamas.......................            17,538                         -                    -
                                                                   73,714                         -                    -
Net assets held for sale(a)............................           138,350                         -                    -
Equity investment in Indian Ocean......................            25,467                         -                    -
General corporate......................................            58,632                     1,257                6,589
Corporate marketing, and public relations..............             1,404                       304                    -
                                                                ---------                     -----                -----
                                                               $1,460,791                   $60,223             $155,892


Other segments.........................................              1,164                         4                  -





                                                                  As of
                                                            December 31, 1999          Year Ended December 31, 1999
                                                            -----------------       ----------------------------------
                                                                                    Depreciation and
                                                                  Total               Amortization            Capital
                                                                 Assets                of Goodwill           Additions
                                                                 ------             -----------------        ---------
                                                                                (In thousands of US dollars)
Casino/hotel:
    Atlantic City, New Jersey..........................        $  429,854               $16,156                $42,574
    Paradise Island, The Bahamas                                1,054,708                39,631                 24,200
    Paradise Island expansion, opened December                          -                     -                117,808
        1998(f)........................................
                                                                1,484,562                55,787                184,582
 Real estate related:
    Atlantic City, New Jersey..........................            61,307                     -                  9,433
    Paradise Island, The Bahamas                                   30,022                     -                      4
                                                                   91,329                     -                  9,437
Equity investment in Indian Ocean......................            24,871                     -                      -
General corporate......................................            68,222                 1,120                 10,828
Corporate marketing, retail and public relations.......             1,729                   321                    199
Other segments.........................................               758                     2                      -
                                                               $1,671,471               $57,230               $205,046

-----------

(a)  See discussion of the Resorts Atlantic City Sale in Note 1 herein.

(b)  Includes tour operations.

(c) The construction of timeshare units at Harborside at Atlantis was completed in February 2001. Sales of these units began in May 2000.

(d)  We acquired a 25% interest in Kanuhura effective August 1, 2001.

(e) In 2000, capital additions in Paradise Island, The Bahamas included $113.8 million of costs for the Ocean Club addition and newly renovated golf course, including a new club house.

(f) Capital additions related to a 1998 expansion of Atlantis on Paradise Island are included in total assets under Paradise Island, The Bahamas.


Note 19 - Equity in Earnings of Associated Companies

     The accompanying consolidated financial statements include equity in earnings of associated companies as a result of our 20.4% interest in Indian Ocean Resorts, our 50% interest in Harborside at Atlantis and our 25% interest in Kanuhura.

     Through June 16, 2000, we owned a 22.8% interest in Indian Ocean Resorts. Effective June 16, 2000, Indian Ocean Resorts issued additional shares of stock under a rights issue in which we did not participate, effectively reducing our ownership interest to 20.4%. The following unaudited summarized financial information of Indian Ocean Resorts has been prepared under accounting principals generally accepted in the United States at and for the years ended December 31, 2001, 2000 and 1999; converted to thousands of US dollars at the appropriate exchange rate.

                                          For the Year Ended December 31,
                                          --------------------------------
                                          2001          2000          1999
                                          ----          ----          ----
    Revenues..........................  $93,398       $106,151      $84,007
    Income from operations............   25,277         28,310       15,630
    Income before income taxes........   20,136         20,480       13,171



                                                 As of December 31,
                                          --------------------------------
                                          2001          2000          1999
                                          ----          ----          ----
    Current assets....................   $27,413       $24,424      $21,075
    Total assets......................   225,835       238,286      264,345
    Current liabilities...............    32,950        35,173       61,595
    Shareholders' equity..............   119,635       127,379      140,865


     Harborside at Atlantis constructs, sells and manages time-share units in Paradise Island, The Bahamas. Construction of 82 units was completed in February 2001 and sales of time-share units began in May 2000. The following unaudited summarized financial information of Harborside at Atlantis has been prepared under accounting principals generally accepted in the United States at and for the years ended December 31, 2001 and 2000.

                                                    For the Year Ended
                                                       December 31,
                                                    ------------------
                                                    2001          2000
                                                    ----          ----
    Revenues...................................   $35,371      $18,446
    Income from operations.....................     1,372        1,561
    Income before income taxes.................     1,372        1,561

                                                    For the Year Ended
                                                       December 31,
                                                    ------------------
                                                    2001          2000
                                                    ----          ----
    Current assets.............................   $99,832      $27,306
    Total assets...............................   109,357       79,175
    Current liabilities........................    88,700       57,830
    Shareholders' equity.......................    20,657       17,305


     Effective August 1, 2001, we acquired our 25% interest in Kanuhura. The following unaudited summarized financial information of Kanuhura has been prepared under accounting principals generally accepted in the United States at and for the year ended December 31, 2001.


                                                     For the Year Ended
                                                      December 31, 2001
                                                     ------------------
    Revenues......................................              $3,809
    Loss from operations..........................              (1,261)
    Loss before income taxes......................              (2,564)



                                                            As of
                                                      December 31, 2001
                                                     ------------------
    Current assets................................              $3,215
    Total assets..................................              33,048
    Current liabilities...........................               4,724
    Shareholders' equity..........................               2,091


Note 20 - Fair Value of Financial Instruments

     The fair value of a financial instrument represents the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced sale or liquidation.

     Fair value estimates are made at a specific point in time, based on relevant market information about the financial instrument. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and therefore cannot be determined with precision. The assumptions used have a significant effect on the estimated amounts reported.

     We used the following methods and assumptions in estimating fair value disclosures for financial instruments: (a) Cash and cash equivalents, receivables, other current assets, accounts payable, accrued liabilities and variable rate debt: the amounts reported in the accompanying consolidated balance sheets approximate fair value; (b) Fixed-rate debt: fixed rate debt is valued based upon published market quotations, as applicable. The fair value of our fixed rate debt at December 31, 2001 was approximately $486.6 million as compared to its carrying value of $493.9 million; (c) swap agreements: the fair value of our swap agreements was determined from the representations of financial institutions. The fair value of our swap agreements at December 31, 2001 equal their carrying value, and are reflected as other long-term liabilities on the accompanying consolidated balance sheet. The carrying value and negative fair value of our Prior Swap Agreements at December 31, 2000 was $0 and $454,000, respectively.

Note 21 - Supplemental Condensed Consolidating Financial Information

     Our payment obligations under the Senior Subordinated Notes were co-issued by SIHL and SINA. The Senior Subordinated Notes are guaranteed by substantially all of our wholly-owned subsidiaries (the "Subsidiary Guarantors") and are jointly and severally irrevocably and unconditionally guaranteed. Separate financial statements of the Subsidiary Guarantors are not presented because we have determined that they would not be material to investors. The following supplemental financial information sets forth balance sheets, statements of operations and statements of cash flows for each of the co-issuers of the Senior Subordinated Notes, SIHL and SINA and, on a combined basis, for the Subsidiary Guarantors. SIHL's non-guarantor subsidiaries are minor and, therefore, are not separately presented.

                      Sun International Hotels Limited

                Condensed Consolidated Financial Statements

                        (In thousands of US dollars)

Condensed Consolidating Balance Sheet at December 31, 2001

                                                                                 Guarantor
                                                     SIHL           SINA        Subsidiaries    Eliminations     Consolidated
                                                     ----           ----        ------------    ------------     ------------
ASSETS
Current assets:
    Cash and cash equivalents...................    $4,065         $1,242          $18,003          $7,161           $30,471
    Restricted cash.............................         -              -            4,518               -             4,518
    Trade receivables, net......................        82          1,102           36,270               -            37,454
    Due from affiliates.........................   336,351        237,801         (547,185)          1,397            28,364
    Inventories.................................         -             91            8,716               -             8,807
    Prepaid expenses............................         5            188            5,033               -             5,226
        Total current assets....................   340,503        240,424         (474,645)          8,558           114,840
    Property and equipment, net                          -         54,221        1,077,060          23,911         1,155,192
    Note receivable                                      -         18,018                -               -            18,018
    Due from affiliates-non-current                  3,250              -           12,638               -            15,888
    Deferred tax asset, net                              -          3,874                -               -             3,874
    Deferred charges and other assets, net           2,477          9,898            6,317               -            18,692
    Investment in subsidiaries                     356,567             10          280,049        (636,626)                -
    Investment in associated companies               3,053              -           34,425          (6,951)           30,527
        Total assets............................  $705,850       $326,445         $935,844       $(611,108)       $1,357,031

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
    Current maturities of long-term debt                $-            $70             $191              $-              $261
    Accounts payable and accrued                    23,054         18,629           97,718           8,662           148,063
        liabilities.............................
    Due to affiliates-current...................         -              -           (1,397)          1,397                 -
    Capital creditors...........................         -              -            6,570               -             6,570
        Total current liabilities...............    23,054         18,699          103,082          10,059           154,894
Other long-term liabilities.....................     5,503              -                -               -             5,503
Long-term debt, net of current maturities.......    94,497        399,438           24,296               -           518,231
    Total liabilities...........................   123,054        418,137          127,378          10,059           678,628
Shareholders' equity............................   582,796        (91,692)         808,466        (621,167)          678,403
    Total liabilities and shareholders'           $705,850       $326,445         $935,844       $(611,108)       $1,357,031
        equity..................................


                      Sun International Hotels Limited

                Condensed Consolidated Financial Statements

                        (In thousands of US dollars)

Condensed Consolidating Balance Sheet at December 31, 2000


                                                                                 Guarantor
                                                    SIHL           SINA         Subsidiaries    Eliminations     Consolidated
                                                    ----           ----         ------------    ------------     ------------
ASSETS
Current assets:
    Cash and cash equivalents.................       $106           $(725)         $16,690          $6,426           $22,497
    Restricted cash...........................          -               -            1,651               -             1,651
    Trade receivables, net....................         90             631           39,831              60            40,612
    Due from affiliates.......................    456,471        (160,760)        (255,995)         (5,576)           34,140
    Inventories...............................          -              71           10,346               -            10,417
    Prepaid expenses..........................        261             155            9,433               -             9,849
    Net assets held for sale..................          -          (5,889)         144,395            (156)          138,350
        Total current assets..................    456,928        (166,517)         (33,649)            754           257,516
    Property and equipment, net...............          -          58,720        1,072,881          23,908         1,155,509
    Due from affiliates, non-current..........          -         199,337            5,069        (199,337)            5,069
    Deferred charges and other assets,              2,239              24           10,857               -            13,120
        net...................................
    Investment in subsidiaries................    350,947         511,712          804,317      (1,666,976)                -
    Investment in associated companies........          -               -           33,952          (4,375)           29,577
        Total assets..........................   $810,114        $603,276       $1,893,427     $(1,846,026)       $1,460,791

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
    Current maturities of long-term debt......         $-             $58             $172              $-              $230
    Accounts payable and accrued                    7,610          12,985          111,353           4,924           136,872
        liabilities...........................
    Due to affiliates.........................          -               -            5,300          (5,300)                -
    Capital creditors.........................          -               -           12,954               -            12,954
        Total current liabilities.............      7,610          13,043          129,779            (376)          150,056
Long-term debt, net of current maturities.....    225,000         199,420          244,488               -           668,908
Due to affiliates, non-current................          -               -          199,337        (199,337)                -
    Total liabilities.........................    232,610         212,463          573,604        (199,713)          818,964
Shareholders' equity..........................    577,504         390,813        1,319,823      (1,646,313)          641,827
    Total liabilities and shareholders'          $810,114        $603,276       $1,893,427     $(1,846,026)       $1,460,791
        equity................................


                      Sun International Hotels Limited

                Condensed Consolidated Financial Statements

                        (In thousands of US dollars)

Condensed Consolidating Statement of Operations for the Year Ended December 31, 2001

                                                                                 Guarantor
                                                   SIHL            SINA        Subsidiaries     Eliminations     Consolidated
                                                   ----            ----        ------------     ------------     ------------
Revenues:
    Casino and resort revenues...............          $-             $-          $477,183        $(6,289)          $470,894
    Less: promotional allowances.............           -              -           (22,778)             -            (22,778)
                                                        -              -           454,405         (6,289)           448,116
    Tour operations..........................           -              -            36,348              -             36,348
    Management and other fees                           -         15,087            36,806        (15,087)            36,806
    Real estate related                                 -              -             9,771              -              9,771
    Insurance recovery                                  -              -             2,000              -              2,000
    Other                                               -            893              (893)             -                  -
    Affiliated sales                                    -              -             9,742         (9,742)                 -
                                                        -         15,980           548,179        (31,118)           533,041

Expenses:
    Casino and resort expenses...............           -              -           267,396        (14,377)           253,019
    Tour operations..........................           -              -            32,061            (20)            32,041
    Selling, general and administrative......           -              -            81,840         (1,634)            80,206
    Management fee         ..................         634              -            14,453        (15,087)                 -
    Real estate related......................           -              -             3,044           (179)             2,865
    Corporate expenses     ..................       1,506          8,802            13,456          1,342             25,106
    Depreciation and amortization   .........           -            124            51,366              -             51,490
    Restructuring costs......................           -              -             5,732              -              5,732
Pre-opening expenses.........................           -              -             6,904              -              6,904
                                                    2,140          8,926           476,252        (29,955)           457,363
Income (loss) from operations................      (2,140)         7,054            71,927         (1,163)            75,678
Other income and expenses:
    Interest income..........................         742          4,296             2,433              -              7,471
    Interest expense, net of                      (10,938)       (27,736)          (14,028)             -            (52,702)
        capitalization.......................
    Affiliated interest income...............       7,575          6,931                (1)        (14,505)                -
    Affiliated interest expense..............           -              -           (14,505)         14,505                 -
    Equity in earnings (loss) of                     (714)             -               471           3,302             3,059
        associated companies.................
    Dividend income..........................       2,836              -             2,872          (5,708)                -
    Other, net...............................           -           (664)              (96)              -              (760)
Income (loss) before income taxes............      (2,639)       (10,119)           49,073          (3,569)           32,746
Benefit (provision) for income taxes.........           -          4,597            (4,065)         (1,622)           (1,090)
    Net income (loss)........................     $(2,639)       $(5,522)           $45,008        $(5,191)          $31,656


                      Sun International Hotels Limited

                Condensed Consolidated Financial Statements

                        (In thousands of US dollars)

Condensed Consolidating Statement of Operations for the Year Ended December 31, 2000


                                                                                 Guarantor
                                                  SIHL            SINA         Subsidiaries     Eliminations     Consolidated
                                                  ----            ----         ------------     ------------     ------------

Revenues:
    Casino and resort revenues..............          $-              $-          $762,496        $(6,630)          $755,866
    Less: promotional allowances............           -               -           (51,779)             -            (51,779)
                                                       -               -           710,717         (6,630)           704,087
    Tour operations.........................           -               -            33,192              -             33,192
    Management and other fees...............       2,070          21,846            33,693        (21,846)            35,763
    Real estate related.....................           -               -           108,650              -            108,650
    Other...................................           -              38             2,965              -              3,003
    Affiliated sales........................           -             244             8,692         (8,936)                 -
                                                   2,070          22,128           897,909        (37,412)           884,695
Expenses:
    Casino and resort expenses..............           -               -           471,780        (18,207)           453,573
    Tour operations.........................           -               -            29,637            (11)            29,626
    Selling, general and                               -               -           100,396           3,069           103,465
        administrative......................
    Management fee..........................         634               -            21,212        (21,846)                 -
    Real estate related.....................           -               -            32,272              -             32,272
    Corporate expenses......................       1,684          11,694            12,379           (417)            25,340
    Depreciation and amortization...........           -             258            59,965              -             60,223
    Write-off of Desert Inn costs...........           -          11,202                 -              -             11,202
    Transaction costs.......................       7,014               -                 -              -              7,014
    Pre-opening expenses....................           -               -             7,616              -              7,616
    Write down of assets to be sold.........           -         233,085                 -         (3,877)           229,208
                                                   9,332         256,239           735,257        (41,289)           959,539
Income (loss) from operations...............      (7,262)       (234,111)          162,652          3,877            (74,844)
Other income and expenses:
    Interest income.........................         144             234             3,816              -              4,194
    Affiliated interest income..............       8,810         (18,076)           36,152        (26,886)                 -
    Affiliated interest expense.............           -               -           (26,886)        26,886                  -
    Interest expense, net of                     (13,163)         18,075           (50,590)             -            (45,678)
        capitalization......................
    Equity in earnings of associated                   -               -               780          3,445              4,225
        companies...........................
Dividend income                                    2,839               -             2,848         (5,687)                 -
    Other, net..............................           -              11              (699)             -               (688)
Income (loss) before income taxes...........      (8,632)       (233,867)          128,073          1,635           (112,791)
Benefit (provision) for income taxes........          27              (4)           (6,336)             -             (6,313)
    Net income (loss).......................     $(8,605)      $(233,871)         $121,737         $1,635          $(119,104)



                      Sun International Hotels Limited

                Condensed Consolidated Financial Statements

                        (In thousands of US dollars)


Condensed Consolidating Statement of Operations for the Year Ended December 31, 1999

                                                                                 Guarantor
                                                        SIHL         SINA       Subsidiaries    Eliminations     Consolidated
                                                        ----         ----       ------------    ------------     ------------

Revenues:
    Casino and resort revenues.....................       $-           $-         $703,074        $(6,557)          $696,517
    Less: promotional allowances...................        -            -          (50,240)             -            (50,240)
                                                           -            -          652,834         (6,557)           646,277
    Tour operations................................        -            -           28,714              -             28,714
    Management and other fees......................   14,610       22,183           32,288        (22,183)            46,898
    Insurance recovery.............................        -            -           14,209              -             14,209
    Other..........................................        -            -            2,869              -              2,869
    Affiliated sales...............................        -          325            8,665         (8,990)                 -
                                                      14,610       22,508          739,579        (37,730)           738,967
Expenses:
    Casino and resort expenses.....................        -            -          436,777        (12,908)           423,869
    Tour operations................................        -            -           27,816              -             27,816
    Selling, general and administrative............        -            -           95,942         (1,980)            93,962
    Management fee.................................      634                        21,549        (22,183)                 -
    Corporate expenses.............................    1,457        6,845            8,679           (721)            16,260
    Depreciation and amortization..................        -          284           56,946              -             57,230
    Pre-opening expenses...........................        -            -            5,398              -              5,398
                                                       2,091        7,129          653,107        (37,792)           624,535
Income from operations.............................   12,519       15,379           86,472             62            114,432
Other income and expenses:
    Interest income................................    9,930          408            2,387              -             12,725
    Affiliated interest income.....................    8,798      (18,069)          36,532        (27,261)                 -
    Affiliated interest expense....................        -            -          (27,261)        27,261                  -
    Interest expense, net of capitalization........   (8,798)      18,069          (59,970)             -            (50,699)
    Equity in earnings of associated..... companies        -            -                -          2,628              2,628
    Dividend income................................    3,232            -            2,651         (5,883)                 -
    Other, net.....................................        -          277             (217)             -                 60
Income (loss) before income taxes..................   25,681       16,064           40,594         (3,193)            79,146
Provision for income taxes.........................   (6,479)         (50)          (2,795)             -             (9,324)
    Net income (loss)..............................  $19,202      $16,014          $37,799        $(3,193)           $69,822


                      Sun International Hotels Limited

                Condensed Consolidated Financial Statements

                        (In thousands of US dollars)

Condensed Consolidating Statement of Cash Flows for the Year Ended December 31, 2001

                                                                                  Guarantor
                                                          SIHL         SINA       Subsidiaries    Eliminations     Consolidated
                                                          ----         ----       ------------    ------------     ------------

Cash flows from operating activities:
Net income (loss)..................................      $(2,639)     $(5,522)         $45,008        $(5,191)           $31,656
Adjustments to reconcile net income (loss) to
net cash provided by (used in) operating
activities:
    Depreciation and amortization..................          263        1,160           54,269              -            55,692
    Deferred income tax benefit....................            -       (3,874)               -              -            (3,874)
    Provision for doubtful receivables.............            -            -            6,355              -             6,355
    (Gain) loss on disposition of other assets.....            -          664               96              -               760
    Equity in earnings of associated                         714            -             (471)          (430)             (187)
        companies, net of dividends received.......
    Dividends to parent............................            -            -           (2,836)         2,836                 -
    Net change in deferred charges and other                   -          108           (1,506)             -            (1,398)
        assets.....................................
    Net change in working capital accounts:
        Receivables        ........................            8       (6,289)           2,559              -            (3,722)
    Due from affiliates    ........................        1,100            -              277              -             1,377
    Inventories and prepaid expenses...............          256          (53)           4,895              -             5,098
    Accounts payable and accrued liabilities.......        3,445        5,143           (9,697)         2,785             1,676
    Other..........................................            -            -            5,900              -             5,900
    Net cash provided by (used in) operating               3,147       (8,663)         104,849              -            99,333
        activities.................................
Cash flows from investing activities:
    Payments for property and equipment, net                   -         (399)         (67,191)             -           (67,590)
        of insurance proceeds received.............
    Proceeds received from the sale of                         -      120,850                -              -           120,850
        Resorts Atlantic City, net.................
    Proceeds received from repayment of note              12,000            -                -              -            12,000
        receivable.................................
    Proceeds from the sale of assets...............            -        2,196              351              -             2,547
    Acquisition of equity interest in                     (3,768)           -                -              -            (3,768)
        associated companies.......................
    Advances to associated companies        .......       (3,250)           -           (3,170)             -            (6,420)
    Net cash provided by (used in) investing               4,982      122,647          (70,010)             -            57,619
        activities.................................
Cash flows from financing activities:
    Proceeds from the exercise of share                    7,930            -                -              -             7,930
        options....................................
    Borrowings.....................................            -      200,000           74,500              -           274,500
    Repayment of borrowings........................      (68,270)     (79,063)        (272,403)             -          (419,736)
    Debt issuance and modification costs...........         (500)      (6,250)          (2,055)             -            (8,805)
    Advances from (repayments to) affiliates.......       56,670     (226,704)         170,034              -                 -
    Net cash used in financing activities..........       (4,170)    (112,017)         (29,924)             -          (146,111)
Increase in cash and cash equivalents..............        3,959        1,967            4,915              -            10,841
Cash and cash equivalents at beginning of                    106         (725)          24,767              -            24,148
period.............................................
Cash and cash equivalents at end of period.........       $4,065       $1,242          $29,682             $-           $34,989


                      Sun International Hotels Limited

                Condensed Consolidated Financial Statements

                        (In thousands of US dollars)

Condensed Consolidating Statement of Cash Flows for the Year Ended December 31, 2000

                                                                              Guarantor
                                                 SIHL         SINA           Subsidiaries    Eliminations     Consolidated
                                                 ----         ----           ------------    ------------     ------------

Cash flows from operating activities:
Net income (loss).........................     $(8,605)       $(233,871)        $121,737          $1,635        $(119,104)
Adjustments to reconcile net income
    (loss) to net cash provided by (used
    in) operating activities:
    Depreciation and amortization.........         185              333           63,822               -           64,340
    Write-down of net assets held for                -          233,085                -          (3,877)         229,208
        sale..............................
    Purchase termination costs............           -           11,202                -               -           11,202
    (Gain) loss on disposition of                    -              (24)             712               -              688
        other assets......................
    Equity in earnings of associated                 -                -             (780)           (597)          (1,377)
        companies, net of dividends
        received..........................
    Dividends to parent...................           -                -           (2,839)          2,839                -
    Provision for doubtful receivables....           -                -            6,492               -            6,492
    Provision for discount on CRDA                   -                -              799               -              799
        obligations, net..................
    Net change in deferred tax                       -              205                -               -              205
        liability.........................
    Net change in deferred charges                   -             (899)            (769)              -           (1,668)
        and other assets..................
    Net change in working capital accounts:
    Receivables...........................          10              603           (9,792)              -           (9,179)
    Due from affiliates...................           -                -           (4,658)              -           (4,658)
    Inventories and prepaid expenses......         289             (171)          (2,170)              -           (2,052)
    Accounts payable and accrued                 1,463             (114)          25,141               -           26,490
        liabilities.......................
    Other.................................           -                -           23,912               -           23,912
    Net cash provided by (used in)              (6,658)          10,349          221,607               -          225,298
        operating activities..............
Cash flows from investing activities:
    Payments for property and                        -           (6,099)        (149,793)              -         (155,892)
        equipment, net of insurance
        proceeds received.................
    Net proceeds from the sale of                    -              170              331               -              501
        other assets......................
    Deposit refunded for proposed                    -            7,750                -               -            7,750
        Desert Inn acquisition............
    Advances to associated                           -                -          (18,663)              -          (18,663)
        companies.........................
    Reclassification of cash to net                  -                -          (21,453)              -          (21,453)
        assets held for sale..............
    CRDA deposits and other...............           -             (361)          (2,334)              -           (2,695)
    Net cash provided by (used in)                   -            1,460         (191,912)              -         (190,452)
        investing activities..............



Cash flows from financing activities:
    Proceeds from the exercise of                      2,866                -               -               -             2,866
        share options.....................
    Borrowings    ........................           125,000                -          77,000               -           202,000
    Repayment of borrowings...............                 -              (16)       (113,047)              -          (113,063)
    Repurchase of Ordinary Shares.........          (141,792)               -               -               -          (141,792)
    Debt issuance and modification                         -                -            (919)              -              (919)
        costs.............................
Advances from (repayments to)                         20,536          (18,958)         (1,578)              -                 -
affiliates................................
    Net cash provided by (used in)                     6,610          (18,974)        (38,544)              -           (50,908)
        financing activities..............
    Decrease in cash and cash                            (48)          (7,165)         (8,849)              -           (16,062)
        equivalents.......................
    Cash and cash equivalents at                         154            6,440          33,616               -            40,210
        beginning of period...............
    Cash and cash equivalents at end                    $106            $(725)        $24,767              $-           $24,148
        of period.........................


                      Sun International Hotels Limited

                Condensed Consolidated Financial Statements

                        (In thousands of US dollars)

Condensed Consolidating Statement of Cash Flows for the Year Ended December 31, 1999

                                                                               Guarantor
                                                  SIHL            SINA        Subsidiaries     Eliminations     Consolidated
                                                  ----            ----        ------------     ------------     ------------

Cash flows from operating activities:
Net income (loss)...........................         $19,202        $16,014           $37,799        $(3,193)           $69,822
Adjustments to reconcile net income
    (loss) to net cash provided by
    operating activities:
    Depreciation and amortization...........             173            353            59,621              -            60,147
    Gain on disposition of other assets.....               -             (3)              (57)             -               (60)
    Equity in earnings of associated                       -              -                 -              23               23
        companies, net of dividends
        received............................
    Dividends to parent.....................               -              -            (3,232)          3,232                -
    Provision for doubtful receivables......               -              -             6,466               -            6,466
    Provision for discount on CRDA                         -              -               587               -              587
        obligations, net....................
    Net change in deferred tax liability....               -            (30)                -               -              (30)
    Net change in deferred charges                         -           (146)            4,694               -            4,548
        and other assets....................
    Net change in working capital
    accounts:
    Receivables.............................          (9,639)          1,230          (12,031)              -          (20,440)
    Due from affiliates.....................               -              -            (7,150)              -           (7,150)
    Inventories and prepaid expenses........            (260)            (52)          (7,817)              -           (8,129)
    Accounts payable and accrued                      (5,519)         (2,362)          12,141             (62)           4,198
        liabilities.........................
    Net cash provided by operating                     3,957         15,004            91,021               -          109,982
        activities..........................
Cash flows from investing activities:
    Payments for property and                              -        (10,066)         (194,980)              -         (205,046)
        equipment, net of insurance
        proceeds received...................
    Net proceeds from the sale of                          -          5,050               136               -            5,186
        non-operating land and other
        assets..............................
    Proceeds from redemption of                       94,126              -                 -               -           94,126
        subordinated notes..................
    Deposit paid for proposed Desert                       -        (16,117)                -               -          (16,117)
        Inn acquisition.....................
    Payments for investment in                             -              -              (600)              -             (600)
        associated company..................
    Sale of subordinated notes      ........           2,798              -                 -               -            2,798
    CRDA deposits...........................               -              -            (2,746)              -           (2,746)
    Net cash provided by (used in)                    96,924        (21,133)         (198,190)              -         (122,399)
    investing activities....................
Cash flows from financing activities:
    Proceeds from the exercise of                      2,696              -                 -               -            2,696
        share options.......................
    Borrowings..............................               -              -           129,000               -          129,000
    Repayment of borrowings.................               -              -          (118,854)              -         (118,854)
    Repurchase of Ordinary Shares...........        (20,977)              -                 -               -          (20,977)


    Debt issuance and modification                         -              -           (2,361)              -           (2,361)
        costs...............................
    Advances from (repayments to)                   (82,551)         12,541           70,010               -                -
        affiliates..........................
    Net cash provided by (used in)                 (100,832)         12,541           77,795               -          (10,496)
        financing activities................
    Increase (decrease) in cash and                      49           6,412          (29,374)              -          (22,913)
        cash equivalents....................
    Cash and cash equivalents at                        105              28           62,990               -           63,123
        beginning of period.................
    Cash and cash equivalents at end                   $154          $6,440          $33,616              $-          $40,210
        of period...........................


           $200,000,000 8-7/8% Senior Subordinated Notes due 2011


                                  [LOGO]









                              --------------
                       KERZNER INTERNATIONAL LIMITED

                 KERZNER INTERNATIONAL NORTH AMERICA, INC.


                             Offer to Exchange


   all outstanding unregistered 8-7/8% Senior Subordinated Notes due 2011
                 ($200,000,000 aggregate principal amount)


                                    for


                  8-7/8% Senior Subordinated Notes due 2011
                 ($200,000,000 aggregate principal amount)
        which have been registered under the Securities Act of 1933



                        ---------------------------




                                 Prospectus
                               August 12 , 2002




                        ---------------------------

                                    PART II

      INFORMATION NOT REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS


Item 20. Indemnification

     Section 56 of the International Business Companies Act of the Commonwealth of The Bahamas (the "IBCA") empowers a company incorporated under the IBCA to indemnify against all expenses, including legal fees, and against all judgements, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings any person who (a) is or was a party or is threatened to be made a party to any threatened, pending or completed proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a director, an officer or a liquidator of the company; or (b) is or was, at the request of the company, serving as a director, officer or liquidator of, or in any other capacity is or was acting for, another company or a partnership, joint venture, trust or other enterprise, provided, however, that such indemnification may only be provided to a person if the person acted honestly and in good faith with a view to the best interests of the company and, in the case of criminal proceedings, the person had no reasonable cause to believe that his conduct was unlawful. The decision of the directors as to whether the person acted honestly and in good faith and with a view to the best interests of the company and as to whether the person had no reasonable cause to believe that his conduct was unlawful is, in the absence of fraud, sufficient for the purposes of the IBCA unless a question of law is involved.

     Kerzner International provides for indemnification of its directors and officers pursuant to Article 85 of its Articles of Association as amended, which provides that, net of any indemnification an officer or director of Kerzner International receives from another source, Kerzner International will indemnify its officers and directors to the fullest extent permitted by the IBCA.

     Kerzner International has purchased directors' and officers' liability insurance policies insuring its officers and directors and the officers and directors of its subsidiaries against claims and liabilities (with stated exceptions) to which they may become subject by reason of their positions with Kerzner International or its subsidiaries as directors and officers.

Item 21. Exhibits and Financial Statement Schedules.

a.   Exhibits (1)

      Exhibit
      Numbers        Description                                              Incorporation by Reference to
      -------        -----------                                              -----------------------------
         1.1     Purchase Agreement dated May 9, 2002, among Sun              Exhibit 2.3(b) to Form 20-F
                 International and SINA, as issuers, the subsidiary           Annual Report of Sun International
                 guarantors party thereto and Bear, Stearns & Co.             for the year ended December 31,
                 Inc., Deutsche Bank Securities Inc., CIBC World              2001, filed on May 30, 2002, File
                 Markets Corp., Banc of America Securities LLC,               No. 001-04226
                 Wells Fargo Brokerage Services, LLC and J.P. Morgan
                 Securities Inc., as purchasers

         1.2     Purchase Agreement dated August 9, 2001, among               Exhibit 2.3(a) to Form 20-F
                 Sun International and SINA, as issuers, the                  Annual Report of Sun International
                 subsidiary guarantors party thereto and Deutsche             for the year ended December 31,
                 Banc Alex. Brown Inc., Bear, Stearns & Co. Inc.,             2001, filed on May 30, 2002, File
                 CIBC World Markets Corp., Banc of America                    No. 001-04226
                 Securities LLC, Wells Fargo Brokerage Services,
                 LLC, Fleet Securities, Inc. and The Royal Bank of
                 Scotland plc, as purchasers

         1.3     Purchase Agreement dated March 5, 1997, among                Exhibit 4(e)(1) to Form 10-K405
                 Sun International and SINA, as issuers, the                  Annual Report of SINA for the
                 subsidiary guarantors party thereto and Bear,                fiscal year ended December 31,
                 Stearns & Co. Inc., Societe Generale Securities              1996, filed on March 20, 1997, File
                 Corporation and Scotia Capital Markets (USA) Inc.,           No. 001-04748
                 as purchasers

         3.1     Amended and Restated Memorandum of Association               Exhibit 3.1 to Registration
                 of Sun International                                         Statement on Form F-4, filed on
                                                                              November 7, 1996, File No. 333-15409

         3.2     Restated Articles of Association of Sun International        Exhibit 1 to Form 20-F Annual
                 dated as of June 26, 2001                                    Report of Sun International for the
                                                                              year ended December 31, 2000,
                                                                              filed on July 2, 2001, File No. 001-04226
         3.3     Amendment to Restated Articles of Association of             Filed herewith
                 Sun International dated as of September 24, 2001

         3.4     Restated Certificate of Incorporation, as amended, of        Exhibit 3.3 to Registration
                 Sun International North America, Inc.                        Statement on Form F-4, File No. 33-23665,
                                                                              filed on March 20, 1997

         3.5     Amended and Restated By-Laws of Sun International            Exhibit 3.4 to Registration
                 North America, Inc.                                          Statement on Form F-4, filed on
                                                                              March 20, 1997, File No. 33-23665

         3.6     Amendment to Memorandum of Association of Sun                Filed herewith
                 International Hotels Limited

         3.7     Certificate of Amendment of Restated Certificate of          Filed herewith
                 Incorporation of Sun International North America, Inc.

         4.1     Indenture dated as of August 14, 2001, among Sun             Exhibit 2(c) to Form 6-K of Sun
                 International and SINA as Issuers, the Guarantors            International, filed on August 24, 2001,
                 party thereto and The Bank of New York, as Trustee           File No. 001-04226 thereto and The Bank

----------------
     (1) Sun International Hotels Limited changed its name to Kerzner International Limited effective July 1,
 2002.  Sun International North America, Inc. changed its name to Kerzner International North America,
 Inc. effective July 1, 2002.

         4.2     Supplemental Indenture dated as of September 19,             Exhibit 99(a) to Form 6-K of Sun
                 2001 to Indenture dated as of August 14, 2001                International, filed on August 24,
                                                                              2001, File No. 001-04226

         4.3     Second Supplemental Indenture dated as of May 20,            Previously filed
                 2002 to Indenture dated as of August 14, 2001

         4.4     Form of 8-7/8% Senior Subordinated Note due 2011             Exhibit 2(c) to Form 6-K of Sun
                                                                              International, filed on August 24,
                                                                              2001, File No. 001-04226

         4.5     Form of Guarantee with respect to 8-7/8% Senior              Exhibit 2(c) to Form 6-K of Sun
                 Subordinated Note due 2011                                   International, filed on August 24,
                                                                              2001, File No. 001-04226

         4.6     Registration Rights Agreement, dated as of May 20,           Exhibit 2.3(f) to Form 20-F Annual
                 2002, among Sun International and SINA as Issuers,           Report of Sun International for the
                 the Guarantors party thereto and Bear, Stearns & Co.         year ended December 31, 2001,
                 Inc., Deutsche Banc Alex. Brown Inc., CIBC World             filed on May 30, 2002, File No. 001-04226
                 Markets Corp., Banc of America Securities LLC,
                 Wells Fargo Brokerage Services, LLC and J.P.
                 Morgan Securities, Inc., as initial purchasers

         4.7     Registration Rights Agreement, dated as of August            Exhibit 2(b) to Form 6-K of Sun
                 4, 2001, among Sun International and SINA as                 International, filed on August 24,
                 ssuers, the Guarantors party thereto and Deutsche            2001, File No. 001-04226
                 anc Alex. Brown Inc., Bear, Stearns & Co. Inc.,
                 IBC World Markets Corp., Banc of America
                 ecurities LLC, Wells Fargo Brokerage Services,
                 LC, Fleet Securities, Inc. and The Royal Bank of
                 cotland plc, as initial purchasers

         4.8     Form of Indenture dated as of March 10, 1997,                Exhibit 4(e)(2) to Form 10-K405
                 among Sun International and SINA as Issuers, the             Annual Report of SINA for the
                 Guarantors party thereto and the Bank of New York,           fiscal year ended December 31,
                 as Trustee                                                   1996, filed on March 20, 1997,
                                                                              File No. 001-04748

         4.9     Form of 9.000% Senior Subordinated Note due 2007             Exhibit 4(e)(2) to Form 10-K405
                                                                              Annual Report of SINA for the fiscal year
                                                                              ended December 31, 1996, filed on March 20,
                                                                              1997, File No. 001-04748

         4.10    Form of Exchange Note with respect to 9.000%                 Exhibit 4.6 to Registration
                 Senior Subordinated Note due 2007                            Statement on Form F-4, filed on
                                                                              March 20, 1997, File No. 333-23665

         4.11    Form of Guarantee with respect to 9.000% Senior              Exhibit 4(e)(2) to Form 10-K405
                 Subordinated Note due 2007                                   Annual Report of SINA for the fiscal
                                                                              year ended December 31, 1996, filed
                                                                              on March 20, 1997, File No.001-04748

         4.12    Supplemental Indenture dated as of July 23, 2001 to          Exhibit 99(a) to Form 6-K of Sun
                 Indenture dated as of March 10, 1997                         International, filed on August 3,
                                                                              2001, File No. 001-04226

         4.13    Second Supplemental Indenture dated as of                    Exhibit 99(b) to Form 6-K of Sun
                 September 19, 2001 to Indenture dated as of March 10,        International, filed on September 20,
                 1997                                                         2001, File No. 001-04226

         4.14    Registration Rights Agreement dated as of March 10,          Exhibit 4(e)(3) to Form 10-K405 1997
                 among Sun International and SINA, as Issuers,                Annual Report of SINA for the the
                 Guarantors party thereto and the Initial                     fiscal year ended December 31,
                 Purchasers party thereto                                     1996, filed on March 20, 1997, File
                                                                              No. 001-04748

         4.15    Form of Indenture dated as of December 10, 1997,             Exhibit 4.1 to Registration
                 among Sun International and SINA, as Issuers, the            Statement on Form F-3, filed on
                 Guarantors party thereto and the Bank of New York,           November 26, 1997, File No. 333-41127
                 as Trustee

         4.16    Form of 8-5/8% Senior Subordinated Note due 2007             Exhibit 4.1 to Registration
                                                                              Statement on Form F-3, filed on
                                                                              November 26, 1997, File No. 333-
                                                                              41127

         4.17    Form of Guarantee with respect to 8-5/8% Senior              Exhibit 4.1 to Registration
                 Subordinated Note due 2007                                   Statement on Form F-3, filed on
                                                                              November 26, 1997, File No. 333-41127

         4.18    Supplemental Indenture dated as of July 23, 2001 to          Exhibit 99(b) to Form 6-K of Sun
                 Indenture dated as of December 10, 1997                      International, filed on August 3,
                                                                              2001, File No. 001-04226

         4.19    Second Supplemental Indenture dated as of                    Exhibit 99(b) to Form 6-K of Sun
                 September 19, 2001 to Indenture dated as of                  International, filed on September
                 December 10, 1997                                            20, 2001, File No. 001-04226

         4.20    Fourth Amended and Restated Revolving Credit                 Exhibit 10 to Form 10-Q Quarterly
                 Agreement dated as of November 13, 1999, among               Report of SINA for the quarter
                 Sun International, SINA, Sun International Bahamas           ended September 30, 2001, filed on
                 Limited, Canadian Imperial Bank of Commerce, as              November 14, 2001, File No. 001-
                 administrative agent and various financial                   04748
                 institutions, as the lenders

         4.21    First Amendment to the Fourth Amended and                    Previously filed
                 Restated Revolving Credit Agreement dated as of
                 May 8, 2002

         5.1     Opinion of Charles D. Adamo, Esq.                            Previously filed

         5.2     Opinion of Giselle M. Pyfrom, Esq.                           Previously filed

         10.1    Purchase Agreement dated as of October 30, 2000,             Exhibit 10 to Form 10-Q of SINA
                 among SINA, as parent, GGRI, Inc., as Seller, and            for the quarter ended September 30,
                 Colony Capital LLC ("Colony"), as Buyer                      2000, filed on November 14, 2000,
                                                                              File No. 001-04748

         10.2    Promissory Note between Colony and SINA dated                Exhibit 2 to Form 6-K of Sun
                 as of April 25, 2001                                         International, filed on May 8,
                                                                              2001, File No. 001-04226

                                    II-4


         10.3    Second Amended and Restated Development Services             Exhibit 10 to Form 10-Q Quarterly
                 Agreement dated as of February 6, 2002 among the             Report of SINA for the quarter
                 Stockbridge-Munsee Tribe, the Stockbridge-Munsee             ended March 31, 2002, filed on
                 Tribal Gaming Authority, Trading Cove New York,              May 15, 2002, File No. 001-04748
                 LLC ("TCNY"), SINA and Waterford Gaming Group, LLC

         10.4    Management Agreement between the Government of               Exhibit 3.2 to Form 20-F Annual
                 Dubai, Sun International Management Limited and              Report of Sun International for the
                 Sun International dated as of June 5, 1998                   year ended December 31, 1998,
                                                                              filed on June 30, 1999, File No.
                                                                              001-04226

         10.5    Development Services Agreement dated February 7,             Exhibit 2.1 to Form 20-F/A of Sun
                 1998 between the Mohegan Tribal Gaming Authority             International for the year ended
                 and Trading Cove Associates                                  December 31, 1997, filed on
                                                                              September 3, 1998, File No. 001-
                                                                              04226

         10.6    Relinquishment Agreement dated February 7, 1998,             Exhibit 2.2 to Form 20-F/A of Sun
                 between the Mohegan Tribal Gaming Authority and              International for the year ended
                 Trading Cove Associates                                      December 31, 1997, filed on
                                                                              September 3, 1998, File No. 001-
                                                                              04226

         10.7    Registration Rights and Governance Agreement dated           Exhibit 10.8 to Registration
                 as of July 3, 2001, by and among Sun International,          Statement on Form F-4, filed on
                 Sun International Investments Limited, World Leisure         October 5, 2001, File No. 333-
                 Group Limited, Kersaf Investments Limited,                   69780
                 Caledonia Investments PLC, Mangalitsa Limited,
                 Cement Merchants SA, Rosegrove Limited, Royale
                 Resorts Holdings Limited and Sun International Inc.

         10.8    Omnibus Agreement dated as of July 3, 2001, by and           Exhibit 10.9 to Registration
                 among Sun International, Sun International                   Statement on Form F-4, filed on
                 Investments Limited, World Leisure Group Limited,            October 5, 2001, File No. 333-
                 Kersaf Investments Limited, Caledonia Investments            69780
                 PLC, Rosegrove Limited, Royale Resorts Holdings
                 Limited, Royale Resorts International Limited, Sun
                 International Inc., Sun Hotels International, Sun
                 Hotels Limited, World Leisure Investments Limited, Solomon
                 Kerzner, Peter Buckley, Derek Aubrey Hawton, Sun
                 International Management Limited (a British Virgin Islands
                 company), Cement Merchants SA, Sun International Management
                 Limited (a Swiss company), Sun International Management (UK)
                 Limited, Hog Island Holdings Limited and Mangalitsa Limited



         10.9    Supplemental Agreement to the Original                       Exhibit 10.10 to Registration
                 Shareholders' Agreement and to the Rosegrove                 Statement on Form F-4, filed on
                 Shareholders Agreement dated as of July 3, 2001, by          October 5, 2001, File No. 333-
                 and among Kersaf Investments Limited, Sun                    69780
                 International Inc., Sun Hotels International, Royale
                 Resorts Holdings Limited, World Leisure Investments
                 Limited, Sun Hotels Limited, World Leisure Group
                 Limited, Royale Resorts International Limited, Caledonia
                 Investments PLC, Solomon Kerzner, Sun International
                 Management Limited (a British Virgin Islands company),
                 Rosegrove Limited, Sun International Management Limited (a
                 Swiss company), Mangalitsa Limited and Hog Island Holdings
                 Limited

         10.10   Irrevocable Proxy Agreement dated as of July 3,              Exhibit 10.11 to Registration
                 2001, by and among Sun International, Sun                    Statement on Form F-4, filed on
                 International Investments Limited, World Leisure             October 5, 2001, File No. 333-
                 Group Limited, Kersaf Investments Limited,                   69780
                 Caledonia Investments PLC, Mangalitsa Limited,
                 Cement Merchants SA, Rosegrove Limited, Royale
                 Resorts Holdings Limited and Sun International Inc.

         10.11   Trade Name and Trademark Agreement dated as of               Exhibit 10.12 to Registration
                 July 3, 2001, by and among Sun International, Sun            Statement on Form F-4, filed on
                 International Investments Limited and World Leisure          October 5, 2001, File No. 333-
                 Group Limited, as Assignors, and Sun International           69780
                 Management Limited, as Assignee

         10.12   Promissory Note dated July 3, 2001 between Royale            Exhibit 10.13 to Registration
                 Resorts Holdings Limited, as Maker, and Sun                  Statement on Form F-4, filed on
                 International, as Payee                                      October 5, 2001, File No. 333-
                                                                              69780

         10.13   Stock Pledge Agreement dated as of July 3, 2001,             Exhibit 10.14 to Registration
                 between Royale Resorts Holdings Limited, as                  Statement on Form F-4, filed on
                 Pledgor, and Sun International                               October 5, 2001, File No. 333-
                                                                              69780

         10.14   Stock Purchase Agreement dated as of February 14,            Exhibit 4.8 to Form 20-F Annual
                 2002, by and among Station Casinos, Inc., Station            Report of Sun International for the
                 Online, Inc., Sun International and SunOnline                year ended December 31, 2001,
                 Limited                                                      filed on May 30, 2002, File No.
                                                                              001-04226

         10.15   Sun International North America, Inc. Retirement             Exhibit 10(c) to Form 10-K Annual
                 Savings Plan dated January 1, 2000                           Report of SINA for the year ended
                                                                              December 2000, filed on April 17,
                                                                              2001, File No. 001-04748

         10.16   Sun International Audit Committee Charter                    Exhibit 3.4 to Form 20-F Annual
                                                                              Report of Sun International for the
                                                                              year ended December 31, 1999,
                                                                              filed on June 30, 2000, File No.001-
                                                                              04226
                                    II-6




         11.1    Statement regarding computation of earnings per              Note 2 of the Notes to the Consolidated
                 share                                                        Financial Statements to Form 20-F of
                                                                              Sun International Annual Report for
                                                                              the year ended December 31, 2000,
                                                                              filed on July 2, 2001

         12.1    Statement regarding computation of ratios                    Filed herewith

         21.1    Subsidiaries of Sun International                            Exhibit 8 to Form 20-F Annual Report
                                                                              of Sun International for the year
                                                                              ended December 31, 2001, filed on
                                                                              May 30, 2002, File No. 001-04226

         23.2    Consent of Charles D. Adamo, Esq. (contained in              Previously filed
                    Exhibit 5.1)

         23.2    Consent of Giselle M. Pyfrom, Esq. (contained in             Previously filed
                    Exhibit 5.1)

         24      Powers of Attorney (included on the signature pages          Previously filed
                    hereto)

         25.1    Statement of Eligibility and Qualification under the         Previously filed
                 Trust Indenture Act of 1939 of The Bank of New
                 York, as Trustee, on Form T-1, relating to the 8-7/8% Senior
                 Subordinated Notes due 2011 (including
                 Exhibit 7 to Form T-1)

         99.1    Form of Letter of Transmittal                                Filed herewith

         99.2    Form of Notice of Guaranteed Delivery                        Filed herewith

         99.3    Form of Letter to Clients                                    Filed herewith

         99.4    Form of Letter to Brokers, Dealers, Commercial               Filed herewith
                 Banks, Trust Companies and Other Nominees

         99.5    Form of Guidelines for Certification of Taxpayer             Previously filed
                 Identification Number on Substitute Form W-9


Item 22.  Undertakings

     (a) The undersigned Registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, as amended (the "Securities Act"), each filing of the Registrants' annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (b) The undersigned Registrants hereby undertake that insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrants pursuant to the foregoing provisions, or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (c) The undersigned Registrants hereby undertake (i) to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means; and (ii) to arrange or provide for a facility in the U.S. for the purpose of responding to such requests.

     (d) The undersigned Registrants hereby undertake to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Linwood, New Jersey, on the 12th day of August, 2002.

                                KERZNER INTERNATIONAL LIMITED


                                By:                *
                                    ------------------------------------
                                    Name:  Solomon Kerzner
                                    Title: Chairman of the Board of  Directors
                                           and Chief Executive Officer


                               POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints John R. Allison, Charles D. Adamo and William C. Murtha, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (1) amendments (including post-effective amendments) and additions to this Registration Statement and (2) Registration Statements, and any and all amendments thereto (including post-effective amendments), relating to the offering contemplated pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in- fact and agents or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


                     Name                                   Title                           Date
                     ----                                   -----                           ----
                                               Chairman of the Board of
                      *                           Directors and Chief
   ------------------------------------------     Executive Officer                     August 12, 2002
               Solomon Kerzner                    (Principal Executive
                                                  Officer)


                      *                          Director                               August 12, 2002
  -------------------------------------------
                Peter Buckley


                      *                          Director                               August 12, 2002
   ------------------------------------------
                Howard Marks





                     Name                                   Title                           Date
                     ----                                   -----                           ----

                      *                          Director                                August 12, 2002
   ------------------------------------------
                 Eric Siegel


                      *                          Director                                August 12, 2002
   ------------------------------------------
            Heinrich von Rantzau


                                                 Executive Vice President,               August 12, 2002
                      *                             Chief Financial Officer
   ------------------------------------------       and Secretary (Principal
               John R. Allison                      Financial and Accounting
                                                    Officer)


                      *                          Executive Vice President and            August 12, 2002
   ------------------------------------------      General Counsel
               Charles D. Adamo


                       *                         Senior Vice President,                  August 12, 2002
   ------------------------------------------      Assistant Secretary and
              Giselle M. Pyfrom                    General Counsel


                      *                          Authorized Representative in            August 12, 2002
   ------------------------------------------      the United States
              William C. Murtha



   *      /s/ William C. Murtha
   ------------------------------------------
              William C. Murtha
              Attorney-in-fact

                                 SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Linwood, New Jersey, on the 12th day of August, 2002.

                                    KERZNER INTERNATIONAL NORTH AMERICA, INC.


                                   By:                *
                                       --------------------------------------
                                       Name:  Charles D. Adamo
                                       Title: Executive Vice President,
                                              Secretary and Director

                             POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints John R. Allison, Charles D. Adamo and William C. Murtha, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (1) amendments (including post-effective amendments) and additions to this Registration Statement and (2) Registration Statements, and any and all amendments thereto (including post-effective amendments), relating to the offering contemplated pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in- fact and agents or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.



                      *                         Executive Vice President,       August 12, 2002
   ------------------------------------------     Secretary and Director
              Charles D. Adamo                    (Principal Executive
                                                  Officer)


                      *                        Executive Vice President,        August 12, 2002
   ------------------------------------------    Chief Financial Officer,
               John R. Allison                   Treasurer and Director
                                                 (Principal Financial and
                                                 Accounting Officer)

                      *                        Senior Vice President,
   ------------------------------------------    Corporate Counsel and
              William C. Murtha                  Assistant Secretary            August 12, 2002



      *   /s/ William C. Murtha
   ------------------------------------------
              William C. Murtha
              Attorney-in-fact

                                 SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Linwood, New Jersey, on the 12th day of August, 2002.

                                      KERZNER INTERNATIONAL BAHAMAS LIMITED


                                      By:              *
                                         -----------------------------------
                                         Name:   Solomon Kerzner
                                         Title:  President

                             POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints John R. Allison, Charles D. Adamo and William C. Murtha, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (1) amendments (including post-effective amendments) and additions to this Registration Statement and (2) Registration Statements, and any and all amendments thereto (including post-effective amendments), relating to the offering contemplated pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in- fact and agents or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


                 Name                                  Title                         Date
                 ----                                  -----                         ----

                      *                        President (Principal
   ------------------------------------------    Executive, Financial and       August 12, 2002
               Solomon Kerzner                   Accounting Officer)

                      *                        Director                         August 12, 2002
   ------------------------------------------
              Howard B. Kerzner

                      *                        Senior Vice President,           August 12, 2002
   ------------------------------------------    Secretary and Director
            J. Barrie Farrington

                      *                        Senior Vice President            August 12, 2002
   ------------------------------------------
                Alan Leibman

                      *                        Vice President and Director      August 12, 2002
   ------------------------------------------
              Charles D. Adamo

                      *                        Vice President and Assistant     August 12, 2002
   ------------------------------------------    Secretary
                 Gene Albury

                      *                        Assistant Secretary              August 12, 2002
   ------------------------------------------
              Giselle M. Pyfrom

                      *                        Authorized Representative in     August 12, 2002
   ------------------------------------------    the United States
              William C. Murtha


      *   /s/ William C. Murtha
   ------------------------------------------
              William C. Murtha
              Attorney-in-fact

                                 SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Linwood, New Jersey, on the 12th day of August, 2002.

                                            PARADISE ACQUISITIONS LIMITED


                                            By:               *
                                               --------------------------------
                                               Name:  J. Barrie Farrington
                                               Title: President and Director

                             POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints John R. Allison, Charles D. Adamo and William C. Murtha, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (1) amendments (including post-effective amendments) and additions to this Registration Statement and (2) Registration Statements, and any and all amendments thereto (including post-effective amendments), relating to the offering contemplated pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in- fact and agents or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

                 Name                                  Title                         Date
                 ----                                  -----                         ----

                      *                        President and Director           August 12, 2002
   ------------------------------------------    (Principal Executive,
            J. Barrie Farrington                 Financial and Accounting
                                                 Officer)


                      *                        Assistant Secretary and          August 12, 2002
   ------------------------------------------    Director
              Charles D. Adamo


                      *                        Director                         August 12, 2002
   ------------------------------------------
              Howard B. Kerzner


                      *                        Assistant Secretary              August 12, 2002
   ------------------------------------------
              Giselle M. Pyfrom


                      *                        Authorized Representative in     August 12, 2002
   ------------------------------------------    the United States
              William C. Murtha



      *   /s/ William C. Murtha
   ------------------------------------------
              William C. Murtha
              Attorney-in-fact

                                 SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Linwood, New Jersey, on the 12th day of August, 2002.

                                           PARADISE ISLAND LIMITED


                                           By:               *
                                              ------------------------------
                                              Name: J. Barrie Farrington
                                              Title: Senior Vice President,
                                                     Secretary and Director

                             POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints John R. Allison, Charles D. Adamo and William C. Murtha, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (1) amendments (including post-effective amendments) and additions to this Registration Statement and (2) Registration Statements, and any and all amendments thereto (including post-effective amendments), relating to the offering contemplated pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in- fact and agents or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

                 Name                                  Title                         Date
                 ----                                  -----                         ----


                      *                          Senior Vice President,         August 12, 2002
   ------------------------------------------      Secretary and Director
            J. Barrie Farrington                   (Principal Executive,
                                                   Financial and Accounting
                                                   Officer)


                      *                          Director                       August 12, 2002
   ------------------------------------------
              Howard B. Kerzner


                      *                          Vice President and Director    August 12, 2002
   ------------------------------------------
              Charles D. Adamo


                      *                          Assistant Secretary            August 12, 2002
   ------------------------------------------
                 Gene Albury


                      *                          Assistant Secretary            August 12, 2002
   ------------------------------------------
              Giselle M. Pyfrom


                      *                          Authorized Representative in   August 12, 2002
   ------------------------------------------      the United States
              William C. Murtha


      *   /s/ William C. Murtha
   ------------------------------------------
              William C. Murtha
              Attorney-in-fact

                                 SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Linwood, New Jersey, on the 12th day of August, 2002.

                                      PARADISE ENTERPRISES LIMITED


                                      By:               *
                                         ------------------------------------
                                         Name:  Solomon Kerzner
                                         Title: President

                             POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints John R. Allison, Charles D. Adamo and William C. Murtha, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (1) amendments (including post-effective amendments) and additions to this Registration Statement and (2) Registration Statements, and any and all amendments thereto (including post-effective amendments), relating to the offering contemplated pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in- fact and agents or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


                 Name                                  Title                         Date
                 ----                                  -----                         ----

                      *                          President (Principal)          August 12, 2002
   ------------------------------------------      Executive, Financial and
               Solomon Kerzner                     Accounting Officer)


                      *                          Vice President, Secretary and  August 12, 2002
   ------------------------------------------      Director
            J. Barrie Farrington


                      *                          Director                       August 12, 2002
   ------------------------------------------
              Howard B. Kerzner


                      *                          Vice President and Director    August 12, 2002
   ------------------------------------------
              Charles D. Adamo

                      *                          Assistant Secretary            August 12, 2002
   ------------------------------------------
                 Gene Albury

                      *                          Assistant Secretary            August 12, 2002
   ------------------------------------------
              Giselle M. Pyfrom

                      *                          Authorized Representative in   August 12, 2002
   ------------------------------------------       the United States
              William C. Murtha


      *   /s/ William C. Murtha
   ------------------------------------------
              William C. Murtha
              Attorney-in-fact

                                 SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Linwood, New Jersey, on the 12th day of August, 2002.

                                         ISLAND HOTEL COMPANY LIMITED


                                         By:                *
                                            ----------------------------------
                                            Name:  J. Barrie Farrington
                                            Title: Senior Vice President and
                                                   Director

                             POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints John R. Allison, Charles D. Adamo and William C. Murtha, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (1) amendments (including post-effective amendments) and additions to this Registration Statement and (2) Registration Statements, and any and all amendments thereto (including post-effective amendments), relating to the offering contemplated pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in- fact and agents or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

                 Name                                  Title                         Date
                 ----                                  -----                         ----

                      *                          Senior Vice President and      August 12, 2002
   ------------------------------------------      Director (Principal)
            J. Barrie Farrington                   Executive, Financial and
                                                   Accounting Officer)


                      *                          Director                       August 12, 2002
   ------------------------------------------
              Howard B. Kerzner


                      *                          Vice President and Director    August 12, 2002
   ------------------------------------------
              Charles D. Adamo


                      *                          Assistant Secretary            August 12, 2002
   ------------------------------------------
                 Gene Albury


                      *                          Assistant Secretary            August 12, 2002
   ------------------------------------------
              Giselle M. Pyfrom


                      *                          Authorized Representative in   August 12, 2002
   ------------------------------------------      the United States
              William C. Murtha



      *   /s/ William C. Murtha
   ------------------------------------------
              William C. Murtha
              Attorney-in-fact

                                 SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Linwood, New Jersey, on the 12th day of August, 2002.

                                            PARADISE BEACH INN LIMITED


                                            By:                *
                                                -------------------------------
                                                Name:  J. Barrie Farrington
                                                Title: Vice President, Secretary
                                                       and Director

                             POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints John R. Allison, Charles D. Adamo and William C. Murtha, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (1) amendments (including post-effective amendments) and additions to this Registration Statement and (2) Registration Statements, and any and all amendments thereto (including post-effective amendments), relating to the offering contemplated pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in- fact and agents or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

                 Name                                  Title                         Date
                 ----                                  -----                         ----


                      *                          Vice President, Secretary and  August 12, 2001
   ------------------------------------------      Director (Principal)
            J. Barrie Farrington                   Executive, Financial and
                                                   Accounting Officer)


                      *                          Director                       August 12, 2002
   ------------------------------------------
             Howard  B. Kerzner


                      *                          Vice President and Director    August 12, 2002
   ------------------------------------------
              Charles D. Adamo


                      *                          Assistant Secretary            August 12, 2002
   ------------------------------------------
                 Gene Albury


                      *                          Assistant Secretary            August 12, 2002
   ------------------------------------------
              Giselle M. Pyfrom


                      *                          Authorized Representative in   August 12, 2002
   ------------------------------------------      the United States
              William C. Murtha



      *   /s/ William C. Murtha
   ------------------------------------------
              William C. Murtha
              Attorney-in-fact

                                 SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Linwood, New Jersey, on the 12th day of August, 2002.

                                       KERZNER INTERNATIONAL MANAGEMENT
                                       LIMITED


                                       By:                *
                                          -------------------------------------
                                          Name:  Solomon Kerzner
                                          Title: Chariman of the Board of
                                                 Directors and Chief Executive
                                                 Officer

                             POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints John R. Allison, Charles D. Adamo and William C. Murtha, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (1) amendments (including post-effective amendments) and additions to this Registration Statement and (2) Registration Statements, and any and all amendments thereto (including post-effective amendments), relating to the offering contemplated pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in- fact and agents or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


                 Name                                  Title                         Date
                 ----                                  -----                         ----

                                                 Chairman of the Board of       August 12, 2002
                      *                            Directors and Chief
   ------------------------------------------      Executive Officer
              Solomon Kerzner                      (Principal Executive
                                                   Officer)


                      *                          Director (Principal Financial  August 12, 2002
   ------------------------------------------      and Accounting Officer)
              Howard B. Kerzner


                      *                          Director                       August 12, 2002
   ------------------------------------------
              Charles D. Adamo


                      *                          Authorized Representative in   August 12, 2002
   ------------------------------------------      the United States
              William C. Murtha


      *   /s/ William C. Murtha
   ------------------------------------------
              William C. Murtha
              Attorney-in-fact

                                 SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Linwood, New Jersey, on the 12th day of August, 2002.

                                     KERZNER INVESTMENTS CONNECTICUT, INC.


                                     By:                *
                                         --------------------------------------
                                         Name:  William C. Murtha
                                         Title: Assistant Secretary

                             POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints John R. Allison, Charles D. Adamo and William C. Murtha, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (1) amendments (including post-effective amendments) and additions to this Registration Statement and (2) Registration Statements, and any and all amendments thereto (including post-effective amendments), relating to the offering contemplated pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in- fact and agents or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


                 Name                                  Title                         Date
                 ----                                  -----                         ----


                      *                           President and Director        August 12, 2002
   ------------------------------------------       (Principal Executive,
              Howard B. Kerzner                     Financial and Accounting
                                                    Officer)


                      *                          Assistant Secretary            August 12, 2002
   ------------------------------------------
              William C. Murtha



      *   /s/ William C. Murtha
   ------------------------------------------
              William C. Murtha
              Attorney-in-fact

                                 SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Linwood, New Jersey, on the 12th day of August, 2002.

                                         KERZNER INTERNATIONAL NEVADA, INC.


                                         By:                 *
                                             ---------------------------------
                                             Name:  John R. Allison
                                             Title: Secretary, Treasurer and
                                                    Director

                             POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints John R. Allison, Charles D. Adamo and William C. Murtha, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (1) amendments (including post-effective amendments) and additions to this Registration Statement and (2) Registration Statements, and any and all amendments thereto (including post-effective amendments), relating to the offering contemplated pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in- fact and agents or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


                 Name                                  Title                         Date
                 ----                                  -----                         ----


                                                  Secretary, Treasurer and      August 12, 2002
                      *                             Director (Principal
   ------------------------------------------       Executive, Financial and
               John R. Allison                      Accounting Officer)



      *   /s/ William C. Murtha
   ------------------------------------------
              William C. Murtha
              Attorney-in-fact

                                 SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Linwood, New Jersey, on the 12th day of August, 2002.

                                       KERZNER INTERNATIONAL RESORTS, INC.


                                       By:               *
                                          ------------------------------------
                                          Name:  John R. Allison
                                          Title: Executive Vice President and
                                                 Director

                             POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints John R. Allison, Charles D. Adamo and William C. Murtha, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (1) amendments (including post-effective amendments) and additions to this Registration Statement and (2) Registration Statements, and any and all amendments thereto (including post-effective amendments), relating to the offering contemplated pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in- fact and agents or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


                 Name                                  Title                         Date
                 ----                                  -----                         ----


                      *                           Executive Vice President and  August 12, 2002
   ------------------------------------------       Director (Principal
               John R. Allison                      Executive, Financial and
                                                    Accounting Officer)


                      *                           Senior Vice President,        August 12, 2002
   ------------------------------------------       Corporate Counsel and
              William C. Murtha                     Secretary


                      *                           Vice President and Assistant  August 12, 2002
   ------------------------------------------       Secretary
                Howard Karawan



      *   /s/ William C. Murtha
   ------------------------------------------
              William C. Murtha
              Attorney-in-fact

                                 SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Linwood, New Jersey, on the 12th day of August, 2002.

                                              PIV, INC.


                                              By:                *
                                                 ------------------------------
                                                 Name:  John R. Allison
                                                 Title: President and Director

                             POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints John R. Allison, Charles D. Adamo and William C. Murtha, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (1) amendments (including post-effective amendments) and additions to this Registration Statement and (2) Registration Statements, and any and all amendments thereto (including post-effective amendments), relating to the offering contemplated pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

                 Name                                  Title                         Date
                 ----                                  -----                         ----


                      *                           President and Director        August 12, 2002
   ------------------------------------------       (Principal Executive,
               John R. Allison                      Financial and Accounting
                                                    Officer)


                      *                           Vice President and Assistant  August 12, 2002
   ------------------------------------------       Secretary
               Howard Karawan



                      *                           Secretary                     August 12, 2002
   ------------------------------------------
              William C. Murtha


      *   /s/ William C. Murtha
   ------------------------------------------
              William C. Murtha
              Attorney-in-fact

                                 SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Linwood, New Jersey, on the 12th day of August, 2002.

                                            ISS, INC.


                                            By:               *
                                               --------------------------------
                                               Name:  John R. Allison
                                               Title: President and Director

                             POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints John R. Allison, Charles D. Adamo and William C. Murtha, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (1) amendments (including post-effective amendments) and additions to this Registration Statement and (2) Registration Statements, and any and all amendments thereto (including post-effective amendments), relating to the offering contemplated pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in- fact and agents or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

                 Name                                  Title                         Date
                 ----                                  -----                         ----



                      *                           President and Director        August 12, 2002
   ------------------------------------------       (Principal Executive,
               John R. Allison                      Financial and Accounting
                                                    Officer)


                      *                           Vice President and Assistant  August 12, 2002
   ------------------------------------------       Secretary
               Howard Karawan


                      *                           Secretary                     August 12, 2002
   ------------------------------------------
              William C. Murtha


      *   /s/ William C. Murtha
   ------------------------------------------
              William C. Murtha
              Attorney-in-fact

                                 SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Linwood, New Jersey, on the 12th day of August, 2002.

                                     KERZNER INTERNATIONAL MARKETING, INC.


                                     By:               *
                                        --------------------------------------
                                        Name:  John R. Allison
                                        Title: Executive Vice President, Chief
                                               Financial Officer, Treasurer and
                                               Director

                             POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints John R. Allison, Charles D. Adamo and William C. Murtha, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (1) amendments (including post-effective amendments) and additions to this Registration Statement and (2) Registration Statements, and any and all amendments thereto (including post-effective amendments), relating to the offering contemplated pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in- fact and agents or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

                 Name                                  Title                         Date
                 ----                                  -----                         ----

                      *                           Executive Vice President,     August 12, 2002
   ------------------------------------------       Chief Financial Officer,
               John R. Allison                      Treasurer and Director
                                                    (Principal Executive,
                                                    Financial and Accounting
                                                    Officer)

                      *                           Secretary                     August 12, 2002
   ------------------------------------------
              William C. Murtha


      *   /s/ William C. Murtha
   ------------------------------------------
              William C. Murtha
              Attorney-in-fact

                                 SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Linwood, New Jersey, on the 12th day of August, 2002.

                                         KERZNER INVESTMENTS CALIFORNIA, INC.


                                         By:                *
                                            -----------------------------------
                                            Name:  Howard B. Kerzner
                                            Title: President

                             POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints John R. Allison, Charles D. Adamo and William C. Murtha, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (1) amendments (including post-effective amendments) and additions to this Registration Statement and (2) Registration Statements, and any and all amendments thereto (including post-effective amendments), relating to the offering contemplated pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in- fact and agents or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

                 Name                                  Title                         Date
                 ----                                  -----                         ----
                      *                          President (Principal           August 12, 2002
   ------------------------------------------      Executive Officer)
              Howard B. Kerzner



                      *                          Executive Vice President,      August 12, 2002
   ------------------------------------------       Chief Financial Officer,
               John R. Allison                      Treasurer and Director
                                                    (Principal Financial and
                                                    Accounting Officer)


                      *                          Executive Vice President,      August 12, 2002
   ------------------------------------------      Secretary and Director
              Charles D. Adamo



                      *                          Secretary                      August 12, 2002
   ------------------------------------------
              William C. Murtha



      *   /s/ William C. Murtha
   ------------------------------------------
              William C. Murtha
              Attorney-in-fact

                                 SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Linwood, New Jersey, on the 12th day of August, 2002.

                                         KERZNER INVESTMENTS NEW YORK, INC.


                                         By:               *
                                            ----------------------------------
                                            Name:  Howard B. Kerzner
                                            Title: President and Director

                             POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints John R. Allison, Charles D. Adamo and William C. Murtha, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (1) amendments (including post-effective amendments) and additions to this Registration Statement and (2) Registration Statements, and any and all amendments thereto (including post-effective amendments), relating to the offering contemplated pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in- fact and agents or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


                 Name                                  Title                         Date
                 ----                                  -----                         ----

                      *                           President and Director        August 12, 2002
   ------------------------------------------       (Principal Executive
              Howard B. Kerzner                     Officer)



                      *                           Executive Vice President,     August 12, 2002
   ------------------------------------------       Chief Financial Officer,
               John R. Allison                      Treasurer and Director
                                                    (Principal Financial and
                                                    Accounting Officer)


                      *                          Senior Vice President and      August 12, 2002
   ------------------------------------------      Secretary
              William C. Murtha


      *   /s/ William C. Murtha
   ------------------------------------------
              William C. Murtha
              Attorney-in-fact

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Linwood, New Jersey, on the 12th day of August, 2002.

                                     KERZNER INTERNATIONAL NEW YORK, INC.


                                       By:                 *
                                            ---------------------------------
                                            Name:  John R. Allison
                                            Title: Executive Vice President,
                                                   Chief Financial Officer,
                                                   Treasurer and Director

                               POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints John R. Allison, Charles D. Adamo and William C. Murtha, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (1) amendments (including post-effective amendments) and additions to this Registration Statement and (2) Registration Statements, and any and all amendments thereto (including post-effective amendments), relating to the offering contemplated pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in- fact and agents or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


                 Name                                  Title                         Date
                 ----                                  -----                         ----
                                                  Executive Vice President,
                      *                             Chief Financial Officer,
   ------------------------------------------       Treasurer and Director
               John R. Allison                      (Principal Executive,       August 12, 2002
                                                    Financial and Accounting
                                                    Officer)

                      *                           Secretary                     August 12, 2002
   ------------------------------------------
              William C. Murtha



      *   /s/ William C. Murtha
   ------------------------------------------
              William C. Murtha
              Attorney-in-fact

                                  SIGNATURES


     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Linwood, New Jersey, on the 12th day of August, 2002.

                                      KERZNER INTERNATIONAL DEVELOPMENT
                                      GROUP, INC.


                                        By:                 *
                                             --------------------------------
                                             Name:  James Boocher
                                             Title: President

                               POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints John R. Allison, Charles D. Adamo and William C. Murtha, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (1) amendments (including post-effective amendments) and additions to this Registration Statement and (2) Registration Statements, and any and all amendments thereto (including post-effective amendments), relating to the offering contemplated pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.



                 Name                                  Title                         Date
                 ----                                  -----                         ----
                                                 President (Principal
                      *                          Executive, Financial and       August 12, 2002
   ------------------------------------------    Accounting Officer)
                James Boocher

                      *                          Executive Vice President and
   ------------------------------------------    Director                       August 12, 2002
              Charles D. Adamo

                      *                          Executive Vice President-
   ------------------------------------------    Finance, Chief Financial       August 12, 2002
               John R. Allison                   Officer and Treasurer

                      *                          Secretary                      August 12, 2002
   ------------------------------------------
              William C. Murtha



      *   /s/ William C. Murtha
   ------------------------------------------
              William C. Murtha
              Attorney-in-fact

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Linwood, New Jersey, on the 12th day of August, 2002.

                                        KERZNER INTERNATIONAL TIMESHARE LIMITED


                                          By:                  *
                                                ------------------------------
                                                Name:  Giselle M. Pyfrom
                                                Title: Secretary and Director

                               POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints John R. Allison, Charles D. Adamo and William C. Murtha, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (1) amendments (including post-effective amendments) and additions to this Registration Statement and (2) Registration Statements, and any and all amendments thereto (including post-effective amendments), relating to the offering contemplated pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in- fact and agents or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.



                 Name                                  Title                         Date
                 ----                                  -----                         ----
                      *                          Secretary and Director
   ------------------------------------------       (Principal Executive,
              Giselle M. Pyfrom                     Financial and Accounting    August 12, 2002
                                                    Officer)

                      *                          Director                       August 12, 2002
   ------------------------------------------
              Howard B. Kerzner

                      *                          Director                       August 12, 2002
   ------------------------------------------
              Charles D. Adamo

                      *                          Assistant Secretary            August 12, 2002
   ------------------------------------------
               Tanya A. Nunez

                      *                          Authorized Representative in   August 12, 2002
   ------------------------------------------       the United States
              William C. Murtha


      *   /s/ William C. Murtha
   ------------------------------------------
              William C. Murtha
              Attorney-in-fact

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Linwood, New Jersey, on the 12th day of August, 2002.

                                         PARADISE ISLAND FUTURES LIMITED


                                           By:                  *
                                                 ------------------------------
                                                 Name:  J. Barrie Farrington
                                                 Title: Secretary and Director

                               POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints John R. Allison, Charles D. Adamo and William C. Murtha, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (1) amendments (including post-effective amendments) and additions to this Registration Statement and (2) Registration Statements, and any and all amendments thereto (including post-effective amendments), relating to the offering contemplated pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in- fact and agents or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.



                 Name                                  Title                         Date
                 ----                                  -----                         ----
                      *                          Secretary and Director
   ------------------------------------------       Principal Executive,
            J. Barrie Farrington                    Financial and Accounting    August 12, 2002
                                                    Officer)

                      *                          Director                       August 12, 2002
   ------------------------------------------
              Howard B. Kerzner

                      *                          Assistant Secretary and        August 12, 2002
   ------------------------------------------       Director
              Charles D. Adamo

                      *                          Assistant Secretary            August 12, 2002
   ------------------------------------------
              Giselle M. Pyfrom

                      *                          Authorized Representative in
   ------------------------------------------       the United States           August 12, 2002
              William C. Murtha



      *   /s/ William C. Murtha
   ------------------------------------------
              William C. Murtha
              Attorney-in-fact

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Linwood, New Jersey, on the 12th day of August, 2002.

                                        KERZNER INTERNATIONAL DEVELOPMENT
                                        LIMITED


                                          By:                  *
                                                -------------------------------
                                                Name:  James Boocher
                                                Title: President and Director

                               POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints John R. Allison, Charles D. Adamo and William C. Murtha, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (1) amendments (including post-effective amendments) and additions to this Registration Statement and (2) Registration Statements, and any and all amendments thereto (including post-effective amendments), relating to the offering contemplated pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in- fact and agents or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.



                 Name                                  Title                         Date
                 ----                                  -----                         ----
                      *                          President and Director
   ------------------------------------------      (Principal Executive,
                James Boocher                       Financial and Accounting    August 12, 2002
                                                    Officer)

                      *                          Director                       August 12, 2002
   ------------------------------------------
              Howard B. Kerzner

                      *                          Secretary and Director         August 12, 2002
   ------------------------------------------
              Charles D. Adamo

                      *                          Assistant Secretary            August 12, 2002
   ------------------------------------------
              Giselle M. Pyfrom

                      *                          Authorized Representative in   August 12, 2002
   ------------------------------------------       the United States
              William C. Murtha



      *   /s/ William C. Murtha
   ------------------------------------------
              William C. Murtha
              Attorney-in-fact

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Linwood, New Jersey, on the 12th day of August, 2002.

                                   PARADISE SECURITY SERVICES LIMITED


                                   By:                *
                                       --------------------------------------
                                       Name:  J. Barrie Farrington
                                       Title: Senior Vice President, Assistant
                                              Secretary and Director

                               POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints John R. Allison, Charles D. Adamo and William C. Murtha, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (1) amendments (including post-effective amendments) and additions to this Registration Statement and (2) Registration Statements, and any and all amendments thereto (including post-effective amendments), relating to the offering contemplated pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in- fact and agents or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.



                 Name                                  Title                         Date
                 ----                                  -----                         ----
                      *                          Senior Vice President,
   ------------------------------------------       Assistant Secretary
            J. Barrie Farrington                    and Director (Principal     August 12, 2002
                                                    Executive, Financial and
                                                    Accounting Officer)

                      *                          Director                       August 12, 2002
   ------------------------------------------
              Howard B. Kerzner

                      *                          Vice President and Director    August 12, 2002
   ------------------------------------------
              Charles D. Adamo

                      *                          Treasurer                      August 12, 2002
   ------------------------------------------
               Gene Albury

                      *                          Secretary                      August 12, 2002
   ------------------------------------------
                Cleomi Parker

                      *                          Assistant Secretary            August 12, 2002
   ------------------------------------------
              Giselle M. Pyfrom

                      *                          Authorized Representative in
   ------------------------------------------       the United States           August 12, 2002
              William C. Murtha



      *   /s/ William C. Murtha
   ------------------------------------------
              William C. Murtha
              Attorney-in-fact

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Linwood, New Jersey, on the 12th day of August, 2002.

                                   KERZNER INTERACTIVE LIMITED


                                   By:                *
                                       --------------------------------------
                                       Name:  Tobin B. Prior
                                       Title: President and Director

                               POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints John R. Allison, Charles D. Adamo and William C. Murtha, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (1) amendments (including post-effective amendments) and additions to this Registration Statement and (2) Registration Statements, and any and all amendments thereto (including post-effective amendments), relating to the offering contemplated pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in- fact and agents or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.



                 Name                                  Title                         Date
                 ----                                  -----                         ----
                      *                          President and Director
   ------------------------------------------       (Principal Executive,
            J. Barrie Farrington                    Financial and Accounting    August 12, 2002
                                                    Officer)

                      *                          Vice Persident and Director    August 12, 2002
   ------------------------------------------
              Howard B. Kerzner

                      *                          Vice President and Director    August 12, 2002
   ------------------------------------------
              Charles D. Adamo

                      *                          Assistant Secretary            August 12, 2002
   ------------------------------------------
              Giselle M. Pyfrom

                      *                          Authorized Representative in
   ------------------------------------------       the United States           August 12, 2002
              William C. Murtha



      *   /s/ William C. Murtha
   ------------------------------------------
              William C. Murtha
              Attorney-in-fact

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Linwood, New Jersey, on the 12th day of August, 2002.

                                   BAHAMAS E-TRADING LIMITED


                                   By:                *
                                       --------------------------------------
                                       Name:  Tobin B. Prior
                                       Title: President and Director

                                                  POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints John R. Allison, Charles D. Adamo and William C. Murtha, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (1) amendments (including post-effective amendments) and additions to this Registration Statement and (2) Registration Statements, and any and all amendments thereto (including post-effective amendments), relating to the offering contemplated pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in- fact and agents or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.



                 Name                                  Title                         Date
                 ----                                  -----                         ----
                      *                          President and Director
   ------------------------------------------       (Principal Executive,
              Tobin B. Prior                        Financial and Accounting    August 12, 2002
                                                    Officer)

                      *                          Vice Persident and Director    August 12, 2002
   ------------------------------------------
              Howard B. Kerzner

                      *                          Vice President and Director    August 12, 2002
   ------------------------------------------
              Charles D. Adamo

                      *                          Assistant Secretary            August 12, 2002
   ------------------------------------------
              Giselle M. Pyfrom

                      *                          Authorized Representative in
   ------------------------------------------       the United States           August 12, 2002
              William C. Murtha


      *   /s/ William C. Murtha
   ------------------------------------------
              William C. Murtha
              Attorney-in-fact

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Linwood, New Jersey, on the 12th day of August, 2002.

                                   KERZNER INTERACTIVE DATA LIMITED


                                   By:                *
                                       --------------------------------------
                                       Name:  Tobin B. Prior
                                       Title: President and Director

                               POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints John R. Allison, Charles D. Adamo and William C. Murtha, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (1) amendments (including post-effective amendments) and additions to this Registration Statement and (2) Registration Statements, and any and all amendments thereto (including post-effective amendments), relating to the offering contemplated pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in- fact and agents or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.



                 Name                                  Title                         Date
                 ----                                  -----                         ----
                      *                          President and Director
   ------------------------------------------       (Principal Executive,
            Tobin B. Prior                          Financial and Accounting    August 12, 2002
                                                    Officer)

                      *                          Vice Persident and Director    August 12, 2002
   ------------------------------------------
              Howard B. Kerzner

                      *                          Vice President and Director    August 12, 2002
   ------------------------------------------
              Charles D. Adamo

                      *                          Assistant Secretary            August 12, 2002
   ------------------------------------------
              Giselle M. Pyfrom

                      *                          Authorized Representative in
   ------------------------------------------       the United States           August 12, 2002
              William C. Murtha


      *   /s/ William C. Murtha
   ------------------------------------------
              William C. Murtha
              Attorney-in-fact

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Linwood, New Jersey, on the 12th day of August, 2002.

                                   KERZNER INTERNATIONAL (DEVELOPMENT)
                                   TIMESHARE LIMITED



                                   By:                *
                                       -------------------------------------
                                       Name:  James Boocher
                                       Title: President and Director

                               POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints John R. Allison, Charles D. Adamo and William C. Murtha, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (1) amendments (including post-effective amendments) and additions to this Registration Statement and (2) Registration Statements, and any and all amendments thereto (including post-effective amendments), relating to the offering contemplated pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in- fact and agents or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.



                 Name                                  Title                         Date
                 ----                                  -----                         ----
                      *                          President and Director
   ------------------------------------------       (Principal Executive,
            James Boocher                           Financial and Accounting    August 12, 2002
                                                    Officer)

                      *                          Vice President and Director    August 12, 2002
   ------------------------------------------
              Howard B. Kerzner

                      *                          Vice President and Director    August 12, 2002
   ------------------------------------------
              Charles D. Adamo

                      *                          Assistant Secretary            August 12, 2002
   ------------------------------------------
              Giselle M. Pyfrom

                      *                          Authorized Representative in
   ------------------------------------------       the United States           August 12, 2002
              William C. Murtha


      *   /s/ William C. Murtha
   ------------------------------------------
              William C. Murtha
              Attorney-in-fact

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Douglas, Isle of Man, on the 18th day of July, 2002.

                                   KERZNER INTERACTIVE (IOM) LIMITED


                                   By:                *
                                       --------------------------------------
                                       Name:  Miles Benham
                                       Title: Secretary

                               POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints John R. Allison, Charles D. Adamo and William C. Murtha, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (1) amendments (including post-effective amendments) and additions to this Registration Statement and (2) Registration Statements, and any and all amendments thereto (including post-effective amendments), relating to the offering contemplated pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in- fact and agents or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.



                 Name                                  Title                         Date
                 ----                                  -----                         ----

                      *                          Secretary                      August 12, 2002
   ------------------------------------------
              Miles Benham

                      *                          Director (Principal            August 12, 2002
   ------------------------------------------       Executive, Financial
              Tobin B. Prior                        and Accounting Officer)

                      *                          Director                       August 12, 2002
   ------------------------------------------
              Howard B. Kerzner

                      *                          Director                       August 12, 2002
   ------------------------------------------
              C. Larson

                      *                          Authorized Representative in
   ------------------------------------------       the United States           August 12, 2002
              William C. Murtha


      *   /s/ William C. Murtha
   ------------------------------------------
              William C. Murtha
              Attorney-in-fact

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Linwood, New Jersey, on the 12th day of August, 2002.

                                   KERZNER HOTELS INTERNATIONAL (BERMUDA)
                                   LIMITED



                                   By:                *
                                       -------------------------------------
                                       Name:  Donald H. Malcolm
                                       Title: President and Director

                               POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints John R. Allison, Charles D. Adamo and William C. Murtha, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (1) amendments (including post-effective amendments) and additions to this Registration Statement and (2) Registration Statements, and any and all amendments thereto (including post-effective amendments), relating to the offering contemplated pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in- fact and agents or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.



                 Name                                  Title                         Date
                 ----                                  -----                         ----
                      *                          President and Director         August 12, 2002
   ------------------------------------------
            Donald H. Malcolm

                      *                          Vice Persident and Director    August 12, 2002
   ------------------------------------------
              Nicolas Trollope

                      *                          Director (Principal            August 12, 2002
   ------------------------------------------       Executive, Financial and
              Howard B. Kerzner                     Accounting Officer)

                      *                          Secretary                      August 12, 2002
   ------------------------------------------
               Wayne Morgan

                      *                          Assistant Secretary            August 12, 2002
   -------------------------------------------
            L. S. Outerbridge

                      *                          Authorized Representative in
   ------------------------------------------       the United States           August 12, 2002
              William C. Murtha


      *   /s/ William C. Murtha
   ------------------------------------------
              William C. Murtha
              Attorney-in-fact

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Linwood, New Jersey, on the 12th day of August, 2002.

                                   KERZNER INTERNATIONAL FINANCE (BVI)
                                   LIMITED


                                   By:                *
                                       ------------------------------------
                                       Name:  Solomon Kerzner
                                       Title: Director

                               POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints John R. Allison, Charles D. Adamo and William C. Murtha, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (1) amendments (including post-effective amendments) and additions to this Registration Statement and (2) Registration Statements, and any and all amendments thereto (including post-effective amendments), relating to the offering contemplated pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in- fact and agents or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.



                 Name                                  Title                         Date
                 ----                                  -----                         ----
                      *                          Director (Principal
   ------------------------------------------       Executive Financial and
            Tobin B. Prior                          Accounting Officer)         August 12, 2002

                      *                          Secretary                      August 12, 2002
   ------------------------------------------
        STC International Limited

                      *                          Authorized Representative in
   ------------------------------------------       the United States           August 12, 2002
              William C. Murtha


      *   /s/ William C. Murtha
   ------------------------------------------
              William C. Murtha
              Attorney-in-fact

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Linwood, New Jersey, on the 12th day of August, 2002.

                                   ABERDEEN MANAGEMENT LIMITED


                                   By:                *
                                       --------------------------------------
                                       Name:  John R. Allison
                                       Title: Director

                               POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints John R. Allison, Charles D. Adamo and William C. Murtha, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (1) amendments (including post-effective amendments) and additions to this Registration Statement and (2) Registration Statements, and any and all amendments thereto (including post-effective amendments), relating to the offering contemplated pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in- fact and agents or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.



                 Name                                  Title                         Date
                 ----                                  -----                         ----
                      *                         Director (Principal
   ------------------------------------------       Executive, Financial and
            John R. Allison                         Accounting Officer)         August 12, 2002

                      *                          Director                       August 12, 2002
   ------------------------------------------
              P. F. Griffin

                      *                          Director                       August 12, 2002
   ------------------------------------------
              J. E. Thomas

                      *                          Secretary                      August 12, 2002
   ------------------------------------------
              Cosign Limited

                      *                          Authorized Representative in
   ------------------------------------------       the United States           August 12, 2002
              William C. Murtha


      *   /s/ William C. Murtha
   ------------------------------------------
              William C. Murtha
              Attorney-in-fact

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Linwood, New Jersey, on the 12th day of August, 2002.

                                   KERZNER INTERNATIONAL VACANCES SA


                                   By:                 *
                                       -------------------------------------
                                       Name:  Roger H. Wharton
                                       Title: President and Director

                               POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints John R. Allison, Charles D. Adamo and William C. Murtha, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (1) amendments (including post-effective amendments) and additions to this Registration Statement and (2) Registration Statements, and any and all amendments thereto (including post-effective amendments), relating to the offering contemplated pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in- fact and agents or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.



                 Name                                  Title                         Date
                 ----                                  -----                         ----
                      *                          President and Director
   ------------------------------------------       (Principal Executive,
             Roger H. Wharton                       Financial and Accounting    August 12, 2002
                                                    Officer)

                      *                          Director Generale and          August 12, 2002
   ------------------------------------------       Director
              Guy Zekri

                      *                          Director                       August 12, 2002
   ------------------------------------------
              Roger Damon

                      *                          Authorized Representative in
   ------------------------------------------       the United States           August 12, 2002
              William C. Murtha

                      *                          Director                       August 12, 2002
   ------------------------------------------
             David Higham


      *   /s/ William C. Murtha
   ------------------------------------------
              William C. Murtha
              Attorney-in-fact

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Linwood, New Jersey, on the 12th day of August, 2002.

                                   BIRBO NV

                                   By: TMF (Netherlands Antilles) N.V.

                                   By:                *
                                       ------------------------------------
                                       Name:  R. A. Boelens
                                       Title: Managing Director

                               POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints John R. Allison, Charles D. Adamo and William C. Murtha, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (1) amendments (including post-effective amendments) and additions to this Registration Statement and (2) Registration Statements, and any and all amendments thereto (including post-effective amendments), relating to the offering contemplated pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in- fact and agents or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.



                 Name                                  Title                         Date
                 ----                                  -----                         ----
                      *                          Managing Director
   ------------------------------------------       (Principal Executive,
            R. A. Boelens                           Financial and Accounting    August 12, 2002
                                                    Officer)

                      *                          Authorized Representative in
   ------------------------------------------       the United States           August 12, 2002
              William C. Murtha


      *   /s/ William C. Murtha
   ------------------------------------------
              William C. Murtha
              Attorney-in-fact

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Linwood, New Jersey, on the 12th day of August, 2002.

                              KERZNER HOTELS INTERNATIONAL
                              MANAGEMENT NV

                              By: Curacao Corporation Company NV


                              By:                    *
                                  ---------------------------------------
                                  Name:  W.F. van den Stoom/M.L.M. de Rooy
                                  Title: Attorney-in-Fact A/Attorney-in-Fact B


                               POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints John R. Allison, Charles D. Adamo and William C. Murtha, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (1) amendments (including post-effective amendments) and additions to this Registration Statement and (2) Registration Statements, and any and all amendments thereto (including post-effective amendments), relating to the offering contemplated pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in- fact and agents or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.



                 Name                                  Title                         Date
                 ----                                  -----                         ----
                      *                          Sole Managing Director
   ------------------------------------------       (Principal Executive,
     W.F. van den Stoom/M.L.M. de Roov              Financial and Accounting    August 12, 2002
                                                    Officer)

                      *                          Authorized Representative in
   ------------------------------------------       the United States           August 12, 2002
              William C. Murtha


      *   /s/ William C. Murtha
   ------------------------------------------
              William C. Murtha
              Attorney-in-fact

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Linwood, New Jersey, on the 12th day of August, 2002.

                              PURPOSEFUL BV

                              By: CITCO Trust International Management
                                  (TIM) BV


                              By:                   *
                                  ----------------------------------------
                                  Name:  M. Rosenkotter/T. Cannedieber
                                  Title: Attorneys-in-Fact

                               POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints John R. Allison, Charles D. Adamo and William C. Murtha, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (1) amendments (including post-effective amendments) and additions to this Registration Statement and (2) Registration Statements, and any and all amendments thereto (including post-effective amendments), relating to the offering contemplated pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in- fact and agents or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.



                 Name                                  Title                         Date
                 ----                                  -----                         ----
                      *                          Sole Director (Principal
   ------------------------------------------       Executive, Financial and
     W.F. van den Stoom/M.L.M. de Roov              Financial and Accounting    August 12, 2002
                                                    Officer)

                      *                          Authorized Representative in
   ------------------------------------------       the United States           August 12, 2002
              William C. Murtha


      *   /s/ William C. Murtha
   ------------------------------------------
              William C. Murtha
              Attorney-in-fact

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Linwood, New Jersey, on the 12th day of August, 2002.

                              KERZNER INTERNATIONAL MARKETING (UK)
                              LIMITED


                              By:                *
                                  --------------------------------------
                                  Name:  Roger H. Wharton
                                  Title: Director

                               POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints John R. Allison, Charles D. Adamo and William C. Murtha, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (1) amendments (including post-effective amendments) and additions to this Registration Statement and (2) Registration Statements, and any and all amendments thereto (including post-effective amendments), relating to the offering contemplated pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in- fact and agents or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.



                 Name                                  Title                         Date
                 ----                                  -----                         ----
                      *                          Director (Principal
   ------------------------------------------       Executive, Financial
             Roger H. Wharton                       and Accounting Officer)     August 12, 2002

                      *                          Finance Director               August 12, 2002
   ------------------------------------------
             David Higham

                      *                        Authorized Representative in     August 12, 2002
   ------------------------------------------       the United States
              William C. Murtha



      *   /s/ William C. Murtha
   ------------------------------------------
              William C. Murtha
              Attorney-in-fact

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Linwood, New Jersey, on the 12th day of August, 2002.

                              KERZNER INTERACTIVE SERVICES LIMITED


                              By:                *
                                  ----------------------------------
                                  Name:  Tobin B. Prior
                                  Title: Director

                               POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints John R. Allison, Charles D. Adamo and William C. Murtha, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (1) amendments (including post-effective amendments) and additions to this Registration Statement and (2) Registration Statements, and any and all amendments thereto (including post-effective amendments), relating to the offering contemplated pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in- fact and agents or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.



                 Name                                  Title                         Date
                 ----                                  -----                         ----
                      *                          Director (Principal
   ------------------------------------------       Executive, Financial
             Roger H. Wharton                       and Accounting Officer)     August 12, 2002

                      *                          Director                       August 12, 2002
   ------------------------------------------
             Mark Biegel

                      *                          Authorized Representative in   August 12, 2002
   ------------------------------------------       the United States
              William C. Murtha



      *   /s/ William C. Murtha
   ------------------------------------------
              William C. Murtha
              Attorney-in-fact

                                Exhibit Index 2

Exhibit
Numbers      Description                           Incorporation by Reference to
-------      -----------                           -----------------------------

  1.1        Purchase Agreement dated May 9,       Exhibit 2.3(b) to Form
             2002, among Sun International and     20-F Annual Report of
             SINA, as issuers, the subsidiary      Sun International for
             guarantors party thereto and Bear,    the year ended
             Stearns & Co. Inc., Deutsche Bank     December 31, 2001,
             Securitiies Inc., CIBC World          filed on May 30, 2002,
             Markets Corp., Banc of America        File No. 001-04226
             Securities LLC, Wells Fargo
             Brokerage Services, LLC and J.P.
             Morgan Securities Inc., as
             purchasers

  1.2        Purchase Agreement dated August       Exhibit 2.3(a) to Form
             9, 2001, among Sun International      20-F Annual Report of
             and SINA, as issuers, the             Sun International for
             subsidiary guarantors party thereto   the year ended
             and Deutsche Banc Alex. Brown         December 31, 2001,
             Inc., Bear, Stearns & Co. Inc.,       filed on May 30, 2002,
             CIBC World Markets Corp., Banc        File No. 001-04226
             of America Securities LLC, Wells
             Fargo Brokerage Services, LLC,
             Fleet Securities, Inc. and The
             Royal Bank of Scotland plc, as
             purchasers

  1.3        Purchase Agreement dated March        Exhibit 4(e)(1) to Form
             5, 1997, among Sun International      10-K405 Annual
             and SINA, as issuers, the             Report of SINA for the
             subsidiary guarantors party thereto   fiscal year ended
             and Bear, Stearns & Co. Inc.,         December 31, 1996,
             Societe Generale Securities           filed on March 20,
             Corporation and Scotia Capital        1997, File No. 001-04748
             Markets (USA) Inc., as purchasers

  3.1        Amended and Restated                  Exhibit 3.1 to
             Memorandum of Association of          Registration Statement
             Sun International                     on Form F-4, filed on
                                                   November 7, 1996,
                                                   File No. 333-15409

  3.2        Restated Articles of Association of   Exhibit 1 to Form 20-F Sun
             International dated as of             Annual Report of Sun
             June 26, 2001                         International for the
                                                   year ended December
                                                   31, 2000, filed on July 2,
                                                   2001, File No. 001-04226

  3.3        Amendment to Restated Articles of     Previously filed
             Association of Sun International
             dated as of September 24, 2001


  3.4        Restated Certificate of               Exhibit 3.3 to
             Incorporation, as amended, of Sun     Registration Statement
             International North America, Inc.     on Form F-4, File No.
                                                   33-23665, filed on
                                                   March 20, 1997

  3.5        Amended and Restated By-Laws of       Exhibit 3.4 to
             Sun International North America,      Registration Statement
             Inc.                                  on Form F-4, filed on
                                                   March 20, 1997, File
                                                   No. 33-23665

  3.6        Amendment to Memorandum of            Filed herewith
             Association of Sun International
             Hotels Limited

  3.7        Certificate of Amendment of           Filed herewith
             Restated Certificate of
             Incorporation of Sun International
             North America, Inc.



  4.1        Indenture dated as of August 14,      Exhibit 2(c) to Form 6-
             2001, among Sun International and     K of Sun International,
             SINA as Issuers, the Guarantors       filed on August 24,
             party thereto and The Bank of New     2001, File No. 001-04226
             York, as Trustee


-------------------

    2 Sun   International   Hotels   Limited   changed   its  name  to  Kerzner
International Limited effective July 1, 2002. Sun International North America, Inc. changed its name to Kerzner International North America, Inc. effective July 1, 2002.

  4.2        Supplemental Indenture dated as of    Exhibit 99(a) to Form
             September 19, 2001 to Indenture       6-K of Sun
             dated as of August 14, 2001           International, filed on
                                                   August 24, 2001, File
                                                   No. 001-04226

  4.3        Second Supplemental Indenture         Previously filed
             dated as of May 20, 2002 to
             Indenture dated as of August 14,
             2001

  4.4        Form of 8-7/8% Senior                 Exhibit 2(c) to Form 6-K
             Subordinated Note due 2011            K of Sun International,
                                                   filed on August 24,
                                                   2001, File No. 001-04226

  4.5        Form of Guarantee with respect to     Exhibit 2(c) to Form 6-
             8-7/8% Senior Subordinated Note       K of Sun International,
             due 2011                              filed on August 24,
                                                   2001, File No. 001-04226

  4.6        Registration Rights Agreement,        Exhibit 2.3(f) to Form
             dated as of May 20, 2002, among       20-F Annual Report of
             Sun International and SINA as         Sun International for
             Issuers, the Guarantors party         the year ended
             thereto and Bear, Stearns & Co.       December 31, 2001,
             Inc., Deutsche Banc Alex. Brown       filed on May 30, 2002,
             Inc., CIBC World Markets Corp.,       File No. 001-04226
             Banc of America Securities LLC,
             Wells Fargo Brokerage Services,
             LLC and J.P. Morgan Securities,
             Inc., as initial purchasers

  4.7        Registration Rights Agreement,        Exhibit 2(b) to Form 6-K
             dated as of August 14, 2001,          of Sun International,
             among Sun International and SINA      filed on August 24,
             as Issuers, the Guarantors party      2001, File No. 001-04226
             thereto and Deutsche Banc Alex.
             Brown Inc., Bear, Stearns & Co.
             Inc., CIBC World Markets Corp.,
             Banc of America Securities LLC,
             Wells Fargo Brokerage Services,
             LLC, Fleet Securities, Inc. and The
             Royal Bank of Scotland plc, as
             initial purchasers

  4.8        Form of Indenture dated as of         Exhibit 4(e)(2) to Form
             March 10, 1997, among Sun             10-K405 Annual Report of SINA
             International and SINA as Issuers,    for the fiscal year ended
             the Guarantors party thereto and      December 31, 1996, filed on
             the Bank of New York, as Trustee      March 20, 1997, File
                                                   No. 001-04748

  4.9        Form of 9.000% Senior                 Exhibit 4(e)(2) to Form
             Subordinated Note due 2007            10-K405 Annual
                                                   Report of SINA for the
                                                   fiscal year ended
                                                   December 31, 1996,
                                                   filed on March 20,
                                                   1997, File No. 001-04748

  4.10       Form of Exchange Note with            Exhibit 4.6 to
             respect to 9.000% Senior              Registration Statement
             Subordinated Note due 2007            on Form F-4, filed on
                                                   March 20, 1997, File
                                                   No. 333-23665

  4.11       Form of Guarantee with respect to     Exhibit 4(e)(2) to Form
             9.000% Senior Subordinated Note       10-K405 Annual
             due 2007                              Report of SINA for the
                                                   fiscal year ended
                                                   December 31, 1996,
                                                   filed on March 20,
                                                   1997, File No. 001-04748

  4.12       Supplemental Indenture dated as of    Exhibit 99(a) to Form 6-K
             July 23, 2001  to Indenture dated     of Sun International, filed
             as of March 10, 1997                  on August 3, 2001, File
                                                   No. 001-04226

 4.13        Second Supplemental Indenture         Exhibit 99(b) to Form
             dated as of September 19, 2001 to     6-K of Sun
             Indenture dated as of March 10,       International, filed on
             1997                                  September 20, 2001,
                                                   File No. 001-04226

 4.14        Registration Rights Agreement         Exhibit 4(e)(3) to Form
             dated as of March 10, 1997 among      10-K405 Annual Report of
             Sun International and SINA, as        SINA for the fiscal year
             Issuers, the Guarantors party         ended December 31, 1996,
             thereto and the Initial Purchasers    filed on March 20, 1997,
             party thereto                         File No. 001-04748

 4.15        Form of Indenture dated as of         Exhibit 4.1 to Registration
             December 10, 1997, among Sun          Statement on Form-3, filed
             International and SINA, as Issuers,   on November 26, 1997, File
             the Guarantors party thereto and      No. 333-41127
             the Bank of New York, as Trustee

 4.16        Form of 8-5/8% Senior                 Exhibit 4.1 to
             Subordinated Note due 2007            Registration Statement
                                                   on Form F-3, filed on
                                                   November 26, 1997,
                                                   File No. 333-41127

 4.17        Form of Guarantee with respect to     Exhibit 4.1 to
             8-5/8% Senior Subordinated Note       Registration Statement
             due 2007                              on Form F-3, filed on
                                                   November 26, 1997,
                                                   File No. 333-41127

 4.18        Supplemental Indenture dated as of    Exhibit 99(b) to Form 6-K
             July 23, 2001 to Indenture dated as   of Sun International, filed
             December 10, 1997                     on August 3, 2001, File
                                                   No. 001-04226

 4.19        Second Supplemental Indenture         Exhibit 99(b) to Form
             dated as of September 19, 2001 to     6-K of Sun
             Indenture dated as of December 10,    International, filed on
             1997                                  September 20, 2001,
                                                   File No. 001-04226

 4.20        Fourth Amended and Restated           Exhibit 10 to Form 10-
             Revolving Credit Agreement dated      Q Quarterly Report of
             as of November 13, 1999, among        SINA for the quarter
             Sun International, SINA, Sun          ended September 30,
             International Bahamas Limited,        2001, filed on
             Canadian Imperial Bank of             November 14, 2001,
             Commerce, as administrative agent     File No. 001-04748
             and various financial institutions,
             as the lenders

 4.21        First Amendment to the Fourth         Previously filed
             Amended and Restated Revolving
             Credit Agreement dated as of May
             8, 2002

 5.1         Opinion of Charles D. Adamo, Esq.     Previously filed

 5.2         Opinion of Giselle M. Pyfrom, Esq.    Previously filed

10.1         Purchase Agreement dated as of        Exhibit 10 to Form 10-
             October 30, 2000, among SINA, as      Q of SINA for the
             parent, GGRI, Inc., as Seller, and    quarter ended
             Colony Capital LLC ("Colony"), as     September 30, 2000,
             Buyer                                 filed on November 14,
                                                   2000, File No. 001-
                                                   04748

10.2         Promissory Note between Colony        Exhibit 2 to Form 6-K
             and SINA dated as of April 25,        of Sun International,
             2001                                  filed on May 8, 2001,
                                                   File No. 001-04226

10.3         Second Amended and Restated           Exhibit 10 to Form 10-
             Development Services Agreement        Q Quarterly Report of
             dated as of February 6, 2002          SINA for the quarter
             among the Stockbridge-Munsee          ended March 31, 2002,
             Tribe, the Stockbridge-Munsee         filed on May 15, 2002,
             Tribal Gaming Authority, Trading      File No. 001-04748
             Cove New York, LLC ("TCNY"),
             SINA and Waterford Gaming
             Group, LLC

10.4         Management Agreement between the       Exhibit 3.2 to Form 20-F
             Government of Dubai, Sun               Annual Report of Sun
             International Management Limited       International for the
             and Sun International dated as of      year ended December 31,
             June 5, 1998                           1998, filed on June 30,
                                                    1999, File No. 001-04226

10.5         Development Services Agreement dated   Exhibit 2.1 to Form 20-F/A
             February 7, 1998 between the Mohegan   of Sun International for
             Tribal Gaming Authority and Trading    the year ended December 31,
             Cove Associates                        1997, filed on September 3,
                                                    1998, File No. 001-04226

10.6         Relinquishment dated February 7, 1998, Exhibit 2.2 to Form 20-F/A
             between the Mohegan Tribal Graming     of Sun International for
             Authority and Trading Cove Associates  the year ended December 31,
                                                    1997, filed on September 3,
                                                    1998, File No. 001-04226

10.7         Registration Rights and Governance     Exhibit 10.8 to
             Agreement dated as of July 3,          Registration Statement
             2001, by and among Sun International   on Form F-4, filed on
             Sun International Investments          October 5, 2001, File
             Limited, World Leisure Group           No. 333-69780
             Limited, Kersaf Investments
             Limited, Caledonia Investments
             PLC, Mangalitsa Limited, Cement
             Merchants SA, Rosegrove Limited,
             Royale Resorts Holdings Limited and
             Sun International Inc.

10.8         Omnibus Agreement dated as of          Exhibit 10.9 to
             July 3, 2001, by and among Sun         Registration Statement
             International, Sun International       on Form F-4, filed on
             Investments Limited, World             October 5, 2001, File
             Leisure Group Limited, Kersaf          No. 333-69780
             Investments Limited, Caledonia
             Investments PLC, Rosegrove
             Limited, Royale Resorts Holdings
             Limited, Royale Resorts
             International Limited, Sun
             International Inc., Sun Hotels
             International, Sun Hotels Limited,
             World Leisure Investments
             Limited, Solomon Kerzner, Peter
             Buckley, Derek Aubrey Hawton, Sun
             International Management Limited
             (a British Virgin Islands company),
             Cement Merchants SA, Sun International
             Management Limited (a Swiss company),
             Sun International Management (UK)
             Limited, Hog Island Holdings Limited
             and Mangalitsa Limited

10.9         Supplemental Agreement to the          Exhibit 10.10 to
             Original Shareholders' Agreement       Registration Statement
             and to the Rosegrove Shareholders      on Form F-4, filed on
             Agreement dated as of July 3,          October 5, 2001, File
             2001, by and among Kersaf              No. 333-69780
             Investments Limited, Sun
             International Inc., Sun Hotels
             International, Royale Resorts
             Holdings Limited, World Leisure
             Investments Limited, Sun Hotels
             Limited, World Leisure Group
             Limited, Royale Resorts
             International Limited, Caledonia
             Investments PLC, Solomon
             Kerzner, Sun International
             Management Limited (a British
             Virgin Islands company),
             Rosegrove Limited, Sun
             International Management Limited
             (a Swiss company), Mangalitsa
             Limited and Hog Island Holdings
             Limited

10.10        Irrevocable Proxy Agreement dated      Exhibit 10.11 to
             as of July 3, 2001, by and among       Registration Statement
             Sun International, Sun International   on Form F-4, filed on
             Investments Limited, World             October 5, 2001, File
             Leisure Group Limited, Kersaf          No. 333-69780
             Investments Limited, Caledonia
             Investments PLC, Mangalitsa
             Limited, Cement Merchants SA,
             Rosegrove Limited, Royale Resorts
             Holdings Limited and Sun
             International Inc.

10.11        Trade Name and Trademark               Exhibit 10.12 to
             Agreement dated as of July 3,          Registration Statement
             2001, by and among Sun                 on Form F-4, filed on
             International, Sun International       October 5, 2001, File
             Investments Limited and World          No. 333-69780
             Leisure Group Limited, as
             Assignors, and Sun International
             Management Limited, as Assignee

10.12        Promissory Note dated July 3,          Exhibit 10.13 to 2001
             between Royale Resorts Limited, as     Registration Statement on
             and Sun International, as Payee        Form F-4, filed on
                                                    October 5, 2001, File
                                                    No. 333-69780

10.13        Stock Pledge Agreement dated as of     Exhibit 10.13 to 2001
             July 3, 2001, between Royale Resorts   Registration Statement on
             Holdings Limited, as Pledgor, and      Form F-4, filed on
             Sun International                      October 5, 2001, File
                                                    No. 333-69780

10.14        Stock Purchase Agreement dated as      Exhibit 4.8 to Form 20-
             of February 14, 2002, by and           F Annual Report of
             among Station Casinos, Inc.,           Sun International for
             Station Online, Inc., Sun              the year ended
             International and SunOnline            December 31, 2001,
             Limited                                filed on May 30, 2002,
                                                    File No. 001-04226

10.15        Sun International North America,       Exhibit 10(c) to Form
             Inc. Retirement Savings Plan dated     10-K Annual Report of
             January 1, 2000                        SINA for the year
                                                    ended December 31,
                                                    2000, filed on April 17,
                                                    2001, File No. 001-
                                                    04748

10.16        Sun International Audit Committee      Exhibit 3.4 to Form 20-
             Charter                                F Annual Report of
                                                    Sun International for the
                                                    year ended December 31,
                                                    1999, filed on June 30,
                                                    200, File No.001-04226

11.1         Statement regarding computation        Note 2 of the Notes to
             of earnings per share                  the Consolidated
                                                    Financial Statements to
                                                    Form 20-F of Sun
                                                    International Annual
                                                    Report for the year ended
                                                    December 31, 2000, filed
                                                    on July 2, 2001

12.1         Statement regarding computation        Filed herewith
             of ratios

21.1         Subsidiaries of Sun International      Exhibit 8 to Form 20-F
                                                    Annual Report of Sun
                                                    International for the
                                                    year ended December
                                                    31, 2001, filed on May
                                                    30, 2002, File No. 001-
                                                    04226

23.2         Consent of Charles D. Adamo, Esq.      Previously filed
             (contained in Exhibit 5.1)

23.2         Consent of Giselle M. Pyfrom, Esq.     Previously filed
             (contained in Exhibit 5.1)

24           Powers of Attorney (included on        Previously filed
             the signature pages hereto)

25.1         Statement of Eligibility and           Previously filed
             Qualification under the Trust
             Indenture Act of 1939 of The Bank of
             New York, as Trustee, on Form T-1,
             relating to the 8-7/8% Senior
             Subordinated Notes due 2011
             (including Exhibit 7 to Form T-1)

99.1         Form of Letter of Transmittal          Filed herewith

99.2         Form of Notice of Guaranteed           Filed herewith
             Delivery

99.3         Form of Letter to Clients              Filed herewith

99.4         Form of Letter to Brokers, Dealers,    Filed herewith
             Commercial Banks, Trust
             Companies and Other Nominees

99.5         Form of Guidelines for                 Previously filed
             Certification of Taxpayer
             Identification Number on
             Substitute Form W-9